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As filed with the Securities and Exchange Commission on October 21, 2002

Registration No. 333-98369

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Wynn Las Vegas, LLC
(Exact name of Registrant as specified in its charter)

Nevada	7990	88-0494878
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wynn Las Vegas Capital Corp.
(Exact name of Registrant as specified in its charter)

Nevada	7990	46-0484992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

and Other Registrants
(See Table of Other Registrants Listed Below)

3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ronald J. Kramer
Wynn Resorts, Limited
President
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin McGeehan, Esq. Ashok W. Mukhey, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067-4276 (310) 277-1010	Pamela B. Kelly, Esq. Latham & Watkins 633 West Fifth Street, Suite 4000 Los Angeles, CA 90071-2007 (213) 485-1234

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

% Second Mortgage Notes due 2010	$340,000,000	$31,280

Guarantees of % Second Mortgage Notes due 2010	None	$0

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
Fee previously paid. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Other Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Desert Inn Water Company, LLC	Nevada	88-0460932
Palo, LLC	Delaware	88-0464820
Valvino Lamore, LLC	Nevada	88-0459742
Wynn Design & Development, LLC	Nevada	88-0462235
Wynn Resorts Holdings, LLC	Nevada	88-0460933
World Travel, LLC	Nevada	47-0846667
Las Vegas Jet, LLC	Nevada	88-0460935

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 21, 2002

$340,000,000

Wynn Las Vegas, LLC
Wynn Las Vegas Capital Corp.

    % Second Mortgage Notes due 2010

Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. are offering $340 million aggregate principal amount of    % second mortgage notes due 2010. We will pay interest on the second mortgage notes on            and            of each year, beginning                          , 2003. The second mortgage notes will mature on                          , 2010.

We may redeem the second mortgage notes at any time on or after            , 2006 at a premium decreasing ratably to zero. In addition, until                          , 2005, we may redeem up to 35% of the second mortgage notes with the net proceeds of one or more qualified equity offerings. If we undergo a change of control we must offer to repurchase the notes. If we sell certain assets or suffer an event of loss, we must offer to repurchase the notes if we do not use the proceeds as required. The second mortgage notes may also be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada.

The second mortgage notes will be secured by:

  •
  a first priority lien on the proceeds of this offering; and
  •
  second priority liens on substantially all of our other existing and future assets, other than certain furniture, fixtures and equipment.

The second mortgage notes will be jointly and severally guaranteed by Valvino Lamore, LLC, our indirect parent, and certain of Valvino's subsidiaries. The guarantees will be secured by second priority liens on substantially all of the guarantors' existing and future assets.

Concurrent with the issuance of the second mortgage notes, we expect to enter into $1.0 billion of credit facilities, which will be secured by first priority liens on substantially all of our existing and future assets, other than the proceeds of this offering and certain furniture, fixtures and equipment. We also expect to enter into a $188.5 million furniture, fixtures and equipment loan facility, which will be secured by first priority liens on specified items of furniture, fixtures, and equipment.

The second mortgage notes and guarantees will:

  •
  rank senior in right of payment to any future subordinated indebtedness we or the guarantors may incur;
  •
  be effectively senior to our and the guarantors' existing and future unsecured indebtedness and other liabilities; and
  •
  be effectively subordinated to our and the guarantors' obligations under our $1.0 billion credit facilities and our $188.5 million furniture, fixtures and equipment loan facility, because those facilities will be secured by higher priority liens on our assets.

Intercreditor agreements with the holders of our other secured indebtedness will impose restrictions on payment and enforcement of the second mortgage notes.

Concurrent with this offering, Wynn Resorts, Limited, our ultimate parent, is offering shares of common stock in an initial public offering expected to raise approximately $450 million in gross proceeds.

Investing in the second mortgage notes involves a high degree of risk. See "Risk Factors" beginning on page 17.

None of the Securities and Exchange Commission or any state securities commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any state gaming commission or any other gaming regulatory authority has approved or disapproved of these securities, passed on the investment merits of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	$
Underwriting discounts and commissions		%	$
Proceeds, before expenses, to Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.		%	$

The public offering price set forth above does not include accrued interest, if any. Interest on the second mortgage notes will accrue from                          , 2002.

Joint Book-Running Managers

Deutsche Bank Securities	Banc of America Securities LLC	Bear, Stearns & Co. Inc.	Dresdner Kleinwort Wasserstein

Fleet Securities, Inc.	Scotia Capital	SG Cowen

Jefferies & Company, Inc.

The date of this prospectus is                          , 2002.

DESCRIPTION OF ARTWORK

[Le Rêve site map]

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the financial data and related notes and the "Risk Factors" section beginning on page 17 before making an investment decision.

        The second mortgage notes will be jointly issued by Wynn Las Vegas, LLC, a Nevada limited liability company, and its wholly owned subsidiary, Wynn Las Vegas Capital Corp., a Nevada corporation, referred to as Wynn Capital. The second mortgage notes will be guaranteed by our indirect parent, Valvino Lamore, LLC, a Nevada limited liability company, and certain of Valvino's subsidiaries designated as restricted entities. In September 2002, all of the members of Valvino contributed their membership interests in Valvino to our ultimate parent, Wynn Resorts, Limited, a Nevada corporation, and Valvino became a wholly owned subsidiary of Wynn Resorts.

        Unless the context otherwise requires, the terms "we," "our" and "us," as used in this prospectus, mean, collectively, Wynn Las Vegas, Valvino and its subsidiaries that are guaranteeing the second mortgage notes. References to any other entity mean that entity without any subsidiaries. References to the restricted entities or the restricted group mean Valvino, Wynn Resorts Holdings, LLC, Wynn Design & Development, LLC, World Travel, LLC, Las Vegas Jet, LLC, Desert Inn Water Company, LLC and Palo, LLC.

Overview

        We are constructing and will own and operate Le Rêve, which we have designed to be the preeminent luxury hotel and destination casino resort in Las Vegas. Le Rêve will be situated on approximately 192 acres at the site of the former Desert Inn Resort & Casino on the Las Vegas Strip in Las Vegas, Nevada. We expect Le Rêve to cost approximately $2.4 billion comprised of approximately $1.4 billion in design and construction costs and approximately $1 billion of additional costs, including the cost of 212 acres of land consisting of an approximately 55-acre plot on which Le Rêve is being constructed, an approximately 137-acre plot located behind the hotel on which the new golf course will be built and an adjacent 20-acre parcel, capitalized interest, pre-opening expenses, certain furniture, fixtures and equipment and all financing fees. We expect Le Rêve to feature approximately 2,700 luxurious guest rooms, a casually elegant casino of approximately 111,000 square feet, 18 distinctive dining outlets, an exclusive on-site 18-hole championship golf course and a new water-based entertainment production. We have scheduled groundbreaking to occur in October 2002, with an opening to the general public scheduled for April 2005.

        Le Rêve is the concept of Stephen A. Wynn, one of Wynn Resorts' principal stockholders and its Chairman of the Board and Chief Executive Officer. Mr. Wynn was previously Chairman of the Board, President and Chief Executive Officer of Mirage Resorts, Incorporated and its predecessor from 1973 to 2000. In that role, he was responsible for the development of Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and Beau Rivage in Biloxi, Mississippi. We intend for Le Rêve to set a new standard of luxury and elegance for destination casino resorts in Las Vegas.

Our Strategy

  •
  Showcase the "Wynn Brand." We believe that Mr. Wynn is widely viewed as the premier designer, developer and operator of destination casino resorts in Las Vegas, and that Le Rêve will represent a natural extension of the concepts Mr. Wynn has utilized in developing other major destination casino resorts.

  •
  Create a "Must-Visit" Destination Casino Resort on the Las Vegas Strip. Rather than focusing on a highly themed experience like many other hotel casino resorts on the Las Vegas Strip, Le Rêve will offer a luxurious environment having a sophisticated, casually elegant ambience. In this manner, we believe that the property, rather than a theme, will be the attraction and, therefore, will have greater lasting appeal to customers.

  •
  Open the First New Major Hotel Casino Resort on the Las Vegas Strip in Almost Five Years. We believe that, at the time of Le Rêve's planned opening in April 2005, it will have been almost five years since a major new hotel casino resort opened on the Las Vegas Strip. As a result, we expect that there will be a high level of customer anticipation for Le Rêve.

  •
  Provide an Experience at Le Rêve of the Highest Standard of Luxury in an Atmosphere of Casual Elegance. We will seek to attract a range of customers to Le Rêve, including middle market customers and high roller and premium gaming patrons, by providing guests with a premium level of luxury, amenities and service, such as:

  •
  approximately 2,700 richly furnished, spacious guest rooms and suites;

  •
  a casually elegant casino featuring an estimated 136 table games and 2,000 slot machines, a distinctive baccarat salon and private high-limit gaming rooms;

  •
  an intimate environment for our guests with an approximately eight story, manmade "mountain" enclosing an approximately three-acre lake in front of the hotel and 18 dining outlets, including six fine-dining restaurants, one of which will feature cuisine by Daniel Boulud of New York's DANIEL and Café Boulud restaurants;

  •
  an exclusive 18-hole championship golf course on the premises of Le Rêve;

  •
  a new water-based entertainment production developed by Franco Dragone, the creative force behind Bellagio's production of "O" and Treasure Island at The Mirage's production of "Mystère;"

  •
  an on-site, full-service Ferrari and Maserati dealership; and

  •
  an art gallery displaying works from the private art collection of Mr. Wynn and his wife, Elaine Wynn.

  •
  Generate Substantial Revenue from Le Rêve's Non-Gaming Amenities. We expect Le Rêve's superior non-gaming amenities outlined above to provide a substantial portion of its overall revenue.

  •
  Capitalize on the Attractive Location of Le Rêve. Le Rêve will be located on the Las Vegas Strip at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue. Le Rêve will have approximately 1,350 feet of frontage on the Las Vegas Strip and will be located near some of the most visited hotel casino resorts and attractions on the Las Vegas Strip, including Bellagio, Caesars Palace, The Mirage, Treasure Island at The Mirage and The Venetian. In addition, Le Rêve will be adjacent to the Las Vegas Convention Center and the Sands Expo and Convention Center, two of the largest trade show and convention facilities in the United States. Le Rêve will also be located directly across from the Fashion Show Mall, which is currently undergoing a substantial renovation and expansion, and we anticipate that Le Rêve will be connected to the mall by a pedestrian bridge.

  •
  Capitalize on Our Experienced Management Team. Mr. Wynn is designing Le Rêve and brings to the project his experience as the designer of Bellagio, The Mirage and

    Treasure Island at The Mirage. Many of the other people on the design team worked with Mr. Wynn at Mirage Resorts to develop Bellagio.

  •
  Carefully Manage Construction Costs and Risks. Marnell Corrao Associates, Inc., referred to as Marnell Corrao, will be the builder and general contractor for most of Le Rêve, excluding the parking garage and the golf course. Marnell Corrao has extensive experience in building large Las Vegas destination casino resorts, including Bellagio, The Mirage, Treasure Island at The Mirage and New York-New York Hotel and Casino. We have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the estimated $1.4 billion budgeted design and construction costs. We plan to implement specific mechanisms that are intended to mitigate the risk of construction cost overruns and delays, including:

  •
  a $150 million contractor performance and payment bond;

  •
  a guaranty by Marnell Corrao's parent company, Austi, Inc., of Marnell Corrao's full performance under the construction contract until final payment under that contract;

  •
  a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes by a special purpose subsidiary of Wynn Las Vegas to secure completion of the construction and opening of Le Rêve, secured by $50 million of the proceeds of Wynn Resorts' initial public offering;

  •
  a liquidity reserve account of Wynn Las Vegas holding $30 million of the proceeds of Wynn Resorts' initial public offering;

  •
  an owner's contingency of approximately $34.3 million included in the design and construction budget; and

  •
  anticipated remaining availability of approximately $33.8 million under Wynn Las Vegas' revolving credit facility that may be used to pay interest and other financing fees with respect to our indebtedness if completion is delayed.

    We will enter into a disbursement agreement with the agents under the credit facilities and the furniture, fixtures and equipment loan facility and the second mortgage note trustee which will govern the sequence of funding and will require us to satisfy specified conditions before we may use the proceeds of our debt instruments and certain of the other sources described below to fund Le Rêve construction costs.

  •
  Benefit from the Significant Equity Investment. We will have a significant cash equity capitalization for the development of Le Rêve. From inception through the completion of Le Rêve, we expect to have received a total of approximately $937 million in cash equity contributions, which represents approximately 40% of the total estimated project costs. The $937 million derives from equity contributions from the prior members of Valvino and $374.7 million of the net proceeds of the concurrent initial public offering by Wynn Resorts. To date, Mr. Wynn has personally invested approximately $175 million in cash equity, which demonstrates his commitment to the Le Rêve project.

Summary of Risk Factors

        Investing in the second mortgage notes involves substantial risks, including the following:

  •
  There are significant conditions to the funding of the remaining components of the financing for the Le Rêve project;

  •
  The development costs of Le Rêve are estimates only and actual development costs may be higher than expected;

  •
  The guaranteed maximum price under the Marnell Corrao construction contract may increase, and we would be responsible for the amount of any increase;

  •
  We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing;

  •
  We have no operating history;

  •
  The loss of Stephen A. Wynn could significantly harm our business;

  •
  The liens securing the indebtedness under the credit facilities and FF&E facility generally will be senior to the liens securing the second mortgage notes;

  •
  Our intercreditor agreements will limit the ability of the holders of the second mortgage notes to control decisions regarding the collateral and to take enforcement action;

  •
  Gaming laws will impose additional restrictions on foreclosure;

  •
  The liens encumbering the collateral securing the second mortgage notes may be eliminated if the liens securing the credit facilities, or in the case of the collateral securing the FF&E facility, the liens securing the FF&E facility, are foreclosed first;

  •
  Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes; and

  •
  Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and the liens securing the guarantees and to require second mortgage note holders to return payments received from us or the guarantors.

Other Financing Transactions

        Wynn Las Vegas and Wynn Capital are indirect subsidiaries of Wynn Resorts. Concurrent with this offering, Wynn Resorts is offering shares of its common stock in an initial public offering expected to raise approximately $450 million in gross proceeds. Wynn Resorts will contribute approximately $374.7 million of its initial public offering net proceeds and Valvino will contribute all of its existing cash on hand to Wynn Las Vegas. We intend to use

  •
  the equity contributions from Wynn Resorts and Valvino,

  •
  the net proceeds of this offering,

  •
  borrowings of approximately $713.2 million under a $750.0 million revolving credit facility,

  •
  borrowings of $250.0 million under a delay draw term loan facility and

  •
  financing of $188.5 million under a furniture, fixtures and equipment loan facility to fund Le Rêve's project costs. We have obtained commitments for the revolving credit facility and the delay draw term loan facility, and the placement agent for the furniture,

fixtures and equipment loan facility has received commitments from the lenders who will be parties to that loan facility. We sometimes refer to the revolving credit facility and the delay draw term loan facility as the credit facilities and to the furniture, fixtures and equipment loan facility as the FF&E facility. Consummation of this offering is conditioned on consummation of the offering of Wynn Resorts' common stock and on Wynn Las Vegas entering into the agreements governing the credit facilities and FF&E facility. These conditions may not be waived by the issuers.

Corporate Structure

        The following chart illustrates the organizational structure of our principal operations upon the consummation of this offering. This chart depicts the relationships between our various operations and our ownership interests in them. It does not contain all of our subsidiaries and, in some cases, we have combined separate entities for presentation purposes. We have also indicated which entities initially will be borrowers, issuers, guarantors and restricted entities under the indenture governing the second mortgage notes, the credit facilities and the FF&E facility. All other entities, including Wynn Resorts and the Macau-related subsidiaries, will not be guarantors and will not be subject to the covenants in the indenture governing the second mortgage notes, the credit facilities or the FF&E facility, except that Wynn Resorts will become a guarantor under these debt instruments, but not subject to their covenants, if it incurs certain indebtedness in excess of $10 million in the aggregate or becomes a guarantor on other specified indebtedness.

        Wynn Resorts (Macau) S.A., a majority-owned indirect subsidiary of Wynn Resorts referred to as Wynn Macau, recently entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China permitting Wynn Macau to construct and operate one or more casino gaming properties in Macau. Wynn Resorts owns its majority interest in Wynn Macau through a line of subsidiaries that is separate from the subsidiaries of Wynn Resorts that own Le Rêve. The assets of Wynn Macau and other Macau-related subsidiaries will not serve as collateral for our Le Rêve indebtedness.

(1)
Stephen A. Wynn and Aruze USA, Inc. have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn will control Wynn Resorts' board of directors. See "Certain Relationships and Related Transactions—Stockholders Agreement."

(2)
Consists of shares held by Baron Asset Fund on behalf of the Baron Asset Fund Series and the Baron Growth Fund Series.

(3)
Following the completion of this offering and the offering of Wynn Resorts common stock, Wynn Resorts intends to grant awards of restricted stock aggregating 1,328,061 shares initially to six employees and to Franco Dragone, the executive producer and principal creator of the new entertainment production at Le Rêve. The restricted stock will vest at specified times. After giving effect to these restricted stock grants, these persons would collectively hold approximately 2.1% Wynn Resorts' outstanding shares, and the percentage ownership interests of Mr. Wynn, Aruze USA, Baron Asset Fund, Kenneth R. Wynn Family Trust and the public stockholders would be approximately 30.7%, 30.7%, 3.2%, 0.1% and 33.1%, respectively.

(4)
Based on the number of shares proposed to be issued in Wynn Resorts' initial public offering, excluding any shares that may be issued pursuant to the exercise of the underwriters' over-allotment option in Wynn Resorts' initial public offering.

(5)
The shaded area shows the entities that will be issuers or other restricted entities with respect to the second mortgage notes and borrowers or other restricted entities with respect to the revolving credit facility, delay draw term loan facility and FF&E facility. These entities will also be the guarantors under these debt facilities. Wynn Resorts' subsidiaries that will develop the Macau opportunity will not be issuers, borrowers, guarantors or restricted entities with respect to the financing of Le Rêve, including the second mortgage notes.

(6)
Includes a number of wholly owned and partially owned entities. Wynn Resorts owns an approximately 82.5% economic interest in, and effectively controls approximately 90% of the vote of, Wynn Macau indirectly through various subsidiaries.

(7)
Includes a number of wholly owned subsidiary limited liability companies. These entities include Rambas Marketing Co., LLC, Toasty, LLC and WorldWide Wynn, LLC.

(8)
Desert Inn Improvement Co. will not be a guarantor or a restricted entity under these debt facilities. However, Desert Inn Water Company, LLC, the parent company of Desert Inn Improvement Co., has agreed not to allow Desert Inn Improvement Co. to engage in specified actions such as pledging its assets or incurring indebtedness. In addition, if Desert Inn Improvement Co. obtains the approval of the Public Utilities Commission of Nevada, it will pledge certain water rights and real property interests it holds to the lenders under the credit facilities and the second mortgage note holders.

(9)
Wynn Resorts will contribute $30 million of the net proceeds of its initial public offering to Wynn Las Vegas to be held in a liquidity reserve account to support Wynn Las Vegas' obligation to complete the Le Rêve project. Such funds will be applied to the costs of the project in accordance with the disbursement agreement. See "Use of Proceeds."

(10)
Wynn Resorts will contribute $50 million of the net proceeds of its initial public offering to a special purpose subsidiary of Wynn Las Vegas, which will provide a $50 million completion guarantee in connection with the construction and opening of Le Rêve. See "Use of Proceeds." This special purpose subsidiary will be an unrestricted entity and will not be subject to the covenants in the credit facilities, the FF&E facility or the second mortgage notes. Similarly, it will not be a guarantor with respect to any of these debt facilities.

Information on Issuers

        Wynn Las Vegas and Wynn Capital are indirect wholly owned subsidiaries of Wynn Resorts. The principal executive offices of Wynn Las Vegas and Wynn Capital are located at 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The telephone number of Wynn Las Vegas and Wynn Capital is (702) 733-4444.

The Offering

        The following is a summary of the principal terms of the second mortgage notes. Please see "Description of the Second Mortgage Notes" for a more detailed description of the terms and conditions of the second mortgage notes.

Issuers	Wynn Las Vegas and Wynn Capital. Wynn Las Vegas is constructing and will own and operate Le Rêve. Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas that was incorporated solely to serve as a co-issuer of the notes in order to facilitate this offering. Wynn Capital will not have any operations or material assets and will not have any revenues.
Securities Offered	$340 million aggregate principal amount of % second mortgage notes due 2010.
Maturity	, 2010.
Interest Rate	% per year (calculated using a 360-day year).
Interest Payment Dates	and beginning on , 2003. Interest will accrue from the issue date of the second mortgage notes.
Guarantors
Valvino and certain of its subsidiaries will guarantee the second mortgage notes. Wynn Resorts will not guarantee the second mortgage notes unless Wynn Resorts either incurs certain indebtedness in excess of $10.0 million in the aggregate or guarantees other specified indebtedness. In that case, Wynn Resorts will be required to guarantee the second mortgage notes, but will not become subject to the restrictive covenants or other terms of the second mortgage notes. The guarantees may be released under certain circumstances.
Security	To the extent permitted by gaming and other applicable laws, and subject to specified permitted liens, the second mortgage notes will be secured by:
• a first priority lien on the net proceeds of this offering, which will be deposited in a secured account pending release to fund disbursement requests under the disbursement agreement;
•
a second priority lien on substantially all of the other existing and future assets of Wynn Las Vegas, including the land on which Le Rêve is to be constructed, all improvements constructed as part of the Le Rêve project, certain personal property (other than certain furniture, fixtures and equipment) and certain material agreements;
• a second priority lien on the $50.0 million to be deposited into the completion guarantor's completion guarantee deposit account;

	•	a second priority lien on the $30.0 million to be deposited into Wynn Las Vegas' liquidity reserve account; and
	•	a third priority lien on the FF&E collateral, consisting of specified items of furniture, fixtures and equipment that are also collateral for our FF&E facility and our credit agreement.
The guarantors' obligations under the guarantees, to the extent permitted by gaming and other applicable laws, will be secured by:
•
a second priority lien on substantially all of the existing and future assets (other than certain aircraft assets) of the guarantors, including the golf course land, the 20-acre parcel of land fronting Las Vegas Boulevard next to the Le Rêve site, to which we sometimes refer as the Phase II land, water rights for the golf course land and Le Rêve's water entertainment features, and certain specified material agreements; and
	•	a second priority pledge of the equity interests held by the guarantors in any of their existing or future subsidiaries, including the equity interests of Wynn Las Vegas.
The guarantees will not be secured by the aircraft assets.

In the event that Wynn Resorts becomes a guarantor by issuing a parent guarantee, that guarantee may be unsecured, or may be secured by a security interest in all or specified existing or future assets of Wynn Resorts.
Release of Collateral
The second mortgage note holders' security interests in all or certain portions of the golf course land, and related collateral (including water rights), and in all of the Phase II land may be released under certain circumstances. Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the indenture.
Ranking	The second mortgage notes will be general obligations of the issuers and will:
	•	rank senior in right of payment to any future subordinated indebtedness we or the guarantors may incur,
	•	be effectively senior to our and the guarantors' existing and future unsecured indebtedness and other liabilities, and

•
be effectively subordinated to our and the guarantors' obligations under our $1.0 billion credit facilities and our $188.5 million FF&E facility (which we would request the FF&E lenders to increase to $198.5 million if we purchase a replacement corporate aircraft), which are secured by higher priority liens on our assets.

Concurrent with the issuance of the second mortgage notes, we expect to enter into $1.0 billion of credit facilities, which will be secured by first priority liens on substantially all of our existing and future assets, other than the proceeds of this offering. We also expect to enter into a $188.5 million FF&E loan facility, which will be secured by first priority liens on specified items of furniture, fixtures and equipment.
The guarantees of the second mortgage notes will be secured obligations of the guarantors and will:
	•	rank senior in right of payment to any future subordinated indebtedness we or the guarantors may incur;
	•	be effectively senior to our and the guarantors' existing and future unsecured indebtedness and other liabilities; and
•
be effectively subordinated to our and the guarantors' obligations under our credit facilities, our furniture, fixture and equipment loan facility, and any of our and the guarantors' future indebtedness that is secured with higher priority liens.
Optional Redemption After Qualified Equity Offerings
At any time prior to , 2005 we may, on one or more occasions redeem up to 35% of the outstanding second mortgage notes at a redemption price of %, plus accrued and unpaid interest, with the net cash proceeds of one or more qualified equity offerings of Wynn Resorts that are contributed to us, as long as, among other things:
	•	we redeem the second mortgage notes within 60 days of the closing of the qualified equity offering; and
	•	at least 65% of the aggregate principal amount of second mortgage notes originally issued remains outstanding (excluding notes held by Wynn Resorts and its affiliates).
Optional Redemption
Except in connection with a qualified equity offering of Wynn Resorts, we cannot redeem the second mortgage notes until , 2006. Thereafter, we may redeem some or all of the second mortgage notes at a premium declining ratably to zero, plus accrued interest.

Gaming Redemption	The second mortgage notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions.
Change of Control Offer	If a change in control occurs, we must offer to repurchase the second mortgage notes at 101% of their face amount, plus accrued interest.
We might not be able to pay you the required price for the second mortgage notes you present for repurchase at the time of a change of control, because:
	•	we might not have enough funds at that time; or
	•	the terms of our credit facilities, FF&E facility or other debt might prevent us from paying.
Asset Sales and Events of Loss
If we or the restricted entities sell certain assets or experience certain events of loss following the final completion date of Le Rêve, we may be required to offer to repurchase the second mortgage notes with any remaining net cash proceeds after satisfying our senior debt and other obligations if we do not use the proceeds as required.
Certain Indenture Provisions	The indenture governing the second mortgage notes will contain covenants restricting our and the restricted entities' ability to:
	•	pay dividends or distributions on capital stock or repurchase capital stock;
	•	incur additional debt;
	•	make investments;
	•	create liens on assets to secure debt;
	•	enter into transactions with affiliates;
	•	issue stock of subsidiaries;
	•	enter into sale-leaseback transactions;
	•	engage in other businesses;
	•	merge or consolidate with another company;
	•	transfer and sell assets;
	•	issue preferred stock;
	•	create dividend and other payment restrictions affecting subsidiaries; and
	•	designate restricted and unrestricted subsidiaries.
The indenture will also contain certain covenants restricting the activities of Wynn Capital.

Disbursement Agreement
We will enter into a disbursement agreement with the trustee, representatives of the lenders under the credit facilities and the FF&E facility and a disbursement agent that will establish the conditions to and sequencing of funding of, the equity contributions held by us from Wynn Resorts, borrowings under the credit facilities and FF&E facility and disbursements of funds from the account holding the proceeds of the second mortgage notes.

Under the disbursement agreement, it will be a condition to disbursement of the proceeds of this offering that we first use a substantial portion of the cash equity contributions, other than the equity contributions that will be segregated into the completion guarantee account and the liquidity reserve account, to fund construction of the Le Rêve project. In turn, it is a condition to disbursement of borrowings under the credit facilities and the FF&E facility that we first use the proceeds of this offering before we are permitted to borrow under those facilities.

The disbursement agreement will also set forth procedures for approving construction change orders and amendments to the construction budget and schedule. Inspection & Valuation International, Inc. will act as independent construction consultant on behalf of the lenders under the disbursement agreement and will be required to approve certain portions of each request by Wynn Las Vegas for the disbursement of funds.
Intercreditor Agreement with Credit Agreement Lenders
Representatives of the lenders under the credit facilities and the trustee will enter into a project lenders intercreditor agreement that will govern the relations between the holders of the second mortgage notes and the lenders under the credit facilities. The project lenders intercreditor agreement will reflect the fact that the second mortgage note holders will have a first priority security interest in the proceeds of this offering but that the lenders under the credit facilities will have a first priority security interest in substantially all of the other assets of Wynn Las Vegas and the restricted entities (other than certain furniture, fixtures and equipment) and the second mortgage note holders will have a second priority security interest in such collateral.

The project lenders intercreditor agreement will provide that, until the indebtedness under the credit facilities has been repaid in full:
•
the lenders under the credit facilities will have the exclusive right to exercise remedies against the collateral securing the second mortgage notes and the credit facilities, and to determine the circumstances and manner in which that collateral may be disposed of, subject to the rights of the lenders under the FF&E facility with respect to the FF&E collateral,
• the agent under the credit facilities can amend various terms of, and waive defaults under, the security documents without the consent of the second mortgage noteholders and
• the agent under the credit facilities has the right to amend the disbursement agreement or to waive any defaults, or conditions to funding, under the disbursement agreement in certain circumstances.

Under the project lenders intercreditor agreement, the note holders cannot vote to accept a plan of reorganization or other restructuring plan, unless lenders holding two-thirds of the outstanding loans under the credit facilities vote in favor of that plan. However, the note holders are not required to vote in favor of a plan that the lenders under the credit facilities approve, and are free to challenge any such plan on fundamental fairness and other grounds.

The project lenders intercreditor agreement will limit the exercise of remedies by the second mortgage note holders against their collateral and may prevent timely payment on the second mortgage notes if a default has occurred. Under the project lenders intercreditor agreement, the trustee will have the exclusive right to exercise, or not exercise, remedies against the net proceeds of this offering.
Intercreditor Agreement with Credit Agreement Lenders and FF&E Lenders
A representative of the lenders under the credit facilities and the trustee for the second mortgage notes, on the one hand, and the representative of the lenders under the FF&E facility, on the other hand, will enter into an FF&E intercreditor agreement that will govern the relations between the credit facilities lenders and the second mortgage note holders, on the one hand, and the lenders under the FF&E facility on the other hand.

The FF&E intercreditor agreement will reflect the fact that the lenders under the FF&E facility will have a first priority lien on the furniture, fixtures and equipment for Le Rêve that is financed by draws on the FF&E facility, the lenders under the credit facilities will have a second priority lien on such collateral and the second mortgage note holders will have a third priority lien on such collateral.

The lenders under the FF&E facility will have, until repayment in full of the FF&E facility, the exclusive right to dispose of any of the FF&E collateral or otherwise exercise any of the remedies available to a secured creditor in connection with the FF&E collateral. The FF&E intercreditor agreement will also limit the exercise of remedies by the lenders under the credit facilities and the second mortgage note holders against the FF&E collateral and may prevent timely payment on the second mortgage notes if a default has occurred.
$50 Million Completion Guarantee
One of our wholly owned unrestricted subsidiaries, a special purpose entity sometimes referred to as the completion guarantor, will be providing a $50.0 million completion guarantee in favor of the trustee (for the benefit of the holders of the second mortgage notes) and the administrative agent (as the representative of the lenders under the credit facilities). The completion guarantee will, subject to a $50.0 million cap, guarantee completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital.

Wynn Resorts will make a capital contribution concurrently with the closing of its initial public offering of $50.0 million of the net proceeds of that offering to the completion guarantor to support the completion guarantor's obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash and/or certain permitted securities, and pledged to the lenders under the credit facilities on a first priority basis and the holders of the second mortgage notes on a second priority basis.

Pursuant to the disbursement agreement, funds in the completion guarantee account will be available to us on a gradual basis to apply to the costs of the project, including for cost overruns, only after fifty percent of the Le Rêve construction work has been completed. After completion and opening of Le Rêve, any amounts remaining in the completion guarantee account may be released to us, and at our direction to our parent, Wynn Resorts.

Liquidity Reserve Account
Wynn Resorts will, concurrently with the closing of its initial public offering, make a capital contribution to us in an amount equal to $30.0 million. We will deposit these funds in the liquidity reserve account to be held in cash and/or permitted securities. The lenders under the credit facilities will have a first priority lien on this account and the holders of the second mortgage notes will have a second priority lien on this account.

Amounts in the liquidity reserve account will be available to us on a gradual basis to apply to the costs of the project, including cost overruns, only after fifty percent of the construction work has been completed and only after amounts in the completion guarantee account have been exhausted. Following completion of Le Rêve, funds remaining in the liquidity reserve account will be available to meet our debt service needs. Once we have met prescribed cash flow tests for a period of four consecutive calendar quarters after the opening of Le Rêve, any remaining funds will be used to reduce the outstanding balance on our revolving credit facility but without reducing the revolving credit facility commitment.
Limitations on Exercise of Remedies Against Completion Guarantee Account and Liquidity Reserve Account
If an event of default occurs while amounts are outstanding under the credit facilities, the holders of the second mortgage notes will have limited or no recourse to the funds in the completion guarantee account and the liquidity reserve account because the lenders under the credit facilities would be entitled to payment in full of their obligations before the holders of the second mortgage notes are entitled to payments from any of our assets.
Use of Proceeds
We intend to use the net proceeds from this offering, along with the borrowings under the credit facilities and FF&E facility and equity contributions from Wynn Resorts and Valvino, to design, construct, develop, equip and open Le Rêve.

The net proceeds of this offering will be deposited in a secured account and will be invested in highly rated securities at our discretion pending disbursement under the disbursement agreement. The trustee under the indenture governing the second mortgage notes, for the benefit of the holders of the second mortgage notes, will have a first priority lien on the net proceeds held in the secured account.

The disbursement agreement will require, among other conditions, that a substantial portion of the cash equity contributions made by Wynn Resorts and Valvino be expended on the Le Rêve project before the proceeds of this offering are released from the secured account and applied to the project. The remaining cash equity contribution will be held in the completion guarantee account and the liquidity reserve account. None of the proceeds of this offering of second mortgage notes will be used to fund the development or construction of Wynn Macau's casino(s) in Macau. For more information regarding the sources and uses of the financing for the construction of Le Rêve, please see "Use of Proceeds."

Notice to Foreign Investors

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any non-U.S. jurisdiction in which it is unlawful to make such offer or solicitation. The law of certain non-U.S. jurisdictions restricts distribution of this prospectus and the offer and sale of the notes. Persons who receive this prospectus or possess any of the notes must inform themselves about and observe any such restrictions. This prospectus may not be used for, or in connection with, any offer to, or solicitation by, anyone in any non-U.S. jurisdiction or circumstances in which such offer or solicitation is not authorized or is unlawful. Neither we nor the underwriters are making any representation to any offeree or purchaser of the notes regarding the legality of investment in the notes by any offeree or purchaser.

RISK FACTORS

        The value of an investment in the second mortgage notes will be subject to significant risks inherent in our business. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before purchasing any second mortgage notes. If any of the following risks and uncertainties actually occur, our business, financial condition or operating results could be harmed substantially. In that event, Wynn Las Vegas and the guarantors of the second mortgage notes may be unable to meet their obligations under the second mortgage notes and you may lose all or part of your investment in the second mortgage notes.

Risks Associated with Our Construction of Le Rêve

There are significant conditions to the funding of the remaining components of the financing for the Le Rêve project.

        Concurrent with the closing of this offering and Wynn Resorts' initial public offering of common stock, we will enter into credit facilities providing for borrowings up to $1 billion and the FF&E facility providing for additional loans up to $188.5 million, which Wynn Las Vegas may request the FF&E lenders to increase to $198.5 million if we purchase a replacement corporate aircraft. The closings of this offering, Wynn Resorts' initial public offering, the credit facilities and the FF&E facility will be conditioned on each other. Wynn Resorts will contribute $374.7 million of the net proceeds of its initial public offering and Valvino will contribute all of its existing cash to Wynn Las Vegas.

        We will enter into a disbursement agreement with the agents under the credit facilities and the FF&E facility and the second mortgage note trustee. Under the disbursement agreement, we are required to first use the equity contributions from Wynn Resorts and Valvino, other than the funds to be contributed to the completion guarantor and to be held in the liquidity reserve account, to fund the development, construction and pre-opening costs of Le Rêve. When those funds are depleted in approximately ten to twelve months after the closing of this offering, we will be permitted to use the proceeds of the second mortgage notes. We will not be permitted to borrow under the credit facilities or the FF&E facility until we have applied all of the proceeds of this offering, which is expected to be approximately 16 to 19 months after the closing of this offering.

        Our ability to borrow under the credit facilities and the FF&E facility will be subject to various conditions precedent. As such, all of the proceeds from this offering will have been spent before we know whether the conditions to disbursement of funds under the credit facilities and the FF&E facility will have been satisfied. In addition to other customary conditions to funding for these types of facilities, our ability to draw on the credit facilities and the FF&E facility will be subject to the following conditions:

  •
  Wynn Las Vegas, Marnell Corrao, the lenders' independent construction consultant, and certain other third parties must certify as to various matters regarding the progress of construction, as to the conformity of the portions of the project then completed with the plans and specifications and that the Le Rêve project will be completed by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events;

  •
  Wynn Resorts and its principal stockholders must maintain in full force and effect the existing arrangements among Wynn Resorts' stockholders to facilitate obtaining the gaming license for the Le Rêve project in the event that one of Wynn Resorts' major stockholders is unable to qualify for such license;

  •
  the construction of Le Rêve must be "in balance," meaning that the undisbursed portions of the second mortgage note proceeds, the credit facilities and the FF&E facility, together with certain other funds available to us, must equal or exceed the remaining costs to complete Le Rêve's construction plus a required contingency; and

  •
  we and our general contractor must have entered into subcontracts in respect of specified percentages of the total construction cost of Le Rêve to be managed by each of us which percentages are to be mutually agreed upon by us and the lenders under the credit facilities.

        We cannot assure you that we will be able to satisfy the conditions to funding at the time disbursements or drawdowns are required to make payments of our construction costs. Satisfaction of various conditions is subject to the discretion of our lenders under the credit facilities and their consultants and is therefore beyond our control.

        Although these conditions must also be satisfied before we may draw funds from the second mortgage notes secured account, the lenders under our credit facilities and the FF&E facility will not confirm that, from their perspective, any conditions have been satisfied until we request draws under their respective facilities.

        Any failure to satisfy the conditions to drawdowns under the credit facilities or the FF&E facility could severely impact our ability to complete Le Rêve and could arise after some or all of the proceeds of this offering, or before or after any of the borrowings under the credit facilities and the FF&E facility, have been expended on the project. If this failure occurs after we have made our initial borrowings under these facilities, and if this failure causes a default under the agreements governing these facilities, any recovery by the second mortgage note holders effectively would be subordinated to the lenders under these facilities, given that these facilities are secured by liens that are prior to the liens securing the second mortage notes. Neither we nor Wynn Resorts may have access to alternative sources of funds necessary to complete Le Rêve on satisfactory terms or at all.

The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected.

        Not all of the plans and specifications for Le Rêve have been finalized. We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the budgeted design and construction costs, cost of the land, capitalized interest, pre-opening expenses and all financing fees. The required cash interest payments and commitment fees on the credit facilities, FF&E facility, second mortgage notes and any other indebtedness and obligations of ours which will become due through the estimated commencement date of operations of Le Rêve have been included in our estimate of the total development cost.

        While we believe that the overall budget for the development costs for Le Rêve is reasonable, these development costs are estimates and the actual development costs may be higher than expected. For example, a delay in the commencement of construction beyond the scheduled commencement date may increase the overall budget for Le Rêve and under certain circumstances we may be responsible for the increased costs. Although we have a $34.3 million owners' contingency, a $50 million completion guarantee and a $30 million liquidity reserve to cover cost overruns, these contingencies may not be sufficient to cover the full amount of such overruns. Moreover, the disbursement agreement imposes conditions on the use of these contingencies, including that the completion guarantee and the liquidity reserve are only available to us incrementally once the project is halfway completed. If we are unable to use these contingencies or if these contingencies are not sufficient to cover these costs, we may not have the funds required to pay the excess costs. Our inability to pay development costs as they are incurred will negatively affect our ability to complete Le Rêve and thus may significantly impair our business operations and prospects.

        Cost overruns could cause us to be out of "balance" under the disbursement agreement and, consequently, prevent us from obtaining funds from the second mortgage note proceeds secured account or, after those funds are exhausted, to draw down under the credit facilities and the FF&E facility. If we cannot obtain these funds, we will not be able to open Le Rêve to the general public on schedule or at all, which would have a significant negative impact on our financial condition and results of operations and our ability to satisfy our obligations under the second mortgage notes.

Not all of the construction costs of Le Rêve are covered by our guaranteed maximum price construction contract, and we will be responsible for any cost overruns of these excluded items.

        We have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted $1.4 billion design and construction costs for Le Rêve. We are responsible for cost overruns with respect to the remaining approximately $488 million of the $1.4 billion of budgeted components that are not part of the guaranteed maximum price contract. The guaranteed maximum price contract does not include items such as the costs of construction of the new golf course and the principal parking garage and approximately $303 million in interior design and related furniture, fixtures and equipment. For a detailed breakdown of the items included in the portions of the budget not covered by the guaranteed maximum price construction contract, see "Business—Construction Schedule and Budget." While we may in the future enter into other agreements that may seek to limit our exposure to construction cost increases, the actual costs for these items may exceed budgeted costs.

The guaranteed maximum price under the Marnell Corrao construction contract may increase, and we would be responsible for the amount of any increase.

        Although we have a $919 million guaranteed maximum price construction contract with Marnell Corrao, it provides that the guaranteed maximum price will be appropriately increased, and the deadline for the contractor's obligation to complete construction will be appropriately adjusted, on account of, among other things:

  •
  changes in the architect-prepared design documents or deficiencies in the design documents;

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  changes requested or directed by us in the scope of the work to be performed pursuant to the construction contract;

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  changes in legal requirements;

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  natural disasters, unavoidable casualties, industry-wide labor disputes affecting the general Las Vegas area and not limited to the project and other force majeure events that are unforeseeable and beyond the reasonable control of Marnell Corrao; and

  •
  delays caused by us, including delays in completing the drawings and specifications.

        Although we have determined the overall scope and general design of Le Rêve, not all of the detailed plans and specifications have been finalized. We do not have final plans for construction components comprising approximately $493.5 million of the approximately $919 million Marnell Corrao construction contract. With respect to the construction components for which plans and specifications have not been finalized, the guaranteed maximum price is based on master concept plans and agreed upon design and other premises and assumptions for the detailed plans to be created. Construction will commence before completion of all drawings and specifications.

        Inconsistencies between the completed drawings and specifications and the premises and assumptions on which the approximately $919 million guaranteed maximum price was based could, under specific circumstances, cause us to be responsible for costs in excess of the guaranteed maximum price. For example, if the initial drawings, when finalized, are inconsistent with the premises and assumptions, we will be responsible for the increase, if any, in the cost to construct the work covered by those drawings over the previously agreed upon amounts designated for such work in the guaranteed maximum price. Furthermore, the premises and assumptions may not be sufficiently specific to determine, as between the contractor and us, who is responsible for cost overruns in specific situations.

The liquidated damages provision in our guaranteed maximum price construction contract likely will not be sufficient to protect us against exposure to actual damages we may suffer for delay in completion of the project.

        Under the construction contract with Marnell Corrao, the guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction. The contract provides for liquidated damages in the amount of $300,000 per day to be imposed on Marnell Corrao on a daily basis, up to a maximum of 30 days, for a maximum amount of $9 million, if all work required by the construction contract is not substantially completed by the deadline, following a five-day grace period and subject to force majeure and other permitted extensions. We cannot assure you that construction will be completed on schedule and, if completion of the construction were delayed beyond the grace period, our actual damages would likely exceed $300,000 per day.

        In addition, if the contractor defaults under the construction contract, we may be unable to complete Le Rêve on schedule or within the amount budgeted. Failure to complete construction on schedule may have a significant negative impact on our operations and financial condition and ability to satisfy our obligations under the second mortgage notes.

The financial resources of our contractor may be insufficient to fund cost overruns or liquidated damages for which it is responsible under the guaranteed maximum price contract.

        Under the terms of the construction contract with Marnell Corrao, Marnell Corrao is, subject to specific conditions and limitations, responsible for all construction costs covered by the construction contract that exceed the approximately $919 million guaranteed maximum price contained in the contract.

        Austi, the parent company of the contractor, which is a private company controlled by the Anthony A. Marnell II family, has agreed to provide a continuing guaranty by which Austi guarantees Marnell Corrao's full performance under the construction contract until final payment under that contract. In addition, Marnell Corrao is obligated to obtain and provide a $150 million contractor performance and payment bond.

        We cannot assure you that Marnell Corrao and Austi will have sufficient financial resources to fund any cost overruns or liquidated damages for which Marnell Corrao is responsible under the guaranteed maximum price contract. Furthermore, neither Marnell Corrao nor Austi is contractually obligated to maintain its financial resources to cover cost overruns. If Marnell Corrao and Austi do not have the resources to meet their obligations and we are unable to obtain funds under the performance and payment bond in a timely manner, or if the performance and payment bond is insufficient to cover any shortfall, we may need to pay these excess costs in order to complete construction of Le Rêve.

Certain provisions in the construction contract with Marnell Corrao for construction of Le Rêve may be unenforceable.

        Recently enacted Nevada statutes have substantially impaired, and in some cases eliminated, an owner's ability to withhold funds from a contractor or subcontractor, even when there may be defective work or a dispute about amounts owed. The new laws also limit an owner's ability to terminate, suspend or interrupt the construction, and in several circumstances, entitle the contractor and subcontractor to payment of their full unearned fee, following a brief notice period, if the owner suspends, terminates or interrupts the construction or fails to make payment or withholds amounts claimed to be due. In addition, Nevada law permits contractors and subcontractors to terminate construction contracts upon very short notice periods if any payments are not timely made to the contractors. The construction contract with Marnell Corrao contains provisions that provide us with rights and protections that in some circumstances may be inconsistent with these new laws. While it appears that some of the new laws can be waived, others expressly prohibit waiver. The effect of the new laws on the provisions of the construction contract is not completely clear. Therefore, while we have negotiated with Marnell Corrao for specific rights and obligations, including with respect to damages, termination and suspension of construction, those provisions of the construction contract may not be enforceable to the extent they conflict with non-waivable provisions of applicable laws. If the provisions of the construction contract are not enforceable, delays or suspensions in the work initiated by the owner or other events may expose us to increased costs. We cannot assure you that we will have sufficient funds to pay these increased costs.

There are significant risks associated with major construction projects that may prevent completion of Le Rêve on budget and on schedule.

        Major construction projects of the scope and scale of Le Rêve entail significant risks, including:

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  shortages of materials or skilled labor;

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  unforeseen engineering, environmental and/or geological problems;

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  work stoppages;

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  weather interference;

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  unanticipated cost increases; and

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  unavailability of construction equipment.

        Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening or otherwise affect the design and features of Le Rêve.

        We anticipate that only some of the subcontractors engaged by the contractor to perform work and/or supply materials in connection with the construction of Le Rêve will post bonds guaranteeing timely completion of a subcontractor's work and payment for all of that subcontractor's labor and materials. We cannot assure you that these bonds will be adequate to ensure completion of the work.

        We cannot assure you that Le Rêve will commence operations on schedule or that construction costs for Le Rêve will not exceed budgeted amounts. Failure to complete Le Rêve on budget or on schedule may have a significant negative effect on us and on our ability to make payments on the second mortgage notes.

Simultaneous construction of Le Rêve and the Macau casino(s) may stretch management time and resources.

        Le Rêve is scheduled to open in April 2005, and Wynn Resorts' subsidiary Wynn Macau may pursue development of its first permanent casino resort in Macau in the same time period. If both projects are being built simultaneously, members of Wynn Resorts' senior management will be involved in planning and developing both projects. Developing the Macau opportunity simultaneously with Le Rêve may divert management resources from the construction and/or opening of Le Rêve. Management's inability to devote sufficient time and attention to the Le Rêve project may delay the construction or opening of Le Rêve. This type of delay could have a negative effect on our business and operations.

Risks Related to Our Substantial Indebtedness

We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing.

        As we progress toward the completion of the construction of Le Rêve, we will have a substantial amount of debt in relation to our equity, which debt will increase during the construction period. Concurrent with the closing of this offering, we will enter into debt facilities that will result in total outstanding indebtedness of approximately $1.5 billion, including the second mortgage notes, by the time Le Rêve is completed.

        Our substantial indebtedness could have important consequences for you. For example:

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  It could make it more difficult for us to satisfy our obligations with respect to the second mortgage notes;

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  If we do not complete construction of Le Rêve by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events, fail to meet our payment obligations or otherwise default under the agreements governing our other indebtedness, the lenders under those agreements will have the right to accelerate the indebtedness and exercise other rights and remedies against us. These rights and remedies include the rights to:

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  repossess and foreclose upon the assets that serve as collateral,

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  initiate judicial foreclosure against us,

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  petition a court to appoint a receiver for us or for substantially all of our assets, and

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  if we are insolvent, to initiate involuntary bankruptcy proceedings against us,

    in each case, subject to procedural restraints and limitations applicable to secured creditors generally and also those imposed by applicable gaming laws, rules and regulations and the rules and regulations of the Public Utilities Commission of Nevada;

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  The credit facilities and the FF&E facility are secured by liens that are senior to the liens securing the second mortgage notes and, as such, will need to be repaid in full before any proceeds of the collateral may be applied to repay the second mortgage notes. We cannot assure you that upon exercise of remedies by our lenders, our assets will be sufficient to repay all or any portion of the second mortgage notes;

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  Once Le Rêve is operating, we will be required to use a substantial portion of our cash flow from operations to service and amortize our indebtedness, which will reduce the available cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  We may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

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  We may have a limited ability to obtain additional financing, if needed, to fund Le Rêve's design and construction costs, working capital requirements, capital expenditures, debt service, general corporate or other obligations, including our obligations with respect to the second mortgage notes;

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  Under the credit facilities and the FF&E facility, a substantial portion of the interest rates we pay will fluctuate with the current market rates and, accordingly, our interest expense will increase if market interest rates increase;

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  Our substantial indebtedness will increase our vulnerability to general adverse economic and industry conditions; and

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  We may be placed at a competitive disadvantage to our competitors who are not as highly leveraged.

        Under the terms of the indenture, our credit facilities and our FF&E facility, we will be permitted to incur additional indebtedness, which will be limited under our credit facilities and FF&E facility to $71 million, of which up to $60 million may be secured senior indebtedness. We will also be permitted to incur additional secured senior indebtedness in an amount sufficient to acquire up to ten indentified parcels of land adjacent to the golf course land at fair market value. If we incur additional indebtedness, the risks described above will be exacerbated.

We may not generate sufficient cash flow to meet our substantial debt service and other obligations, including our obligations under the second mortgage notes.

        Before the opening of Le Rêve, which is expected to occur in April 2005, we will have no material operations or earnings. Consequently, we will be dependent on the proceeds of this offering, borrowings under the credit facilities and the FF&E facility and the proceeds of Wynn Resorts' offering of common stock to meet all of our construction, debt service and other obligations.

        After Le Rêve opens, our ability to make interest payments under the credit facilities, the FF&E facility, the second mortgage notes and other indebtedness will depend on our ability to generate sufficient cash flow from operations. We cannot assure you that we will begin operations by the scheduled opening date or at all, or that we will be able to generate sufficient cash flow to meet our expenses, including our debt service requirements. Our ability to generate cash flow will depend upon many factors, including:

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  our future operating performance;

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  the demand for services that we provide;

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  general economic conditions and economic conditions affecting Nevada or the casino industry in particular;

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  our ability to hire and retain employees at a reasonable cost;

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  competition; and

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  legislative and regulatory factors affecting our operations and business.

        Some of these factors are beyond our control. Any inability to meet our debt service obligations would have a material adverse effect on us. In addition, future financing documents for the Macau opportunity may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by the casino(s). Any cash flow generated by one or more Macau casinos operated by Wynn Macau will not be generated by entities which are guarantors of our indebtedness. Thus, any cash flow generated by the Macau casinos may not be available to service our debt service obligations.

The second mortgage notes will have a junior lien on a substantial portion of our assets, and will have no liens on certain assets.

        Although the holders of the second mortgage notes will have a first priority lien on the net proceeds of this offering, once those proceeds are disbursed pursuant to the disbursement agreement for the construction of the Le Rêve project, they will have only a second priority lien on the assets comprising the project and a third priority lien on the furniture, fixtures and equipment that are purchased under the FF&E facility.

        The holders of the second mortgage notes will not have a lien on our gaming license because under the Nevada gaming laws it may not be pledged as collateral. In addition, we must seek approval from the Public Utilities Commission of Nevada before we may grant any liens in the water rights which would be used for general irrigation purposes, irrigation of the golf course and to supply water for the Lê Reve lake. We will not have such approval at the time of the closing and may not obtain such approval before we begin disbursing the second mortgage notes proceeds or at all. The credit facilities, the FF&E facility and the second mortgage notes will not be secured by any assets related to Wynn Macau's planned operations in Macau.

The guarantors of the second mortgage notes likely will not be able to contribute to any payments with respect to the second mortgage notes.

        The primary purpose of the guarantees is to provide second priority liens on the assets of the guarantors, including the golf course, the Phase II land, and equity interests in their subsidiaries. While the guarantors hold assets that are integral to Le Rêve, they are not expected to have operations that generate significant cash flows. As such, you should not expect Valvino or any of the other guarantors to contribute to any payments of principal, interest or other amounts required to be made on the second mortgage notes.

The credit facilities, the FF&E facility and the indenture governing the second mortgage notes will contain covenants that will restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

        The credit facilities, the FF&E facility and the indenture governing the second mortgage notes will impose operating and financial restrictions on us and specified affiliates designated as restricted entities. The restrictions that will be imposed under these debt instruments will include, among other things, limitations on our ability to:

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  pay dividends or distributions on capital stock or repurchase capital stock;

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  incur additional debt;

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  make investments;

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  create liens on assets to secure debt;

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  enter into transactions with affiliates;

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  enter into sale-leaseback transactions;

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  engage in other businesses;

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  merge or consolidate with another company;

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  transfer and sell assets;

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  issue preferred stock;

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  create dividend and other payment restrictions affecting subsidiaries;

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  designate restricted and unrestricted subsidiaries; and

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  issue and sell equity interests in wholly owned subsidiaries.

        The credit facilities will require us to satisfy various financial covenants, including maximum total leverage, minimum fixed charge coverage, minimum earnings before interest, tax, depreciation and amortization and minimum net worth requirements. Future indebtedness or other contracts could contain financial or other covenants more restrictive than those applicable to the credit facilities, the FF&E facility and the second mortgage notes.

        Our ability to comply with these provisions may be affected by general economic conditions, industry conditions, other events beyond our control and delayed completion of Le Rêve. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the credit facilities, the FF&E facility or the indenture governing the second mortgage notes, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

        If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, including the indenture governing the second mortgage notes, if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on those debt securities. Further, if we are unable to repay, refinance or restructure our indebtedness under our credit facilities and the FF&E facility, the lenders under those facilities could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our credit facilities and, with respect to the collateral securing the FF&E facility, applied first to amounts due under the FF&E facility before any proceeds would be available to make payments on the second mortgage notes. See "—Risks Related to the Offering and the Second Mortgage Notes—The liens securing the indebtedness under the credit facilities and FF&E facility generally will be senior to the liens securing the second mortgage notes."

General Risks Associated with Our Business

We have no operating history.

        We were formed principally to develop and operate Le Rêve in Las Vegas. Le Rêve will be a new development which has no history of operations. We cannot assure you that we will be able to attract a sufficient number of hotel guests, gaming customers and other visitors to Le Rêve to make our operations profitable.

        Our operations will be subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in competitive environments, many of which are beyond our control. Because we have no operating history, it may be more difficult for us to prepare for and respond to these types of risks and the risks described elsewhere in this prospectus than for a company with an established business and operating cash flow. If we are not able to manage these risks successfully, it could negatively impact our operations.

        We intend to lease approximately eight of the retail spaces at Le Rêve and will own and operate the remaining approximately 18 retail spaces. We have entered into one restaurant management agreement, and we may enter into others with respect to one or more of the restaurants at Le Rêve. We have not yet entered into binding agreements with any retail tenants or other restaurant operators, and we may not be able to obtain the number or quality of retail tenants or restaurant operators for the retail and restaurant portions of Le Rêve that currently are planned. If we do not obtain tenants and operators in sufficient number or of sufficient quality, it could impair the competitive position of Le Rêve and affect our operating performance.

        Until construction of Le Rêve is close to completion, we do not believe that we will require extensive operational management. Accordingly, we have kept and intend to keep our permanent management staff at relatively low levels. We will be required to undertake a major recruiting program before Le Rêve opens. However, the pool of experienced gaming and other personnel is limited and competition to recruit and retain gaming and other personnel is likely to intensify as competition in the Las Vegas hotel casino market increases. We cannot assure you that we will be able to attract and retain a sufficient number of qualified individuals to operate Le Rêve on acceptable terms.

The loss of Stephen A. Wynn could significantly harm our business.

        Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of Stephen A. Wynn, the Chairman of the Board and Chief Executive Officer and one of the principal stockholders of Wynn Resorts. Wynn Resorts has entered into an employment agreement with Mr. Wynn. However, we cannot assure you that Mr. Wynn will remain with us. If Wynn Resorts loses the services of Mr. Wynn or if he is unable to devote sufficient attention to our operations, our business may be significantly impaired. In addition, if Mr. Wynn is no longer either employed by Wynn Resorts as Chief Executive Officer or serving as Chairman of the Board of Wynn Resorts, other than as a result of death or disability or other limited circumstances, it would constitute a change of control that requires us to repay the second mortgage notes and would constitute an event of default under the credit facilities and the FF&E facility.

The casino, hotel, convention and other facilities at Le Rêve will face intense competition.

        Las Vegas Casino/Hotel Competition.    The casino/hotel industry is highly competitive. Resorts located on or near the Las Vegas Strip compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size. Le Rêve also will compete with a large number of other hotels and motels located in and near Las Vegas, as well as other resort destinations. Many of our competitors have established gaming operations, are subsidiaries or divisions of large public companies and may have greater financial and other resources than we do.

        According to the Las Vegas Convention and Visitors Authority, there were approximately 94,277 hotel rooms on or around the Las Vegas Strip as of December 31, 2001. Competitors of Le Rêve will include resorts on the Las Vegas Strip, among which are Bally's Las Vegas, Bellagio, Caesars Palace, Harrah's Las Vegas Hotel and Casino, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, MGM Grand Hotel and Casino, The Mirage, Monte Carlo Hotel and Casino, New York-New York Hotel and Casino, Paris Las Vegas, Treasure Island at The Mirage and The Venetian, and resorts off the Las Vegas Strip, such as Las Vegas Hilton, The Palms Casino Resort and Rio All-Suite Hotel & Casino. The Venetian has begun an expansion anticipated to consist of an approximately 1,000-room hotel tower on top of the resort's existing parking garage and approximately 150,000 square feet of additional meeting and conference space. The Venetian's expansion is expected to be completed by June 2003. In addition, Mandalay Bay Resort & Casino has announced that it will begin construction of a 1,122-room, all-suite tower connected to the current hotel casino resort in September 2002, with an expected opening in October 2003. Mandalay Bay Resort & Casino also is expected to open a new convention and meeting complex in January 2003, and Caesars Palace is currently constructing an approximately 4,000-seat performing arts "Colosseum," which is scheduled to be completed in the first quarter of 2003. Moreover, MGM Mirage has announced that it will begin construction in mid-2003 of an approximately 925-room "spa tower" addition to Bellagio, as well as expand Bellagio's spa and salon, meeting space and retail space, with an expected completion in December 2004.

        The construction and expansion of these properties during the time that Le Rêve is being constructed may affect the availability of construction labor and supplies, resulting in increased costs. We cannot assure you that the Las Vegas market will continue to grow or that hotel casino resorts will continue to be popular. A decline or leveling off of the growth or popularity of hotel casino resorts or the appeal of the features offered by Le Rêve would impair our financial condition and future results of operations.

        As noted elsewhere in this prospectus, Le Rêve will be different from many other Las Vegas resorts in that it will not focus on a highly themed experience. Instead, Le Rêve will offer an environment having a sophisticated, casually elegant ambience. Le Rêve's environment may not appeal to customers. In addition, customer preferences and trends can change, often without warning, and we may not be able to predict or respond to changes in customer preferences in time to adapt Le Rêve and the attractions and amenities it offers to address new trends.

        Other Competition for Le Rêve.    Le Rêve also will compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with riverboat gaming facilities in other states, with hotel/casino facilities elsewhere in the world, with state lotteries and with Internet gaming. In addition, certain states recently have legalized, and others may or are likely to legalize, casino gaming in specific areas. Passage of the Tribal Government Gaming and Economic Self-Sufficiency Act in 1988 has led to rapid increases in Native American gaming operations. Also, in March 2000, California voters approved an amendment to the California Constitution allowing federally recognized Native American tribes to conduct and operate slot machines, lottery games and banked and percentage card games on Native American land in California. As a result, casino-style gaming on tribal lands is growing and could become a significant competitive force. The proliferation of Native American gaming in California could have a negative impact on our operations. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which we intend to attract customers, could have a substantial negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas.

Because we may be entirely dependent upon one property for all of our cash flow, we will be subject to greater risks than a gaming company with more operating properties.

        We do not expect to have material assets or operations other than Le Rêve for the foreseeable future. As a result, we likely will be entirely dependent upon Le Rêve for all of our cash flow. The Macau entities are not guarantors of our indebtedness. In addition, the financing documents for the Macau opportunity may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by these projects. Accordingly, cash flow generated by those Macau casino(s) will not be available to service our indebtedness, including our obligations under the second mortgage notes, or support our operations. See "—Risks Related to Our Substantial Indebtedness—We may not generate sufficient cash flow to meet our substantial debt service and other obligations, including our obligations under the second mortgage notes."

        Given that our operations initially will only focus on one property in Las Vegas, we will be subject to greater degrees of risk than a gaming company with more operating properties. The risks to which we will have a greater degree of exposure include the following:

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  local economic and competitive conditions;

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  changes in local and state governmental laws and regulations, including gaming laws and regulations;

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  natural and other disasters;

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  an increase in the cost of electrical power for Le Rêve as a result of, among other things, power shortages in California or other western states with which Nevada shares a single regional power grid;

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  a decline in the number of visitors to Las Vegas; and

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  a decrease in gaming and non-gaming activities at Le Rêve.

        Also, although we have obtained title insurance policies to protect the lenders under our credit facilities and the note holders against defects in title of the Le Rêve property, the amount of our debt will be so large that any losses due to defects in title may exceed the resources of the title insurance companies.

        Any of the factors outlined above could negatively affect our ability to generate sufficient cash flow to make payments on the second mortgage notes pursuant to the indenture, on borrowings under the credit facilities or the FF&E facility or with respect to our other debt.

Wynn Resorts' ownership and management of both Le Rêve and a second resort developed on either the 20-acre parcel or the golf course land could negatively impact Le Rêve.

        Wynn Resorts' ownership of both Le Rêve and additional resorts developed on the 20-acre parcel adjacent to the site of Le Rêve and/or the golf course parcel may result in conflicting business goals because, once released from the liens under the credit facilities and second mortgage notes, a Phase II or other project developed on either site would likely be developed through an entity that is not part of the restricted group and could potentially compete with Le Rêve. For example, if Wynn Resorts or a subsidiary outside the restricted group develops a Phase II resort on either the golf course land or the 20-acre parcel, it could offer discounts and other incentives for visitors to stay at a Phase II resort, which might result in a competitive advantage for the Phase II resort over Le Rêve. In addition, that entity also may choose to allocate certain business opportunities, such as potential restaurant, dining and entertainment tenants or requests for room reservations, to the Phase II resort instead of Le Rêve. Although Wynn Resorts' common ownership of both Le Rêve and Phase II resort may result in economies of scale, efficiencies and joint business opportunities for the two resorts, if the Phase II resort is owned by an entity that is not part of the restricted group, then Le Rêve may, in certain circumstances, bear the greater burden of the expenses that are shared by both resorts. In addition, management's time may be split between overseeing the operation of the resorts. In certain circumstances, management may devote more time to the ownership and operational responsibilities of the Phase II resort than those of Le Rêve.

Terrorism and the uncertainty of war, as well as other factors affecting discretionary consumer spending, may harm our operating results.

        The strength and profitability of our business will depend on consumer demand for hotel casino resorts in general and for the type of luxury amenities Le Rêve will offer. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere, have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. We cannot predict the extent to which the events of September 11, 2001 may continue to affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations. In particular, because we expect that our business will rely heavily upon high-end credit customers, particularly international customers, factors resulting in a decreased propensity to travel internationally, like the terrorist attacks of September 11, 2001, could have a negative impact on our operations.

        In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, may negatively impact our business. Negative changes in factors affecting discretionary spending could reduce customer demand for the products and services we will offer, thus imposing practical limits on pricing and harming our operations.

        Also, the terrorist attacks of September 11, 2001 have substantially affected the availability of insurance coverage for certain types of damages or occurrences. We do not have insurance coverage for occurrences of terrorist acts with respect to our Le Rêve project and any losses that could result from these acts. The lack of sufficient insurance for these types of acts could expose us to heavy losses in the event that any damages occur, directly or indirectly, as a result of terrorist attacks and have a significant negative impact on our operations.

Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business.

        The opening and operation of Le Rêve will be contingent upon our receipt and maintenance of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to open and operate a facility is extensive. Failure to obtain or maintain the necessary approvals could prevent or delay the completion or opening of all or part of the facility or otherwise affect the design and features of Le Rêve. We do not currently hold any state and local licenses and related approvals necessary to conduct our planned gaming operations in Nevada and we cannot be certain that we will obtain at all, or on a timely basis, all required approvals and licenses. Failure to obtain or maintain any of the required gaming approvals and licenses could significantly impair our financial position and results of operations.

        The Nevada Gaming Commission may, in its discretion, require the holder of any securities we issue, including the second mortgage notes sold pursuant to this prospectus, to file applications, be investigated and be found suitable to own Wynn Resorts' securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

        Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming license could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

        Wynn Resorts' articles of incorporation provide that, to the extent a gaming authority makes a determination of unsuitability or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that are owned or controlled by an unsuitable person or its affiliates. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects.

Nevada gaming regulatory issues may arise regarding the licensing of owners of Wynn Resorts, which may cause us to incur additional debt.

        Kazuo Okada is the owner of a controlling interest in Aruze Corp., the parent company of Aruze USA, Inc., referred to as Aruze USA, which, before giving effect to the closing of Wynn Resorts' initial public offering, owns approximately 47.4% of Wynn Resorts' common stock. Under the Nevada gaming regulations, any beneficial owner of more than 10% of Aruze Corp.'s voting securities must be licensed or found suitable in respect of Aruze USA's ownership interest in Wynn Resorts, including Kazuo Okada and his son, Tomohiro Okada. Kazuo Okada is currently licensed by the Nevada Gaming Commission to own the shares of Universal Distributing of Nevada, Inc., referred to as Universal Distributing, a gaming machine manufacturer and distributor. Kazuo Okada and his son previously sought approval from the Nevada Gaming Commission in connection with the proposed transfer of Universal Distributing to Aruze Corp. In connection with this application, the Nevada State Gaming Control Board raised certain concerns, including transactions which were then the subject of a pending tax case in Japan which involved Universal Distributing, Aruze Corp. and other related parties. The lower court in the Japanese tax case ruled in Aruze Corp.'s favor, but the

Japanese tax authority has filed an appeal. It is unclear whether or how these events will affect the Nevada Gaming Commission's consideration of suitability with respect to Aruze USA's ownership of Wynn Resorts' stock.

        Aruze Corp. has informed us that there are a number of outstanding issues in the Nevada State Gaming Board's investigation of the proposed transfer of Universal Distributing in addition to the issues relating to the transactions involved in the above-described tax proceeding. These issues, together with issues relating to the Japanese tax proceeding, if not satisfactorily resolved, could result in the denial of the application. No formal action of any kind has been taken by the Nevada State Gaming Control Board or the Nevada Gaming Commission in connection with these issues. The Nevada State Gaming Control Board and Aruze have agreed to defer the pursuit of the proposed transfer of Universal Distributing until or after the applications regarding Le Rêve have been acted upon. If the Nevada State Gaming Control Board or the Nevada Gaming Commission were to act adversely with respect to the pending proceeding involving Universal Distributing, that decision could adversely affect an application filed by Aruze USA, Aruze Corp., Kazuo Okada or Tomohiro Okada in respect of Wynn Resorts.

        If any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, then, under certain circumstances, Wynn Resorts has the right to require Mr. Wynn to purchase the shares owned by Aruze USA in Wynn Resorts, including with a promissory note, or the right to purchase the shares directly with a promissory note. If Wynn Resorts is required to purchase the shares held by Aruze USA, it may have to issue a promissory note to Aruze USA. Any such debt obligation on Wynn Resorts' balance sheet may negatively affect our financial condition. See "Certain Relationships and Related Transactions—Stockholders Agreement" and "—Buy-Out of Aruze USA Stock."

        Moreover, if the Nevada Gaming Commission were to determine that Aruze USA is unsuitable to hold a promissory note issued by Wynn Resorts or Mr. Wynn, the Nevada Gaming Commission could order Aruze USA or its affiliate to dispose of its voting securities within a prescribed period of time that may not be sufficient.

        If Aruze USA or its affiliate does not dispose of its voting securities within the prescribed period of time, or if Wynn Resorts fails to pursue all lawful efforts to require Aruze USA or its affiliate to relinquish its voting securities, including, if necessary, the immediate purchase of the voting securities for cash at fair market value, the Nevada Gaming Commission could determine that Wynn Resorts was unsuitable or could take disciplinary action against Wynn Resorts. Disciplinary action could result in the limitation, conditioning, suspension or revocation of any approvals or gaming licenses held by Wynn Resorts (and, as a result, Wynn Las Vegas) and/or the imposition of a significant monetary fine against Wynn Resorts. Any such disciplinary action could significantly impair our operations.

If Wynn Macau builds and operates one or more casinos in Macau, certain Nevada gaming laws would apply to its planned gaming activities and associations in Macau.

        Certain Nevada gaming laws also apply to gaming activities and associations in jurisdictions outside the State of Nevada. As Wynn Macau develops its opportunity in Macau, Wynn Resorts and its subsidiaries that are licensed to conduct gaming operations in Nevada, including Wynn Las Vegas, Wynn Capital, Wynn Resorts Holdings and Valvino, will be required to comply with certain reporting requirements concerning gaming activities and associations in Macau proposed to be conducted by Wynn Resorts' Macau-related subsidiaries. Wynn Resorts and its licensed Nevada subsidiaries, including Wynn Las Vegas, also will be subject to disciplinary action by the Nevada Gaming Commission if Wynn Resorts' Macau-related subsidiaries:

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  knowingly violate any Macau laws relating to their Macau gaming operations;

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  fail to conduct the Macau operations in accordance with the standards of honesty and integrity required of Nevada gaming operations;

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  engage in any activity or enter into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to Nevada gaming policies;

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  engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees; or

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  employ, contract with or associate with any person in the foreign gaming operation who has been denied a license or a finding of suitability in Nevada on the ground of unsuitability, or who has been found guilty of cheating at gambling.

        Such disciplinary action could include suspension, conditioning, limitation or revocation of the registration, licenses or approvals held by Wynn Resorts and its licensed Nevada subsidiaries, including Wynn Las Vegas, and the imposition of substantial fines.

Our business will rely on high-end, international customers to whom we may extend credit, and we may not be able to collect gaming receivables from our credit players.

        We expect that a significant portion of our table game revenue at Le Rêve will be attributable to the play of a limited number of international customers. The loss or a reduction in the play of the most significant of these customers could have a substantial negative effect on our future operating results. A downturn in economic conditions in the countries in which these customers reside could cause a reduction in the frequency of visits and revenue generated by these customers.

        We will conduct our gaming activities at Le Rêve on a credit as well as a cash basis. This credit will be unsecured. Table games players typically will be extended more credit than slot players, and high-stakes players typically will be extended more credit than patrons who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

        In addition, the collectibility of receivables from international customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. We will extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit.

        While gaming debts evidenced by a credit instrument, including what is commonly referred to as a "marker," and judgments on gaming debts are enforceable under the current laws of Nevada, and judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure you that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce gaming debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

        We have incurred costs and expended funds to comply with environmental requirements, such as those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements, we, as the owner of the property on which Le Rêve is situated, may be required to investigate and clean up hazardous or toxic substances or chemical releases at that property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination.

        These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to rent or otherwise use our property.

        We believe that we have remediated all material environmental risks of which we are currently aware at the Le Rêve hotel site and on the existing golf course. However, in connection with constructing the new golf course, which will require significant grading, we may discover unforeseen environmental risks which we will need to incur costs to remediate. In addition, we will incur costs associated with asbestos removal from an existing office building in the event we decide to develop the 20-acre parcel of land located north of Le Rêve along Las Vegas Boulevard that will be available for future development should it be released from the liens under the credit facilities and the second mortgage notes. We may be required to incur costs to remediate these or other potential environmental hazards or to mitigate environmental risks.

If a third party successfully challenges our ownership of, or right to use, the Le Rêve service marks with respect to casino or hotel services, our business or results of operations could be harmed.

        We have applied to register the "LE RÊVE" service mark with the United States Patent and Trademark Office, referred to as the PTO, for casino and hotel services, as well as for other ancillary uses. Our application for hotel services has cleared the PTO examination process, meaning that "LE RÊVE" will be registered for hotel and other related services if no member of the public formally opposes our application for registration by a published deadline. Our application for casino services remains pending, and we expect it to be published for opposition soon.

        Even if we are able to obtain registration of the "LE RÊVE" mark for the above described services, such federal registration is not completely dispositive of the right to such service marks. Third parties who claim prior rights with respect to marks similar to "LE RÊVE" or the English translation "THE DREAM," may nonetheless challenge our use of "LE RÊVE" and seek to overcome the presumptions afforded by such registrations. They also could attempt to prevent our use of "LE RÊVE" and/or seek monetary damages as a result of our use. A successful challenge by a third party with respect to our ownership of, or right to use, the mark could have a material impact on our business or results of operation.

We will need to recruit a substantial number of new employees before Le Rêve opens and our employees may seek unionization.

        We will need to recruit a substantial number of new employees before Le Rêve opens and our employees may seek union representation. We cannot be certain that we will be able to recruit a sufficient number of qualified employees. Currently, Valvino is a party to collective bargaining agreements with several different unions, which it assumed in connection with the acquisition of the Desert Inn Resort & Casino. All of these agreements will expire before the scheduled opening of Le Rêve. However, the unions may seek to organize the workers at Le Rêve or claim that the agreements assumed in connection with Valvino's acquisition of the Desert Inn Resort & Casino obligate Wynn Las Vegas to enter into negotiations with one or more of the unions to represent the workers at Le Rêve. Unionization, pressure to unionize or other forms of collective bargaining could increase our labor costs.

Certain of Wynn Las Vegas' affiliates will be subject to regulatory control by the Public Utilities Commission of Nevada.

        Desert Inn Improvement Co., a direct subsidiary of Desert Inn Water Company and an indirect subsidiary of Valvino, provides water service to the existing office building on the site of the former Desert Inn Resort & Casino and the remaining homes around the Desert Inn golf course. As a result of its service obligations to the remaining homes, Desert Inn Improvement Co. is a public utility under Nevada law and will be subject to typical public utility regulation. For example, if Desert Inn Improvement Co. desires to change its filed rates or tariffs or encumber, sell or lease its real property, it will likely be required to obtain the prior approval of the Public Utilities Commission of Nevada. The public utility status of Desert Inn Improvement Co. also imposes broader regulatory restrictions on us. For example, if Wynn Resorts decides to make changes to our or its ownership structure, such as in a merger or acquisition transaction or a significant stock issuance, or a sale of Aruze USA's shares of Wynn Resorts' common stock in the event that Aruze USA is found to be unsuitable to own such stock, Wynn Resorts will likely be required to obtain the prior approval of the Public Utilities Commission of Nevada. We cannot assure you that any such approvals will be obtained. Further, with respect to any other changes or transactions which we may enter into in the future, we cannot assure you that regulatory requirements will not delay or prevent us from entering into transactions or conducting our business in a manner that might be beneficial to our operations.

The Le Rêve golf course land may be subject to restrictions which could prevent us from constructing the new golf course in accordance with our current plans and may inhibit future development of that land.

        We intend to construct the new golf course on an approximately 137-acre parcel of land located behind the hotel. Valvino acquired a portion of this parcel in connection with its purchase of the Desert Inn Resort & Casino and acquired the remainder when it purchased the residential lots located in the interior of, and some, but not all, of the lots around the former Desert Inn golf course. The residential lots, previously known as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions recorded against the lots in 1956 and amended from time to time since then. We believe that these conditions, covenants and restrictions were terminated in accordance with Nevada law in June 2001. However, some of the remaining homeowners have brought a lawsuit against Valvino challenging, among other things, the termination of the covenants, conditions and restrictions. If the plaintiffs prevail on their claims and the conditions, covenants and restrictions remain in effect, we may have to adjust our current plans for the construction of the golf course by redesigning some of the holes located on the periphery of the course.

        In addition, at least two of the homeowners have alleged the existence of an equitable implied restriction prohibiting any alternative commercial development of the golf course. If the plaintiffs prevail on this claim, any future development of the golf course parcel for an alternative use may be restricted. Valvino is vigorously contesting the homeowners' claims and will continue to do so. See "Business—Legal Proceedings."

A downturn in general economic conditions may adversely affect our results of operations.

        Our business operations will be affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our property, could result in fewer customers visiting our property, which would adversely affect our revenues.

Risks Related to the Offering and the Second Mortgage Notes

The liens securing the indebtedness under the credit facilities and FF&E facility generally will be senior to the liens securing the second mortgage notes.

        The second mortgage notes will be secured by:

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  a first priority lien on the proceeds of this offering,

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  a second priority lien on substantially all of our other existing and future assets, subject to regulatory limitations and specified exceptions and

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  a third priority lien on the assets securing our FF&E facility.

        The lenders under our credit facilities will have first priority liens on substantially all of our assets. The lenders under our FF&E facility will have first priority liens on furniture, fixtures and equipment, including assets that are integral to the operation of Le Rêve, such as elevators, escalators, heating, vacuum and air conditioning equipment and gaming equipment.

        Because Wynn Macau and the Macau-related subsidiaries of Wynn Resorts are owned by Wynn Resorts, which is not a guarantor of the second mortgage notes, the assets consisting of Wynn Resorts' Macau project(s) will not be included in the collateral. The second mortgage notes will not be secured by the aircraft assets.

        Because the liens securing the indebtedness under the credit facilities will generally be prior to the liens securing the second mortgage notes, the second mortgage notes will be effectively subordinated to the indebtedness under our $1.0 billion credit facilities. In addition, the liens on the collateral securing our $188.5 million FF&E facility will be prior to the liens securing the credit facilities and the second mortgage notes upon the FF&E collateral. We will also be permitted, under the indenture governing the second mortgage notes, to incur additional indebtedness, which may increase the amount of our credit facilities or FF&E facility. The indenture also will permit our unrestricted subsidiaries to incur debt, without limitation, provided certain conditions are met, which indebtedness will be structurally senior to the second mortgage notes, as we only have a claim against the equity in our subsidiaries, and not against their assets. See "Description of the Second Mortgage Notes— Security Interests."

        The liens granted by the guarantors to secure their guarantees of the credit facilities will also be senior to the liens securing the second mortgage note guarantees, and, therefore, the second mortgage note guarantees will also be effectively subordinated to the guarantees of the indebtedness under the credit facilities and all of our guarantors' other senior indebtedness secured by higher priority liens.

If there is a default, the value of the collateral may not be sufficient to repay both the higher priority creditors and the holders of the second mortgage notes.

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts outstanding under the second mortgage notes and other obligations secured by the junior liens, if any, after payment in full of all of the obligations secured by the higher priority liens on the collateral. If these proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the second mortgage notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have unsecured claims against our remaining assets, which claims would rank equally with all of our general unsecured indebtedness and obligations, including trade payables.

        At the completion of Le Rêve, we expect to have approximately $713.2 million outstanding under the revolving credit facility, $250 million outstanding under the delay draw term loan facility and $188.5 million outstanding under the FF&E facility. We also expect to have at such time approximately $36.8 million of borrowing availability under the revolving credit facility. Under the indenture governing the second mortgage notes, we will be permitted to incur additional indebtedness that is secured by first priority liens on the second mortgage note collateral.

Our intercreditor agreements will limit the ability of the holders of the second mortgage notes to control decisions regarding the collateral and to take enforcement action.

        The trustee under the indenture governing the second mortgage notes will enter into a project lenders intercreditor agreement with the agent for the lenders under the credit facilities and an FF&E intercreditor agreement with the agent for the lenders under the credit facilities and the agent for lenders under the FF&E facility. The intercreditor agreements will provide for the allocation of rights among the trustee and these lenders with respect to their respective interests in the collateral and the enforcement of their rights. Until the indebtedness under the credit facilities, including any refinancings, has been satisfied in full, the lenders under the credit facilities will have the exclusive right to determine the circumstances and manner in which the collateral securing the second mortgage notes and the credit facilities may be disposed of subject, in the case of the FF&E collateral, to the rights of the lenders under the FF&E facility. Similarly, until the indebtedness under the FF&E facility, including any refinancing, has been satisfied in full, the lenders under the FF&E facility will have the exclusive rights to determine the circumstances and manner in which the collateral that secures the FF&E facility, the credit facilities and the second mortgage notes may be disposed. As a result, the lenders under the credit facilities may take actions with respect to the collateral securing the second mortgage notes which holders of the second mortgage notes may disagree with or which may be contrary to the best interests of the holders of the second mortgage notes. In addition:

  •
  the intercreditor agreements will permit the agent under the credit facilities, without consent of the holders of the second mortgage notes, to amend the disbursement agreement or waive any defaults or conditions precedent to funding thereunder in various circumstances; which could result in a reduction of the scope which we are required to build and in funding additional amounts which effectively are senior to the second mortgage notes, in each case, to the detriment of the holders of second mortgage notes;

  •
  the intercreditor agreements will permit the agent under the credit facilities, without consent of the holders of the second mortgage notes, to amend various terms of the security documents and waive defaults thereunder; and

  •
  the intercreditor agreements will give the lenders under the credit facilities the right to determine whether to foreclose on the collateral and the terms of any foreclosure following an event of default under the second mortgage notes or the credit facilities.

        In addition, pursuant to the intercreditor agreements, the trustee will agree not to object to a number of important matters and actions taken by the lenders under our credit facilities and the FF&E facility following the filing of a bankruptcy petition. After such filing, the value of your collateral could materially deteriorate, and you would be unable to raise an objection. See "Intercreditor Agreements."

        The lenders under the FF&E facility will similarly have the right, without the consent of the second mortgage note holders, to waive conditions to funding under the FF&E facility and to exercise, or not exercise, any remedies with respect to the furniture, fixtures and equipment securing the FF&E facility in such manner and upon such terms as the lenders under the FF&E facility determine.

        The intercreditor agreements will also permit the lenders under the credit facilities and the FF&E facility to make advances under their respective loan facilities to protect, preserve, repair and maintain Le Rêve and their respective security interests. Any advanced amounts will be included in the amounts secured by the liens in favor of an advancing lender with the same priority as regular advances made by the lender under the disbursement agreement. Although these provisions may cause these lenders to make advances which otherwise might not be made and thus facilitate completion of Le Rêve to the benefit of the holders of the second mortgage notes, these advances also could increase both the periodic amounts payable on our secured indebtedness and the amounts secured by claims effectively senior the claims of the second mortgage note holders.

        Under the intercreditor agreements, so long as the credit facilities and the FF&E facility remain outstanding, the holders of the second mortgage notes will be restrained from exercising their remedies following a default. As such, the lenders under the credit facilities and the FF&E facility will be permitted to exercise their remedies and foreclose their respective liens on the note collateral before holders of the second mortgage notes could enforce their liens. We cannot assure you that any proceeds of foreclosure sales would be sufficient to make any payments on the second mortgage notes after repaying in full the credit facilities and the FF&E facility.

Gaming laws will impose additional restrictions on foreclosure.

        As a result of gaming restrictions, in any foreclosure sale of Le Rêve or the gaming equipment constituting collateral securing the second mortgage notes, the purchaser or the operator of the facility and/or such gaming equipment would need to be licensed to operate the resort's casino under the Nevada gaming laws and regulations. If the trustee acting on behalf of the holders of the second mortgage notes or the lenders under the credit facilities or the FF&E facility purchases Le Rêve and/or such equipment at a foreclosure sale, the trustee or such lenders would not be permitted to continue gaming operations at Le Rêve unless it retained an entity licensed under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the second mortgage notes may have to be licensed or found suitable in any event.

        Because potential bidders who wish to operate the casino must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the second mortgage notes upon acceleration of the second mortgage notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the second mortgage notes by the trustee for the benefit of the holders of the second mortgage notes.

The Public Utilities Commission of Nevada will impose additional restrictions on foreclosure.

        As a result of restrictions under Nevada law relating to public utilities, it is likely that the Public Utilities Commission of Nevada would first need to approve any action to take possession of and foreclose upon or otherwise dispose of assets that serve as collateral consisting of real property or goods held by Desert Inn Improvement Co., including, without limitation, water rights. We cannot assure you that we will be able to obtain this approval.

The liens encumbering the collateral securing the second mortgage notes may be eliminated if the liens securing the credit facilities or, in the case of the collateral securing the FF&E facility, the liens securing the FF&E facility, are foreclosed first.

        Pursuant to the intercreditor agreements, the lenders under our credit facilities are permitted to foreclose on the liens securing such facilities before the second mortgage notes holders. Similarly, the lenders under our FF&E facility are permitted to foreclose on the liens securing such facility before the second mortgage note holders. If the liens securing the credit facilities are foreclosed before the liens securing the second mortgage notes, the liens securing the second mortgage notes on the foreclosed collateral will be terminated. Similarly, if the liens securing the FF&E facility are foreclosed before the liens securing the second mortgage notes, the liens securing the second mortgage notes on the furniture, fixtures and equipment that secures the FF&E facility will be terminated. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the second mortgage notes and/or various other interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of such bankruptcy proceedings would expose the holders of the second mortgage notes to additional risks, including additional restrictions on exercising rights against collateral. See "—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes." The second mortgage notes trustee will agree not to challenge the validity, enforceability or priority of liens on any collateral granted to any lender that is a party to the disbursement agreement. See "Disbursement Agreement" and "Intercreditor Agreements."

Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders.

        Multiple parties will be providing financing for the construction and development of Le Rêve, including the lenders under the credit facilities and under the FF&E facility and the holders of the second mortgage notes. Our lenders will enter into agreements, including the disbursement agreement and the intercreditor agreements, to govern the relationships among them. These agreements may limit the rights of the second mortgage note holders.

        For example, under the disbursement agreement, the construction consultant engaged by the lenders will review disbursement requests and other matters under the disbursement agreement to assess compliance or non-compliance with the requirements under the disbursement agreement. Accordingly, such construction consultant will be making judgments from time to time which will affect, and may impair, the interests of the holders of the second mortgage notes.

        Subject to specified conditions, the disbursement agreement will also require each lender to fund its proportionate share of each disbursement. However, we cannot assure you that each lender will always perform its obligations under the disbursement agreement. If any lender fails to fund its share of the amounts to be advanced under the disbursement agreement, we may not have sufficient funds to complete Le Rêve.

        Further, given that we are required to expend all of the proceeds of the second mortgage notes before obtaining any loans under the credit facilities or the FF&E facility, the second mortgage note holders would be fully exposed if, at any time, the lenders under our credit facilities or under our FF&E facility failed to fund as required under the disbursement agreement.

        In addition, financing by multiple lenders with security interests in common collateral or collateral that is interrelated by use or location may increase complexity and reduce flexibility in a debt restructuring of our indebtedness. In particular, the FF&E lenders will have control of assets that are required for the ordinary course operations of Le Rêve. Thus, notwithstanding the relatively small portion of Le Rêve's indebtedness that will be held by the FF&E lenders, upon the occurrence of a default under the FF&E facility, the FF&E lenders may be able to prevent Le Rêve from operating. However, the lenders under the FF&E facility will agree in the intercreditor agreement with the lenders under our credit facilities and the holders of the second mortgage notes, subject to specified limitations, upon default under such facility, not to exercise remedies for a period of up to 60 days before completion of Le Rêve or 45 days after completion of Le Rêve. However, we cannot assure you that the lenders under the FF&E facility will respect such obligations or, even if they do respect such obligations, that such standstill period will be sufficient to restructure our indebtedness

We may not be able to fulfill our repurchase obligations with respect to the second mortgage notes upon a change of control.

        If we experience certain specific change of control events, we will be required to offer to repurchase all outstanding second mortgage notes at 101% of the principal amount of the second mortgage notes plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the second mortgage notes that might be delivered by holders of the second mortgage notes seeking to accept the change of control offer. Moreover, under the indenture governing the second mortgage notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" and thus would not give rise to any repurchase rights. See "Description of the Second Mortgage Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Other Indebtedness—Credit Facilities."

        In addition, the credit facilities will contain, and any future credit agreement likely will contain, restrictions or prohibitions on our ability to repurchase the second mortgage notes under certain circumstances. If these change of control events occur at a time when we are prohibited from repurchasing the second mortgage notes, we may seek the consent of our lenders to purchase the second mortgage notes or could attempt to refinance the borrowings that contain these prohibitions or restrictions. If we do not obtain our lenders' consent or refinance these borrowings, we will not be able to repurchase the second mortgage notes. Accordingly, the holders of the second mortgage notes may not receive the change of control purchase price for their second mortgage notes in the event of a sale or other change of control, which will give the trustee and the holders of the second mortgage notes the right to declare an event of default and accelerate the repayment of the second mortgage notes. Please see "Description of the Second Mortgage Notes—Events of Default."

Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes.

        If a bankruptcy case were to be commenced by or against us prior to the repossession and disposition of note collateral, the right of the indenture trustee to repossess and dispose of the note collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law. A bankruptcy case may be commenced by us, a holder of second mortgage notes, the lenders under the credit facilities or the FF&E facility or any other creditors, including junior creditors.

        The "automatic stay" under applicable bankruptcy law prohibits secured creditors, such as the holders of the second mortgage notes and the lenders under the credit facilities and the FF&E facility, from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

        The meaning of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. "Adequate protection" may include cash payments or the granting of additional security, of such type, at such time and in such amount as the court may determine. For example, the debtor could be permitted use the funds in the second mortgage notes proceeds account as cash collateral if the debtor provided adequate protection for such use by granting replacement liens on other collateral, which might not consist of liquid assets.

        In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the second mortgage notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of "adequate protection," the holders of the second mortgage notes would be compensated for any delay in payment or loss of value of the collateral.

        Factors that might bear on the recovery by the holders of the second mortgage notes in these circumstances, among others, would include:

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  a debtor in a bankruptcy case does not have the ability to compel performance of a "financial accommodation," including the funding of various undrawn loans contemplated to fund construction of Le Rêve;

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  lenders with higher priority liens may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens; and

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  the cost and delay of developing a confirmed Chapter 11 plan could reduce the present value of revenues.

        In addition, pursuant to the intercreditor agreements, the trustee has agreed not to object to a number of important matters and actions taken by the lenders under our credit facilities and the FF&E facility following the filing of a bankruptcy petition. After such filing, the value of your collateral could materially deteriorate, and you would be unable to raise an objection. The agreements of the trustee include that the trustee and the second mortgage note holders will not assert the lack of adequate protection of their liens and the collateral securing the second mortgage notes as a basis for approving a motion or other relief approved by the lenders under the credit facilities. See "Intercreditor Agreements."

Contract rights under agreements serving as collateral for the second mortgage notes may be rejected in bankruptcy.

        Among other things, contract rights under certain of our agreements serve as collateral for the second mortgage notes, including rights that stem from the agreements to which we are a party, such as the Marnell Corrao construction contract. If a bankruptcy case were to be commenced by or against Marnell Corrao, it is possible that all or part of the Marnell Corrao construction contract could be rejected by that party or a trustee appointed in the bankruptcy case pursuant to Section 365 or Section 1123 of the United States Bankruptcy Code and thus not be specifically enforceable. Additionally, to the extent any rejected agreement constitutes a lease of real property, the resulting claim of the lessor for damages resulting from termination may be capped pursuant to Section 502(b)(6) of the bankruptcy code.

        In addition, in a bankruptcy proceeding, the court would have broad discretion to approve transactions that could disadvantage the holders of the second mortgage notes. For example, under certain circumstances, a court could approve our or third parties' motions for sales of collateral on terms unfavorable to us, require you to accept subordinated or other securities in exchange for the second mortgage notes, or substantive consolidation of us with Wynn Resorts in a bankruptcy in which Wynn Resorts was debtor. Regardless of the ultimate disposition of any of these or other motions or claims, we cannot assure you that during litigation of these issues our payments on the second mortgage notes would be paid in full or on time.

In the event that a bankruptcy court orders the substantive consolidation of Wynn Las Vegas and Wynn Capital with certain affiliated parties, payments on the second mortgage notes could be delayed or reduced.

        Although we believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining the separate existence of the issuers and that the issuers' assets and liabilities can be readily identified as distinct from those of Wynn Resorts, Valvino and their respective subsidiaries other than Wynn Las Vegas and Wynn Capital, we cannot assure you that a bankruptcy court would agree in the event that any of Wynn Resorts, Valvino or any such other affiliates becomes a debtor under the bankruptcy code. If a bankruptcy court concludes that substantive consolidation of Wynn Las Vegas or Wynn Capital with any affiliated party referred to in the first sentence of this paragraph is warranted, the risks described above under "Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes" would apply as a result of such bankruptcy filing, notwithstanding that Wynn Las Vegas is successfully operating Le Rêve and is able to pay its obligations as they become due. If substantive consolidation is ordered, payments on the second mortgage notes could be delayed or reduced.

If the lenders under the credit facilities release their security interests in the Phase II land or in some portions of the golf course land, the second mortgage note holders' security interests in that land will be automatically released. The interests of the lenders may be different than those of the second mortgage note holders.

        The liens securing the second mortgage notes in the Phase II land and in certain portions of the golf course land will be automatically released if the lenders under the credit facilities release their first priority liens on the Phase II land or those portions of the golf course land. Although the credit facilities will specify earnings tests that need to be satisfied before the lenders can release their liens in that collateral, the lenders under the credit facilities will be free to amend or waive those tests at any time. The interests of the lenders may be different than those of the second mortgage note holders, and investors should not rely on the lenders to act in the note holders' interests.

If earnings or leverage and ratings tests specified in the second mortgage notes indenture are met, the note holders' liens on some of the real property collateral will be released.

        The liens on all of the golf course land and the related water rights will be released after the third anniversary of commencing operations at Le Reve if we achieve a ratio of total debt to earnings before interest, tax, depreciation and amortization of 3.0 to 1.0 or less and if the indebtedness under our credit facilities is rated BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's Investors Service both before and after giving effect to the release of those liens.

        The security interests in two acres of the golf course land will be released to allow the construction of a home for Mr. Wynn if the purchase price paid by Mr. Wynn is at least equal to the fair market value of that land, the sale proceeds are contributed by Wynn Resorts Holdings to Wynn Las Vegas as a capital contribution, and the construction of Mr. Wynn's home will not interfere with the design, construction, operation or use of the remainder of the golf course land as a golf course.

        Once the security interests in the Phase II land, the golf course land and the related water rights are released, the note holders will have only a second priority lien on the assets comprising the hotel and casino and the equity interests of the restricted subsidiaries of Valvino, and a third priority lien on the FF&E facility collateral. See "—Risks Related to Our Substantial Indebtedness—The second mortgage notes will have a junior lien on a substantial portion of our assets, and will have no liens on certain assets."

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and the liens securing the guarantees and to require second mortgage note holders to return payments received from us or the guarantors.

        Our creditors or the creditors of our guarantors could challenge the second mortgage note guarantees and the liens securing those guarantees as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees and the grant of the second priority liens securing the guarantees could be avoided as fraudulent transfers if a court determined that the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or granted its lien:

  •
  delivered the guarantee or granted the lien with the intent to hinder, delay or defraud its existing or future creditors; or

  •
  received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantee and the incurrence of the lien, and if the guarantor:

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  was insolvent or rendered insolvent at the time it delivered the guarantee or granted the lien;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        If the guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us for amounts payable on the second mortgage notes would be effectively subordinated to all of the indebtedness and other obligations of our guarantors, including trade payables and any subordinated indebtedness. If the granting of liens to secure the guarantees were avoided or limited under fraudulent transfer or other laws, the guarantees would become unsecured claims to the extent of the avoidance or limitation, ranking equally with all general unsecured claims of the guarantors.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the guarantees or that any guarantee would not be subordinated to a guarantor's other indebtedness.

Any additional guarantees or liens on collateral provided after the second mortgage notes are issued could also be avoided as preferential transfers.

        The second mortgage notes indenture will provide that certain future restricted subsidiaries will guarantee the second mortgage notes and secure their guarantees with liens on their assets. The second mortgage notes indenture will also require us to grant liens on certain assets that we and the existing guarantors acquire after the second mortgage notes are issued. If any new guarantor, or any issuer or guarantor providing new collateral for the second mortgage notes, is insolvent or anticipates insolvency at the time the guarantee or lien is granted, the guarantee or lien, as applicable, could be avoided as a preferential transfer.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Unrestricted subsidiaries will generally not be subject to the covenants under the second mortgage notes indenture, and their assets will not be available as security for the second mortgage notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the second mortgage notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the second mortgage notes.

The collateral securing the second mortgage notes includes real property and, as a result, holders of the second mortgage notes may be subject to certain environmental risks.

        Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property's value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, referred to as CERCLA, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of, or preventing a threatened release of, hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

        Under CERCLA, a person "who, without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders seldom have been held liable under CERCLA. The lenders who have been found liable generally have been found to have been sufficiently involved in the mortgagor's operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain "safe harbors" for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There currently is no controlling authority on this matter.

There is no public market for the second mortgage notes, and we cannot assure you that a market for the second mortgage notes will develop.

        The second mortgage notes are a new issue of securities for which there is currently no active trading market. We do not intend to file an application to have the second mortgage notes listed on any securities exchange or included for quotation on any automated dealer quotation system. Although the underwriters have informed us that they intend to make a market in the second mortgage notes as over-the-counter securities that are not traded on an exchange, they have no obligation to do so and may discontinue their market-making activity at any time without notice.

        If any of the second mortgage notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the second mortgage notes and the market prices quoted for the second mortgage notes may be negatively affected by changes in the overall market for high-yield securities. As a result, we cannot assure you that an active trading market will develop for the second mortgage notes.

The officers, directors and substantial stockholders of Wynn Resorts may be able to exert significant control over its and our future direction.

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Resorts Holdings. Valvino is the sole member of Wynn Resorts Holdings and Wynn Resorts is the sole member of Valvino. As a result, Wynn Resorts, through its subsidiaries, controls Wynn Las Vegas and Wynn Capital.

        After this offering and the offering of Wynn Resorts' common stock, Mr. Wynn and Aruze USA will each own approximately 31.4% of Wynn Resorts' outstanding common stock. As a result, Mr. Wynn and Aruze USA, to the extent they vote their shares in a similar manner, effectively will be able to control all matters requiring Wynn Resorts' stockholders' approval, including the approval of significant corporate transactions.

        In addition, Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement. Under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn will, as a practical matter, control Wynn Resorts' board of directors. The stockholders agreement will continue to be in effect after the completion of this offering. For more information about the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund, see "Certain Relationships and Related Party Transactions—Stockholders Agreement."

We may redeem your second mortgage notes due to regulatory considerations, either as required by gaming authorities or in our discretion.

        The indenture will grant us the power to redeem the second mortgage notes that you own or control if any governmental gaming authority requires you, or a beneficial owner of the second mortgage notes, to be licensed, qualified or found suitable under any applicable gaming law and:

  •
  you or such beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant governmental gaming authority) or

  •
  you or such beneficial owner is determined by a governmental gaming authority to be unsuitable to own or control the second mortgage notes.

        Under the foregoing circumstances, under the indenture, we will be able to redeem, and if required by the applicable gaming authority, we must redeem, your second mortgage notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be, in each case, together with accrued and unpaid interest on the second mortgage note, equal to:

  •
  the price determined by the governmental gaming authority or

  •
  if the governmental gaming authority does not determine a price, the lesser of (1) the principal amount of the second mortgage notes and (2) the price that you or the beneficial owner paid for the second mortgage notes.

FORWARD-LOOKING STATEMENTS

        Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "believe," "expect," "anticipate," "estimate," "intend," "plan," "continue" or the negative of these terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then actual results, levels of activity, performance or achievements could differ significantly from those expressed in, or implied by, the forward-looking statements contained in this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking statements. Except as required by law, we do not intend to update or revise any of the forward-looking statements after the date of this prospectus to conform these statements to actual results. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. Our forward-looking statements in this prospectus include, but are not limited to, statements relating to:

  •
  statements relating to our business strategy;

  •
  statements relating to our development, construction and operation of Le Rêve;

  •
  expectations concerning future operations, margins, profitability, liquidity and capital resources; and

  •
  our current and future plans, including with respect to Wynn Macau's opportunity to develop one or more casinos in Macau.

        These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our operations that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause our financial performance to differ significantly from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements:

  •
  risks associated with entering into a new venture and new construction, including our ability to construct and open Le Rêve on time and on budget;

  •
  competition and other planned construction in Las Vegas;

  •
  uncertainty of casino spending and vacationing in hotel casino resorts in Las Vegas;

  •
  occupancy rates and average room rates in Las Vegas;

  •
  demand for high-end, entertainment-related hotel and destination casino resorts in Las Vegas and changing resort preferences among high-end customers;

  •
  domestic and global economic, credit and capital market conditions;

  •
  leverage and debt service obligations, including sensitivity to fluctuations in interest rates;

  •
  our dependence on Stephen A. Wynn;

  •
  applications for licenses and approvals under applicable laws and regulations, including gaming laws and regulations;

  •
  changes in gaming laws or regulations, including the legalization or expansion of gaming in certain jurisdictions;

  •
  adverse outcomes of pending litigation or the possibility of new litigation;

  •
  risks associated with Macau's new gaming regulatory framework;

  •
  changes in federal or state tax laws or the administration of these laws;

  •
  regulatory or judicial proceedings;

  •
  the consequences of any future security alerts and/or terrorist attacks such as the attacks that occurred on September 11, 2001; and

  •
  a broad downturn in the economy in general.

USE OF PROCEEDS

        We expect to receive approximately $326.0 million in net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses.

        Concurrent with the consummation of this offering:

  (1)
  Wynn Resorts will consummate an initial public offering of its common stock. We expect Wynn Resorts to raise approximately $450 million in gross proceeds for its initial public offering (based on the number of shares and an assumed offering price equal to the mid-point of the price range set forth on the cover of the preliminary prospectus relating thereto). Wynn Resorts will contribute to Wynn Las Vegas approximately $374.7 million of the net proceeds from the initial public offering. Additionally, if the underwriters for the initial public offering exercise their over-allotment option in full, we expect Wynn Resorts' net proceeds from the over-allotment exercise to be approximately $62.8 million. Wynn Resorts may, at its option, contribute those funds to us for our use, but is under no obligation to do so;

  (2)
  We will enter into a $750.0 million revolving credit facility, a $250.0 million delay draw term loan facility and a $188.5 million FF&E facility. We have received commitments for the credit facility and the delay draw term loan facility, and our placement agent for the FF&E facility has received commitments from the lenders who will enter into the FF&E facility. See "Description of Other Indebtedness."

        We intend to use the net proceeds from this offering, together with equity contributions from Wynn Resorts' initial public offering proceeds and Valvino's existing cash on hand, and borrowings under the revolving credit facility, delay draw term loan facility and FF&E facility to design, develop, construct, equip and open Le Rêve. None of the proceeds of this offering will be used to fund the construction and development of Wynn Macau's casinos in Macau. The disbursement agreement will require that project costs be funded first from contributions to us from Wynn Resorts, then from the net proceeds of this offering and then from the other debt facilities. We expect to begin to request disbursements of the second mortgage note proceeds, subject to satisfaction of the conditions in the disbursement agreement, approximately ten to twelve months after the consummation of this offering.

        The net proceeds of this offering will be deposited in a secured account pending disbursement. The funds in the secured account will be invested at our discretion only in cash, cash equivalents and certain permitted investments. The trustee under the indenture governing the second mortgage notes, for the benefit of the holders of the second mortgage notes, will have a first priority security interest in the net proceeds held in the secured account.

        We expect that the funds provided by these sources and available cash will be sufficient to design, develop, construct, equip and open Le Rêve and to pay interest on borrowings under the credit facilities, the FF&E facility and the second mortgage notes until the scheduled opening of Le Rêve, assuming there are no significant delay costs or construction cost overruns for which we are responsible. We believe that the construction budget for Le Rêve is reasonable, but given the risks inherent in the construction process, it is possible that the costs of developing and constructing Le Rêve could be significantly higher. See "Risk Factors—Risks Associated with Our Construction of Le Rêve," "—Risks Related to Our Substantial Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes.

        The net proceeds from this offering will be used to fund the initial phases of construction, including contractor monthly payment applications, design fees and operational payroll.

        The following table sets forth estimated sources and uses by Wynn Las Vegas and the guarantor entities, of funds to design, develop, construct, equip and open Le Rêve and for other operations related primarily to the Le Rêve project. The table includes all sources and uses of funds since the inception of Valvino and its subsidiaries. The table assumes that the financing transactions, including this offering, closed on October 1, 2002. For purposes of calculating total construction costs, the revolving credit facility balance and interest and commitment fees, this table also includes certain final construction cost payments that we assume will be made after the opening of Le Rêve.

Sources (in millions)		Uses (in millions)
Revolving credit facility	$713.2	Construction costs:
Delay draw term loan facility	250.0	Marnell Corrao contract	$919.3
FF&E facility	188.5	Interior design, related FF&E,
Second mortgage notes	340.0	signage and electronic
Equity contributions (1)	937.0	systems	303.0
Interest income (2)	24.0	Design and engineering fees	67.4
Other income (3)	5.4	Golf course	21.5
		Parking garage	11.5
		Government approvals & permits	13.8
		Insurance	13.9
		Miscellaneous capital projects	23.8
		Construction period utilities & security	6.3
		Additional contingency (4)	26.7

		Total construction costs		$1,407.2
		Land and buildings (5)		318.5
		Pre-opening costs		158.0
		Owner-acquired FF&E		122.9
		Entertainment production costs		24.4
		Other expenditures (6)		11.9
		Aircraft acquisition and loan repayment (7)		38.7
		Interest and commitment fees (8)		205.3
		Working capital needs at opening		35.5
		Construction completion guarantee		50.0
		Liquidity reserve		30.0
		Transaction fees and expenses (9)		55.7

Total Sources	$2,458.1	Total Uses		$2,458.1

(1)
Represents contributions of (a) approximately $562.3 million of Valvino member net contributions from inception and (b) approximately $374.7 million of the anticipated net proceeds from Wynn Resorts' initial public offering.

(2)
Represents interest earned at the estimated LIBOR rate on our estimated cash balance through the scheduled opening of Le Rêve. Estimates of the LIBOR rate are based on current market projections of the LIBOR rate ranging from approximately 2% to 4%. Interest income shown has not been adjusted for taxes that will be payable on those amounts. Depending on the extent to which our expenses must be capitalized into the construction project rather than deducted currently, we may owe corporate income tax on our interest income.

(3)
Consists of net income from incidental operations, including our brief operation of the Desert Inn Resort & Casino by Valvino before the casino was closed, operation of the golf course on the site of the former Desert Inn Resort & Casino through June 30, 2002 and the collection of accounts receivable following the acquisition of the previous facility at the site.

(4)
Represents the owner's contingency with respect to the portions of the project not covered by the construction contract. This amount does not include the owner's contingency of approximately $7.6 million under the construction contract.

(5)
Represents amounts previously expended to acquire land for the project, including the golf course land, buildings and water rights.

(6)
Consists primarily of operating costs of the previous facility at the Le Rêve site before closure of that facility and facility closure expenditures.

(7)
Represents (a) a purchase price of approximately $38.2 million for the corporate aircraft, of which approximately $9.7 million was paid in cash at the time of purchase and $28.5 million was represented by a loan from Bank of America, N.A to World Travel, which Valvino acquired from Mr. Wynn, and (b) approximately $0.5 million in interest payments on the Bank of America loan anticipated to be made prior to the closing of this offering. Borrowings under the FF&E facility, but not proceeds from this offering, will be used to repay the outstanding balance of this loan.

(8)
Includes interest expense on the second mortgage notes, and expected interest expense and commitment fees on the revolving credit facility, the delay draw term loan facility and the FF&E facility through the scheduled opening date of Le Rêve. Interest on the revolving credit facility, the delay draw term loan facility and the FF&E facility has been computed assuming a LIBOR rate ranging from approximately 2% to 4%, plus the applicable margin, which is a 4% margin for the revolving credit facility and the FF&E facility and a 4.25% margin for the delay draw term loan facility.

(9)
Includes fees and expenses related to (a) this offering and (b) the revolving credit facility, the delay draw term loan facility and the FF&E facility.

CAPITALIZATION

        The following table sets forth the capitalization of Wynn Las Vegas, Wynn Capital and the guarantors of the second mortgage notes as of June 30, 2002:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect on the closing date of this offering to the sale of $340 million in aggregate principal amount of the second mortgage notes in this offering and the expected contributions by Wynn Resorts to Wynn Las Vegas of $374.7 million in net proceeds from Wynn Resorts' initial public offering; and

  •
  on a pro forma, as adjusted basis once all of the funding under the revolving credit facility, the delay draw term loan facility, the second mortgage note offering, the FF&E facility and the contributions from Wynn Resorts expected to be necessary for the construction of Le Rêve has occurred. See "Use of Proceeds." We have assumed that approximately $713.2 million of the $750 million revolving credit facility will be drawn for the construction of Le Rêve.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes.

	As of June 30, 2002 (in millions)
	Actual (As restated)	Pro Forma for the Second Mortgage Note Offering and Capital Contributions	Pro Forma, As Adjusted to Reflect All Borrowings Expected to be Necessary to Construct Le Rêve
Long-Term Debt:
Revolving credit facility	—	—	$713.2
Delay draw term loan facility	—	—	250.0
FF&E facility(1)	—	—	188.5
Second mortgage notes	—	$340.0	340.0
Other long-term debt(1)(2)	$28.8	28.8	0.3

Total Long-Term Debt	28.8	368.8	1,492.0
Members' Equity
Contributed capital(3)	562.3	937.0	937.0
Deficit accumulated during the development stage	(36.7)	(36.7)	(36.7)

Total Members' Equity (Excluding Non-Guarantors)(4)	525.6	900.3	900.3

Total Capitalization	$554.4	$1,269.1	$2,392.3

(1)
Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, which will become a wholly owned subsidiary of Wynn Las Vegas prior to the consummation of this offering.

(2)
Includes a $28.5 million loan outstanding to Bank of America, N.A. with respect to our corporate aircraft. The Bank of America loan is secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft and calls for 47 monthly principal payments of $158,333 commencing March 1, 2003 and the payment of the approximately $21.1 million remaining principal on March 1, 2007. Also includes the amount owing pursuant to an annuity issued by ITT Sheraton in connection with the acquisition of a parcel of land in 1994. The annuity bears interest at an annual rate of 8% and requires payment of $5,000 per month until February 2009. Valvino assumed the obligations under the annuity in connection with its acquisition of the Desert Inn Resort & Casino.

(3)
Contributed capital on a pro forma and pro forma as adjusted basis includes the expected contributions by Wynn Resorts to Wynn Las Vegas of $374.7 million in net proceeds from Wynn Resorts' initial public offering.

(4)
Excludes members' equity of approximately $20.8 million of the non-guarantor subsidiaries Valvino had as of June 30, 2002, including Wynn Macau. For more information on the non-guarantor entities, see Note 11 to the financial statements included in this prospectus.

PRINCIPAL STOCKHOLDERS OF WYNN RESORTS

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Resorts Holdings. Valvino is the sole member of Wynn Resorts Holdings, and Wynn Resorts is the sole member of Valvino. As a result, Wynn Resorts, through its subsidiaries, controls Wynn Las Vegas and Wynn Capital.

        Stephen A. Wynn.    Mr. Wynn has more than thirty years of experience in the gaming, hotel and tourism industries as a designer, developer and operator of hotel casino resorts. From 1973 until 2000, Mr. Wynn served as the Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor. During his tenure, he led the design and development of the following hotel casino resort properties: Bellagio, The Mirage, Treasure Island at The Mirage, Atlantic City Golden Nugget and Beau Rivage in Biloxi, Mississippi. Mr. Wynn also worked to redesign and expand several other hotel casino resort properties, such as the Golden Nugget—Las Vegas and the Golden Nugget—Laughlin. The public filings and press releases of Mirage Resorts and MGM Mirage report that in fiscal year 1999, the last full year of Mr. Wynn's tenure with Mirage Resorts, the company had grown to own and operate eight hotel casino resort properties totaling 630,000 square feet of casino gaming space and 16,577 hotel rooms that generated approximately $2.4 billion in revenue, $573 million in earnings before depreciation, interest, taxes and pre-opening costs and $110.4 million in net income.

        The hotel casino resorts created by Mirage Resorts during Mr. Wynn's tenure are each marked by unique features. In 1989, Mr. Wynn oversaw the creation of the first mega-resort in Las Vegas with the introduction of The Mirage. The Mirage is based on a South Seas theme and features a 54 foot "active" volcano, a dolphin habitat and an illusionist show performed by Siegfried and Roy. The Caribbean-inspired Treasure Island at The Mirage, built in 1993, features a pirate village with full-scale replicas of a pirate ship and British frigate, which engage in a special effects battle. Bellagio, a European-style luxury resort completed in 1998, is marked by its eight-acre lake of dancing fountains inspired by Lake Como of Northern Italy, as well as the show "O" produced and performed by the Cirque du Soleil organization.

        Under Mr. Wynn, Mirage Resorts was ranked as the second most admired company in the United States in the March 3, 1997 issue of Fortune magazine. In that issue, Fortune magazine also ranked Mirage Resorts as the fourth best company in the United States in quality of management. During Mr. Wynn's tenure, Mirage Resorts was successful in attracting and retaining top quality employees; Mirage Resorts grew to approximately 30,000 employees by 2000. In 2000, Mirage Resorts was sold to MGM Grand, Inc. for approximately $6.4 billion.

        Aruze USA.    Aruze USA, a Nevada corporation, is a wholly owned subsidiary of Aruze Corp., a Japanese manufacturer of pachislot and pachinko machines and video game software. As of October 18, 2002, Aruze Corp. had a market capitalization of approximately ¥144 billion, or approximately $1.1 billion. Kazuo Okada, who founded Aruze Corp. in 1969, now holds a controlling interest in Aruze Corp. and serves as its president. Aruze Corp. is a Japanese corporation traded on the JASDAQ system (NASDAQ Japan). After beginning his career in the juke box and pachinko machine businesses, Mr. Okada continued his business pursuits in the gaming machine manufacturing industry and is credited with creating the pachislot machine. Unlike a typical slot machine, where the reels stop on their own after the player pulls the machine's "arm" to start the rotation of the reels, a pachislot machine player stops each individual reel by pushing a button in front of that reel. The pachislot machine has grown to be very popular in Japan. To date, Aruze Corp. has sold more than 1 million pachislot machine units. Aruze Corp. is now the largest manufacturer of pachislot machines in

Japan and holds a significant share of Japan's pachislot machine market in terms of annual sales.

        Baron Asset Fund.    Baron Asset Fund, a Massachusetts business trust, is comprised of four fund series, each of which is a publicly traded registered mutual fund managed by BAMCO, Inc., a New York corporation. Together, these fund series hold total assets equal to almost $4.1 billion. Baron Asset Fund holds shares of Wynn Resorts on behalf of two of the fund series: the Baron Asset Fund Series and the Baron Growth Fund Series. Ron Baron is the Chairman and Chief Executive Officer of Baron Asset Fund and BAMCO.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data regarding Valvino and its subsidiaries should be read together with Valvino's consolidated financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other information contained in this prospectus. The selected data presented below as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and the period from inception (April 21, 2000) to December 31, 2000, is derived from the consolidated financial statements of Valvino and its subsidiaries (a development stage company), which have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements as of December 31, 2001 and 2000 and the year ended December 31, 2001 and the period from inception to December 31, 2000, and the independent auditors' report thereon, are included elsewhere in this prospectus. The selected data presented below as of June 30, 2002 and for the six months ended June 30, 2002 and 2001, respectively, and the period from inception to June 30, 2002, is derived from the unaudited consolidated financial statements of Valvino and its subsidiaries, which are included elsewhere in this prospectus.

        In October 2002, Valvino transferred its interests in Wynn Group Asia, Inc., Kevyn, LLC, Rambas Marketing Co., LLC, Toasty, LLC and WorldWide Wynn, LLC to Wynn Resorts. Therefore, following this offering, the assets and operations of the restricted group will no longer include those of such subsidiaries.

	Inception to December 31, 2000 (As restated)	Year Ended December 31, 2001 (As restated)	Six Months Ended June 30, 2001 (As restated)	Six Months Ended June 30, 2002 (As restated)	Inception to June 30, 2002 (As restated)
	(In thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenues	$87	$1,157	$686	$945	$2,189
Operating Loss	(12,033)	(20,060)	(9,770)	(13,403)	(45,496)
Net Loss Accumulated During the Development Stage	(10,616)	(17,726)	(8,234)	(12,776)	(41,118)
Net Loss Per Share	$(53.08)	$(86.27)	$(40.52)	$(61.19)	$(201.08)
	December 31, 2000 (As restated)	December 31, 2001 (As restated)	June 30, 2002 (As restated)
	(In thousands)
Consolidated Balance Sheet Data:
Total Assets	$387,084	$388,543	$586,036
Total Long-Term Obligations(1)	358	326	28,810
Members' Equity	381,956	384,230	544,948
	Inception to December 31, 2000 (As restated)	Year Ended December 31, 2001 (As restated)	Six Months Ended June 30, 2002 (As restated)
Ratio of Earnings to Cover Fixed Charges(2)	—	—	—
Earnings Deficiency	$(10,616)	$(17,726)	$(13,340)

(1)
Includes the current portion of long-term debt.

(2)
For the periods presented, earnings were not sufficient to cover fixed charges and, accordingly, such ratios have not been presented.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and related notes included elsewhere in this prospectus.

        As discussed in Note 12 to the consolidated financial statements, the accompanying financial statements as of June 30, 2002 and December 31, 2001 and 2000, and for the six months ended June 30, 2002 and 2001, the year ended December 31, 2001 and the periods from inception to December 31, 2000 and June 30, 2002, have been restated. The following discussion gives effect to the restated amounts.

Introduction

        We have included the financial statements of Valvino in this prospectus. In September 2002, Wynn Resorts, an entity formed in June 2002, became the parent entity of Valvino when all of the members of Valvino contributed 100% of the membership interests (210,834 shares) to Wynn Resorts in exchange for 40,000,000 shares of Wynn Resorts common stock. Valvino has had no significant operations to date. In June 2000, Valvino acquired the Desert Inn Resort & Casino assets from Starwood Hotels & Resorts Worldwide, Inc. Valvino ceased operating the Desert Inn Resort & Casino after approximately ten weeks. Valvino has demolished some of the buildings constituting the former Desert Inn Resort & Casino hotel in anticipation of the construction of Le Rêve. The remaining structures have been and will continue to be utilized as offices at least through the completion of Le Rêve. Since Valvino ceased operating the Desert Inn Resort & Casino, our efforts have been devoted principally to the development activities described below with respect to Le Rêve and Wynn Macau's opportunity in Macau. We have not included a discussion of the Macau related entities in Management's Discussion and Analysis of Financial Condition and Results of Operations as the development of the Macau casino will have no effect on the financial position or results of operations of Wynn Las Vegas and Wynn Capital. In addition, the financial position and operating results of World Travel and Las Vegas Jet, which include principally the operation and charter services of a corporate aircraft, are included in Valvino's financial statements. Moreover, we continue to operate an art gallery displaying works from The Wynn Collection, which consists of artwork from the personal art collection of Stephen and Elaine Wynn. Until summer 2002, we also operated the golf course located on the site of the former Desert Inn Resort & Casino. Valvino's historical operating results will not be indicative of future operating results.

        At June 30, 2002, Valvino's principal assets included the equity interests in its various subsidiaries and, together with certain of such subsidiaries, the site of the former Desert Inn Resort & Casino. At June 30, 2002, Valvino also indirectly owned a majority interest in Wynn Macau, a foreign subsidiary that has entered into a concession agreement with the government of Macau permitting it to conduct gaming operations in Macau. Wynn Macau and the other Macau-related entities are part of a line of subsidiaries that is separate from the subsidiaries that own and operate Le Rêve. As a result, cash flow generated by the Macau-related entities may not be available to service our indebtedness, including our obligations under the second mortgage notes, or support our operations. Moreover, the assets of the Macau-related entities will not serve as collateral for our Le Rêve-related indebtedness. Accordingly, the following discussion does not address the operations or assets of the Macau-related entities.

Development Activities

        Valvino was organized in April 2000. Wynn Las Vegas was organized in April 2001 and Wynn Capital was formed in June 2002. Wynn Resorts was formed in June 2002, and in September 2002, Mr. Wynn, Aruze USA, Baron Asset Fund and the Kenneth R. Wynn Family Trust contributed their Valvino membership interests to Wynn Resorts in exchange for all of the issued and outstanding shares of Wynn Resorts. Since Valvino's formation, our activities have included arranging the design, construction and financing of Le Rêve and applying for certain permits, licenses and approvals necessary for the development and operation of Le Rêve. Wynn Resorts plans to develop, construct and operate Le Rêve as part of a world-class destination casino resort which, together with the new golf course located behind the hotel, will occupy approximately 192 acres of a 212-acre parcel of land on the Las Vegas Strip in Las Vegas, Nevada. We expect Le Rêve to commence operations in April 2005.

Financial Statements Included in the Registration Statement

        The separate financial statements of Wynn Macau, acquired by Valvino in April 2002, are not included in this registration statement as none of the significant subsidiary tests as provided for in the applicable regulations of the Securities and Exchange Commission ("SEC") are met.

        The separate financial statements of World Travel and Las Vegas Jet, acquired by Valvino in May 2002, are not included in this registration statement as none of the significant subsidiary tests as provided for in the applicable SEC regulations are met.

        The historical financial statements of Desert Inn Resort & Casino are not included herein because management acquired the assets of the former Desert Inn Resort & Casino with the intent to construct a new business rather than acquiring an ongoing business with a continuing revenue stream.

Critical Accounting Policies and Estimates

        The consolidated financial statements of Valvino and its subsidiaries were prepared in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the estimated lives of our depreciable assets, the evaluation of assets for impairment and the purchase price allocations made in connection with acquisitions, require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates. As of and for the period from inception to June 30, 2002, management does not believe there are any highly uncertain matters or other underlying assumptions that would have a material effect on the statement of position or results of operations of Valvino if actual results differ from our estimates.

        Critical accounting policies currently reflected in Valvino's consolidated financial statements primarily relate to expensing pre-opening costs as incurred, capitalizing construction costs and other policies related to our development stage status. The application of accounting policies providing for the expensing of pre-opening costs resulted in the recognition of approximately $9 million and $12 million of costs including wages and salaries, and general and administrative expenses incurred for the six months ended June 30, 2002, and the year ended December 31, 2001, respectively. These costs are included in the accumulated losses from development stage activities.

        During the period of the construction of Le Rêve, direct costs such as those expected to be incurred for the design and construction of the hotel and casino, the championship golf course, and the water-based entertainment production, will be capitalized. Accordingly, we expect the recorded amounts of property and equipment to increase significantly. Depreciation expense related to the capitalized construction costs will not be recognized until the related assets are put in service. Accordingly, upon completion of construction and commencement of operation of Le Rêve, depreciation expense recognized based on the estimated useful life of the corresponding asset will have a significant effect on the results of our operations.

        Additionally, upon commencement of operations at Le Rêve, we will apply other critical accounting policies not presently applied in the preparation of our financial statements. Such policies are anticipated to include the following:

  •
  Revenue will be recognized upon performance of the related services. For example, revenue will be recognized upon delivery of food, beverages and entertainment, upon occupancy of the resort and as net wins and losses occur in the casino.

  •
  Bad debt expense and a related allowance for doubtful accounts will be provided for customer accounts receivable that are estimated to be uncollectible. Such estimates will be based on information available to us at that time, including information about the customers' financial condition and credit history, industry trends, economic conditions and the historical results of collections.

  •
  Accruals for estimated liabilities related to slot club point redemption, self-insurance, commissions and asserted claims or legal actions resulting from the normal course of business will be recorded in the period in which the liability arises. The adequacy of these accruals will be evaluated periodically and revised as necessary based on events and circumstances present at the time, known facts, historical experience and other relevant considerations.

Results of Operations

  Results of operations for the year ended December 31, 2001 compared to the period from inception to December 31, 2000

        Valvino recognized a loss of approximately $17.7 million related to pre-opening costs and depreciation of facilities acquired in the acquisition of the Desert Inn Resort & Casino, for the year ended December 31, 2001, an approximate increase of 67% from the loss incurred during the period from inception (April 21, 2000) to December 2000 of approximately $10.6 million.

        Total revenues for the year ended December 31, 2001 increased approximately $1 million from the period from inception to December 31, 2000 primarily as a result of increased charter revenues to third parties recognized by Las Vegas Jet, LLC, which was previously wholly owned by Mr. Wynn, for approximately $715,000 for the year ended December 31, 2001. In addition, revenues of approximately $80,000 were recognized for the year ended December 31, 2001, primarily as a result of the art gallery and retail shop opening in November 2001.

        Total expenses for the year ended December 31, 2001 increased approximately $9.1 million as compared to the period from inception to December 31, 2000 primarily as a result of increased pre-opening costs associated with Le Rêve and depreciation and amortization expenses which were partially offset by lower facility closure expense and losses from incidental operations. This resulted in an increase in net operating losses of approximately $8 million for the year ended December 31, 2001 as compared to the period from inception to December 31, 2000.

        Pre-opening costs, which consist primarily of salaries and wages and consulting and legal fees, for the year ended December 31, 2001 increased approximately $6.2 million, as compared to the period from inception to December 31, 2000 primarily as a result of increased pre-opening activities and approximately four additional months of costs being recognized during the year ended December 31, 2001 than in the period from inception to December 31, 2000. Similarly, depreciation and amortization recognized for the year ended December 31, 2001 reflects 12 months of expenses as compared to approximately eight months of expenses recognized in the period from inception to December 31, 2000. This resulted in increased depreciation and amortization expenses for the year ended December 31, 2001 of approximately $4.1 million.

        Facility closure expenses were approximately $830,000 less for the year ended December 31, 2001, as compared to the period from inception to December 31, 2000, primarily because a majority of the costs incurred for the period from inception to December 31, 2000 related to the closing of the Desert Inn Resort & Casino, which was completed in August 2000. During the period from inception to December 31, 2000, Valvino recognized a net loss from incidental operations of approximately $1.2 million as compared to no recognized net loss for the year ended December 31, 2001. The net loss in 2000 was attributable to the incidental casino and hotel operations incurred prior to its closing in August 2000.

        Other income—net increased approximately $920,000 from the year ended December 31, 2001 as compared to the period from inception to December 31, 2000 primarily as a result of an approximate $930,000 increase in interest income in 2001. Interest income for the year ended December 31, 2001 reflects interest earned for the 12-month period whereas interest income for the period from inception to December 31, 2000 reflects interest earned for approximately eight months.

  Results of operations for the six months ended June 30, 2002 compared to the six months ended June 30, 2001

        Pre-opening costs for Le Rêve and depreciation of the remaining facilities acquired in the acquisition of the Desert Inn Resort & Casino resulted in a net loss during the development stage for the six months ended June 30, 2002. The net loss for the six months ended June 30, 2002 was approximately $12.8 million as compared to an approximate $8.2 million net loss accumulated during the development stage for the six months ended June 2001.

        Total revenues for the six months ended June 30, 2002 increased approximately $260,000 from the six months ended June 30, 2001 as a result of increased airplane lease revenue recognized in the 2002 period than the 2001 period and an increase in revenues from the art gallery and the retail shop, which were opened in November 2001.

        Total expenses for the six months ended June 30, 2002 increased approximately $3.9 million as compared to the same period in 2001 primarily due to an approximate $3.6 million increase in pre-opening costs. The increase in pre-opening costs, which consist primarily of salaries and wages and consulting and legal fees, is directly attributable to an increase in pre-opening activities as compared to the same period in the prior year. Management expects pre-opening costs to continue to increase as development of Le Rêve progresses.

        Other income—net for the six months ended June 30, 2002 decreased approximately $1.2 million from the six months ended June 30, 2001, primarily as a result of an approximate

$750,000 decrease in interest income from 2002 to 2001. This reduction in interest income is mainly attributable to lower interest rates during the six months ended June 30, 2002 as compared to the six months ended June 30, 2001.

  Certain trends that may affect development activities and future results of operations

        In the near term, our development activities may be impacted by various economic factors, including, among other things, the availability and cost of materials, the availability of labor resources and interest rate levels. The strength and profitability of our business after Le Rêve opens will depend on consumer demand for hotel casino resorts in general and for the type of luxury amenities that Le Rêve will offer. Adverse changes in consumer preferences or discretionary income could harm our business. In particular, the terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere, have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, could reduce customer demand for the products and services we will offer, thus imposing practical limits on pricing and harming our operations.

        While we believe that a nominal decline in the strength of the U.S. economy and the amount of an individual's disposable income would not have a material effect on our results of operations, a material decline in the strength of the U.S. economy and the amount of an individual's disposable income could have a significant impact on our results of operations.

Liquidity and Capital Resources

  Material Transactions Affecting Liquidity and Capital Resources

        Since Valvino's inception on April 21, 2000, there have been a number of transactions that have had a significant impact on Valvino's liquidity. Our operations have required substantial capital investment for the acquisition of the land on which Le Rêve will be located and development of the project.

        Stephen A. Wynn organized Valvino and, initially, Mr. Wynn was the sole member of Valvino. Between April of 2000 and September of 2000, Mr. Wynn made equity contributions to Valvino in an aggregate amount of approximately $220.7 million. On June 15, 2000, Mr. Wynn loaned Valvino $100 million at an interest rate of 7.875% per year.

        On June 22, 2000, Valvino acquired the former Desert Inn Resort & Casino in Las Vegas, Nevada from Starwood Hotels & Resorts Worldwide, Inc., including the Desert Inn Resort & Casino golf course and some, but not all, of the residential lots located in the interior of and around the former Desert Inn golf course, for approximately $270 million in cash. In connection with that transaction, Valvino and its subsidiaries also acquired approximately 985 acre-feet of certificated water rights. In addition to acquiring the assets of the Desert Inn Resort & Casino, Valvino assumed most of its liabilities, and, to the extent assignable, all of its contracts. Valvino later acquired all of the remaining lots located in the interior of, and some of the remaining lots around, the former Desert Inn golf course for a total of $47.8 million, bringing the size of the parcel to approximately 212 acres. On August 28, 2000, Valvino closed the hotel and casino at the Desert Inn Resort & Casino site, and has since been engaged primarily in the development of a new resort hotel and casino on the site.

        In July 2000, Valvino used proceeds from a $125 million loan agreement it entered into with Deutsche Bank Securities Inc., as lead arranger, and Bankers Trust Company, as administrative agent, to make an approximately $110.5 million equity distribution to Mr. Wynn. At the time of this distribution, Mr. Wynn was the only member of Valvino.

        On October 3, 2000, Aruze USA made a contribution of $260 million in cash ($250 million net of finders' fee) to Valvino in exchange for 50% of the membership interests in Valvino and was admitted as a member of Valvino. Mr. Wynn was designated as the managing member of Valvino. On October 3, 2000, $70 million of Mr. Wynn's loan was repaid out of the proceeds of this capital contribution and on October 10, 2000, the Deutsche Bank loan was repaid in full. The remaining approximately $32.3 million balance of Mr. Wynn's loan, including accrued interest, was converted to equity as a member contribution.

        On April 16, 2001, Baron Asset Fund, a Massachusetts business trust, made a contribution of $20.8 million in cash ($20 million net of fees) to Valvino in exchange for approximately 3.7% of the membership interests in Valvino and was admitted as a member of Valvino. Immediately following the admission of Baron Asset Fund, Mr. Wynn and Aruze USA each owned approximately 48.2% of the membership interests in Valvino.

        In April 2002, Mr. Wynn, Aruze USA and Baron Asset Fund each made the following further capital contributions to Valvino:

  •
  Mr. Wynn contributed approximately $32 million in cash plus his 90% interest in Wynn Macau, which in June 2002 entered into a concession agreement with the government of Macau permitting it to construct and operate one or more casinos in Macau. The $32 million contribution was comprised of approximately $22.5 million of cash deposited in a Macau bank account which Mr. Wynn assigned to Valvino and an additional $8.6 million in cash. Mr. Wynn's 90% interest in Wynn Macau, whose principal asset was a provisional license to negotiate a concession agreement with the Macau government, had no historical cost basis. This interest was valued at approximately $56 million by the parties in the negotiation of Mr. Wynn's contribution of his interest, after reimbursement to Mr. Wynn of approximately $825,000 advanced by him to Wynn Macau in connection with the negotiation of the concession agreement and other development activities in Macau. For financial statement purposes, as a combination of entities under common control, the contribution of Mr. Wynn's 90% interest in Wynn Macau was recorded at carryover basis (with the primary asset recorded in the financial statements being the approximate $22.5 million of cash) rather than fair value. However, Mr. Wynn's resulting 47.5% ownership interest in Valvino, after these contributions, reflects the fair value of his investment in Wynn Macau relative to the fair value of the contributions from Aruze USA and Baron Asset Fund;

  •
  Aruze USA contributed an additional $120 million in cash; and

  •
  Baron Asset Fund contributed an additional approximately $20.3 million in cash.

        Immediately following these additional capital contributions, Mr. Wynn and Aruze USA each owned 47.5% of the membership interests, and Baron Asset Fund owned 5% of the membership interests in Valvino. The percentage of membership interests held by Baron Asset Fund are held by it on behalf of two series of Baron Asset Fund: (1) the Baron Asset Fund Series, on whose behalf approximately 3.6% of the membership interests in Valvino are held, and (2) the Baron Growth Fund Series, on whose behalf approximately 1.3% of the membership interests in Valvino are held. Neither Mr. Wynn nor Aruze USA increased their relative ownership interests as a result of the April 2002 capital contributions.

        On June 24, 2002, the Kenneth R. Wynn Family Trust contributed $1.2 million in cash to Valvino in exchange for 0.146% of the outstanding membership interests in Valvino.

        The following table sets forth the total contributions (net of equity distributions) to Valvino of Wynn Resorts' principal stockholders as of June 24, 2002, the date of the most recent capital contribution to Valvino:

Equity Contributions (in thousands)

Name	Net Cash Invested	Net Value of Non- Cash Contributions		Allocation of Net Asset Appreciation(1)	Capital Account(2)
Stephen A. Wynn	$174,572	$55,659	(3)	$160,169	$390,400
Aruze USA, Inc.	380,000	0		10,400	390,400
Baron Asset Fund	41,095	0		0	41,095
Kenneth R. Wynn Family Trust	1,200	0		0	1,200

(1)
As determined by arm's-length agreement, these amounts reflect the allocation of appreciation of the assets held by Valvino.

(2)
These amounts reflect the book capital accounts as determined under federal partnership tax principles.

(3)
As described above, Mr. Wynn's interest in Wynn Macau was valued at this amount by the parties in the negotiation of Mr. Wynn's contribution of such interest to Valvino in April 2002, prior to Wynn Macau's entry into a concession agreement with the government of Macau permitting it to construct and operate one or more casinos in Macau.

        At June 30, 2002, Valvino had approximately $187.9 million ($160.9 million excluding the cash held by non-guarantor entities) of cash and cash equivalents, with all of its cash equivalents comprised of investments in overnight money market funds.

  Overview of Expected Capital Resources and Commercial Commitments

        As of June 30, 2002, approximately $399.3 million of the total Le Rêve project cost of approximately $2.4 billion (including the cost of the land, capitalized interest, pre-opening expenses and all financing fees) had been expended or incurred to fund the development of Le Rêve. The remaining development costs for Le Rêve are expected to be funded from a combination of:

  •
  borrowings under our revolving credit facility;

  •
  borrowings under our delay draw term loan facility;

  •
  borrowings under the FF&E facility;

  •
  anticipated interest income;

  •
  proceeds from this offering of second mortgage notes;

  •
  proceeds from Wynn Resorts' initial public offering; and

  •
  cash on hand.

        See "Use of Proceeds."

        The following table summarizes certain information regarding our expected long-term indebtedness and commercial commitments at the completion of Le Rêve. The table excludes any indebtedness or commercial commitments relating to Wynn Macau's Macau project(s), because Wynn Resorts' Macau-related subsidiaries are not guarantors of the second mortgage notes or any other Le Rêve-related indebtedness. All time periods in these tables are measured from the closing of this offering and are based upon our best estimate at this time of our expected long-term indebtedness and commercial commitments.

	Payments Due By Period
Long-Term Indebtedness	Total	Less than 1 Year		1-3 Years		4-5 Years		After 5 Years
	(in millions)
Revolving credit facility(1)	$713.2	—	(1)	—	(1)	—	(1)	$713.2	(1)
Delay draw term loan facility(2)	250.0	—		—		—		250.0
FF&E facility(3)	188.5	—		—		—		188.5
Second mortgage notes	340.0	—		—		—		340.0
Other long-term obligations(4)	0.3	—		$0.1		$0.1		0.1

Total long-term indebtedness	$1,492.0	—		$0.1		$0.1		$1,491.8

	Amount of Commitment Expiration Per Period
Other Commercial Commitments	Total Amounts Committed	Less than 1 Year	1-3 Years	4-5 Years	Over 5 Years
	(in millions)
Construction contracts(5)	$929.2	$257.5	$671.7
Standby letter of credit(6)	2.3	2.3	—	—	—

Total commercial commitments	$931.5	$259.8	$671.7	—	—

(1)
We anticipate that we will draw down approximately $713.2 million under the revolving credit facility to fund the design, construction, development, equipping and opening of Le Rêve, assuming that Le Rêve is completed on schedule. Once the total extensions of credit under the revolving credit facility equal or exceed $200 million, lead arrangers holding a majority of the commitments of the lead arrangers under that facility will have the right to convert between $100 million and $400 million of the outstanding revolving loans into term loans on the same terms and conditions as the term loans under the delay draw term loan facility or on such other terms as we and the administrative agent and syndication agent can agree. In addition, the revolving credit facility will provide for a cash flow sweep each year that will reduce the commitment under that facility by the amount of the cash flow swept.

(2)
Term loans under this facility will be repayable in quarterly installments from the first full fiscal quarter after completion of Le Rêve until the seventh anniversary of the closing in amounts to be determined.

(3)
Wynn Las Vegas' placement agent for the FF&E facility, Banc of America Leasing & Capital LLC, has received commitments from the lenders who will enter into the $188.5 million FF&E facility. This facility will close concurrently with the closing of this offering. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, which will become a wholly owned subsidiary of Wynn Las Vegas prior to the consummation of this offering. The Bank of America loan is secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft and calls for 47 monthly principal payments of $158,333 commencing March 1, 2003 and the payment of the approximately $21.1 million remaining principal on March 1, 2007. See "Certain Relationships and Related Transactions—Aircraft Arrangements." World Travel intends to issue Wynn Las Vegas an intercompany note in the amount of the funds received by it to repay the Bank of America loan.

(4)
Includes the amount owing pursuant to an annuity issued by ITT Sheraton in connection with the acquisition of a parcel of land in 1994. The annuity bears interest at an annual rate of 8% and requires payment of $5,000 per month until February 2009. Valvino assumed the obligations under the annuity in connection with its acquisition of the Desert Inn Resort & Casino.

(5)
Represents obligations under our signed construction contracts with Marnell Corrao and Bomel Construction Company, Inc. We expect to sign additional contracts for the construction of Le Rêve. We expect to satisfy some of the payment obligations under these contracts using amounts borrowed under the long-term indebtedness shown above.

(6)
Standby letter of credit for our owner-controlled insurance program.

  Credit Facilities

        Wynn Las Vegas, Wynn Resorts Holdings and Valvino have entered into a commitment letter with Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and certain of their affiliates for a revolving credit facility of $750 million and a delay draw term loan facility of $250 million as part of the financing of Le Rêve. These lenders or their affiliates are also serving as joint book-running managers of this offering and Wynn Resorts' initial public offering. The revolving credit facility will mature on the sixth anniversary of the closing of the credit facilities. Borrowings under the delay draw term loan facility will be available for 27 months after the closing of the credit facilities and will be repayable in quarterly installments from the first full fiscal quarter after completion of Le Rêve until the seventh anniversary of the closing of the credit facilities in amounts to be determined. The credit facilities will close concurrently with the closing of this offering. All amounts outstanding under the credit facilities will bear interest, at our option (subject to certain limitations), at either (1) a base rate equal to the greater of the prime lending rate as stated in the British Banking Association Telerate page 5 and 0.5% in excess of the federal funds rate or (2) the Eurodollar rate, as determined by the administrative agent, in both cases plus certain margins. For each year after Le Rêve commences operations, we will be required to prepay borrowings under the credit facilities with a percentage of our excess cash flow (as it will be defined in the credit facilities), initially 75%, reducing to 50% and then to 0% as we meet certain leverage ratios. The availability of financing under the credit facilities is subject to certain conditions, including the negotiation and execution of definitive agreements, the progress of the construction and other customary funding conditions for facilities of this kind.

        Subject to applicable laws, including gaming laws and certain agreed upon exceptions, the credit facilities will be secured by liens on substantially all of our assets that are necessary for the development, construction, or operation of Le Rêve, including the real property underlying Le Rêve and the golf course and the 20-acre parcel fronting Las Vegas Boulevard adjacent to the site of Le Rêve. For a description of the terms of the credit facilities, see "Description of Other Indebtedness—Credit Facilities."

  FF&E Facility

        Wynn Las Vegas' placement agent for the FF&E facility, Banc of America Leasing & Capital LLC, has received commitments from the lenders who will enter into the $188.5 million FF&E facility. The FF&E facility will provide financing or refinancing for furniture, fixtures and equipment to be used at Le Rêve. Wynn Las Vegas intends to use approximately $28.5 million of the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel by means of a loan to be evidenced by an intercompany note from World Travel, secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft, legal title to which is owned by a trust in which World Travel holds 100% of the beneficial interests. Valvino acquired World Travel from Mr. Wynn and has guaranteed the Bank of America loan. Valvino intends to contribute the equity interests it holds in World Travel to Wynn Las Vegas prior to the consummation of this offering. Wynn Las Vegas may use additional proceeds of the FF&E facility to finance up to 75% of the purchase price of other furniture, fixtures or equipment or refinance other furniture, fixtures or equipment purchased with proceeds of this offering or other funds. With respect to borrowings under the FF&E facility, Wynn Las Vegas will have the same interest rate elections and pricing at corresponding levels as under the credit facilities. Wynn Las Vegas may also use proceeds of the FF&E facility to refinance a replacement corporate aircraft, in which case Wynn Las Vegas would request the FF&E lenders to increase the total commitment under the FF&E facility by $10.0 million to $198.5 million. Entering into the FF&E facility is a condition to the consummation of this offering. For more information, see "Use of Proceeds," "Certain Relationships and Related Transactions—Aircraft Arrangements" and "Description of Other Indebtedness."

  Second Mortgage Notes

        Wynn Las Vegas and Wynn Capital, each of which is an indirect subsidiary of Valvino, are jointly offering $340 million in aggregate principal amount of second mortgage notes as part of the financing for Le Rêve. The second mortgage notes will be secured by first priority liens on the account holding the proceeds of the second mortgage notes, by second priority liens on the assets that secure the credit facilities and by third priority liens on the assets that secure the FF&E facility, other than the aircraft-related collateral. For additional information about the terms of the second mortgage notes, see "Description of the Second Mortgage Notes."

        Wynn Resorts and its domestic and foreign subsidiaries related to the Macau opportunity will not be guarantors and will not be subject to the covenants in the second mortgage notes or the credit facilities. However, Wynn Resorts itself may become a guarantor, but will not be bound by the covenants, under the second mortgage notes and the credit facilities, if Wynn Resorts incurs certain indebtedness in excess of $10 million in the aggregate or becomes a guarantor on other specified indebtedness, before we have achieved a total debt to earnings before interest, tax, depreciation and amortization ratio of 3.0 to 1.0 or less and a credit facilities rating of BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's Investors Service, subject to certain limited exceptions. Similarly, if Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the second mortgage notes may be secured by comparable liens on the same Wynn Resorts' assets. The security interests in these assets may be released if the leverage ratio and debt ratings tests are subsequently met.

  Release of Certain Collateral

        The representatives for the lenders under our credit facilities and the trustee for the second mortgage notes may release the liens on the approximately 137-acre golf course parcel and related water rights. Our credit facility and indenture will provide that the liens will be released after the third anniversary of commencing operations at Le Rêve once we have achieved a total debt to earnings before interest, tax, depreciation and amortization ratio of 3.0 to 1.0 or less and if the credit facilities are rated BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's Investors Service immediately after giving effect to the release.

        Separately, under the credit facilities, certain portions of the golf course parcel will be released from the liens to permit residential or other non-gaming related development if we satisfy certain earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive calendar quarters after Le Rêve opens, so long as the development or construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to impair the overall value of Le Rêve. Upon release by the representative for the lenders under the credit facilities of these portions of the golf course, the trustee for the second mortgage note holders will automatically release their second priority liens on that property as well. In addition, the credit facilities and the indenture will provide that two acres of the golf course parcel will be released from the liens to permit the construction of a home for Mr. Wynn, so long as the construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to impair the overall value of Le Rêve and Mr. Wynn pays us fair market value for the property.

        Finally, the credit facilities will provide that the liens on the 20-acre parcel fronting Las Vegas Boulevard adjacent to the site of Le Rêve will be released by representatives for the lenders under the credit facilities if we meet certain earnings before interest, taxes, depreciation and amortization targets for four consecutive calendar quarters after the commencement of operations at Le Rêve. In addition, the representatives of the lenders, by action of a specified percentage of the lenders, may release the liens on the 20-acre parcel if we meet certain earnings before interest, taxes, depreciation and amortization targets for two consecutive calendar quarters after the commencement of operations at Le Rêve. Upon release in either such case by the representatives for the lenders, the trustee for the second mortgage note holders will automatically release their second priority liens on the 20-acre parcel. Upon release by the trustee and bank representative, the golf course parcel, or portions of such parcel, and the 20-acre parcel will not be available as security for the second mortgage notes or the indebtedness under the credit facilities. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—If earnings or leverage and ratings tests specified in the second mortgage notes indenture are met, the note holders' liens on some of the real property collateral will be released" and "—If the lenders under the credit facilities release their security interests in the Phase II land or in some portions of the golf course land, the second mortgage note holders' security interests in that land will be automatically released. The interests of the lenders may be different than those of the second mortgage note holders."

  Restrictions on Disbursements

        We intend to deposit all of the net proceeds from the offering of the second mortgage notes in a secured account pledged to the second mortgage note holders pursuant to an agreement with the trustee for the second mortgage note holders. Pursuant to the terms of the disbursement agreement, we are required to use a substantial portion of the cash equity contribution made to Wynn Las Vegas by Wynn Resorts before accessing the proceeds from the offering of the second mortgage notes. The disbursement agreement also requires us to use all of the proceeds from this offering of second mortgage notes before borrowing under the credit facilities or the FF&E facility. We do not expect to request disbursements of the second mortgage note proceeds until approximately ten to twelve months after the closing of this offering, and we do not expect to borrow under the credit facilities or the FF&E facility until approximately 16-19 months after the closing of this offering and after applying all of the proceeds of this offering towards the development and construction of Le Rêve.

        Our ability to receive disbursements from time to time of the second mortgage note proceeds from the secured account and to borrow under the credit facilities and the FF&E facility will be, in addition to other customary conditions to funding for these types of facilities, subject to various conditions, including the following:

  •
  there must be no default under the credit facilities, the FF&E facility or the indenture governing the second mortgage notes;

  •
  the construction of Le Rêve must be "in balance," meaning that the undisbursed portions of the second mortgage note proceeds, the credit facilities and the FF&E facility, together with certain other funds available to us, must equal or exceed the remaining costs to complete Le Rêve's construction plus a required contingency;

  •
  Le Rêve's construction must be in substantial conformity with the plans and specifications for the project as amended from time to time in accordance with the terms of the disbursement agreement;

  •
  Wynn Las Vegas, Marnell Corrao, the lenders' independent construction consultant and certain other third parties must certify as to various matters regarding the progress of construction, as to the conformity of the portions of the project then completed with the plans and specifications and that the Le Rêve project will be completed by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events;

  •
  Wynn Resorts and its principal stockholders must maintain in full force and effect the existing arrangements among Wynn Resorts' stockholders to facilitate obtaining the gaming license for the Le Rêve project in the event that one of Wynn Resorts' major stockholders is unable to qualify for such license;

  •
  there must not have occurred any event that has caused or resulted in or could reasonably be expected to cause or result in a material adverse effect to the Le Rêve project, Wynn Las Vegas or Wynn Las Vegas and certain of its affiliates; and

  •
  we and our general contractor must have entered into subcontracts in respect of specified percentages of the total construction cost of Le Rêve to be managed by each of us, which percentages are to be mutually agreed upon by us and the lenders under the credit facilities.

        See "Risk Factors—Risks Associated with Our Construction of Le Rêve—There are significant conditions to the funding of the remaining components of the financing for the Le Rêve project." We expect that the funds provided by the sources described above and available cash will be sufficient to develop, construct and commence operations of Le Rêve and to pay interest on borrowings under the credit facilities, the FF&E facility and the second mortgage notes until the scheduled opening of Le Rêve, assuming there are no significant delay costs or construction cost overruns for which we are responsible. See "Risk Factors—Risks Associated with Our Construction of Le Rêve—The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected." The disbursement agreement will contain conditions precedent to our entering into scope change orders that will increase or decrease the anticipated costs of the project. These conditions will require us to fund equity into an account subject to a security interest in favor of the lenders under the credit facilities and the holders of the second mortgage notes or to allocate realized cost savings then available under the project budget in an amount equal to the anticipated incremental cost of the change orders. In addition, if we do not complete construction of Le Rêve by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events, we will be in default under the credit facilities, the indenture governing the second mortgage notes and the FF&E facility, and the holders of our indebtedness will have the right to accelerate our indebtedness and exercise other rights and remedies against us, and against Wynn Resorts if Wynn Resorts becomes a guarantor of the indebtedness under the credit facilities and the second mortgage notes, or if liens on assets of Wynn Resorts secure the credit facilities or the second mortgage notes. See "Risk Factors—Risks Related to Our Substantial Indebtedness—We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing."

  Initial Public Offering of Wynn Resorts

        Concurrent with this offering, Wynn Resorts will offer shares of its common stock in an initial public offering with expected gross proceeds of approximately $450 million.

  Other Liquidity Matters

        Following the completion of Le Rêve, we expect to fund our operations and capital requirements from operating cash flow and borrowings under the revolving credit facility. Assuming that Le Rêve opens in April 2005, we expect that the aggregate principal amount outstanding under the credit facilities, the FF&E facility and the second mortgage notes will be approximately $1.5 billion. If completion of the project is delayed, then our debt service obligations accruing prior to the actual opening of Le Rêve will increase correspondingly. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings available to us under the credit facilities will be sufficient to enable us to service and repay our indebtedness and to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity and, if Wynn Resorts incurs indebtedness exceeding $10 million in the aggregate, or becomes a guarantor on other specified indebtedness to do this, subject to certain limited exceptions, it may be required to guarantee the second mortgage notes, the credit facilities and the FF&E facility. Similarly, if Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the credit facilities and second mortgage notes may be secured by liens on Wynn Resorts' assets. We cannot assure you that we will be able to refinance any of our indebtedness, including the credit facilities, the FF&E facility or the second mortgage notes on acceptable terms or at all. See "Risk Factors—Risks Related to Our Substantial Indebtedness—We may not generate sufficient cash flow to meet our substantial debt service and other obligations, including our obligations under the second mortgage notes."

        A special purpose subsidiary of Wynn Las Vegas will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of its initial public offering to that subsidiary to support its obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly rated securities, and pledged to the lenders under the credit facilities and the holders of the second mortgage notes as security for the completion guarantee. Pursuant to the disbursement agreement, these funds will become available to Wynn Las Vegas on a gradual basis to apply to the costs of the project only after fifty percent of the Le Rêve construction work has been completed. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. After the completion and opening of Le Rêve, any amounts remaining in this account will be released to Wynn Resorts.

        In addition, Wynn Resorts will contribute $30 million of the net proceeds of its common stock offering to Wynn Las Vegas to be held in a liquidity reserve account and pledged to the lenders under the credit facilities and the holders of the second mortgage notes to secure Wynn Las Vegas' obligation to develop and construct Le Rêve. Until the opening of Le Rêve, these funds may be applied to the costs of the project in accordance with the disbursement agreement. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the holders of the second mortgage notes, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. Following the completion and opening of Le Rêve, these funds will be available to meet our debt service needs in connection with the operation of Le Rêve. Once we have met prescribed earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive fiscal quarters after the opening of Le Rêve, any remaining funds will be used to reduce the outstanding balance of our revolving credit facility, but without reducing the revolving credit facility commitment.

        New business developments or other unforeseen events may occur, resulting in the need to raise additional funds. For example, we continue to explore opportunities to develop additional gaming or related businesses in Las Vegas or other markets, whether through acquisition, investment or development. Any such development would require us to obtain additional financing. We may also decide to conduct any such development through Wynn Resorts or through a line of subsidiaries separate from the Le Rêve entities. In addition, Wynn Resorts' articles of incorporation provide that Wynn Resorts may redeem shares of its capital stock, including its common stock, that are owned or controlled by an unsuitable person or its affiliates to the extent a gaming authority makes a determination of unsuitability and orders the redemption, or to the extent deemed necessary or advisable by the board of directors. The redemption price may be paid in cash, by promissory note or both, as required by the applicable gaming authority and, if not, as Wynn Resorts elects. Any promissory note that Wynn Resorts issues to an unsuitable person or its affiliate in exchange for its shares may increase our debt to equity ratio and will increase our leverage ratio.

Quantitative and Qualitative Disclosures about Market Risk

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk will be interest rate risk associated with our revolving credit facility, delay draw term loan facility and FF&E facility, each of which will bear interest based on floating rates. We will attempt to manage our interest rate risk by managing the mix of our long-term fixed rate borrowings and variable rate borrowings. We are required to obtain interest rate protection through interest rate swap arrangements with respect to 50% of our term loans (including any revolving loans that may be converted into term loans). However, we cannot assure you that these risk management strategies will have the desired effect, and interest rate fluctuations could have a negative impact on our results of operations.

        We do not use derivative financial instruments, other financial instruments or derivative commodity instruments for trading or speculative purposes.

Inflation

        We believe that our results of operations do not depend upon moderate changes in the inflation rate.

Transactions with Related Parties

        The financial statements of Valvino and its subsidiaries reflect certain transactions with related parties. Transactions with related parties, by their nature, may involve terms or aspects that differ from those that would have resulted from negotiations with independent third parties. See "Certain Relationships and Related Transactions."

BUSINESS

Overview

        We are constructing and will own and operate Le Rêve, which we have designed to be the preeminent luxury hotel and destination casino resort in Las Vegas. Le Rêve will be located on the Las Vegas Strip on the site of the former Desert Inn Resort & Casino, at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue, one-half block north of The Venetian and Treasure Island at The Mirage and across Las Vegas Boulevard from the Fashion Show Mall. We expect Le Rêve to feature approximately 2,700 luxurious guest rooms, a casually elegant approximately 111,000 square foot casino, 18 distinctive dining outlets, an exclusive on-site 18-hole championship golf course and a new water-based entertainment production.

        Le Rêve is the concept of Stephen A. Wynn, one of Wynn Resorts' principal stockholders and its Chairman of the Board and Chief Executive Officer. Mr. Wynn previously was Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor from 1973 to 2000. In that role he was responsible for the development of some of the most successful, well-known casino-based entertainment resorts in the world, including Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and the Beau Rivage in Biloxi, Mississippi. At the time each of these resorts was completed, we believe that it was widely regarded as a significant major new attraction in its jurisdiction.

        We expect Le Rêve, including the new golf course construction, to cost approximately $2.4 billion to design, construct develop, equip and open, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. We have scheduled ground-breaking to occur in October 2002, with an opening to the general public scheduled for April 2005.

Our Strategy

        Showcase the "Wynn Brand."    We believe that Mr. Wynn's involvement with Le Rêve provides a distinct advantage over other gaming enterprises in Las Vegas. We believe that Mr. Wynn is widely viewed as the premier designer, developer and operator of destination casino resorts in Las Vegas and, as such, has in effect developed a "brand name" status in the gaming industry.

        While Mr. Wynn was Chairman of the Board of Mirage Resorts, he conceived of and oversaw the development and operation of some of the most successful, well-known casino-based entertainment resorts in the world, including Bellagio, The Mirage, Treasure Island at The Mirage, the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and the Beau Rivage in Biloxi, Mississippi. Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor for 27 years, until 2000, when MGM Grand acquired Mirage Resorts for approximately $6.4 billion. The public filings and press releases of Mirage Resorts and MGM Mirage report that in fiscal year 1999, the last full year of Mr. Wynn's tenure with Mirage Resorts, the company had grown to own and operate eight hotel casino resort properties totaling 630,000 square feet of casino gaming space and 16,577 hotel rooms that generated approximately $2.4 billion in revenue, $573 million in earnings before depreciation, interest, taxes and pre-opening costs and $110.4 million in net income.

        In the major hotel destination casino resorts he has previously developed, Mr. Wynn has successfully employed a formula which integrates luxurious surroundings, upscale design,

distinctive entertainment and superior amenities, including fine dining and high-end retail offerings, to create resorts that appeal to a variety of customers, especially high-end customers. We believe that Le Rêve will be Mr. Wynn's most innovative work to date.

        We believe that Le Rêve will set a new standard of luxury and elegance for destination casino resorts in Las Vegas, much as Bellagio, and before it, The Mirage, did when they were built by Mirage Resorts under the guidance of Mr. Wynn. The following chart compares certain features of The Mirage and Bellagio with the features and amenities that we anticipate Le Rêve will offer.

	The Mirage(1)	Bellagio(1)	Le Rêve
Year of Opening	1989(2)	1998(2)	April 2005
Approx. Property Acreage	83(3)	90	192(4)
Total Hotel Rooms (#)	3,044	3,005	Approx. 2,700
Approx. Total Casino Sq. Ft.	107,200	155,000	111,000
Table Games (#)	120	141	136
Slot Machines (#)	2,294	2,433	2,000
Restaurants (#)	14(5)	17(6)	18
Approx. Retail Sq. Ft.	35,000(2)	92,160(6)	77,500
Approx. Convention Sq. Ft. (Gross)(7)	170,000(8)	125,000(6)	223,000
Approx. Showroom Seating (#)	2,769(8)	1,800(6)	2,080
Entertainment/Attractions	• 54 ft. erupting volcano • Dolphin habitat • 100 ft atrium with tropical garden • Siegfried & Roy show • Shadow Creek golf course(9) • Danny Gans show	• Dancing fountains • "O" (Cirque du Soleil) • Botanical conservatory • Art gallery	• Franco Dragone's water-based entertainment production • Adjacent championship golf course • Atrium garden feature • Mountain/lake setting • Art gallery(10) • Ferrari/Maserati dealership(11)

(1)
Unless otherwise indicated, the information provided for The Mirage and Bellagio is contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed by MGM Mirage.
(2)
As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed by Mirage Resorts.
(3)
As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed by Mirage Resorts. This number does not include Shadow Creek, an off-site golf course.
(4)
Le Rêve is located on an approximately 55-acre parcel of the property. The golf course will occupy approximately 137 acres of the property. This number does not include our parcel of approximately 20 acres currently used for our corporate offices, pre-opening activities, recruiting and employment purposes and employee parking.
(5)
Based on information provided by The Mirage on May 23, 2002.
(6)
Based on information provided by Bellagio on May 23, 2002.
(7)
Includes circulation (corridors) and patio space.

(8)
Based on information located at www.mirage.com as of May 23, 2002.
(9)
Shadow Creek golf course is located off-site approximately twelve miles from The Mirage.
(10)
Featuring works from The Wynn Collection.
(11)
We are in the process of seeking a zoning ordinance amendment to permit us to operate the dealership at the Le Rêve site.

        Create a "Must-Visit" Destination Casino Resort on the Las Vegas Strip.    We believe that Le Rêve will represent a natural extension of the concepts Mr. Wynn has utilized in developing other major destination casino resorts. Following Mr. Wynn's formula, we plan to draw customers to Le Rêve by offering high-quality, non-gaming amenities such as fine dining, premier retail shopping and distinctive entertainment in intimate, luxurious surroundings. Le Rêve will have a sophisticated, casually elegant ambience rather than being focused on a highly themed experience like many other hotel casino resorts on the Las Vegas Strip. We believe that, over time, Le Rêve's more generally themed casually elegant environment, together with its high-quality amenities, superior level of service and distinctive attractions, will have greater lasting appeal to customers than a resort with a particular theme and numerous attractions based on that theme.

        We will seek to differentiate Le Rêve from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and level of luxury. Le Rêve will offer our guests lush landscaping and tiered waterfalls, an approximately three-acre lake in front of the hotel that guests can view only after entering the property and an arc-shaped hotel tower instead of the three-pointed "Y" and four-pointed "X" configurations that have become commonplace among Las Vegas hotel casino resorts. We believe that the elegance of Le Rêve, and its convenient location on the Las Vegas Strip, will appeal to a variety of market segments, including high-end, casino, convention, leisure and tour and travel customers.

        Open the First New Major Hotel Casino Resort on the Las Vegas Strip in Almost Five Years.    Although a number of hotel casino resorts have announced or begun construction of expansion projects that will add to the number of hotel rooms on the Las Vegas Strip, we are not aware of any other major new hotel casino resort that plans to open on the Las Vegas Strip before Le Rêve. Therefore, at the time of Le Rêve's planned opening in April 2005, we believe that it will have been almost five years since a major new hotel casino resort opened on the Las Vegas Strip. As a result, we expect that there will be a high level of anticipation for Le Rêve. We intend to capitalize on this high level of anticipation, as well as the tendency of customers in the Las Vegas market to gravitate toward new attractions and locations. When Bellagio opened in 1998 there was widespread publicity in newspapers, radio and other media outlets. We anticipate that publicity regarding Le Rêve's opening will be comparable.

        Provide an Experience of the Highest Standard of Luxury in an Atmosphere of Casual Elegance.    We are designing Le Rêve to appeal to upscale clientele looking for a first-class environment of elegance, sophistication and luxury. We will seek to attract a range of customers, including middle market customers and high-roller and premium gaming patrons, by providing guests with a premium level of luxury, amenities and service.

        We believe that the key elements of our approach, as currently planned, include:

  •
  Providing hotel guests with what we believe will be the most luxurious hotel resort environment on the Las Vegas Strip, including richly furnished standard guest rooms consisting of approximately 620 square feet, which we believe are larger than standard rooms generally available on the Las Vegas Strip, elegantly appointed suites beginning at approximately 1,250 square feet, fairway lanai suites beginning at approximately 2,200 square feet and six large villas averaging approximately 7,000 square feet;

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  Offering a casually elegant casino featuring an estimated 2,000 slot machines and 136 table games with gaming limits to accommodate a full range of casino customers;

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  Providing an intimate setting by minimizing walking distances throughout the hotel with a well-designed, organized floor plan intended to facilitate guest orientation and familiarity with the property;

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  Featuring a tree-lined, manmade "mountain" approximately eight stories tall along Las Vegas Boulevard enclosing the area in front of the hotel, including an approximately three-acre manmade lake, to create an intimate environment for our guests;

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  Offering extensive recreational facilities and amenities for guests, such as a newly constructed Tom Fazio/Steve Wynn-designed, exclusive 18-hole championship golf course on the premises which will only be open to hotel guests;

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  Offering an estimated 18 dining outlets, including six fine-dining restaurants, one of which will feature cuisine by Daniel Boulud of New York's DANIEL and Café Boulud restaurants;

  •
  Featuring at Le Rêve's approximately 2,080-seat showroom a new water-based entertainment production developed by Franco Dragone, the creative force behind Bellagio's production of "O," Treasure Island at The Mirage's production of "Mystère" and Celine Dion's new production at Caesars Palace's "Colosseum," which is expected to open in the first quarter of 2003;

  •
  Offering an on-site, full-service Ferrari and Maserati dealership;

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  Offering an art gallery displaying works from The Wynn Collection, which at various times has included works by such masters as Paul Cézanne, Paul Gaugin, Édouard Manet, Henri Matisse, Amedeo Modigliani, Claude Monet, Pablo Picasso and Vincent Van Gogh;

  •
  Providing a high level of guest service at Le Rêve that we believe will surpass that offered at any other destination casino hotel in Las Vegas; and

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  Offering our guests easy access to premium shopping either at Le Rêve or across the street at the newly expanded and renovated Fashion Show Mall.

        Appeal to "High-Roller" and Premium Gaming Patrons.    We believe that the premium level of luxury, sophistication and service we intend to offer at Le Rêve, together with Mr. Wynn's experience and reputation in building and operating premier Las Vegas destination casino resorts, will appeal to high-roller international and domestic gaming patrons. In addition to the main casino, Le Rêve will offer a baccarat salon and private high-limit gaming rooms designed to create a sense of comfort and exclusivity for high-end gaming customers. In addition to standard hotel guest rooms, Le Rêve plans to offer approximately 290 suites and six villas, all elegantly decorated and furnished.

        We also expect to capitalize on the substantial network of international and domestic high-roller and premium customers who are familiar with Mr. Wynn from his tenure at Mirage Resorts. We believe that in operating some of the signature properties in Las Vegas, Mr. Wynn has developed a high degree of customer recognition and guest loyalty and therefore believe that Le Rêve will attract wealthy international and domestic gaming customers. We believe that Mr. Wynn's reputation will attract experienced, high-level international and domestic casino marketing executives. We plan to have marketing executives located in local offices in Tokyo, Hong Kong, Macau, Singapore, Taiwan, Europe, New York and southern California, as well as independent marketing representatives in major U.S. and foreign cities. Mr. Wynn is not bound by any non-competition or non-solicitation agreements with MGM Mirage arising out of the acquisition of MGM Grand's acquisition of Mirage Resorts.

        Generate Substantial Revenue from Le Rêve's Non-Gaming Amenities.    We have planned Le Rêve as a luxury destination resort with amenities designed to generate substantial non-gaming revenue. We expect Le Rêve's superior non-gaming amenities outlined above to provide for a substantial portion of our overall revenue.

        Capitalize on the Attractive Location of Le Rêve.

        Extensive Frontage on the Las Vegas Strip.    Le Rêve will be located on the Las Vegas Strip at the site of the former Desert Inn Resort & Casino on the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue. Le Rêve will have approximately 1,350 feet of frontage on the Las Vegas Strip and will be located near some of the most visited hotel casino resorts and attractions on the Las Vegas Strip, including Bellagio, Caesars Palace, The Mirage, Treasure Island at The Mirage and The Venetian.

        The Le Rêve site consists of approximately 55 acres of land, where the hotel complex will be built, and approximately 137 acres of land behind the hotel site on which the new golf course will sit. In addition, the site includes a 20-acre parcel fronting Las Vegas Boulevard adjacent to Le Rêve. In total, the Le Rêve site consists of 212 acres. The back of the Le Rêve property runs along Paradise Road, a major artery in the resort corridor that leads directly to and from McCarran International Airport. Le Rêve will be conveniently accessible in an average of approximately four minutes from the Spring Mountain Road exit off of Interstate 15, and in an average of approximately ten minutes from McCarran International Airport.

        Proximity to the Las Vegas Convention Center and the Sands Expo and Convention Center.    According to Tradeshow Week 200, Las Vegas was the most popular trade show destination in the United States in terms of net square footage and number of Tradeshow Week 200 shows in 2001 and one of the most popular convention destinations in the United States. Le Rêve will be across the street from two of the nation's largest convention centers, the Las Vegas Convention Center and the Sands Expo and Convention Center.

        The Las Vegas Convention Center contains approximately 3.2 million square feet of convention space. According to the Las Vegas Convention and Visitors Authority, approximately 1.3 million visitors attended trade shows and conventions at the Las Vegas Convention Center during 2001. We anticipate that the Las Vegas Convention Center will be accessible from Le Rêve by a pedestrian crossing at Paradise Road. In addition, the Las Vegas Monorail Company is constructing a monorail station at the intersection of Desert Inn Road and Paradise Road which will meet the pedestrian crossing. We anticipate that our free shuttle service, which will run along the north perimeter of the golf course, will provide convention and trade show attendees and other Le Rêve visitors with quick and convenient transportation to and from the convention center. We believe that this will be attractive to convention and trade show visitors who will not need to wait in long lines for taxicabs and can avoid traffic congestion around the Las Vegas Convention Center in traveling to or from Le Rêve.

        To the south, Le Rêve will be directly across Sands Avenue from the approximately 1.2 million square foot Sands Expo and Convention Center. This complex will be within a short walking distance from Le Rêve's Sands Avenue entrance and we anticipate that the Sands Expo and Convention Center will be accessible from Le Rêve by a pedestrian bridge which we understand Clark County plans to build. According to the public filings of Las Vegas Sands, Inc., an affiliate of the owner of the Sands Expo and Convention Center, approximately 1 million visitors attended trade shows and conventions at the Sands Expo and Convention Center during 2001.

        We believe that Le Rêve's proximity to these trade show and convention facilities will make Le Rêve particularly attractive to business customers who attend trade shows and conventions. We expect these customers to be a source of room demand for Le Rêve during mid-week periods when room demand by leisure travelers is typically lower. Because of this source of room demand, we believe that we will be able to charge higher mid-week room rates than those of other Las Vegas Strip hotels.

        Proximity to the Fashion Show Mall.    Le Rêve will be directly across Las Vegas Boulevard from The Rouse Company's Fashion Show Mall. We anticipate that Le Rêve will be connected to the mall by a pedestrian bridge which we understand Clark County plans to build. The Fashion Show Mall contains premium retail stores and anchor tenants such as Neiman Marcus, Saks Fifth Avenue and Macy's and is currently undergoing a substantial remodeling and expansion program, which is expected to be completed by October 2003. When the remodeling and expansion are completed, the Fashion Show Mall is expected to house a number of new stores, including Nordstrom, Lord & Taylor and Bloomingdale's Home & Furniture. We anticipate that the proximity of the Fashion Show Mall to our retail shops will draw significantly more shoppers to the area.

        Capitalize on Our Experienced Management and Design Teams.    The members of our management team have extensive experience in developing and operating large-scale hotels and casinos, and many of them worked with Mr. Wynn at Mirage Resorts. In addition to Wynn Resorts' executive officers, each of whose background is described in "Management," our management team includes:

  •
  Rob Oseland, who is Chief Operating Officer of Wynn Las Vegas and previously served as Vice President of Slot Operations of Bellagio;

  •
  Linda Chen, who is Executive Vice President of Wynn Las Vegas and previously served as Executive Vice President of Far East Marketing of MGM Grand;

  •
  Doreen Whennen, who is Vice President—Hotel Operations of Wynn Las Vegas and previously served as Vice President of Hotel Operations of The Mirage Casino-Hotel;

  •
  Kevin Stuessi, who is Vice President—Food & Beverage of Wynn Las Vegas and previously served as Vice President of Food Service Planning of Mirage Resorts;

  •
  Karen Bozich, who is Vice President—Chief Information Officer of Wynn Las Vegas and oversaw the information systems requirements for the design, building and opening of Bellagio and Beau Rivage;

  •
  Pete Lexis, who is Vice President—Customer Development of Wynn Las Vegas and previously served as Vice President of Casino Marketing of the Desert Inn; and

  •
  Allen McNeary, who is Vice President—Retail Operations of Wynn Las Vegas and was previously a principal at Dembart-McNeary Group, a brand development consultancy and held management positions at several Fortune 500 brand marketing companies.

        In addition, the members of our design team have extensive experience in designing, constructing and completing major hotel casino resorts. See "—Design and Construction Team."

        We believe that the experience, talent and commitment of the members of our management and design teams provide a substantial competitive advantage.

        Carefully Manage Construction Costs and Risks.    Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for managing construction costs and risks associated with the project. Marnell Corrao will be the builder and general contractor for Le Rêve. Marnell Corrao has extensive experience in building large Las Vegas destination resorts, including Bellagio, The Mirage, Treasure Island at The Mirage and New York-New York Hotel and Casino. We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. Of that amount, the design and construction costs are estimated to be approximately $1.4 billion. We have entered into a guaranteed maximum price construction contract covering approximately $919 million of the budgeted construction cost. The guaranteed maximum price is subject to increases because of, among other things, scope changes to the project. Plans for a substantial portion of the budget for this contract have not been finalized. We plan to implement specific mechanisms that are intended to reduce the risk of construction cost overruns and delays, including:

  •
  a $150 million contractor performance and payment bond securing Marnell Corrao's obligations under the construction contract;

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  a guaranty by Marnell Corrao's parent company, Austi, of Marnell Corrao's full performance under the construction contract until final payment under that contract;

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  a $50 million completion guarantee in favor of the lenders under the credit facilities and second mortgage note holders by a special purpose subsidiary of Wynn Las Vegas, which completion guarantee will be secured by $50 million of the proceeds of Wynn Resorts' common stock offering contributed to the subsidiary and deposited in a collateral account and pledged to the lenders under the credit facilities and second mortgage note holders, to be applied to the costs of the project in accordance with disbursement agreement;

  •
  a liquidity reserve account to be held by us which will be funded by $30 million of the net proceeds of Wynn Resorts' common stock offering pledged to the lenders under the credit facilities and second mortgage note holders to secure Wynn Las Vegas' obligation to develop and construct Le Rêve and to be applied to the costs of the project in accordance with the disbursement agreement;

  •
  a $34.3 million owner's contingency that we may use, subject to the limitations set forth in the disbursement agreement, to cover owner-created delays and owner-originated changes in the scope of the work and other cost overruns;

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  a liquidated damages provision requiring Marnell Corrao to pay us $300,000 for each day the completion of construction is delayed, following a five-day grace period and subject to force majeure and other permitted extensions, up to a maximum amount of $9 million; and

  •
  anticipated remaining availability of approximately $33.8 million under Wynn Las Vegas' revolving credit facility that may be used to pay interest under the credit facilities and the second mortgage notes and other financing fees if completion is delayed.

        We have entered into a separate design/build contract with Bomel Construction Company, Inc. for the design and construction of the parking structure. Bomel has extensive experience constructing parking structures, including garages at Paris Las Vegas, Green Valley Ranch Station and The Palms Casino Resort. We are currently soliciting bids for construction of the new golf course and expect to award the contract in the fourth quarter of 2002. We expect that the newly constructed golf course will be available for play when Le Rêve opens.

        Benefit from the Significant Equity Investment.    We will have a significant cash equity capitalization for the development of Le Rêve. From inception through the completion of Le

Rêve, we expect to have received a total of approximately $937 million in cash equity, which represents approximately 40% of the total project costs. The $937 million derives from equity contributions from the prior members of Valvino and $374.7 million of the net proceeds of the concurrent initial public offering by Wynn Resorts. To date, Mr. Wynn has invested approximately $175 million in cash equity, which demonstrates his commitment to the Le Rêve project.

The Le Rêve Resort

        Features of the Le Rêve Project

        As noted elsewhere in this prospectus, although we have determined the overall scope and general design of Le Rêve, we will continue to evaluate the Le Rêve project design in relation to its construction schedule and budget and the demands of the Las Vegas tourism and gaming market. All of the features of Le Rêve described in this prospectus are based on our current plans for the project, and, therefore, the design of individual elements of Le Rêve may be refined from the descriptions contained in this prospectus; however, project changes are limited in certain respects by the documents governing our indebtedness.

        The Hotel.    We have designed Le Rêve's hotel tower to contain 45 floors of hotel rooms and suites on top of a three-story low-rise building housing restaurants, retail outlets and the casino. The building will have a total area of approximately 5.2 million square feet. The high-rise building is configured in the shape of a gentle arc with the focal point of the tower being the Le Rêve lake, an approximately three-acre manmade lake situated in front of the hotel, and the manmade "mountain" in front of the lake along the Las Vegas Strip. We are designing the Le Rêve lake and "mountain" to provide special effects intended to entertain our guests and the pedestrians who come to our hotel and casino.

        The Le Rêve hotel guest main arrival area will feature an atrium garden adjacent to the registration desk with a view of the Le Rêve lake below. We are designing Le Rêve to provide an intimate setting by minimizing walking distances throughout the hotel with a well-designed, organized floor plan to facilitate guest orientation and familiarity with the property. On average, we expect that walking distances from the registration hosts to the guest elevators will be only approximately 460 feet. Comparative distances at The Venetian, Bellagio and The Mirage are approximately 530 feet, approximately 545 feet and approximately 570 feet, respectively. Once the guests arrive on their floor, we expect that the maximum walking distance to the most remote guest room will be approximately 240 feet, as compared to similar hotels such as Bellagio, The Mirage, Treasure Island at The Mirage and The Venetian at approximately 360 feet.

        The Guest Rooms.    We intend to decorate our approximately 2,400 standard guest rooms with sophisticated interior design elements and materials. The standard guest rooms have been designed to have a floor layout of approximately 620 square feet, which is approximately 100 to 125 square feet more than the industry standard for a standard guest room. The arc-shaped design of our high-rise building will provide rooms with a view of the golf course, lake and "mountain" setting, or the surrounding mountains and has enabled us to design these rooms with widened entryways consisting of six-foot wide marble foyers. All standard rooms will have views of either the golf course or Las Vegas Boulevard and also are expected to have large working desks equipped with convenient and accessible electrical outlets. Additionally, we expect that each guest room will have a dedicated high-speed Internet connection utilizing state-of-the-art broadband connections that, for an additional fee, can be upgraded for in-room wireless Internet access with an adapter. Generally, this type of broadband connection currently is not available in the guest rooms of other hotels in Las Vegas. We expect that standard room bathrooms will have an oversized countertop, double sinks, a makeup area and television, a glass shower enclosure, a separate toilet compartment and a bathtub for two.

        We also plan for Le Rêve to provide single and multiple bedroom luxury suites with superior amenities and furnishings designed to accommodate high-end hotel guests. Le Rêve expects to offer 270 parlor and salon suites (beginning at approximately 1,250 square feet) located in the tower of the hotel high-rise building and 18 to 21 one- and two-bedroom fairway lanai suites (beginning at approximately 2,200 square feet) located on the east side of the low-rise complex overlooking the golf course. The high-rise suite area will be separated from the standard guest rooms on each floor by a glass door, effectively creating a separate but adjoining "suite tower" accessible only to suite occupants. Occupants of the suites can also make use of a special hotel garden entrance to the hotel, located off of the south porte cochere VIP arrival area, as well as an exclusive elevator for the suites. The suites will be conveniently located near the casino and some of the fine-dining restaurants.

        We believe that we have designed these elegant and spacious suites to satisfy the expectations of the highly sought-after international gaming customer. The salon suites' living rooms and bedrooms are designed to have views overlooking the Las Vegas Strip or Las Vegas' surrounding geography. We plan for each salon suite to feature a luxurious lounge area with a media center, adjacent dining or conference area, wet bar and oversized bathroom.

        We believe that the location of our lanai suites on the golf course fairway will be especially attractive to our VIP gaming customers and hotel guests who desire the peace and privacy of staying in more secluded living quarters detached from the main hotel complex. The 18 to 21 fairway lanai suites will be situated in a three-story structure and will be conveniently located near our four swimming pools. We plan for each of our fairway lanai suites to have its own private patio overlooking the golf course and will include programmable guestroom controls to accommodate many of the native languages of our hotel guests. We believe that each of our suites will be decorated and furnished to satisfy the most discriminating tastes and clientele.

        We also plan to offer four two-bedroom and two four-bedroom villas located in the low-rise structure of our hotel. Our villas will average approximately 7,000 square feet. Our villas will be accessible via a private entry located off of the south porte cochere VIP arrival area and will be conveniently located close to our retail stores and fine-dining restaurants.

        The Casino.    We expect Le Rêve to have an approximately 111,000 square foot casino located in the center of the first level of the low-rise building. Le Rêve's casino will be designed with a feeling of casual elegance and color palettes that complement Le Rêve's resort setting. We have planned the casino to have a well-organized floor plan and well-defined pathways that will allow our patrons easy access to the casino. The casino's main gaming area will contain an estimated 136 table games and 2,000 slot machines, a race and sports book, poker room and keno lounge. Our gaming limits will accommodate a full range of casino customers. In addition, Le Rêve will have a baccarat salon and private gaming rooms with direct access from the "suite tower." We plan for each private gaming room to be elegantly appointed with its own private dining room and patio terrace overlooking Le Rêve's pools. We will market the casino directly to gaming customers using database marketing techniques, slot clubs and traditional incentives, such as reduced room rates and complimentary meals and suites. We will offer high-roller gaming customers premium suites and special hotel services.

        The Golf Course.    We plan to construct a world-class, 18-hole championship golf course at the site of the former Desert Inn golf course. Based on current publicly available plans, when Le Rêve opens, we believe this golf course will be the only golf course on the site of a hotel casino resort on the Las Vegas Strip. Tom Fazio and Mr. Wynn, the designers of the

Shadow Creek golf course owned by MGM Mirage, have designed Le Rêve's golf course, which will be accessible only to hotel guests of Le Rêve. We expect that the golf course will feature three lakes and a series of meandering streams that will carve their way from the west to east end of the property. We have designed the golf course with dramatic elevation changes and plan to include water on almost every hole. Unlike other courses available to Las Vegas visitors, Le Rêve's golf course will be adjacent to the hotel and will be visible from the windows of many of Le Rêve's meeting and convention rooms. We expect that the golf course will be available for play when Le Rêve opens.

        Restaurants, Lounges, Bars and Nightclub.    We plan to offer 18 food and beverage outlets, including six fine-dining restaurants and an approximately 600-seat buffet. We plan to follow the approach Mr. Wynn utilized at Mirage Resorts in seeking to persuade signature chefs to either move to Las Vegas or open second versions of restaurants that are well-known in other cities. In July 2002, Wynn Las Vegas entered into a restaurant management agreement with Dinex Management, LLC to provide the cuisine and services of Daniel Boulud, who was named "Chef of the Year" by Bon Appetit Magazine in 1999, and is known for his New York restaurants, DANIEL and Café Boulud. DANIEL was awarded four stars by the New York Times in 2001, was rated one of the ten best restaurants in the world by The International Herald Tribune in 1993 and received Gourmet Magazine's "Top Table" award in 1997.

        We plan to engage a number of well-known interior designers to decorate and stylize Le Rêve's numerous restaurants. We expect Le Rêve to offer a full complement of lounges and bars and a nightclub. We have planned for several of our restaurants to overlook the Le Rêve lake and will offer outdoor lounges and/or dining areas.

        The Showroom.    Le Rêve's showroom will be customized to accommodate the unveiling of Franco Dragone's new water-based entertainment production. Mr. Dragone is the creative force behind Bellagio's production of "O" and Treasure Island at The Mirage's production of "Mystère," as well as Celine Dion's new production at the approximately 4,000-seat performing arts "Colosseum" currently being constructed by Caesars Palace and scheduled for completion in the first quarter of 2003. "O" and "Mystère" reportedly have been consistently sold out since opening.

        The showroom will seat approximately 2,080 guests and will feature an approximately 1,000,000 gallon performance pool. The seating for the showroom is designed to extend around the performance area a full 360 degrees and to be suspended over the performance pool with no seat farther than approximately 42 feet from the performance area.

        The Art Gallery.    Le Rêve will also offer an art gallery displaying rare paintings from The Wynn Collection. The Wynn Collection consists of works from 19th and 20th century European and American masters, and at various times has included works by Paul Cézanne, Paul Gaugin, Édouard Manet, Henri Matisse, Amedeo Modigliani, Claude Monet, Pablo Picasso and Vincent Van Gogh. Several of these paintings were on display at Bellagio before MGM Grand's acquisition of Mirage Resorts. Subject to certain notice restrictions, Mr. and Mrs. Wynn will retain the right to remove or replace any or all of the works of art that will be displayed in the art gallery. We will lease The Wynn Collection from Mr. and Mrs. Wynn. We will be obligated to pay a monthly payment equal to one-half of the gross revenue, as calculated under the agreement, received by the gallery each month, less direct expenses, subject to a monthly cap. However, if there is a loss in any particular month, as calculated under the agreement, Mr. and Mrs. Wynn will be obligated to reimburse us the amount of the loss. After specified notice periods, we or Mr. and Mrs. Wynn may terminate this lease. See "Certain Relationships and Related Transactions—Art Gallery."

        The Ferrari and Maserati Dealership.    We have entered into letters of intent with Ferrari North America, Inc. and Maserati North America, Inc. to open an authorized on-site, full-service Ferrari and Maserati dealership. We expect that our franchises will include a service and maintenance facility, as well as a café and retail store. Currently, there are only 29 Ferrari dealerships in the United States and we expect ours to be the first in Nevada. The dealership will be located near the main entrance to the hotel.

        The letters of intent, as amended, require us to submit designs and plans for the dealership to Ferrari North America and Maserati North America for approval and to satisfy certain financing and other ongoing conditions, including minimum working capital and net worth requirements. The letters of intent also require us to provide quarterly updates as to the status of construction of Le Rêve and to continuously meet all capital, facility, personnel, customer satisfaction and operational standards of Ferrari North America and Maserati North America. If we are approved to operate the franchises, Ferrari North America and Maserati North America will have first and senior priority security interests in their respective franchises. Under these letters of intent, we are required to notify Ferrari North America and Maserati North America at least sixty days prior to the sale of any of our stock by Mr. Wynn and, if practicable, by Aruze USA. If advance notification is not practicable, we must notify Ferrari North America and Maserati North America promptly after we learn of any sale of our stock by Aruze USA. Under these letters of intent, Mr. Wynn may not hold less than 50% of the voting power of our issued and outstanding voting stock without the prior written approval of Ferrari North America and Maserati North America. For the purpose of this requirement, under the letters of intent, Mr. Wynn is considered to hold all shares subject to the voting agreement contained in the stockholders agreement, including shares held by Aruze USA. Mr. Wynn currently meets and, upon the completion of this offering, is expected to meet, this requirement. Under these letters of intent, we are also required, barring any unforeseen delays in the construction of Le Rêve, to commence dealership operations by December 31, 2004. If we are unable to open our permanent dealership by this date, it is currently contemplated that we may open a temporary dealership. For more information about the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund, see "Certain Relationships and Related Transactions—Stockholders Agreement" and "Ownership of Capital Stock."

        We are in the process of seeking a zoning ordinance amendment to permit us to operate the dealership at the Le Rêve site. Under the letters of intent, we are required to (1) file a petition with Clark County for the amendment of the applicable land use ordinance by December 1, 2002, (2) file, as soon as possible after the amendment of the land use ordinance, the necessary application for land use approval and (3) obtain both the ordinance amendment and the land use approval no later than October 1, 2003.

        Retail Space.    We expect that Le Rêve will contain approximately 77,500 square feet dedicated to retail shops. We expect to lease approximately eight of the shops to tenants operating boutiques, including brand name and high-end boutiques. We plan to operate the remaining approximately 18 stores, including a golf shop and other shops selling, among other things, men's clothing, women's apparel and accessories, art, watches, sundries and proprietary Le Rêve products.

        The Spa, Salon and Fitness Complex.    We plan to own and operate an approximately 38,000 square foot world-class spa, salon and fitness complex offering high-end spa treatments and fitness equipment and custom label and branded skin and body treatment products, as well as clothing, accessories, and athletic wear.

        Swimming Pools.    Le Rêve will offer its guests four outdoor swimming pools and two whirlpool spas. Two swimming pools will be dedicated for the exclusive use of our suite guests. All of the pool areas will feature private cabanas and lush landscaping.

        Convention, Meeting and Reception Facilities.    Le Rêve expects to feature approximately 223,000 square feet of convention, meeting and reception space (including corridors and patio space), including a grand ballroom, a junior ballroom and meeting rooms with outdoor patios overlooking either the pool area or the golf course, as well as boardrooms and a business center. Covered patios off of the meeting rooms will be available as pre-function or break-out areas.

        The Wedding Chapels.    Le Rêve will include two intimate wedding chapels that we expect will accommodate 60 guests each.

        Parking.    Our north parking garage, which will have easy access to our hotel, will provide approximately 1,840 parking spaces for our guests and other visitors. The second level of the north parking garage will connect to a retail promenade that will lead to our casino. We will have two levels of valet parking under the hotel and a separate parking area for employees located on the 20-acre parcel next to the Le Rêve. In total, we expect that there will be approximately 4,050 parking spaces available to guests and employees of Le Rêve.

  Design and Construction Team

        Valvino's subsidiary, Wynn Design & Development, together with Stephen A. Wynn, is designing Le Rêve. Wynn Design & Development, which will supervise construction of Le Rêve, is comprised of a highly qualified team of specialists with an impressive track record in designing, constructing and completing major hotel casino resorts. The Wynn Design & Development team includes:

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  Kenneth R. Wynn, President. Kenneth R. Wynn will be supervising the construction, architectural and interior design and purchasing for Le Rêve. Kenneth R. Wynn previously served as President of Atlandia Design & Furnishings, Inc., then a wholly owned subsidiary of Mirage Resorts, where he directly supervised the construction, architecture, interior design and purchasing departments, as well as outside contractors and consultants, for all of Mirage Resorts' new construction and remodel projects, including Bellagio, The Mirage, Treasure Island at The Mirage and Golden Nugget—Las Vegas.

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  W. Todd Nisbet, Executive Vice President—Project Director. Mr. Nisbet will be supervising the construction of Le Rêve. Mr. Nisbet has over 15 years of experience in the construction industry through his employment by Marnell Corrao, where he had direct supervisory capacity over the construction of Bellagio, Treasure Island at The Mirage, projects at The Mirage, such as the expansion of the convention center, the volcano upgrade and the high limit slot area, and the expansion of the north casino at Caesars Palace.

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  DeRuyter O. Butler, Executive Vice President—Architecture. Mr. Butler has been employed by Atlandia Design & Furnishings or Wynn Design & Development for nearly 20 years. Mr. Butler directly supervised the architectural design of major hotel casino resorts such as Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas.

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  Roger P. Thomas, Executive Vice President—Design. Mr. Thomas, who served as Senior Vice President—Design for Atlandia Design & Furnishings for over 15 years, was responsible for the interior design of The Mirage, including the standard rooms, suites and villas, the spa and salon, the Siegfried & Roy and Danny Gans showrooms and the expansion of the convention center. In addition, Mr. Thomas was responsible for the interior design of Bellagio and the Golden Nugget—Las Vegas and much of the interior design at Treasure Island at The Mirage, including redecoration of the original tower, the casino and the lobby.

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  Janellen Sachs Radoff, Vice President—Design. Ms. Radoff held the position of Executive Designer at Atlandia Design & Furnishings for almost 15 years and has over 25 years of experience in interior design. Ms. Radoff worked with Mr. Thomas to create the interior design of major hotel casino resorts projects such as Bellagio, The Mirage and the Golden Nugget—Las Vegas.

  Construction Schedule and Budget

        We have scheduled groundbreaking for Le Rêve to occur in October 2002, with an opening to the general public scheduled for April 2005.

        Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for the design and architecture of Le Rêve (except for the showroom, the golf course and the parking garage) and for managing construction costs and risks associated with the Le Rêve project. Nevada law requires that a firm licensed as a professional architectural organization certify architectural plans. These architectural services for the Le Rêve project will be provided by the firm of Butler/Ashworth Architects, Ltd., LLC. The principals of the Butler/Ashworth firm are DeRuyter O. Butler and Glen Ashworth, both of whom are employees of Wynn Design & Development. Mr. Butler is Executive Vice President of Wynn Design & Development. Wynn Design & Development is the only client of the Butler/Ashworth firm and pays the salaries and benefits of Messrs. Butler and Ashworth. Neither we nor Mr. Wynn has an ownership interest in Butler/Ashworth.

        We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the budgeted design and construction costs, cost of the land, capitalized interest, pre-opening expenses and all financing fees. The required cash interest payments and commitment fees on the credit facilities, the FF&E facility, the second mortgage notes and any other indebtedness and obligations of ours which will be due before the estimated commencement date of operations of Le Rêve have been included in our estimate of the total development cost.

        Of the estimated $2.4 billion total development cost for Le Rêve, the design and construction costs are budgeted to be approximately $1.4 billion, including the cost of constructing the golf course and principal parking garage. The remaining approximately $1 billion of development costs includes costs such as pre-opening costs, entertainment production costs, site acquisition costs, construction period interest, financing fees and certain furniture, fixtures and equipment, such as slot machines, computer equipment and kitchen and dining supplies.

        In an effort to manage our construction risk, we have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted $1.4 billion design and construction cost. The $919 million guaranteed maximum price is subject to increases because of, among other things, scope changes to the project. Although we have determined the overall scope and design of Le Rêve, not all of the plans and specifications for the construction components that are the subject of the guaranteed maximum price contract have been finalized and, under certain circumstances, we will be responsible for excess costs with respect to these components. See

"Construction Contracts for Le Rêve" and "Risk Factors—Risks Associated with Our Construction of Le Rêve."

        Approximately $488 million of the $1.4 billion budgeted design and construction cost expenditures are not part of the Marnell Corrao guaranteed maximum price contract. These budgeted costs include:

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  owner-managed interior design and related furniture, fixtures and equipment, construction of restaurant and retail spaces, including tenant allowances, signage and electronic systems, site work and exterior features at a budgeted cost of approximately $303.0 million;

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  construction of the new golf course at a budgeted cost of approximately $21.5 million;

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  construction of the principal parking garage at a budgeted cost of approximately $11.5 million;

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  estimated design and engineering professional fees of approximately $67.4 million;

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  costs of obtaining required governmental approvals and permits and utility service connection fees of approximately $13.8 million;

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  costs of miscellaneous capital projects, including demolition and mock-up costs, of approximately $23.8 million;

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  utilities and security costs during construction of approximately $6.3 million;

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  estimated insurance costs of approximately $13.9 million for builder's risk insurance, fees and reserves under the owner-controlled insurance program, umbrella and excess liability insurance and design professional liability insurance during the construction period; and

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  contingency of approximately $26.7 million of the total owner's contingency of $34.3 million.

        We are responsible for these components of the budget, including any cost overruns with respect to these components. Of this remaining $488 million of budgeted design and construction costs, we have spent approximately 8.4% to date. We have received bids with respect to items comprising another approximately 36.6% of these remaining budgeted costs (though we have not accepted these bids and therefore the bids are subject to change). Accordingly, we have spent money or received non-binding bids for a total of approximately 45% of these remaining budgeted costs.

        We have entered into a design/build contract with Bomel for the design and construction of the principal parking garage for a lump sum of $9.9 million, subject to certain exceptions, including any changes in the scope of work, force majeure or owner delays. Design work for the construction is substantially complete. We expect that construction will commence in October 2002. We are currently soliciting bids for the construction of the golf course and expect to award the contract in the fourth quarter of 2002. We expect that the newly constructed golf course will be available for play when Le Rêve opens.

        We expect to lease approximately eight of the retail shops at Le Rêve to third parties and intend to provide some of our retail tenants an allowance for improvements as part of the lease arrangements. We will own and operate the remaining approximately 18 retail shops at Le Rêve and will be responsible for constructing any improvements. These construction costs and allowances are included in our design and construction budget for Le Rêve. Design and/or construction costs in excess of an allowance are intended to be the responsibility of the particular retail tenant. Nevertheless, if we are unable to successfully negotiate leases consistent with our design and construction budget, we may have to fund or construct, at our cost, additional improvements in connection with the leases relating to the space.

        We intend to operate most of the restaurants at Le Rêve. We plan to construct the improvements for all of the restaurants, whether managed by us or by third parties, and the costs of those improvements are included in our design and construction budget.

        We believe that the overall design and construction budget of $1.4 billion is reasonable. In addition to the guaranteed maximum price provisions of the construction contract, we plan to implement specific mechanisms that are intended to reduce the risk of construction cost overruns and delays, including:

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  a $150 million contractor performance and payment bond securing Marnell Corrao's obligations under the construction contract;

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  a guaranty by Marnell Corrao's parent company, Austi, of Marnell Corrao's full performance under the construction contract until final payment under that contract;

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  a $50 million completion guarantee in favor of the lenders under the credit facilities and the second mortgage note holders by a special purpose subsidiary of Wynn Las Vegas, which completion guarantee will be secured by $50 million of the proceeds of Wynn Resorts' common stock offering contributed to the special purpose subsidiary, deposited in a collateral account and pledged to the lenders under the credit facilities and the second mortgage note holders, to be applied to the costs of the project in accordance with the disbursement agreement;

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  a $30 million liquidity reserve account to be held by Wynn Las Vegas which will be funded by $30 million of the net proceeds of Wynn Resorts' offering of common stock pledged to the lenders under the credit facilities and second mortgage note holders to secure Wynn Las Vegas' obligation to develop and construct Le Rêve and to be applied to the costs of the project in accordance with the disbursement agreement;

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  a $34.3 million owner's contingency that we may use, subject to the limitations set forth in the disbursement agreement, to cover owner-created delays and owner-originated changes in the scope of the work and other cost overruns; and

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  a liquidated damages provision requiring Marnell Corrao to pay us $300,000 for each day the completion of construction is delayed, following a five-day grace period and subject to force majeure and other permitted extensions, up to a maximum amount of $9 million.

Despite these protections, design and construction costs may be significantly higher than expected. Furthermore, if we do not complete construction of Le Rêve by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events, we will be in default under the credit facilities and the second mortgage notes, and the holders of our indebtedness will have the right to accelerate our indebtedness and exercise other rights and remedies against us. See "Risk Factors—Risks Related to Our Substantial Indebtedness—We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing."

  Water Show Entertainment Production Agreement

        We have entered into an agreement with Calitri Services and Licensing Limited Liability Company, under which Calitri will create, develop and produce the show to be presented in the Le Rêve showroom. This agreement is in the process of being amended. We expect that the agreement will be amended into two agreements—a license agreement between Wynn Las Vegas and Calitri and a production services agreement between Wynn Las Vegas and Productions du Dragon, S.A. Under the latter agreement, Productions du Dragon will be required to employ Franco Dragone as the executive producer and principal creator of the show. The concept of the show, which involves a water-based production in Le Rêve's showroom, has already been approved by Mr. Wynn and is under development and pre-production. Under the license agreement, Wynn Las Vegas will pay Calitri a $2 million creation fee, $1 million of which has been paid, and fund parts of the development and production budgets. Wynn Las Vegas will pay the remaining $1 million of the creation fee after the completion of this offering. In addition, Calitri will receive 10% of the net ticket revenue and 20% of the show's net profits. The show's net profits will include net ticket revenue and revenue from food and beverages sold in or immediately adjacent to the showroom, less the 10% of the net ticket revenue Wynn Las Vegas must pay to Calitri, amortization of construction costs and other operating expenses. Under the production services agreement, when amended, Productions du Dragon will receive an additional 30% of the show's net profits. Under the license agreement, it is further expected that Wynn Las Vegas will have the sole and exclusive right to license and/or manufacture and sell products and souvenirs related to the show. In return for this right, Calitri will receive 10% of the retail selling price, less certain costs, of all retail sales of these products and 50% of the before tax profits, less certain costs, generated by all non-retail sales of these products. However, it is also currently contemplated that, if the production fails to satisfy certain revenue requirements, Wynn Las Vegas will be able to terminate the license agreement prior to the end of its term. In addition, it is contemplated that the agreement, as amended, will provide Wynn Las Vegas with an option to renew the agreement for an additional five-year term. The production services agreement terminates upon termination of the license agreement unless the option for the second production or other project described below is exercised and a separate production services agreement for that second production or other project has not been executed.

        We have also paid Calitri $1 million for an option with respect to a second production for Le Rêve or for another project. We anticipate that Wynn Las Vegas or one of Wynn Resorts' other subsidiaries will be required to pay an additional $1 million if we exercise the option. If the option is exercised, the optionee will be obligated to use Productions du Dragon for production services.

        Following the completion of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts plans to grant Mr. Dragone an award of 189,723 shares of restricted stock. This restricted stock award is intended to be part of the compensation paid to Mr. Dragone for his role as the executive producer and principal creator of the production. The restricted stock will vest on June 30, 2006. However, the restricted stock will not vest, but instead will be immediately cancelled and retired, if, as of June 30, 2006: (1) the complete run of the entertainment production at Le Rêve has not commenced or has been cancelled due to any act or omission of Mr. Dragone and (2) Mr. Dragone has not successfully opened another production show for Wynn Resorts or its affiliates in another venue or, if opened the complete run of such other show has been cancelled due to any act or omission of Mr. Dragone. Although the form of the restricted stock grant has not been finalized, management believes that compensation expense, based on the fair value of the stock grant at the measurement date, will be recognized and that such compensation expense will be capitalized as part of the cost of constructing the entertainment production. Because the price of the stock at the measurement date is presently unknown and the form of the agreement has yet to be finalized, management is unable to estimate the amount of compensation expense expected to be associated with the restricted stock grant at this time.

  Growth Opportunities

        We continue to explore opportunities to develop additional gaming or related businesses, in Las Vegas or other markets, whether through acquisition, investment or development. Any such development would require us to obtain additional financing. We may decide to conduct any such development through Wynn Resorts or through a line of subsidiaries separate from the Le Rêve entities.

  Las Vegas Market

        Overview.    Las Vegas is one of the fastest growing leisure, lodging and entertainment markets in the country. Las Vegas hotel occupancy rates are among the highest of any major market in the United States. According to the Las Vegas Convention and Visitors Authority, the number of visitors traveling to Las Vegas has continued to increase at a steady and significant rate. The number of visitors increased from approximately 29.6 million in 1996 to approximately 35.0 million in 2001, a compound annual growth rate of 3.4%. Aggregate expenditures by these visitors increased at a compound annual growth rate of 7.0%, from approximately $22.5 billion in 1996 to approximately $31.6 billion in 2001. The number of residents in Clark County, the greater Las Vegas area, has increased from 1,115,940 residents in 1996 to 1,425,723 residents in 2000, a compound annual growth rate of 5.0%.

        Expanding Hotel and Gaming Market.    Las Vegas has one of the strongest and most resilient hotel markets in the country and, according to the American Gaming Association, has the highest casino gaming revenue in the United States. Major properties on the Las Vegas Strip that have opened over the past ten years include Bellagio, Mandalay Bay Resort & Casino, New York-New York Hotel and Casino, Paris Las Vegas, Aladdin Resort & Casino and The Venetian. In addition, a number of existing properties on the Las Vegas Strip embarked on expansions during this period including MGM Grand Hotel and Casino, Luxor Hotel and Casino, Circus Circus Hotel, Casino and Theme Park, Mandalay Bay Resort & Casino and Caesars Palace. Despite this significant increase in the supply of hotel rooms in Las Vegas, hotel total occupancy rates for all days exceeded on average 90.6% for the years 1990 to 1999, averaged 92.5% in 2000 and 88.9% in 2001.

        According to the Nevada State Gaming Control Board, Las Vegas Strip gaming revenue has increased from approximately $3.6 billion in 1996 to approximately $4.7 billion in 2001, a compound annual growth rate of 5.6%. As a result of the increased popularity of gaming, Las Vegas has sought to increase its popularity as an overall vacation resort destination. The number of hotel rooms in Las Vegas has increased by 30.6% from 80,952 in 1996 to 105,702 in 2001.

We believe that the growth in the Las Vegas market has been enhanced as a result of a dedicated program by both the Las Vegas Convention and Visitors Authority and major Las Vegas hotels to promote Las Vegas as a major vacation and convention site and the increased capacity of McCarran International Airport.

        Growth of Non-Gaming Revenue Expenditures.    The Las Vegas market continues to evolve from its historical gaming focus to broader entertainment and leisure offerings. In addition to the traditional attractiveness of gaming, the market is continuing to expand to include retail, fine dining, sporting activities, major concerts and other forms of entertainment. This diversification has contributed to the growth of the market and broadened the universe of individuals who would consider Las Vegas as a vacation destination. The more diversified entertainment and leisure offerings present significant growth opportunities. In particular, the newer, large theme-destination resorts have been designed to capitalize on this development by providing better quality hotel rooms at higher rates and by providing expanded shopping, dining and entertainment opportunities to their patrons, in addition to gaming.

        Las Vegas as a Convention Center Attraction.    According to Tradeshow Week 200, an annual publication that analyzes the 200 largest trade shows in the United States, Las Vegas was the most popular trade show destination in the United States with a 28.4% market share of the Tradeshow Week 200 shows in terms of net square footage and one of the most popular convention destinations in the United States in 2001. In 1996, approximately 3.3 million persons attended conventions in Las Vegas, providing approximately $3.9 billion in non-gaming trade show and convention revenue. By 2001, the number of convention attendees increased to more than 4 million, providing approximately $4.8 billion in non-gaming and trade show and convention revenue.

        Trade shows are held for the purpose of getting sellers and buyers of products or services together in order to conduct business. Trade shows differ from conventions in that trade shows typically require substantial amounts of space for exhibition purposes and participant circulation. Conventions generally are gatherings of companies or groups that require less space for breakout meetings and general meetings of the overall group. Las Vegas offers trade shows and conventions a unique infrastructure for handling the world's largest shows. This includes a concentration of approximately 72,000 hotel rooms located on the Las Vegas Strip, two of the largest convention centers in the United States—the Las Vegas Convention Center and the Sands Expo and Convention Center—with a total of over 4 million square feet of convention and exhibition space, convenient air service from major cities throughout the United States and other countries and significant entertainment attractions. In addition to the Sands Expo and Convention Center and the Las Vegas Convention Center, the MGM Grand Hotel and Casino has constructed a conference and meeting facility of approximately 380,000 gross square feet. The Mirage has recently added approximately 90,000 gross square feet of meeting space, and Mandalay Bay Resort & Casino has begun construction of an approximately 1.8 million square foot convention center with an estimated completion date in early 2003. We believe that Las Vegas will continue to evolve as one of the country's preferred trade show and convention destinations.

        Statistics on the Las Vegas Gaming Industry.    The following table sets forth certain information derived from published reports of the Las Vegas Convention and Visitors Authority and the Nevada State Gaming Control Board concerning Las Vegas Strip gaming revenue and visitor volume and hotel data for the years 1996 to 2001. As shown in the table, the Las Vegas market has achieved significant growth in visitor volume and tourist revenue.

Historical Data for Las Vegas Gaming Industry(1)

	1996	1997	1998	1999	2000	2001	Compound Annual Growth Rate
Las Vegas Visitor Volume	29,636,361	30,464,635	30,605,128	33,809,134	35,849,691	35,017,317	3.4%
Total Visitor Expenditures(2)	$22,533,258	$24,952,189	$24,577,469	$28,695,178	$31,462,337	$31,555,924	7.0%
Las Vegas Strip Gaming Revenue(2)	$3,579,269	$3,809,354	$3,812,408	$4,490,330	$4,805,572	$4,703,692	5.6%
Las Vegas Convention Attendance	3,305,507	3,519,424	3,301,705	3,772,726	3,853,363	4,049,095	4.1%
Las Vegas Hotel Occupancy Rate for All Days	93.4%	90.3%	90.3%	92.1%	92.5%	88.9%	N/A
Las Vegas Hotel/Motel Room Supply	99,072	105,347	109,365	120,294	124,270	126,610	5.0%

(1)
Sources: Las Vegas Convention and Visitors Authority and Nevada State Gaming Control Board for the fiscal years ended December 31.

(2)
Dollars in thousands.

  Competition in Las Vegas

        Hotel/Casino Competition.    The casino/hotel industry is highly competitive. Le Rêve, which will be located on the Las Vegas Strip, will compete with other high-quality resorts and hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment offered, theme and size. Le Rêve will compete with hotels on the Las Vegas Strip and those in downtown Las Vegas, as well as a large number of hotels and motels in and near Las Vegas.

        In June 2003, The Venetian expects to complete a 1,000-room hotel tower on top of the resort's existing parking garage. Also, Mandalay Bay Resort & Casino has announced that it expects to begin construction of a 1,122-room, all-suite tower connected to the current hotel casino resort in September 2002, with an expected opening in October 2003. MGM Mirage has announced that it will begin construction in mid-2003 of an approximately 925-room "spa tower" addition to Bellagio, as well as expand Bellagio's spa and salon, meeting space and retail space, with an expected completion in December 2004. Other than the expansions of The Venetian, Mandalay Bay Resort & Casino, and Bellagio, we are not aware of any significant additions of hotel rooms to major hotel casino resort properties in Las Vegas or any developments of new major hotel casino resort properties in Las Vegas in the near future.

        Many competing properties, such as Bellagio, Caesars Palace, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, the MGM Grand Hotel and Casino, The Mirage, Monte Carlo Hotel and Casino, New York-New York Hotel and Casino, Paris Las Vegas, Rio All-Suite Hotel & Casino, Treasure Island at The Mirage and The Venetian, have themes and attractions which draw a significant number of visitors and will directly compete with our operations. Some of these facilities are operated by companies that have more than one operating facility and may have greater name recognition and financial and marketing resources than us and target the same demographic group as we will. We will seek to differentiate Le Rêve from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and level of luxury.

        Las Vegas casinos also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, riverboat gaming facilities in other states, hotel/casino facilities elsewhere in the world, state lotteries, Internet gaming and other forms of gaming. In addition, certain states recently have legalized, and others may or are likely to legalize, casino gaming in specific areas. Passage of the Tribal Government Gaming and Economic Self-Sufficiency Act in 1988 has led to rapid increases in Native American gaming operations. Also, in March 2000, California voters approved an amendment to the California Constitution allowing federally recognized Native American tribes to conduct and operate slot machines, lottery games and banked and percentage card games on Native American land in California. As a result, casino-style gaming on tribal lands is growing and could become a significant competitive force. The proliferation of Native American gaming in California could have a negative impact on our operations. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which we intend to attract customers, could have a substantial negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas.

        Our casino will also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, on-and off-track wagering and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States will also increase competition we face and will continue to do so in the future. Additionally, if gaming is legalized in jurisdictions near our property or our target markets where it currently is not permitted, we will face additional competition.

        Retail Competition.    Le Rêve's retail stores will operate in a highly competitive environment. Le Rêve's retail stores will compete with other retail stores located in other Las Vegas hotel casino resorts and shopping districts. Among these Las Vegas shopping locations,

Le Rêve will face significant competition from the retail stores at Bellagio, the Forum Shops at Caesars Palace, which is expected to complete a 200,000 square foot expansion in 2004, The Grand Canal Shoppes at The Venetian and Desert Passage at Aladdin Resort & Casino. In particular, Le Rêve's retail stores will face competition from the premium retail stores of the Fashion Show Mall, which is owned by The Rouse Company, a publicly traded company. The Fashion Show Mall, which is situated across the Las Vegas Strip from Le Rêve, is currently undergoing an extensive remodeling and expansion program, reportedly increasing its size from approximately 773,000 square feet to nearly 2 million square feet. Beginning in November 2002, the Fashion Show Mall is expected to contain an approximately 180,000 square foot Nordstrom and a flagship store of Bloomingdale's Home & Furniture. The expansion of the Fashion Show Mall is expected to be completed in October 2003 with a new Lord & Taylor and is expected to include a total of approximately 300 shops. In addition, Le Rêve's retail stores will compete with outlet shopping areas located on the way to Las Vegas from Los Angeles and other places, which tend to offer merchandise at discounted prices.

        Our retail stores will compete on the basis of, among other things, the location of our stores, the breadth, quality, style, and availability of merchandise, the level of customer service offered and merchandise price. We will also compete with other retail properties for retail businesses on the basis of the rent charged and location.

        We believe that our retail operations will generate approximately 5% of our total revenue. However, we will face significant competition in this market area. Any increase in our competitors' market share for retail customers in Las Vegas could negatively impact our operations in a significant manner. See "Risk Factors—General Risks Associated with Our Business—The casino, hotel, convention and other facilities at Le Rêve will face intense competition."

  Marketing in Las Vegas

        Our marketing strategy consists of positioning Le Rêve as a full-service luxury resort and casino in the leisure, convention and tour and travel markets. Prior to the opening of Le Rêve, we will create general market awareness about Le Rêve's product offerings through conventions and media, including television, radio, newspapers, magazines, internet, direct mail and billboards. We also expect that the third party retail tenants will engage in their own general advertising and promotional activity, which we expect will benefit all of Le Rêve's retail shops.

        We believe that Le Rêve will attract wealthy international and domestic gaming customers due in part to the high degree of customer recognition and guest loyalty that we believe Mr. Wynn has developed over the last two decades by operating some of the signature properties on the Las Vegas strip. In addition, we currently employ experienced international and domestic casino marketing executives. We believe that Mr. Wynn's reputation will allow us to continue to attract marketing executives of this caliber.

        Le Rêve plans to have marketing executives located in local offices in Tokyo, Hong Kong, Macau, Singapore, Taiwan, Europe, New York and southern California, as well as independent marketing representatives in major U.S. and foreign cities. We also plan to develop a guest loyalty program at Le Rêve that will integrate in real-time, all gaming, hotel, food, beverage and retail revenue of a particular guest and compare it against incurred expenses to determine the profitability of that guest. We will use this program to implement a rewards system that offers discounted and complimentary meals, lodging and entertainment for our guests. We will also use that information to develop an integrated database that will allow us to target specific customers for promotions that might induce them to visit Le Rêve.

Seasonality

        We do not consider our Las Vegas business to be particularly seasonal. However, we expect that our revenue and cash flow may be slightly reduced during the summer months due to the tendency of Las Vegas room rates to be lower at that time of the year.

Employees

        We currently employ approximately 200 employees in the U.S. We anticipate that when Le Rêve opens, we will employ nearly 8,000 employees in connection with the operation of Le Rêve. As a result, we will need to undertake a major recruiting and training program before the opening. However, we believe that we will be able to attract and retain a sufficient number of qualified individuals to operate the hotel and casino. We will pay competitive market wages to our employees.

        Currently, Valvino is a party to several collective bargaining agreements with several different unions which it assumed in connection with the acquisition of the Desert Inn Resort & Casino. All of these agreements will expire before the scheduled opening of Le Rêve. However, the unions may seek to organize the workers at Le Rêve or claim that the agreements assumed in connection with Valvino's acquisition of the Desert Inn Resort & Casino obligate Wynn Las Vegas to enter into negotiations with one or more of the unions to represent the workers at Le Rêve. Unionization or pressure to unionize could increase our labor costs.

Trademarks and Service Marks

        Our most important marks are LE RÊVE for hotel services and LE RÊVE for casino services. We have purchased the common-law name and mark "LE RÊVE" from a California trust operating a hotel by that name. This purchase removed the California trust as a prior user with superior rights. We have also applied to register the "LE RÊVE" service mark in the United States Patent and Trademark Office, referred to as the PTO, for hotel services. Our application for the LE RÊVE hotel mark has cleared the PTO examination process. It was "published for opposition." On August 16, 2002, a request for extension of time to oppose was filed with the PTO. If granted, the initial request for extension of time to oppose expires on October 15, 2002. The potential opposer is entitled to file an additional request for extension of time to oppose for an additional 30 days. Further extensions of time to oppose are allowed only with our consent. If no opposition is filed, or if an opposition is filed, but is settled or the potential opposer does not prevail, LE RÊVE will be registered for hotel services, and restaurant, bar, lounge and health spa services.

        We have also applied to register the "LE RÊVE" service mark with the PTO for combined casino and entertainment services. Because the PTO translates "LE RÊVE" as "THE DREAM", it has cited certain "DREAM" marks as a basis for preliminarily refusing to allow some of our "LE RÊVE" applications, including this application, to proceed toward registration. The PTO's objection to this application appears to relate solely to entertainment services, and not casino services. Accordingly, we have divided the application to register LE RÊVE for casino services from entertainment services and, therefore, the application for casino services should not be subject to the objections to entertainment services.

        In addition, we have applied to register this mark for other uses, including gift shop items, retail services, clothing, golf balls and golf accessories, toys, tote bags, mugs, and others, none of which, individually, will be material to our business. Our application for Le Rêve retail services was preliminarily refused based on a prior registration of Le Reve in connection with wines. Each of these applications is pending. None of the non-hotel and non-casino applications for LE RÊVE are for goods or services that would, if finally rejected, have a material impact on our business.

        Even if we are able to obtain registration of the LE RÊVE mark for the above-described applications, such federal registration is not completely dispositive of the right to such trademarks. Third parties who claim prior rights with respect to DREAM marks or to marks similar to LE RÊVE may nonetheless challenge our use of LE RÊVE and seek to overcome the presumptions afforded by such registrations. They also could attempt to prevent our use of LE RÊVE and/or seek monetary damages as a result of our use.

Properties

        Las Vegas Land.    We currently own approximately 212 acres of land on or near the Las Vegas Strip on the site of the former Desert Inn Resort & Casino. Le Rêve will total approximately 192 acres consisting of approximately 55 acres, owned by Wynn Las Vegas, at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue and the approximately 137-acre golf course, owned by Wynn Resorts Holdings, to be constructed behind the hotel. The balance of the 212 acres consists of an additional parcel of approximately 20 acres fronting Las Vegas Boulevard next to the Le Rêve site, owned by Valvino, that is available for future development once this parcel is released from the liens under the credit facilities and the second mortgage notes.

        We will use the 20-acre parcel while we are constructing Le Rêve for our corporate offices, pre-opening activities, recruiting and employment purposes and employee parking. If we meet prescribed cash flow tests for four consecutive calendar quarters after commencement of operations at Le Rêve, the 20-acre parcel will be released from the liens under the credit facilities and second mortgage notes and could be transferred to Wynn Resorts or another entity. In addition, the lenders under the credit facilities may release the liens on the 20-acre parcel if we meet these prescribed cash flow tests for two consecutive calendar quarters after commencement of operation at Le Rêve and, in such event the liens of the second mortgage noteholders in the 20-acre parcel would be automatically released. In that event, Wynn Resorts or the other entity may decide to develop the parcel in the future, either on its own or through a joint venture. For example, in the future, Wynn Resorts or another entity may decide to develop a second hotel casino as a Phase II development on the parcel to take advantage of the substantial infrastructure and amenities planned for Le Rêve. The Le Rêve design will include a major access corridor that could be used to connect a Phase II development to Le Rêve.

        Similarly, three years after commencement of operations at Le Rêve and upon our satisfaction of prescribed maximum leverage ratio and minimum credit rating requirements, the land underlying the golf course, which is owned by Wynn Resorts Holdings, a wholly owned indirect subsidiary of Valvino, will be released from the liens under the credit facilities and the indenture governing the second mortgage notes and could be transferred by Wynn Resorts Holdings to Wynn Resorts or another entity. In addition, portions of the golf course land may be released from the liens to permit residential or other non-gaming development if we satisfy prescribed cash flow tests for a full fiscal year after Le Rêve commences operation and the development does not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve.

        Las Vegas Water Rights.    Valvino indirectly owns approximately 949 acre-feet of certificated water rights through its indirect subsidiary, Desert Inn Improvement Co. We plan to use this water for general irrigation purposes including irrigation of the golf course. Desert Inn Improvement Co. also currently provides water service to the existing office building on the site of the former Desert Inn Resort & Casino and the remaining homes around the golf course. As a result of its service obligations to the remaining homes, Desert Inn Improvement Co. is a public utility under Nevada law and is subject to regulatory restrictions imposed by the Public Utilities Commission of Nevada. See "Risk Factors—General Risks Associated with Our Business—We will be subject to regulatory control by the Public Utilities Commission of Nevada." Desert Inn Improvement Co. does not use these water rights to provide water to its public utility customers.

        Valvino directly owns an additional approximately 36 acre-feet of certificated water rights. This water will be used to supply the water for the Le Rêve lake, subject to the approval of the Nevada State Engineer. There are significant cost savings and conservation benefits associated with using water supplied pursuant to our water rights.

        We plan to transfer the water rights owned by Desert Inn Improvement Co. and Valvino to Wynn Resorts Holdings and Wynn Las Vegas for use in connection with the golf course and the Le Rêve lake, subject to approval by the Public Utilities Commission of Nevada and the Nevada State Division of Water Resources.

Legal Proceedings

        From time to time, we are involved in litigation relating to claims arising out of the ordinary course of business.

        In addition, Valvino is currently involved in litigation related to its ownership and development of the former Desert Inn golf course and the residential lots around the golf course. Valvino acquired some, but not all, of the residential lots located in the interior of and around the former Desert Inn golf course when it acquired the former Desert Inn Resort & Casino from Starwood Hotels & Resorts Worldwide, Inc. Valvino later acquired all of the remaining lots located in the interior of, and some of the remaining lots around, the former Desert Inn golf course. In total, Valvino acquired 63 of the 75 residential lots, with Clark County having acquired two of the lots through eminent domain in 1994 as part of the widening of Desert Inn Road. The residential lots, previously known collectively as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions recorded against the lots in 1956 and amended from time to time since then.

        On October 31, 2000, Ms. Stephanie Swain, as trustee of the Mark Swain Revocable Trust, and some of the other homeowners whose lots Valvino did not purchase filed an action in Clark County District Court against Valvino and the then directors of the Desert Inn Country Club Estates Homeowners' Association. The plaintiffs are seeking various forms of declaratory relief concerning the continued governance of the homeowners' association. In addition, the plaintiffs have challenged the termination in June 2001 of the conditions, covenants and restrictions recorded against the residential lots. The plaintiffs also seek to establish certain easement rights that Ms. Swain and the other homeowners claim to possess. Specifically, the remaining homeowners seek to establish easement rights to enter upon the golf course for exercise and other leisure purposes, and to use the perimeter roadways for entrance and exit purposes. At least two of the plaintiffs also have alleged the existence of an equitable implied restriction prohibiting any alternative commercial development of the golf course. Two subsequent actions were filed, one by Ms. Swain against certain homeowners' association members and one by Valvino seeking declaratory and injunctive relief similar to the original action. Because the issues in the subsequent actions are present in the original action, both of the subsequent actions have been stayed pending the outcome of the original action.

        The trial in this matter currently is scheduled for February 2003. The court has, nonetheless, entered several preliminary injunction orders concerning the parties' respective property rights. Among other things, the court has ordered that Valvino is free to develop the golf course and the remainder of its property as it deems fit, subject to all applicable legal restraints. In that regard, Valvino was permitted to remove all homes and structures on its properties surrounding the golf course and those located on the Country Club Lane cul de sac, which ran to the interior of the golf course. Valvino has removed all structures that were on its lots, together with the cul-de-sac, and has relandscaped the property to blend into the existing golf course. The court has also entered an order prohibiting Ms. Swain from filing a lis pendens against the golf course property. A lis pendens is a notice filed on public records to warn all persons that the title to certain property is in litigation and that the effect of such litigation will be binding on the owner of the property.

        The plaintiffs have sought, and successfully obtained, a preliminary injunction to compel Valvino to subsidize security to homeowners who reside near the project. Valvino has appealed this ruling and the issue is now pending before the Nevada Supreme Court.

        Discovery in this case is currently ongoing. Valvino is vigorously contesting all of the homeowners' claims and will continue to do so. However, if the plaintiffs prevail on their claims and the conditions, covenants and restrictions on the lots remain in effect, we may have to adjust our current plans for the construction of the Le Rêve golf course by redesigning some of the holes located on the periphery of the course. In addition, if the court finds that there is an implied equitable restriction on the golf course lots, any future development of the golf course parcel for an alternative use may be restricted.

CONSTRUCTION CONTRACTS FOR LE RÊVE

        The following discussion summarizes the material terms of our construction contracts. These summaries are qualified in their entirety by reference to the contracts themselves.

Construction of the Hotel/Casino

  Overview

        We have entered into a construction agreement with Marnell Corrao, the contractor, for construction services for a substantial portion of the construction, but not design, of Le Rêve, excluding the principal parking garage and the golf course construction, for a guaranteed maximum price. The guaranteed maximum price is approximately $919 million (subject to various contingent adjustments). The guaranteed maximum price includes:

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  a fixed lump sum contractor's fee in the amount of $30 million;

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  costs necessarily incurred by Marnell Corrao in the performance of its obligations under the construction contract, including the cost of payment and performance bonds for Marnell Corrao and subcontractors required by the construction contract;

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  an approximately $7.6 million owner-controlled contingency to cover, among other items, owner-created delays and owner-originated changes in the scope of work; and

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  a portion of the cost of insurance obtained by Marnell Corrao on which we will be named as an additional insured.

        The guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction.

        Although we have determined the overall scope and general design of Le Rêve, not all of the plans and specifications for the construction components that are the subject of the guaranteed maximum price contract have been finalized. Specifically, the approximately $919 million maximum price includes construction components totaling approximately $493.5 million for which detailed plans have not yet been finalized. The guaranteed maximum price for these components is based on master concept plans and agreed upon design and other premises and assumptions for the detailed plans to be created for the remaining components. If the plans for these components do not substantially conform to the premises and assumptions described in the construction contract, or if we request change orders with respect to these components or any component for which there are final plans or defects or deficiencies in the architectural plans or concealed conditions, we will be responsible for the excess costs. For example, if the initial drawings, when finalized, are inconsistent with the premises and assumptions, we will be responsible for the increase, if any, in the cost to construct the work covered by those drawings over the previously agreed upon amounts designated for such work in the guaranteed maximum price, even if the drawings are redesigned to be consistent with the premises and assumptions. The premises and assumptions reflect general concepts and techniques pursuant to which the contractor will construct Le Rêve. However, the premises and assumptions may not be sufficiently specific so as to determine, as between the contractor and us, who is responsible for cost overruns in specific situations.

        As of the date of this prospectus, and with regard to a portion of the construction budget covered by the Marnell Corrao construction contract:

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  we have prepared and received bids on final construction drawings and specifications for approximately 3 million square feet of high rise hotel, convention center, central plant, meeting rooms and warehouse space, which represents approximately $388 million of the construction components covered by the construction contract;

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  approximately $493.5 million represents construction components for which final plans have not yet been completed; and

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  approximately $32.3 million of the approximately $493.5 million of construction components consists of allowances for additional items of the construction work that are in the earliest concept stages, such as construction of the "mountain." If the actual cost of these items exceeds the allowances, we will be responsible for these excess amounts.

        Drawings for the interior work on the project have not been finished. If the cost to complete the interior work exceeds budgeted amounts, the excess will not be covered by the guaranteed maximum price contract and, accordingly, we will be responsible for these excess costs.

        There are also certain permit and similar fees and costs of approximately $13.8 million which are not Marnell Corrao's responsibility and are not a part of the guaranteed maximum price, but are our responsibility.

        The construction contract calls for the cost of the work provided by Marnell Corrao to be at the lowest reasonably available prices obtainable by Marnell Corrao's best efforts, unless we have given prior written consent to incur higher expenses.

        If we reasonably believe at any time, based on the progress of the work and the cost of the work, that the work cannot be completed for the guaranteed maximum price, we have the right after certain notice periods to require Marnell Corrao to provide us with satisfactory evidence of funds available to Marnell Corrao to pay any anticipated overages.

        Due to the lack of final plans for substantial portions of the project, the construction contract does not require Marnell Corrao to adhere to specific cost limits on a line item basis. Rather, it only obligates Marnell Corrao to complete the construction within an overall guaranteed maximum price subject to certain general balancing and other requirements. Therefore, subject to the general balancing requirements of the construction contract, there is a risk that the funds earmarked for the guaranteed maximum price could be exhausted before substantial completion of the project should Marnell Corrao spend greater amounts on certain line items in the earlier stages of construction. In addition, the disbursement agreement and the credit facilities will contain balancing provisions requiring us to demonstrate, as a condition to every release or drawdown of funds, that we have sufficient funds available to cover all remaining construction costs, plus required contingency, in accordance with our construction budget. Accordingly, if Marnell Corrao spends greater amounts than anticipated in respect of any component of the work, we may be denied further access to the proceeds of the second mortgage notes and further drawings under the credit facilities.

        We will continue to evaluate the project design in relation to its construction schedule and budget and the demands of the Las Vegas tourist and gaming market. Accordingly, the design of individual elements of Le Rêve may be refined from the descriptions contained in this prospectus.

  Potential Increases in the Guaranteed Maximum Price

        The construction contract with Marnell Corrao provides that the guaranteed maximum price will be appropriately increased, and the deadline for completion of construction will be appropriately adjusted, on account of, among other circumstances:

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  changes in the architect-prepared design documents or deficiencies in the design documents;

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  changes requested or directed by us in the scope of the work to be performed pursuant to the construction contract;

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  changes in legal requirements;

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  natural disasters, unavoidable casualties, industry-wide labor disputes affecting the general Las Vegas area and not limited to the project, and other force majeure events that are unforeseeable and beyond the reasonable control of Marnell Corrao; and

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  delays caused by us.

        We will commence construction of Le Rêve before all plans and specifications will be completed. Delays in completing the remaining drawings and specifications could cause delays in the substantial completion of the work and, under specific circumstances, could defer the contractor's obligation to deliver the completed project by the scheduled completion date.

        Cost overruns could cause us to be "out of balance" under the second mortgage notes, credit facilities and FF&E facility and, consequently, unable to obtain funds from the second mortgage note proceeds secured account or to draw down under the credit facilities or the FF&E facility. If we cannot obtain these funds, we will not be able to open Le Rêve to the general public on schedule or at all. Given that we are required to use the proceeds of the second mortgage notes in full before borrowing under the credit facilities and the FF&E facility, if any such "out of balance" event occurs in the latter stages of construction, the second mortgage note holders would be fully exposed and the lenders under our credit facilities and FF&E facility would have no obligation to commence or continue funding loans under their respective facilities.

        When we finalize plans or specifications in the future, we may discover that we need to obtain additional funding, which may not be available on satisfactory terms or at all, or we may choose to reduce the scope of the work and design components to reduce the costs of constructing the project. Any such reduction in scope would be subject, under specified circumstances, to obtaining the consent of the lenders under the credit facilities and the FF&E facility and the second mortgage note holders as required under the disbursement agreement.

  Competitive Bids

        Unless we specify otherwise, subcontractors will be selected after a bidding process that includes, to the extent practicable, at least three bidders from a list of bidders provided by Marnell Corrao. Marnell Corrao will submit the various bids received from prospective subcontractors, all information available to Marnell Corrao with respect to the bids and prospective subcontractors and Marnell Corrao's recommendation of the prospective subcontractor for the contract. We, with Marnell Corrao's assistance, will select each subcontractor based on this information. If we select a subcontractor other than one recommended by Marnell Corrao, and there is a difference in the bids of the subcontractor we select above stated thresholds, the guaranteed maximum price may be increased.

  Substantial Completion

        Marnell Corrao is responsible for achieving "substantial completion" of the work by a guaranteed date of substantial completion. Substantial completion is defined in the construction contract as the stage in the progress of the development of Le Rêve when it is sufficiently complete, including the receipt of necessary permits, licenses and approvals, so that all aspects of Le Rêve covered by the construction contract can be open to the general public. As mentioned earlier, under the construction contract, the guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction. This period is referred to in the construction contract as the "contract time," and may only be adjusted in accordance with the construction contract. The contract time may be extended, among other reasons, due to force majeure events as noted below, and changes by us in the scope of the work.

        Plans for a substantial portion of the approximately $919 million guaranteed maximum price construction budget have not been finalized. Delays in completing the remaining drawings and specifications could cause delays in the substantial completion of the work and, under certain circumstances, could defer Marnell Corrao's obligation to deliver the completed project by the scheduled completion date.

  Construction Contract Guaranty

        Austi, the parent company of Marnell Corrao, has agreed to provide a continuing guaranty by which Austi guarantees Marnell Corrao's full performance and payment obligations under the construction contract until final payment under that contract. Austi is a private company controlled by the Anthony A. Marnell II family.

  Force Majeure and Owner Delay

        Under certain circumstances, the contract may allow Marnell Carrao an extension of the contract time. These circumstances include:

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  any delays in Marnell Corrao's performance arising from a force majeure occurrence, which includes industry-wide labor disputes affecting the general Las Vegas area and is not limited to the project, fire, unavoidable casualties, adverse weather conditions not reasonably anticipated; or

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  other causes which, based on Marnell Corrao's extensive experience in constructing projects of similar scope and complexity in the same location, are unforeseeable and beyond Marnell Corrao's reasonable control; and

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  any delays caused by us or our agents, consultants or separate contractors.

  Payment and Performance Bond

        Under the construction contract, Marnell Corrao is required to obtain a performance and payment bond in the amount of $150 million, covering its performance of the construction contract and payment of obligations thereunder. The construction contract requires Marnell Corrao to obtain this bond no later than five business days after it receives written notice from us to commence construction and, in any event, prior to the commencement of the work. The performance and payment bond will be issued by a bonding company with an A.M. Best Co. rating of A XV or better, and will name us and the lenders and agents relating to the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders as obligees and beneficiaries. After it is issued, the performance and payment bond may not be increased or decreased unless we approve in advance. Certain of the subcontractors performing work for Marnell Corrao on the project will also be bonded.

  Early or Late Completion

        If Marnell Corrao achieves substantial completion of the work before the guaranteed date of substantial completion without increasing the cost of the work to achieve such early completion, we will pay Marnell Corrao an early completion bonus equal to $50,000 per day for each day before the guaranteed date of substantial completion that the work was substantially completed. The amount of the early completion bonus will not exceed $1 million.

        If Marnell Corrao fails to achieve substantial completion of the work within the contract time, Marnell Corrao will pay us, as liquidated damages, $300,000 per day beginning on the sixth day after the guaranteed substantial completion date and continuing every day thereafter until substantial completion of the work is achieved or the total amount of liquidated damages equals $9 million. Marnell Corrao's liability to us for damages arising solely from delays caused by Marnell Corrao or for which Marnell Corrao is responsible, will not exceed $9 million as provided in the construction contract. We cannot assure you that construction will be completed on schedule and, if completion of the construction is delayed beyond the five-day grace period, our actual damages likely will exceed $300,000 per day.

  Payment

        Marnell Corrao must make an itemized application for payment based on an approved schedule of values. Payment of the application is subject to approval by us and our lenders, based on the conditions of the construction contract. Subject to certain limitations imposed by the Nevada Revised Statutes, the construction contract allows us to withhold amounts from any payments due to Marnell Corrao which we determine to be necessary to protect us against liens until the liens are bonded or otherwise discharged. See "Risk Factors—Risks Associated with Our Construction of Le Rêve—The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected." We are entitled to retain 10% of all monies due to subcontractors under the monthly applications for payment until the work is complete, though there is no retainage on payments to Marnell Corrao or vendors. However, after 50% of the scope of the work is complete, we may elect to reduce the level of retention for selected subcontractors under certain conditions and subject to the approval of our lenders.

  Warranties and Guarantees

        Marnell Corrao's general construction warranty and guarantee extends for one year after substantial completion of the work. Marnell Corrao guarantees that its construction workmanship will be first class in quality, free from all faults and defects, and that the work will comply with the construction contract requirements and all applicable laws, codes and regulations. Marnell Corrao also guarantees that all materials, equipment, mechanical devices and supplies incorporated into the work will be new and will strictly meet the specifications and requirements of the construction contract. Marnell Corrao's warranty excludes damages or defects caused by ordinary wear and tear, insufficient maintenance, improper operation or improper use by us. Furthermore, Marnell Corrao warrants that it has substantial experience in performing major projects with scopes of work similar to Le Rêve, and, where required by law, is licensed to perform the work.

        The construction contract with Marnell Corrao provides that the one year period of its general construction warranty is not a limitation on any of Marnell Corrao's other obligations under the construction contract or applicable law. Further, the one year period is not intended to reduce the period of any other similar warranty or guaranty that may apply at law or otherwise to work on the project by Marnell Corrao or any subcontractor. The current Nevada limitations period for claims relating to defective work which might arise under the express warranty extends beyond the one year warranty period provided in the construction contract. The construction contract also provides that we shall have the benefit of all vendor and subcontractor warranties relating to the work. Marnell Corrao will assign to us all subcontractor warranties and/or guarantees. Marnell Corrao also agrees to assist us in prosecuting the enforcement of all subcontractor and vendor warranties. Thus, it is anticipated that we may have available to us one or more avenues of potential recourse, including under governing law and subcontractor and vendor warranties, for defective work first discovered after the one year express warranty expires.

  Insurance

        Through the owner-controlled insurance program, we will pay for and maintain builder's risk and "wrap-up" liability insurance upon Marnell Corrao's and all subcontractors' work at the site. This insurance includes:

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  builder's risk insurance;

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  on-site workers compensation and employers liability insurance;

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  commercial general liability insurance; and

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  umbrella and excess liability insurance.

        The owner-controlled insurance program will be for the benefit of us, Marnell Corrao and its subcontractors, unless specifically excluded, who have on-site employees. It is anticipated that the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders will be required to be named as additional insureds under the insurance required to be carried under the construction contract. This coverage applies only to work performed under the construction contract at the site. Participation in the owner-controlled insurance program will be mandatory. Marnell Corrao is required to, and is required to cause all of the subcontractors to, complete all forms, submit the information required and comply with the terms of the owner-controlled insurance program manual. No exceptions can be made to this requirement without our prior approval.

  Additional Insurance

        Additionally, Marnell Corrao is required to, and is required to cause the subcontractors to, obtain and maintain the following, which are not included in the owner-controlled insurance program:

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  automobile liability insurance, with limits of not less than $1 million combined single limit for bodily injury, death and property damage per occurrence; and

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  insurance for off-site activities.

Also, included as a cost of the work, and thus within the guaranteed maximum price, is our obligation to reimburse Marnell Corrao for certain other additional insurance maintained by Marnell Corrao and described in the construction contract. The cost of all such additional insurance described herein is included within the guaranteed maximum price and such cost shall be substantiated to our satisfaction. To the extent that this additional insurance is related to Marnell Corrao's work on the project, Wynn Las Vegas will be named as an additional insured.

  Ineligible Parties and Termination of the Owner-Controlled Insurance Program

        We have the right to terminate or to modify the owner-controlled insurance program upon 30 days advance written notice to Marnell Corrao and each subcontractor covered by the owner-controlled insurance program. If Marnell Corrao or any subcontractor fails to, or is ineligible to, enroll in the owner-controlled insurance program or the owner-controlled insurance program is terminated, Marnell Corrao and the subcontractors must provide, pay for and maintain the following types of coverage in accordance with the requirements of the construction contract, including as to coverage amounts, and in addition to the additional insurance noted above:

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  commercial general liability insurance;

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  workers' compensation and employer's liability insurance; and

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  umbrella and excess liability insurance.

For all of these policies, Marnell Corrao and all subcontractors must obtain a waiver of subrogation, where allowed by law, against us and all other named insureds and their agents and employees.

  Indemnification

        Marnell Corrao has agreed to indemnify us, our affiliates and our lenders (including trustees and agents relating to the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders) from all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards or judgments, including reasonable attorneys' fees and costs, that relate to or arise out of performance of the work or any act or omission of Marnell Corrao or any subcontractor or vendor and that are imposed by law or relate to, among other things:

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  personal injury;

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  death;

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  property damage;

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  violations of or failure to comply with applicable laws;

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  variations from the construction contract;

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  any infringement of third party rights, including copyright and patent rights;

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  mechanics' liens relating to Marnell Corrao's work; or

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  any breach or alleged breach of Marnell Corrao's representations, obligations, covenants or agreements in the construction contract.

        In the event of contributory negligence by us and/or any indemnitee, Marnell Corrao will only be liable for payment in direct proportion to Marnell Corrao's percentage of fault, if any. Further, Marnell Corrao's indemnification obligation does not apply to a claim to the extent of any insurance proceeds actually received by the indemnitee or to a claim related to hazardous materials, subject to certain exceptions, and is limited as to liquidated damages for delay in completion of construction.

        Also, under the construction contract, Wynn Las Vegas has agreed to indemnify Marnell Corrao and its affiliates from all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards or judgments, including reasonable attorneys'

fees and costs suffered by or threatened against Marnell Corrao and /or its affiliates that relate to or arise out of any act or omission by us and that are imposed by law or relate to:

  •
  personal injury;

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  death;

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  property damage; or

  •
  any breach or alleged breach of Wynn Las Vegas' warranties, representations, obligations, covenants or agreements in the construction contract.

        Certain liability limitations and releases in favor of the owner contained in the construction contract are also express limitations on the owner's indemnity obligations.

  Termination of Construction Contract

        Except as described below, we may cancel the construction contract or suspend, reduce, interrupt or delay, in whole or in part, the construction for our convenience at any time and under any circumstances by providing written notice to Marnell Corrao. If we cancel, suspend, reduce, interrupt or delay the construction contract, Marnell Corrao will do only the work necessary to preserve and protect the work already in progress and complete any work not cancelled, suspended, interrupted, delayed or reduced, and cancel all existing orders to vendors and subcontractors relating to terminated work. With respect to such cancellation, suspension, reduction, interruption or delay, the construction contract provides that we have no liability to Marnell Corrao or any subcontractor or vendor for, and neither Marnell Corrao nor any subcontractor or vendor may make any claim for, lost profit or overhead, and they have agreed to expressly limit their remedies in such event. However, our rights to terminate, suspend or delay the construction and the limitation on Marnell Corrao's remedies conflict with express provisions of the Nevada Revised Statutes and may not be enforceable. See "Risk Factors—Risks Associated with Our Construction of Le Rêve—The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected."

  Lenders

        Marnell Corrao has agreed to cooperate with all lenders, trustees, intercreditor agents, administrative agents and disbursement agents whom we designate, and will, on request, execute and deliver documents and instruments reasonably requested by those persons, including an amendment to the construction contract, so long as the amendment does not materially or substantially alter the rights, duties or obligations of Marnell Corrao and the subcontractors under the construction contract. Representatives of our lenders and the designated trustees, intercreditor agents, administrative agents and disbursement agents will also have access to the work and site and are entitled to audit Marnell Corrao, subcontractors and vendors to the same extent as we are. Material changes to the drawings, specifications, contract time and guaranteed maximum price also may be subject to approval of our lenders pursuant to the disbursement agreement.

  Claims and Disputes

        All claims relating to the construction contract initially must be made to us within 14 days after the claim arises. If we do not resolve the claim, the claim may be submitted to a court of competent jurisdiction in the state or federal courts in Las Vegas or Clark County, Nevada. Pending resolution of any claim, and subject to the Nevada Revised Statutes, Marnell Corrao will continue to perform construction so long as Marnell Corrao is paid for any amounts not in dispute. See "Risk Factors—Risks Associated with Our Construction of Le Rêve—The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected."

Construction of the Parking Garage

        Wynn Las Vegas has entered into a design/build contract with Bomel for the design and construction of the principal parking garage for a lump sum of $9.9 million, subject to specified exceptions. The principal parking garage will consist of approximately 1,840 parking spaces and associated infrastructure. Design work for the construction is substantially complete. We expect that construction will commence in October 2002.

        Bomel and its subcontractors will be covered by the owner-controlled insurance program to the same extent and subject to the same exceptions and requirements as Marnell Corrao and its subcontractors for the casino and hotel portion of Le Rêve. The obligations of Bomel will not be bonded.

        The construction contract for the parking garage provides that the maximum cost to us for completion of Bomel's work on the garage will not exceed $9.9 million, subject to certain exceptions, including any changes in the scope of work, force majeure or owner delays. To complete the garage facility, we expect to perform additional work under our own direction, which is budgeted to cost an additional approximately $1.65 million.

        Bomel's general construction warranty extends for one year, and up to five years with regard to some watertight aspects, after final completion of its work on the garage facility.

Construction of the Golf Course

        We estimate that the cost to construct the golf course will be approximately $21.5 million. We currently are soliciting bids for the construction of the golf course and expect to award the contract in the fourth quarter of 2002. We cannot guarantee that our ultimate contract with a golf course contractor will contain provisions to protect us against cost overruns or delays associated with the golf course construction or that we will be able to obtain a guaranteed maximum price of $21.5 million.

OUR AFFILIATE'S OPPORTUNITY IN MACAU

  The Macau Opportunity

        Wynn Resorts owns an approximately 82.5% economic interest in Wynn Macau through a line of subsidiaries that is separate from the subsidiaries of Wynn Resorts that own Le Rêve and, accordingly, Wynn Macau is not part of the restricted group. As a result, cash flow generated by the Macau casino(s) operated by Wynn Macau may not be available to service our indebtedness, including our obligations under the second mortgage notes, or support our operations, and financing documents for the Macau opportunity may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by the Macau casino(s). In addition, because Wynn Macau and the Macau-related subsidiaries of Wynn Resorts are owned by Wynn Resorts, which is not a guarantor of the second mortgage notes, the assets consisting of Wynn Resorts' Macau project(s) will not be included in the collateral.

        Wynn Macau recently entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China to construct and operate one or more casino gaming properties in Macau. The Macau peninsula, located in southeast China on the South China Sea, is approximately 37 miles southwest of Hong Kong. Macau has been an established gaming market for at least 40 years and, according to the U.S. & Foreign Commercial Service American Consulate General, Hong Kong, Macau's casinos generated approximately US $2.1 billion in gaming revenue in 2000. Wynn Macau currently is one of three concessionaires permitted to operate a casino gaming business in Macau.

        The concession agreement requires Wynn Macau to construct and operate one or more casino gaming properties in Macau, including, at a minimum, one full-service casino resort by the end of December 2006, and invest not less than a total of 4 billion patacas (approximately US $500 million, based on the October 17, 2002 exchange rate of approximately eight Macau patacas to one U.S. dollar, which is the middle of the buy and sell rates as reported by the Monetary Authority of Macau) in Macau-related projects by June 26, 2009. Wynn Macau will not begin construction or operation of any casino in Macau until a number of objectives and conditions are met, including obtaining sufficient financing. After construction of the first phase of Wynn Macau's first casino resort, Wynn Macau intends to satisfy its remaining financial obligations under the concession agreement through the development of future phased expansions and, possibly, additional casino resorts.

        Wynn Macau currently contemplates that it will develop, construct and begin operations of its initial casino resort in phases, with the first phase consisting of a casino and several food and beverage outlets. Wynn Macau has not yet determined the cost of construction of the first phase of its first casino resort. If the financing arrangements for the construction of the initial phase of the casino resort are completed and if certain necessary legislative changes have been enacted by the Macau government, Wynn Macau expects to begin construction of the first phase of its first casino resort in 2003. Accordingly, Wynn Macau could complete construction of the first phase of the casino resort and begin casino operations as early as 2004. Wynn Macau has already begun planning for the development of the initial phase of its first casino resort, including having discussions with construction contractors. The Macau government has granted to Wynn Macau the right to lease a parcel of land for its first permanent casino operations. Wynn Macau believes that this land, located in the outer harbor of downtown Macau opposite the largest, most well-known casino, the Hotel Lisboa, is an attractive location for its first Macau casino.

        The government of Macau is encouraging significant foreign and domestic investment in new and expanded casino entertainment facilities in Macau to enhance its reputation as a casino resort destination, and to attract additional tourists and lengthen stays. Wynn Macau believes that these efforts will provide an opportunity for growth in the Macau gaming and resort market. Gaming customers from Hong Kong, southeast China, Taiwan and other locations in Asia can reach Macau in a relatively short period of time, and visitors from more distant locations in Asia can take advantage of short travel times by air to Macau or to Hong Kong. The relatively easy access from major population centers promotes Macau as a popular gaming destination in Asia. We plan to capitalize on these favorable market trends, utilizing our significant experience in Las Vegas by providing a Steve Wynn-designed property with appropriately high service standards.

        Wynn Resorts intends to invest up to $40 million of the net proceeds from its initial public offering of its common stock in Wynn Macau as part of the financing of the Macau opportunity, in addition to the approximately $23.8 million Wynn Resorts has already invested in Wynn Macau. Wynn Macau has begun preliminary discussions to arrange the additional financing that would be required to complete the initial phase of its first casino resort. At the present time, Wynn Macau has not yet determined the amount of financing that will be required to complete the initial phase.

        Wynn Macau will not begin construction or operation of any casino in Macau if it does not obtain the ability to extend credit to gaming customers and enforce gaming debts in Macau and if it does not obtain relief from the complementary income tax and the withholding tax on dividends imposed in Macau. Based on Wynn Macau's discussions with government officials, it believes legislative changes relating to these matters will be introduced by early 2003. However, such proposed legislative changes may not be enacted by the Macau government.

  Concession Agreement with the Government of Macau

        Wynn Macau has entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China permitting it to construct and operate one or more casinos in Macau.

        We have converted all pataca references into U.S. dollars using an exchange rate of approximately eight patacas to one U.S. dollar (which is the middle of the buy and sell rates on October 17, 2002, as reported by the Monetary Authority of Macau). The key terms of the concession agreement into which Wynn Macau has entered with the Macau government are as follows:

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  Wynn Macau is obligated to invest no less than a total of 4 billion patacas (approximately US $500 million) in one or more casino projects in Macau by June 26, 2009 and must commence operations of its first permanent casino resort in Macau no later than December 2006. If Wynn Macau does not invest 4 billion patacas in casino projects by June 26, 2009, it is obligated to invest the remaining amount in projects related to its gaming operations in Macau that the Macau government approves, or in projects of public interest designated by the Macau government.

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  Prior to April 1, 2009, the Macau government is prohibited from granting any additional concessions for the operation of casinos in Macau.

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  Beginning in June 2005, or earlier if and when Wynn Macau begins operating casino games for the public, Wynn Macau must pay a fixed premium of 30 million patacas (approximately US $3.8 million) per year, and a variable premium based on the number of table games and machines Wynn Macau operates in Macau, with a set minimum of 45 million patacas (approximately US $5.6 million) per year (which is temporarily lowered if Wynn Macau operates a temporary casino before completion of its first permanent casino resort).

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  Wynn Macau must pay a special gaming tax of 35% on its gross gaming revenue.

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  Wynn Macau must contribute a total of 4.0% of its gross gaming revenue for the promotion of public interests, infrastructure and tourism.

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  Wynn Macau must pay taxes imposed by Macau law, including a complementary income tax at the rate of 15% on the profits realized from conducting business in Macau and a 15% withholding tax on dividends paid from Macau entities to their stockholders, unless Wynn Macau is granted exemptions from both of these taxes, which it is currently seeking, on the grounds that the tax payments required by the concession agreement are in lieu of the generally imposed complementary income tax and dividend withholding tax.

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  Wynn Macau is obligated to maintain bank guarantees or bonds satisfactory to the government.

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  At the end of the term of the concession agreement, and any agreed upon extensions, the areas defined as casino areas under Macau law and all of the gaming equipment pertaining to the operations of Wynn Macau will be automatically transferred to the government of Macau without compensation to Wynn Macau.

  •
  From June 27, 2017 until the end of the term of the concession agreement, the government of Macau will have the right to redeem the concession granted to Wynn Macau under the concession agreement and the government will be required to provide fair compensation for a resort-hotel-casino complex under the investment plan under the agreement. However, the concession agreement is unclear as to how the compensation provision will apply if more than one resort-hotel-casino has been built.

REGULATION AND LICENSING

        The gaming industry is highly regulated. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked. See "Risk Factors—General Risks Associated with Our Business—Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business." If we ever are prohibited from operating one of our gaming facilities, we would, to the extent permitted by law, seek to recover our investment by selling the property affected, but we cannot assure you that we would recover its full value.

Nevada

  Introduction

        The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under the Act, as well as to various local ordinances. Once the resort is open, Le Rêve's operations, will be subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming License Board, which we refer to collectively as the Nevada Gaming Authorities.

  Policy Concerns of Gaming Laws

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

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  preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

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  establishing and maintaining responsible accounting practices and procedures;

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  maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

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  preventing cheating and fraudulent practices; and

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  providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on Le Rêve's proposed gaming operations and our financial condition and results of operations.

  Owner and Operator Licensing Requirements

        Before Le Rêve opens, Wynn Las Vegas, as the owner and operator of Le Rêve, will be required to seek approval from, and be licensed by, the Nevada Gaming Authorities as a limited liability company licensee, referred to as a company licensee. If Wynn Las Vegas is granted gaming licenses, it will have to pay periodic fees and taxes. The gaming licenses will not be transferable. We cannot assure you that Wynn Las Vegas will be able to obtain all approvals and licenses from the Nevada Gaming Authorities on a timely basis or at all.

  Company Registration Requirements

        Before Le Rêve opens, Wynn Resorts will be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Valvino and to be registered by the Nevada Gaming Commission as a publicly traded corporation, referred to as a registered company, for the purposes of the Nevada Gaming Control Act. Valvino will be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Wynn Resorts Holdings and to be registered by the Nevada Gaming Commission as an intermediary company. Wynn Resorts Holdings will also be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Wynn Las Vegas and to be registered by the Nevada Gaming Commission as an intermediary company. Wynn Las Vegas, as an issuer of the second mortgage notes, will also qualify as a registered company and, in addition to being licensed, will be required to be registered by the Nevada Gaming Commission as a registered company. Wynn Capital will not be required to be registered or licensed, but may be required to be found suitable as a lender or financing source. We cannot assure you that the registrations, licenses and findings of suitability from the Nevada Gaming Authorities will be obtained on a timely basis or at all.

        Periodically, we will be required to submit detailed financial and operating reports to the Nevada Gaming Commission and provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

  Individual Licensing Requirements

        No person may become a stockholder or member of, or receive any percentage of the profits of, an intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. We and our officers, directors and certain key employees will be required to file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay for all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

  Redemption of Securities Owned By an Unsuitable Person

        Wynn Resorts' articles of incorporation provide that, to the extent a gaming authority makes a determination of unsuitability or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that are owned or controlled by an unsuitable person or its affiliates. The redemption price will be the amount, if any, required by the gaming authority or, if the gaming authority does not determine the price, the sum deemed by the board of directors to be the fair value of the securities to be redeemed. If Wynn Resorts determines the redemption price, the redemption price will be capped at the closing price of the shares on the principal national securities exchange on which the shares are listed on the trading date on the day before the redemption notice is given. If the shares are not listed on a national securities exchange, the redemption price will be capped at the closing sale price of the shares as quoted on The Nasdaq National Market or SmallCap Market, or if the closing price is not reported, the mean between the bid and asked prices, as quoted by any other generally recognized reporting system. Wynn Resorts' rights of redemption are not exclusive of any other rights that it may have or later acquire under any agreement, its bylaws or otherwise. Pursuant to the applicable restricted stock agreement, the redemption price for shares of unvested restricted stock will be a nominal amount. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects.

        Aruze USA, which, before giving effect to the closing of Wynn Resorts' common stock offering, owns approximately 47.4% of Wynn Resorts' common stock, also will be required to apply to, and be licensed or found suitable by, the Nevada Gaming Commission and be registered as a holding company of Wynn Resorts prior to the opening of Le Rêve. Kazuo Okada is the owner of a controlling interest in Aruze Corp., the parent company of Aruze USA, and will also be required to be licensed or found suitable in respect of Wynn Resorts. Aruze Corp. will qualify as a publicly traded corporation under the terms of the Nevada Gaming Control Act and will be required to apply to, and be registered by, the Nevada Gaming Commission as a registered company and to be found suitable to own the stock of Aruze USA. Any beneficial owner of more than 10% of Aruze Corp.'s voting securities must also be licensed or found suitable, including Kazuo Okada and his son, Tomohiro Okada. Kazuo Okada is currently licensed by the Nevada Gaming Commission to own the shares of Universal Distributing of Nevada, Inc., a gaming machine manufacturer and distributor. Kazuo Okada and Tomohiro Okada previously sought approval from the Nevada Gaming Commission in connection with the proposed transfer of Universal Distributing to Aruze Corp. In connection with this application, the Nevada State Gaming Control Board raised certain concerns, including transactions which were then the subject of a pending tax case in Japan which involved Universal Distributing, Aruze Corp. and other related parties. The lower court in the Japanese tax case ruled in Aruze Corp.'s favor, but the Japanese tax authority has filed an appeal. It is unclear whether or how these events will affect the Nevada Gaming Commission's consideration of suitability with respect to Aruze USA's ownership of Wynn Resorts' stock.

        Aruze Corp. has informed us that there are a number of outstanding issues in the Nevada State Gaming Board's investigation of the proposed transfer of Universal Distributing in addition to the issues relating to the transactions involved in the above-described tax proceeding. These issues, together with issues relating to the Japanese tax proceeding, if not satisfactorily resolved, could result in the denial of the application. No formal action of any kind has been taken by the Nevada State Gaming Control Board or the Nevada Gaming Commission in connection with these issues. The Nevada State Gaming Control Board and Aruze have agreed to defer the pursuit of the proposed transfer of Universal Distributing until or after the applications regarding Le Rêve have been acted upon. If the Nevada State Gaming Control Board or the Nevada Gaming Commission were to act adversely with respect to the pending proceeding involving Universal Distributing, that decision could adversely affect an application filed by Aruze USA, Aruze Corp., Kazuo Okada or Tomohiro Okada in respect of Wynn Resorts.

        If any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, then, under certain circumstances, Wynn Resorts has the right to require Mr. Wynn to purchase the shares owned by Aruze USA in Wynn Resorts, including with a promissory note, or the right to purchase the shares directly with a promissory note. If Wynn Resorts is required to purchase the shares held by Aruze USA, it may have to issue a promissory note to Aruze USA. Any such debt obligation on Wynn Resorts' balance sheet may negatively affect our financial condition. See "Certain Relationships and Related Transactions—Buy-Out of Aruze USA Stock."

        Moreover, if the Nevada Gaming Commission were to determine that Aruze USA is unsuitable to hold a promissory note issued by Wynn Resorts or Mr. Wynn, the Nevada Gaming Commission could order Aruze USA or its affiliate to dispose of its voting securities within a prescribed period of time that may not be sufficient.

        If Aruze USA or its affiliate does not dispose of its voting securities within the prescribed period of time, or if Wynn Resorts fails to pursue all lawful efforts to require Aruze USA or its affiliate to relinquish its voting securities, including, if necessary, the immediate purchase of the voting securities for cash at fair market value, the Nevada Gaming Commission could determine that Wynn Resorts was unsuitable or could take disciplinary action against Wynn Resorts. Disciplinary action could result in the limitation, conditioning, suspension or revocation of any approvals or gaming licenses held by Wynn Resorts (and, as a result, Wynn Las Vegas) and/or the imposition of a significant monetary fine against Wynn Resorts. Any such disciplinary action could significantly impair our operations.

  Consequences of Violating Gaming Laws

        If the Nevada Gaming Commission decides that we violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke the registrations and findings of suitability of Wynn Resorts, Valvino and Wynn Resorts Holdings, and the registration and gaming license of Wynn Las Vegas. In addition, Wynn Resorts, Valvino, Wynn Resorts Holdings, Wynn Las Vegas and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate Le Rêve and, under specified circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

  Requirements for Beneficial Securities Holders

        Regardless of the number of shares held, any beneficial holder of Wynn Resorts' voting securities, may be required to file an application, be investigated and have that person's suitability as a beneficial holder of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting securities of Wynn Resorts who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

        The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company's voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 15%, of the registered company's voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board at directors of the registered company, a change in the registered company's corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding Wynn Resorts' voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

  •
  voting on all matters voted on by stockholders or interest holders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

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  other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

        The articles of incorporation of Wynn Resorts include provisions intended to help it implement the above restrictions.

  Consequences of Being Found Unsuitable

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. Wynn Resorts will be subject to disciplinary action if, after it receives notice that a person is unsuitable to hold an equity interest or to have any other relationship with, it:

  •
  pays that person any dividend or interest upon any voting securities;

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  allows that person to exercise, directly or indirectly, any voting right held by that person relating to Wynn Resorts;

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  pays remuneration in any form to that person for services rendered or otherwise; or

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  fails to pursue all lawful efforts to require the unsuitable person to relinquish such person's voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

  Gaming Laws Relating to Securities Ownership

        The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar securities of a registered company, such as the second mortgage notes, to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

  •
  pays to the unsuitable person any dividend, interest or any distribution whatsoever;

  •
  recognizes any voting right by the unsuitable person in connection with the securities;

  •
  pays the unsuitable person remuneration in any form; or

  •
  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        Wynn Resorts will be required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. Wynn Resorts will be required to render maximum assistance in determining the identity of the beneficial owner of any of Wynn Resorts' voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act. We do not know whether this requirement will be imposed on Wynn Resorts.

  Approval of Public Offerings

        Once Wynn Resorts and Wynn Las Vegas become registered companies, they may not make a public offering of their securities without the prior approval of the Nevada Gaming Commission if they intend to use the securities or the proceeds from the offering to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval that Wynn Resorts or Wynn Las Vegas might receive in the future relating to the offering of common stock, the offering of the second mortgage notes or future offerings does not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

        The regulations of the Nevada Gaming Commission also provide that any entity which is not an "affiliated company," as that term is defined in the Nevada Gaming Control Act, or which is not otherwise subject to the provisions of the Nevada Gaming Control Act or regulations, such as Wynn Resorts and Wynn Las Vegas, that plans to make a public offering of securities intending to use such securities, or the proceeds from the sale thereof, for the construction or operation of gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes, may apply to the Nevada Gaming Commission for prior approval of such offering. The Nevada Gaming Commission may find an applicant unsuitable based solely on the fact that it did not submit such an application, unless upon a written request for a ruling, referred to as a ruling request, the Nevada State Gaming Control Board Chairman has ruled that it is not necessary to submit an application. The offering of second mortgage notes pursuant to this prospectus and the offering of common stock by Wynn Resorts each will qualify as a public offering. The Nevada State Gaming Control Board Chairman considered Wynn Resorts' and Wynn Las Vegas' ruling request and issued an administrative ruling that it is not necessary to submit an application for prior approval of this offering or the offering of common stock.

        The pledge of the equity interests in Wynn Resorts Holdings and Wynn Las Vegas, referred to as the pledge, and the guarantees in respect of the second mortgage notes will require the prior approval of the Nevada Gaming Commission, upon the recommendation of the Nevada State Gaming Control Board, in order to remain effective at such time as Wynn Resorts becomes a registered company. The restrictions on the transfer of, and agreement not to encumber the equity interests of, Wynn Resorts Holdings, referred to as a negative pledge, will also require approval of the Nevada Gaming Commission, upon the recommendation of the Nevada State Gaming Control Board, in order to remain effective at such time as Wynn Resorts becomes a registered company. An approval of the pledge by the Nevada Gaming Commission will not constitute approval to foreclose on the pledge. Separate approval would be required to foreclose on the pledge and transfer ownership of the equity interests and that approval would require the licensing of the trustee under the indenture or other secured party, unless such licensing is waived on application of such secured party. No assurance can be given that the pledge, negative pledge or guarantees will be approved, or that if approved, approval to foreclose on the pledge would be granted, or that the trustee under the indenture would be licensed or receive a waiver of licensing requirements. Foreclosure of the lien on collateral consisting of gaming devices in respect of the second mortgage notes and the taking of possession of those gaming devices may required the prior licensing of the trustee as a distributor by the Nevada Gaming Commission. However, the Nevada Gaming Control Act provides that in the case of foreclosure of a lien by a person holding a security interest for which gaming devices are security in whole or in part, the Nevada State Gaming Control Board may authorize the disposition of the gaming devices without requiring a distributor's license. No assurance can be given that the Nevada State Gaming Control Board would grant such approval or that if such approval were not granted, the trustee would be granted a license as a distributor.

  Approval of Changes in Control

        Once Wynn Resorts and Wynn Las Vegas become registered companies, they must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

  •
  merger;

  •
  consolidation;

  •
  stock or asset acquisitions;

  •
  management or consulting agreements; or

  •
  any act or conduct by a person by which the person obtains control of them.

        Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

  Approval of Defensive Tactics

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchase of voting securities and corporate defense tactics affecting Nevada gaming licenses, and registered companies that are affiliated with those operations, may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

  •
  assure the financial stability of corporate gaming operators and their affiliates;

  •
  preserve the beneficial aspects of conducting business in the corporate form; and

  •
  promote a neutral environment for the orderly governance of corporate affairs.

        Once Wynn Resorts and Wynn Las Vegas become a registered company, approvals may be required from the Nevada Gaming Commission before they can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company's board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

  Fees and Taxes

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

  •
  a percentage of the gross revenue received;

  •
  the number of gaming devices operated; or

  •
  the number of table games operated.

        A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

  Foreign Gaming Investigations

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons (collectively, "licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee's or registrant's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

  •
  knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

  •
  fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

  •
  engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect,

  •
  discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

  •
  engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

  •
  employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

  License for Conduct of Gaming and Sale of Alcoholic Beverages

        The conduct of gaming activities and the service and sale of alcoholic beverages at Le Rêve will be subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board. In addition to approving Wynn Las Vegas, the Clark County Liquor and Gaming License Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. All licenses are revocable and are not transferable. The county agency has full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

MANAGEMENT

Directors and Executive Officers

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Resorts Holdings. Valvino is the sole member of Wynn Resorts Holdings, and Wynn Resorts is the sole member of Valvino. Wynn Las Vegas, Wynn Resorts Holdings and Valvino are member-managed limited liability companies and do not have boards of directors. As a result, Wynn Resorts, through its subsidiaries, controls Wynn Las Vegas and Wynn Capital. Upon consummation of this offering, the following individuals will serve as directors and executive officers of Wynn Resorts and Wynn Capital, respectively, and their ages and positions will be as follows:

Name	Age	Positions
Stephen A. Wynn	60	Chairman of the Board and Chief Executive Officer
Kazuo Okada	60	Vice Chairman of the Board
Ronald J. Kramer	43	Director and President
Robert J. Miller	57	Director
John A. Moran	70	Director
Elaine P. Wynn	60	Director
Stanley R. Zax	64	Director
Allan Zeman	54	Director
Marc D. Schorr	54	Chief Operating Officer
John Strzemp	50	Executive Vice President—Chief Financial Officer
Marc H. Rubinstein	41	Senior Vice President—General Counsel and Secretary
Matt Maddox	27	Vice President—Investor Relations and Treasurer
Kenneth R. Wynn	50	President, Wynn Design & Development
DeRuyter O. Butler	46	Executive Vice President—Architecture, Wynn Design & Development
W. Todd Nisbet	34	Executive Vice President—Project Director, Wynn Design & Development

        Stephen A. Wynn has served as Chairman of the Board and Chief Executive Officer of Wynn Resorts since June 2002. From April 2000 to September 2002, Mr. Wynn was the managing member of Valvino. From 1973 until 2000, Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor. Mr. Wynn is a Trustee of the University of Pennsylvania. Mr. Wynn is married to Elaine P. Wynn and is the brother of Kenneth R. Wynn.

        Kazuo Okada has agreed to serve as Vice Chairman of the Board of Wynn Resorts. Mr. Okada founded Aruze Corp., a Japanese manufacturer of pachislot and pachinko machines and video game software, in 1969 and serves as its President. Mr. Okada also owns, and is currently licensed by the Nevada Gaming Commission to own the shares of, Universal Distributing of Nevada, Inc., a gaming machine supplier company. Mr. Okada also serves as Chairman of Adores Corporation, a subsidiary of Aruze Corp. and an operator of amusement centers in Japan.

        Ronald J. Kramer has agreed to serve as President and as a director of Wynn Resorts. Mr. Kramer has served as President of Wynn Resorts Holdings since April 2002. From July 1999 to October 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort

Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer served as Chairman and Chief Executive Officer of Ladenburg Thalmann Group Inc. from May 1995 to July 1999. Mr. Kramer is also a member of the board of directors of TMP Worldwide, Inc., Griffon Corporation, Lakes Entertainment, Inc. and New Valley Corporation.

        Robert J. Miller has agreed to serve as a director of Wynn Resorts. Robert J. Miller has been a partner of the Nevada law firm of Jones Vargas since January 1999. He is also counsel to KNP, a government relations company, which is a subsidiary of the Dutko Group based in Washington, DC. From January 1989 until January 1999, he served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller serves as a Director of Zenith National Insurance Corp., Newmont Mining Corporation, International Game Technology, America West Holdings Corporation and K12 Inc. He also serves as a member of the U.S. Secretary of Energy Advisory Board and several national charitable organizations.

        John A. Moran has agreed to serve as a director of Wynn Resorts. Mr. Moran is the retired Chairman of Dyson-Kissner-Moran Corporation, a private investment entity. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and subsequently became National Finance Chairman of the Dole for President campaign. Mr. Moran is currently a director of Bessemer Securities Corporation and Golden State Bancorp.

        Elaine P. Wynn has agreed to serve as a director of Wynn Resorts. Mrs. Wynn has served as Co-Chairperson of the Greater Las Vegas Inner-City Games Foundation since 1996 and currently serves on the Executive Board of the Consortium for Policy Research in Education and the Council to Establish Academic Standards in Nevada. Mrs. Wynn has been active in civic and philanthropic affairs in Las Vegas for many years and has received numerous honors for her charitable and community work. Mrs. Wynn served as a director of Mirage Resorts from 1977 until 2000. Mrs. Wynn is married to Stephen A. Wynn.

        Stanley R. Zax has agreed to serve as a director of Wynn Resorts. Since 1977, Mr. Zax has served as Chairman of the Board, and, since 1978, has served as President, CEO and Chairman of the Board of Zenith National Insurance Corp., a New York Stock Exchange company. Zenith National Insurance Corp. and Zenith Insurance Company, its wholly owned subsidiary, are engaged in the property-casualty insurance business. Zenith Insurance Company also conducts real estate operations.

        Allan Zeman has agreed to serve as a director of Wynn Resorts. Mr. Zeman has served as chairman of Lan Kwai Fong Holdings Limited, a company engaged in property investment and development, since July 1996. From 1994 to February 2002, Mr. Zeman served as chairman of Colby International Limited, a group engaged in sourcing apparel and customer hardlines. Mr. Zeman also serves as a director of the Algo Group, a company located in Montreal Canada, and Mighty Pacific Investment Inc.

        Marc D. Schorr serves as Chief Operating Officer of Wynn Resorts. Since April 2001, Mr. Schorr has served as Chief Operating Officer of Wynn Resorts Holdings. From June 2000 through April 2001, Mr. Schorr served as Chief Operating Officer of Valvino. From January 1997 through May 2000, Mr. Schorr served as President of The Mirage Casino-Hotel, a gaming company and then a wholly owned subsidiary of Mirage Resorts.

        John Strzemp serves as Executive Vice President—Chief Financial Officer of Wynn Resorts. Since November 2001, Mr. Strzemp has served as Executive Vice President and Chief

Financial Officer of Wynn Resorts Holdings. Mr. Strzemp was Executive Vice President, Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, from April 1998 to October 2000 and President of Treasure Island Corp., a gaming company and then a wholly owned subsidiary of Mirage Resorts, from January 1997 to April 1998.

        Marc H. Rubinstein serves as Senior Vice President—General Counsel of Wynn Resorts. Since April 2001, Mr. Rubinstein has served as Senior Vice President—General Counsel of Wynn Resorts Holdings. Since June 2000, Mr. Rubinstein has also served as Senior Vice President—General Counsel of Valvino. From October 1992 to December 1999, Mr. Rubinstein served as Senior Vice President—General Counsel & Secretary of Desert Palace, Inc., a gaming company that did business as Caesars Palace and was a wholly owned subsidiary of Caesars World, Inc. From February 1996 to June 2000, Mr. Rubinstein also served as Senior Vice President and General Counsel of the Sheraton Desert Inn Corporation, a gaming company that did business as The Desert Inn and then a wholly owned subsidiary of ITT Sheraton Corp. and Starwood Hotels & Resorts Worldwide, Inc.

        Matt Maddox serves as Vice President—Investor Relations and Treasurer of Wynn Resorts. Mr. Maddox has served as Vice President—Investor Relations and Treasurer of Wynn Resorts Holdings since June 2002. From February 2000 to June 2002, Mr. Maddox served as Vice President—Corporate Finance of Park Place Entertainment, a gaming company. From May 1998 to February 2000, Mr. Maddox was an analyst in the mergers and acquisitions department of Banc of America Securities LLC.

        Kenneth R. Wynn has served as President of Wynn Design & Development, LLC, a wholly owned subsidiary of Valvino, since June 2000. From 1973 until 2000, he served as Vice President—Design and Construction and Secretary of Mirage Resorts, except for the periods August 1993 through July 1994 and March 1997 through June 1999. Kenneth R. Wynn also served as President of Atlandia Design & Furnishings, Inc., a construction supervision and design company and then a wholly owned subsidiary of Mirage Resorts, from 1974 to 2000. Kenneth R. Wynn is Stephen A. Wynn's brother.

        DeRuyter O. Butler has served as Executive Vice President—Architecture of Wynn Design & Development since June 2000. In 2000, Mr. Butler co-founded Butler/Ashworth Architects, Ltd., LLC, an architecture firm, and has served as its Executive Vice President of Architecture since March 2000. Mr. Butler served as Director of Architecture of Atlandia Design & Furnishings from December 1982 to May 2000.

        W. Todd Nisbet has served as Executive Vice President—Project Director of Wynn Design & Development since July 2000. From 1999 to 2000, Mr. Nisbet served as Vice President Operations of Marnell Corrao Associates, Inc., a design/build firm, and from 1995 to 1999, Mr. Nisbet was Senior Project Manager of Marnell Corrao.

Board of Directors and Committees

        Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement pursuant to which Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of Wynn Resorts' directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. The stockholders agreement will continue to be in effect after the completion of this offering. For more information about the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund, see "Certain Relationships and Related Transactions—Stockholders Agreement."

        Wynn Resorts' articles of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of Wynn Resorts' board of directors will be elected each year. To implement the classified board of directors structure, prior to the completion of Wynn Resorts' common stock offering, three of the members of the board of directors will be Class I directors elected to one-year terms, two will be Class II directors elected to two-year terms and three will be Class III directors elected to three-year terms. Thereafter, directors will be elected for three-year terms. Upon the completion of Wynn Resorts' common stock offering, Class I will consist of Elaine P. Wynn, Ronald J. Kramer and John A. Moran; Class II will consist of Mr. Wynn and Stanley R. Zax; and Class III will consist of Robert J. Miller, Allan Zeman and Kazuo Okada.

        Wynn Capital expects to have a board of directors comprised of the same members as Wynn Resorts' board of directors.

        Upon completion of Wynn Resorts' common stock offering, the board of directors of Wynn Resorts intends to appoint an executive committee, an audit committee and a compensation committee. Wynn Capital's board of directors will also appoint an executive committee, an audit committee and a compensation committee, which committees will be comprised of the same members as Wynn Resorts' committees. The composition of the board committees of Wynn Resorts and Wynn Capital will comply with the requirements of The Nasdaq National Market and the Sarbanes-Oxley Act of 2002.

        The executive committees of Wynn Resorts and Wynn Capital will have all of the powers and authority of the board of directors in managing our business and affairs to the fullest extent authorized by Nevada law.

        Wynn Resorts' audit committee will select on behalf of Wynn Resorts' entire board of directors an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to the board of directors whether the audited financials should be included in Wynn Las Vegas' Annual Reports on Form 10-K to be filed with the Securities and Exchange Commission. We expect that the audit committees of Wynn Resorts and Wynn Capital will be comprised of three independent directors.

        The compensation committees of Wynn Resorts and Wynn Capital will review and approve on behalf of the entire board of directors of Wynn Resorts and Wynn Capital, respectively, the (1) annual salaries and other compensation of its respective officers, and (2) individual stock and stock option grants. The compensation committees of Wynn Resorts and Wynn Capital also will provide assistance and recommendations with respect to its respective compensation policies and practices and assist with the administration of the compensation plan of Wynn Resorts and Wynn Capital. We expect that each of the compensation committees of Wynn Resorts and Wynn Capital will be comprised of at least two independent directors.

Compensation Committee Interlocks and Insider Participation

        As noted above, the board of directors of Wynn Resorts and Wynn Capital will appoint a compensation committee upon completion of Wynn Resorts' initial public offering. We do not expect that any of Wynn Resorts' or Wynn Capital's executive officers will serve as a director or member of the compensation committee of another entity, one of whose executive officers serves on Wynn Resorts' or Wynn Capital's board of directors or compensation committee.

Director Compensation

        Upon completion of Wynn Resorts' initial public offering, each of the directors of Wynn Resorts and Wynn Capital who is not an employee of Wynn Resorts or its subsidiaries will receive a monthly fee of $4,000 for services as a director. Directors who serve on the executive, audit and compensation committees will receive an additional monthly fee of $1,000. Directors will also receive reimbursement for medical expenses and coverage under a life insurance program. Directors who are employees of Wynn Resorts or its subsidiaries will not receive compensation for their services as directors.

        Each non-employee director of Wynn Resorts and Wynn Capital will receive stock options each year under Wynn Resorts' 2002 stock incentive plan in an amount to be determined. The stock options will have an exercise price equal to the market value of Wynn Resorts' common stock on the date of grant and will vest over a period defined in the option agreement.

Executive Compensation

        The following table sets forth the annual and long-term compensation of Wynn Resorts' and Wynn Capital's Chief Executive Officer for the fiscal years ended December 31, 2001 and 2000. This table also includes, for the fiscal years ended December 31, 2001 and 2000, each of our five other most highly compensated executive officers (collectively, with the Chief Executive Officer, the "Named Executive Officers"). This compensation consists of compensation paid by Valvino, Wynn Resorts Holdings and Wynn Design & Development.

Annual Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		All Other Compensation (1)
Stephen A. Wynn(2) Chief Executive Officer and President of Wynn Resorts Holdings	2001 2000	$0 0		— —	$71,190 31,511	(3)(4) (3)(4)	— —
Marc D. Schorr(5) Chief Operating Officer of Wynn Resorts Holdings	2001 2000	$1.00 1.00		— —	— —		— —
Kenneth R. Wynn(6) President of Wynn Design & Development	2001 2000	$1.00 1.00		— —	— —		— —
John Strzemp(7) Executive Vice President and Chief Financial Officer of Wynn Resorts Holdings	2001 2000	$450,000 65,769		$300,530 150,000	— —		$14,963 1,648
DeRuyter O. Butler(8) Executive Vice President—Architecture of Wynn Design & Development	2001 2000	$350,000 197,885	$	— 35,000	— —		$4,596 336
Marc H. Rubinstein(9) Senior Vice President and General Counsel of Wynn Resorts Holdings	2001 2000	$286,279 113,708	$	— 12,500	— —		$11,847 11,883

(1)
Includes 401(k) matching contributions and executive life insurance premiums.

(2)
Stephen A. Wynn served as managing member of Valvino from its inception to September 2002 and has served as Chief Executive Officer and President of Wynn Resorts Holdings since April 1, 2001.

(3)
Represents (i) salary of a driver whom we employ for Stephen A. Wynn's business and personal use and (ii) accounting services.

(4)
Stephen A. Wynn was the designated user of a country club membership that was owned by Valvino. Mr. Wynn paid all membership and other fees associated with his use of the membership. Valvino purchased the membership in 2000 at a cost of approximately $133,400. We did not incur any additional costs with respect to the club membership and, therefore, no compensation with respect to the membership is reflected herein.

(5)
Mr. Schorr was employed by Valvino from June 1, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

(6)
Kenneth R. Wynn's employment with Wynn Design & Development commenced on June 1, 2000.

(7)
Mr. Strzemp was employed by Valvino from November 1, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

(8)
Mr. Butler's employment with Wynn Design & Development commenced on June 1, 2000.

(9)
Mr. Rubinstein was employed by Valvino from June 23, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

401(k) Plan

        We established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering our non-union employees on July 27, 2000. The plan allows employees to defer, within certain limits, up to 18% of their income on a pre-tax basis through contributions to this plan. We match the contributions, within prescribed limits, with an amount equal to 100% of the participant's initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant's compensation.

Wynn Resorts 2002 Stock Incentive Plan

        Wynn Resorts has adopted its 2002 stock incentive plan. The 2002 stock incentive plan provides for the grant of stock awards, incentive stock options and non-qualified stock options to our employees, directors and specified consultants. Wynn Resorts intends to reserve a total of 9,750,000 shares of Wynn Resorts' common stock for issuance pursuant to the 2002 stock incentive plan, subject to certain adjustments set forth in the 2002 stock incentive plan.

        Wynn Resorts' board of directors intends to delegate general administrative authority over the 2002 stock incentive plan to its compensation committee. The members of the compensation committee will be both "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The administrator has broad authority to designate recipients of awards and determine the terms and provisions of awards, including the price, expiration date, vesting schedule and terms of exercise.

        The exercise price of incentive stock options must be at least 100% of the fair market value of the common stock on the date of grant. Incentive stock options granted to optionees who own stock representing more than 10% of the voting power of all classes of capital stock of Wynn Resorts or any parent or subsidiary of Wynn Resorts must have an exercise price that is at least 110% of fair market value of the common stock on the grant date. The incentive options will expire no later than ten years from the date of grant, or five years with respect to incentive stock options granted to optionees who own more than 10% of our outstanding common stock. The exercise price of non-qualified stock options and the purchase price of stock awards will be determined by the administrator. The 2002 stock incentive plan generally will not allow for the transfer of options. However, the administrator may provide that non-qualified stock options may be transferred (1) pursuant to a qualified domestic relations order or (2) to a family member. During any fiscal year, no optionee may receive grants of incentive stock options and non-qualified stock options in the aggregate which cover more than 1,500,000 shares.

        After the termination of the employment or services of an optionee for reasons other than for cause, death or disability, exercisable options generally will remain exercisable until the earlier of their expiration as set forth in the option agreement or 90 days after the date of termination of employment. If termination is due to death or disability, exercisable options generally will remain exercisable until the earlier of the expiration date stated in the option agreement or 12 months after the date of death or termination of employment due to disability. If termination is for cause, all options, including vested and exercisable ones, will be immediately terminated and cancelled.

        If certain events occur that result in a change of Wynn Resorts' organizational or ownership structure, the administrator has the discretion to do one or more of the following:

  •
  shorten the exercise period of the options;

  •
  accelerate the vesting schedule of options or stock awards;

  •
  arrange to have the surviving or successor entity assume or replace options or stock awards; or

  •
  cancel options or stock awards and pay to the holder in cash, with respect to each exercisable option, an amount equal to the excess of the then fair market value of the common stock over the exercise price of the option and, with respect to each stock award, the then fair market value of the stock subject to the award.

        Wynn Resorts has the authority to amend, alter, suspend or terminate the 2002 stock incentive plan without stockholder approval provided that its doing so does not impair the rights of any optionee or increase the number of shares for which options and stock awards may be granted. Wynn Resorts may amend the plan with stockholder approval to increase the number of shares for which options and stock awards may be granted.

        Following the completion of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts intends to grant awards of 189,723 shares of restricted stock under its 2002 stock incentive plan to each of the following employees: DeRuyter O. Butler, W. Todd Nisbet, Marc D. Schorr, John Strzemp, Roger P. Thomas and Kenneth R. Wynn. The restricted stock to be granted to our employees will vest in October 2004 as to Mr. Strzemp, in May 2005 as to Mr. Schorr and Mr. Kenneth Wynn, in May 2006 as to Mr. Butler and Mr. Thomas and in June 2006 as to Mr. Nisbet. The restricted stock will vest immediately with respect to any individual if such individual terminates employment with us under circumstances that entitle him to receive a "separation payment" under his employment contract (as described below).

        Wynn Resorts also intends to grant an award of 189,723 shares of restricted stock outside of the 2002 stock incentive plan to Franco Dragone, the executive producer and principal creator of our new entertainment production. The restricted stock awarded to Mr. Dragone will vest on June 30, 2006. However, the restricted stock will not vest, but instead will be immediately cancelled and retired, if, as of June 30, 2006: (1) the complete run of the entertainment production at Le Rêve has not commenced or has been cancelled due to any act or omission of Mr. Dragone and (2) Mr. Dragone has not successfully opened another production show for Wynn Resorts or its affiliates in another venue or, if opened, the complete run of such other show has been cancelled due to any act or omission of Mr. Dragone.

Employment Agreements

        Wynn Resorts has entered into employment agreements with Stephen A. Wynn, John Strzemp, Marc D. Schorr and Marc H. Rubinstein, and Wynn Design & Development has entered into employment agreements with Kenneth R. Wynn and DeRuyter O. Butler.

        Under Stephen A. Wynn's employment agreement, the annual base salary is $1,250,000 for the first year and will increase by $500,000 each year to a maximum of $2,750,000. Under Mr. Schorr's employment agreement, the annual base salary is $750,000 for the first year and

$1,000,000 thereafter. The annual base salary is $459,000 for Mr. Strzemp, $360,000 for Mr. Rubinstein, $350,000 for Mr. Butler and $250,000 for Kenneth Wynn.

        The other terms of the employment contracts are substantially similar for each executive, except as noted below. Each executive will receive a bonus and is eligible for an increase in base salary at such times and in such amounts as Wynn Resorts' board of directors, in its sole and exclusive discretion, may determine. However, after Wynn Resorts' board of directors adopts a performance-based bonus plan, bonuses will be determined in accordance with the plan, except that Mr. Strzemp will be entitled to a minimum annual bonus of $150,000 per year. The term of each employment contract will begin on the effective date of this offering and end five years later, except that the term of Mr. Strzemp's employment contract will end on October 31, 2004, Kenneth Wynn's employment contract will end on May 31, 2005 and Mr. Butler's employment will end on May 31, 2006. If this offering does not close on or before April 1, 2003, the employment contracts will become null and void. In addition to base salary and bonuses, each executive will participate in all of Wynn Resorts' employee benefit plans that cover executives, to the extent that the executive is otherwise eligible, will receive reimbursement for reasonable business expenses (including entertainment, promotional, gift and travel expenses and club memberships), and will be entitled to four weeks paid vacation each year. In addition, we will provide the use of a company car and driver at Wynn Resorts' sole cost and expense to Stephen A. Wynn, and Stephen A. Wynn, Mr. Schorr and Kenneth Wynn will enter into time-sharing agreements with their respective employing entity covering their personal use of our aircraft, with each such executive paying such employing entity the lesser of (1) his and his family's share of the direct costs incurred by us in operating the aircraft or (2) the amount required by applicable federal aviation regulations.

        If the employing entity terminates the employment of an executive without "cause," or the executive terminates his employment with such employing entity upon "good reason" following a "change of control" (as these terms are defined in the employment contracts), the employing entity will pay the executive a "separation payment" in a lump sum equal to (a) the executive's base salary for the remainder of the term of the employment contract, but not for less than one year, except in the case of Kenneth Wynn and Messrs. Butler, and Rubinstein, in which case the lump sum shall be such person's base salary for one year, and except in the case of Mr. Wynn, in which case the lump sum shall be three times such amount, (b) the bonus that the executive received for the preceding bonus period projected over the remainder of the term, except in the case of Kenneth Wynn, Messrs. Butler and Rubinstein, in which case, the bonus shall be such person's bonus for one year, and except in the case of Mr. Wynn, in which case the lump sum shall be three times such amount, (c) any accrued but unpaid vacation pay, and (d) an amount necessary to gross the executive up for any golden parachute excise tax the executive incurs under the Internal Revenue Code Section 4999. If the executive is entitled to receive the separation payment, he will also be entitled to continue participating in the employing entity's health benefits coverage for the period for which the separation payment is payable on the same basis as if he were still employed by the employing entity. Except as provided below, if the executive's employment terminates for any other reason before the expiration of the term (i.e., because of the executive's death, disability, discharge for cause or revocation of gaming license), the employing entity will be required to pay the executive only accrued but unpaid base salary and vacation pay through his termination date. If Mr. Wynn's employment agreement is terminated as a result of death, complete disability or denial or revocation of Mr. Wynn's gaming license, then the employing entity will pay Mr. Wynn a separation payment equal to his base salary for the remainder of the term of the employment contract, but not less than one year, and the bonus that Mr. Wynn received for the preceding bonus period projected over the remainder of the term, but not less than the preceding bonus that was paid, projected over one year.

        On April 1, 2002, Wynn Resorts Holdings and Valvino, as guarantor, entered into a one-year employment agreement with Ronald J. Kramer. Pursuant to this agreement, Mr. Kramer is entitled to a base salary of $1,000,000 per year. Mr. Kramer is also entitled to a bonus of at least $1,250,000 based on specified performance criteria. Pursuant to this agreement, Mr. Kramer is also entitled to participate in all welfare, pension and incentive benefit plans that Wynn Resorts Holdings maintains for its senior executives. If at any time during the term of his agreement (1) Wynn Resorts Holdings terminates Mr. Kramer's employment without cause (as defined in the agreement) or (2) Mr. Kramer terminates his employment for good reason (as defined in such agreement), Wynn Resorts Holdings must pay Mr. Kramer (in addition to all accrued base salary, accrued vacation pay and bonus amounts) $1,250,000, unless Mr. Kramer has already been paid a bonus equal to at least that amount from the proceeds of Wynn Resorts' common stock offering. Pursuant to this agreement, Mr. Kramer is also prevented from competing with Wynn Resorts Holdings and its affiliates for the one year of his employment.

Limitations on Directors' Liability and Indemnification

        Wynn Resorts' articles of incorporation limit the liability of directors and officers to the maximum extent permitted by Nevada law. With a few limited exceptions set forth in the Nevada Revised Statutes, Nevada law provides that a director or officer of a corporation is not individually liable to the corporation or its stockholders for damages resulting from any action or failure to act in his or her capacity as a director or officer unless it is proven that:

  •
  the director's or officer's act or omission constituted a breach of his or her fiduciary duties; and

  •
  the breach involved intentional misconduct, fraud or a knowing violation of the law.

        This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Wynn Resorts' bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, provided that the director or officer either is not liable for monetary damages under Nevada law or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. Wynn Resorts' articles of incorporation and bylaws require it to pay the expenses of directors and officers incurred in defending a proceeding involving alleged acts or omissions of the director or officer in his or her capacity as such as the expenses are incurred and in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he or she is not entitled to be indemnified. The bylaws permit the board of directors to indemnify employees and other persons to the same extent. We believe indemnification under Wynn Resorts' bylaws covers at least negligence and gross negligence on the part of indemnified parties. Except as ordered by a court and for advancement of expenses, a director or officer may not be indemnified if a final adjudication determines that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the current action. The termination of any proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere, or its equivalent, does not, of itself, under the bylaws create a presumption that the standards described above were not met. However, Wynn Resorts is not permitted by its bylaws to indemnify a director or officer if he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to Wynn Resorts unless that court or another court of competent jurisdiction determines that in view of all of the circumstances, the director or officer is fairly and reasonably entitled to indemnification.

        In addition to indemnification provided for in Wynn Resorts' bylaws, Wynn Resorts intends to enter into agreements to indemnify its directors and executive officers. These agreements, among other things, will provide for indemnification of Wynn Resorts' directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer or at its request. Wynn Resorts may also maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent. We believe these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

        The limited liability and indemnification provisions in Wynn Resorts' articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against its directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against its directors and officers, even though a derivative litigation, if successful, might otherwise benefit Wynn Resorts and its stockholders. A stockholder's investment in Wynn Resorts may be negatively affected to the extent that it pays the costs of settlement or damage awards against its directors or officers under these indemnification provisions.

        Wynn Capital's articles of incorporation and bylaws will contain similar limited liability and indemnification provisions.

        Wynn Las Vegas' operating agreement will provide that it shall indemnify its members to the maximum extent permitted by Nevada law.

        We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, such indemnification provisions may be unenforceable.

Key Man Life Insurance

        We have obtained $30 million of key man life insurance with respect to Stephen A. Wynn for our benefit.

Directors' and Officers' Insurance

        Wynn Resorts expects to maintain a directors' and officers' liability insurance policy that provides its officers and directors with liability coverage in amounts it considers appropriate.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

        Contribution of Interest in Wynn Macau.    Before April 22, 2002, Stephen A. Wynn owned a majority of the outstanding equity interests of Wynn Macau. At the time, Wynn Macau had been awarded a provisional concession to negotiate a concession agreement with the Macau government to construct and operate one or more casinos in Macau. On April 22, 2002, in connection with additional contributions to Valvino by Aruze USA and Baron Asset Fund, Mr. Wynn contributed his interest in Wynn Macau to Valvino. This interest was valued at approximately $56 million by the parties, after reimbursement to Mr. Wynn of approximately $825,000 advanced by him to Wynn Macau in connection with the negotiation of the concession agreement and other development activities in Macau. Similar advances by Valvino to Wynn Macau of approximately $458,000 were treated as capital contributions by Valvino upon its acquisition of the Macau interest. Subsequent to this contribution, Wynn Macau entered into a concession agreement with the government of Macau permitting it to construct and operate casinos in Macau. See "Management's Discussion & Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Transactions Affecting Liquidity and Capital Resources."

        Stockholders Agreement.    Mr. Wynn, Aruze USA and Baron Asset Fund are parties to a stockholders agreement. The stockholders agreement establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of Wynn Resorts. These rights include, but are not limited to, the following preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on the transfer of the shares of Wynn Resorts' common stock owned by the parties to the stockholders agreement.

        Under the stockholders agreement, if Mr. Wynn, Aruze USA or Baron Asset Fund purchase shares of Wynn Resorts' common stock from Wynn Resorts in a private placement on terms and conditions that are not offered to the other parties to the agreement, the purchasing stockholder must afford the other parties preemptive rights. These preemptive rights will allow the non-purchasing parties to purchase that number of shares in the purchasing stockholder's allotment of private placement shares that is necessary to maintain the parties' shares in the same proportion to each other that existed prior to the private placement.

        In addition, under the stockholders agreement, the parties granted each other a right of first refusal on their respective shares of Wynn Resorts' common stock. Under this right of first refusal, if any such stockholder wishes to transfer any of his or its shares of Wynn Resorts' common stock to anyone other than a permitted transferee and has a bona fide offer from any person to purchase such shares, the stockholder must first offer the shares to the other parties to the stockholders agreement on the same terms and conditions as the bona fide offer. In addition to this right of first refusal, Mr. Wynn and Aruze USA also granted each other and Baron Asset Fund a tag-along right on their respective shares of Wynn Resorts' common stock. Under this tag-along right, Mr. Wynn and Aruze USA, before transferring his or its shares to any person other than a permitted transferee, must first allow the other parties to the agreement to participate in such transfer on the same terms and conditions.

        The stockholders agreement also provides that, upon the institution of a bankruptcy action by or against a party to the stockholders agreement, the other parties to the agreement will be given an option to purchase the bankrupt stockholder's shares of Wynn Resorts' common stock at a price to be agreed upon by the bankrupt stockholder and the other stockholders, or, if a price cannot be agreed upon by such stockholders, at a price equal to their fair market value. In addition, under the stockholders agreement, if there is a direct or indirect change of control of any party to the agreement, other than Baron Asset Fund, the other parties to the agreement have the option to purchase the shares of Wynn Resorts'

common stock held by the party undergoing the change in control. Under the agreement, a stockholder may assign these options to Wynn Resorts.

        In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn will control Wynn Resorts' board of directors. The stockholders agreement incorporates certain provisions set forth in the operating agreement for Valvino pursuant to which, if Aruze USA's ownership of the shares of Wynn Resorts' common stock impairs Wynn Resort's ability to obtain a gaming license, either Wynn Resorts or Mr. Wynn could purchase the shares of Wynn Resorts owned by Aruze USA. In addition, in such circumstances, Aruze USA could demand that Wynn Resorts purchase its shares. These arrangements were terminated under the arrangement described below. In other respects, the stockholders agreement will continue to be in effect after the completion of this offering.

        Buy-Out of Aruze USA Stock.    Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. Wynn Resorts intends to grant Mr. Wynn certain demand registration rights and piggyback registration rights with respect to any shares he purchases from Aruze USA under these buy-out arrangements. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement.

        Wynn Design & Development.    Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for the design and architecture of Le Rêve (except for the showroom) and for managing construction costs and risks associated with the Le Rêve project. Kenneth R. Wynn is the President of this subsidiary. Nevada law requires that a firm licensed as a professional architectural organization certify architectural plans. These architectural services for the Le Rêve project will be provided by the firm of Butler/Ashworth Architects, Ltd., LLC. In return for these services, the Butler/Ashworth firm will be paid $1.00 and reimbursed for certain expenses it incurs in providing the architectural services. The principals of the Butler/Ashworth firm are DeRuyter O. Butler and Glen Ashworth, both of whom are employees of Wynn Design & Development. Mr. Butler is Executive Vice President of Wynn Design & Development. Wynn Design & Development is the only client of the Butler/Ashworth firm and pays the salaries and benefits of Messrs. Butler and Ashworth. Neither we nor Mr. Wynn has an ownership interest in Butler/Ashworth.

        Art Gallery.    We operate an art gallery at the former premises of the Desert Inn Resort & Casino in which we display paintings from The Wynn Collection. The art gallery is expected to remain open during the construction of Le Rêve. From November 1, 2001 until August 19, 2002, we leased The Wynn Collection from Mr. and Mrs. Wynn pursuant to an art rental and licensing agreement. Under the agreement, we paid the expenses of exhibiting works from The Wynn Collection and reimbursed Mr. and Mrs. Wynn for the expense of insuring the collection while we exhibited it, which insurance costs for the eight months ended June 30, 2002 were approximately $55,000. In addition, we were obligated to make monthly lease payments for the art at a rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. Under the agreement, we were not required to make any such lease payments prior to June 30, 2002. However, had we been required to make such payments, no amounts would have been due under the lease payment formula because, to date, our expenses in operating the art gallery have exceeded the revenue generated from such operations.

        On August 19, 2002, we and Mr. and Mrs. Wynn entered into an amended and restated art rental and licensing agreement. The material terms of the amended and restated agreement are substantially the same as the material terms of the previous agreement, except that the monthly lease payments for the art are at a rate equal to one-half of the gross revenue, as calculated under the agreement, received by the gallery each month, less direct expenses, subject to a monthly cap. Under the amended and restated agreement, if there is a loss in any particular month, as calculated under the agreement, Mr. and Mrs. Wynn are obligated to reimburse us the amount of the loss. We continue to be obligated to reimburse Mr. and Mrs. Wynn for the expense of insuring the collection while we exhibit it, (which reimbursement is treated as a direct expense) which insurance cost for the twelve months ended June 30, 2003 will be approximately $275,000. Prior to opening Le Rêve, we do not expect to make any material payments under the amended and restated agreement. Under the amended and restated agreement, subject to certain notice restrictions, Mr. and Mrs. Wynn have the right to remove or replace any or all of the works of art that will be displayed in the art gallery.

        On September 18, 2002, we and Mr. and Mrs. Wynn entered into a second amended and restated art rental and licensing agreement to permit us to continue to lease The Wynn Collection as an attraction at Le Rêve under the same terms as the previous agreement.

        Aircraft Arrangements.    Until January 2002, Valvino used a Gulfstream Aerospace model G-1159A aircraft in its business operations. The aircraft was owned by Kevyn, LLC, which, until April 1, 2001, was wholly owned by Mr. Wynn, and leased to and operated under a Part 135 charter certificate by Las Vegas Jet, LLC, formerly Las Vegas CharterJet, LLC, a charter business owned by Mr. Wynn. Valvino paid Las Vegas Jet an hourly rate for its use of the aircraft and disbursed funds for payroll, property taxes, insurance and all other operating expenses on behalf of Las Vegas Jet. As of April 1, 2001, and in accordance with Valvino's operating agreement, Mr. Wynn sold Kevyn to Valvino for $10,035,000. Pursuant to Federal Aviation Administration regulations restricting the registration of aircraft in the United States by entities with substantial foreign ownership, Kevyn transferred legal title to the aircraft to First Security Bank, National Association, a national banking association, pursuant to a Trust Agreement dated as of April 2, 2001. After the transfers, Kevyn continued to lease the aircraft to Las Vegas Jet, and Las Vegas Jet continued to use the aircraft in its charter business. Valvino paid Las Vegas Jet an hourly rate for its use of the aircraft, and was in turn paid by Las Vegas Jet (through Kevyn) under the aircraft lease. Valvino paid Las Vegas Jet approximately $451,800 and $918,900 for its use of the aircraft in 2000 and 2001, respectively, and approximately $13,600 for its use of the aircraft in January 2002. Wynn Macau paid Las Vegas Jet approximately $72,600 for its use of the aircraft in 2001. On March 26, 2002, Kevyn sold the aircraft to an unrelated buyer.

        From January 2002 until May 30, 2002, Valvino used a Bombardier Global Express aircraft, serial number 9065, in its business operations. The aircraft was owned by World Travel and was leased to and operated by Las Vegas Jet. Valvino paid Las Vegas Jet an hourly rate of $6,800 per hour for its use of the aircraft. Las Vegas Jet and World Travel were owned entirely by Mr. Wynn. Valvino paid Las Vegas Jet approximately $356,000 for its use of the aircraft during this period. Wynn Macau paid Las Vegas Jet approximately $211,000 for its use of the aircraft during the period following the contribution by Wynn Macau to Valvino and prior to May 30, 2002.

        On May 30, 2002, Mr. Wynn sold World Travel and Las Vegas Jet to Valvino for approximately $38.2 million (consisting of approximately $9.7 million in cash and the release of Mr. Wynn from a guarantee on the approximately $28.5 million of remaining indebtedness of World Travel secured by the aircraft), the amount that World Travel paid for the aircraft. Pursuant to Federal Aviation Administration regulations restricting the registration of aircraft in the United States by entities with substantial foreign ownership, World Travel transferred legal title to the aircraft to Wells Fargo Bank Northwest, National Association, a national banking association, pursuant to a Trust Agreement dated as of May 10, 2002. At that time, World Travel had remaining indebtedness of $28.5 million secured by the aircraft. Valvino guaranteed this indebtedness in connection with the purchase of the aircraft. Mr. Wynn was released from his guarantee of that indebtedness. Wynn Las Vegas intends to use approximately $28.5 million of the FF&E facility to refinance the indebtedness by means of a loan to be evidenced by an intercompany note from World Travel.

        World Travel continues to lease the aircraft to Las Vegas Jet. Las Vegas Jet operates the aircraft for Wynn Resorts and its subsidiaries.

        Reimbursable Costs.    We have periodically incurred costs on Mr. Wynn's behalf, including costs with respect to Mr. Wynn's personal use of the corporate aircraft, household employees at Mr. Wynn's residence, personal legal fees, construction work at Mr. Wynn's home and other personal purchases. Mr. Wynn fully reimburses us for such personal costs. These balances have been settled at regular intervals, usually monthly. We did not charge Mr. Wynn interest on outstanding amounts pending reimbursement. The largest unreimbursed balance of these items at any time since our inception was approximately $213,000. As of August 12, 2002, Mr. Wynn had reimbursed us for all amounts outstanding, including charges for his use of the corporate jet. We and Mr. Wynn have terminated the arrangements pursuant to which such costs are incurred by us and later reimbursed by Mr. Wynn. Mr. Wynn will deposit a credit balance for such items in the future.

        Tax Overpayment.    In 2001, Mr. Wynn made a substantial overpayment of his personal estimated 2001 federal income taxes to the Internal Revenue Service. Pursuant to a tax procedure set forth in Internal Revenue Service Announcement No. 2001-112, announced October 26, 2001, a taxpayer may redesignate estimated income tax payments as employment tax deposits. In reliance on this announcement, Mr. Wynn applied $5,000,000 of his overpayment to the fourth quarter employment taxes of Valvino. By using this procedure, Mr. Wynn accelerated the refund of his overpayment. In May 2002, the Internal Revenue Service issued a refund for $5,000,000 to Valvino and Valvino reimbursed this sum of money to Mr. Wynn.

        Tax Indemnification Agreement.    Mr. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust, referred to collectively as the Valvino members, Valvino and Wynn Resorts have entered into a tax indemnification agreement relating to their respective income tax liabilities. Prior to the contribution of the Valvino membership interests to Wynn Resorts, the income and deductions of Valvino passed through to the Valvino members under the rules governing partnerships for federal tax purposes and were taken into account by them at their personal tax rates. Commencing upon the contribution of the Valvino membership interests to Wynn Resorts, income and deductions are to be treated as income and deductions of Wynn Resorts, a C corporation for federal tax purposes, and are to be taken into account by it at applicable corporate tax rates. A reallocation of deductions of Valvino from the period prior to the contribution to the period commencing upon the contribution, or a reallocation of income of Wynn Resorts from the period commencing upon the contribution to the period prior to the contribution, would increase the amount of taxable income (or decrease the amount of loss) reported by the Valvino members and decrease the amount of taxable income (or increase the amount of loss, including carryforwards, or increase the amount of tax basis in the assets) of Wynn Resorts. Accordingly, the tax indemnification agreement generally provides that the Valvino members will be indemnified by Wynn Resorts and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by Wynn Resorts or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

        Purchase of Country Club Membership.    In 2000, Valvino purchased a country club membership at a cost of approximately $133,400. Stephen A. Wynn was the designated user of the membership and paid all membership and other fees associated with his use of the membership. In October 2002, Mr. Wynn purchased the membership from Valvino at a cost of approximately $133,400.

        Transfer of Valvino Assets.    In October 2002, Valvino transferred certain of its assets, including, among other things, its interest in Wynn Group Asia, Inc., which is the indirect parent of Wynn Macau, Kevyn, LLC, Rambas Marketing Co., LLC, Toasty, LLC and WorldWide Wynn, LLC to Wynn Resorts.

        Valvino intends to contribute the equity interests it holds in World Travel and Las Vegas Jet to Wynn Las Vegas prior to the consummation of this offering.

        Other Intercompany Agreements.    Wynn Las Vegas has entered or plans to enter into various intercompany agreements with Valvino and/or Wynn Resorts Holdings pursuant to which Wynn Las Vegas will lease the land on which the golf course, the driving range and an employee parking lot will be built, and the office building located on the 20-acre parcel located next to Le Rêve. Wynn Las Vegas will sublease space in the office building to Wynn Design & Development and Wynn Resorts and will sublease the art gallery space to Wynn Resorts Holdings. Wynn Las Vegas, World Travel and Las Vegas Jet will enter into an agreement regarding use of the corporate aircraft. Wynn Design & Development will enter into a contract with Wynn Las Vegas providing for design services in connection with Le Rêve by Wynn Design & Development to Wynn Las Vegas.

        Wynn Resorts will enter into a management agreement with the restricted entities to provide management and consulting services to Valvino and its subsidiaries. The agreement will have a ten-year term, subject to earlier termination by Wynn Las Vegas for cause or upon 60 days written notice without cause. After the opening of Le Rêve, Wynn Resorts will receive an annual management fee of up to 1.5% of consolidated net revenues of Wynn Las Vegas (generally, cash revenues). In addition, Wynn Resorts will be reimbursed for all expenses incurred on behalf of Valvino and its subsidiaries. Payment of the management fee to Wynn Resorts will be subordinated to the rights of the lenders under the credit facilities, the second mortgage note holders and the lenders under the FF&E facility. Wynn Resorts will be afforded customary indemnities against liability arising in the execution of its duties.

        Capitalization of Valvino.    For information regarding the formation of Wynn Resorts and capital contributions to Valvino, the predecessor of Wynn Resorts, see "Management's Discussion & Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Transactions Affecting Liquidity and Capital Resources."

        Certain Business Relationships.    From July 1999 to October 2001, Ronald J. Kramer was a managing director at Dresdner Kleinwort Wasserstein and its predecessor, Wasserstein Perella & Co. Affiliates of Dresdner Kleinwort Wasserstein are acting as a co-lead managing underwriter in Wynn Resorts' initial public offering and a joint book-running manager in this offering. In addition, affiliates of Dresdner Kleinwort Wasserstein may participate in the credit facilities and/or FF&E facility.

OWNERSHIP OF CAPITAL STOCK

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Resorts Holdings. Valvino is the sole member of Wynn Resorts Holdings and Wynn Resorts is the sole member of Valvino. As a result, Wynn Resorts, through its subsidiaries, controls Wynn Las Vegas and Wynn Capital.

        On June 3, 2002, and in preparation for its offering of common stock, Wynn Resorts was incorporated in Nevada. The following table sets forth information regarding beneficial ownership of Wynn Resorts' common stock as of October 1, 2002 by:

  •
  each of the individuals listed under "Executive Compensation;"

  •
  each of Wynn Resorts' directors;

  •
  each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of Wynn Resorts' common stock; and

  •
  all current directors and executive officers of Wynn Resorts as a group.

        Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 40,000,000 shares of common stock outstanding as of October 1 2002 and 60,455,000 shares of common stock outstanding after completion of Wynn Resorts' offering of common stock. Unless indicated below, the address of each person or entity listed below beneficially owning more than 5% of Wynn Resorts' common stock is c/o Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

	Beneficial Ownership of Common Stock Before Offering		Beneficial Ownership of Common Stock After Offering
Name
	Shares	Percent	Shares	Percent
Stephen A. Wynn(1)(2)	18,972,299	47.431	18,972,299	31.4
Aruze USA, Inc.(1)(3)	18,972,299	47.431	18,972,299	31.4
Kazuo Okada(1)(3)	18,972,299	47.431	18,972,299	31.4
Ronald J. Kramer	0	0	0	0
Robert J. Miller	0	0	0	0
John A. Moran	0	0	0	0
Elaine P. Wynn	0	0	0	0
Stanley R. Zax	0	0	0	0
Allan Zeman	0	0	0	0
Kenneth R. Wynn(4)	58,317	*	58,317	*
Marc D. Schorr	0	0	0	0
John Strzemp	0	0	0	0
Marc H. Rubinstein	0	0	0	0
DeRuyter O. Butler	0	0	0	0
All Directors and Executive Officers as a Group(5)	38,002,915	95.008	38,002,915	62.9

*
less than 1%

(1)
Excludes shares which may be deemed to be beneficially owned by virtue of the voting agreement between Stephen A. Wynn and Aruze USA contained in the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund. Under this voting agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. See "Certain Relationships and Related Transactions—Stockholders Agreement."

(2)
Excludes shares held by Aruze USA, which may be deemed to be beneficially owned by Mr. Wynn by virtue of the arrangement which permits Mr. Wynn to acquire Aruze USA's shares of common stock if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or withdrawn or is not filled within 90 days after the filing of Wynn Resorts' application.

(3)
Aruze USA's address is 745 Grier Drive, Las Vegas, Nevada 89119. Aruze USA is a subsidiary of Aruze Corp., of which Kazuo Okada owns a controlling interest. Each of Aruze USA, Aruze Corp. and Mr. Okada may be deemed to have beneficial ownership of these shares.

(4)
These shares are held by the Kenneth R. Wynn Family Trust. Kenneth Wynn may be deemed to have beneficial ownership of these shares.

(5)
Includes shares held by Stephen A. Wynn, shares held by Aruze USA of which Kazuo Okada may be deemed to have beneficial ownership and shares held by the Kenneth R. Wynn Family Trust of which Kenneth Wynn may be deemed to have beneficial ownership.

        Additional Stock Grants.    Following the completion of this offering and the offering of Wynn Resorts common stock, we intend to grant awards of 189,723 shares of restricted stock under our 2002 stock incentive plan to each of the following employees: DeRuyter O. Butler, W. Todd Nisbet, Marc D. Schorr, John Strzemp, Roger P. Thomas and Kenneth R. Wynn. The restricted stock will vest in November 2004 as to Mr. Strzemp, in May 2005 as to Mr. Schorr and Kenneth R. Wynn, in May 2006 as to Mr. Butler and Mr. Thomas and in June 2006 as to Mr. Nisbet. The restricted stock will vest immediately with respect to any individual if such individual terminates employment with us under circumstances that entitle him to receive a "separation payment" under his employment contract.

        Wynn Resorts also intends to grant an award of 189,723 shares of restricted stock outside of the 2002 stock incentive plan to Franco Dragone, the executive producer and principal creator of our new entertainment production. The restricted stock awarded to Mr. Dragone will vest on June 30, 2006. However, the restricted stock will not vest, but instead will be immediately cancelled and retired, if, as of June 30, 2006: (1) the complete run of the entertainment production at Le Rêve has not commenced or has been cancelled due to any act or omission of Mr. Dragone and (2) Mr. Dragone has not successfully opened another production show for Wynn Resorts or its affiliates in another venue or, if opened the complete run of such other show has been cancelled due to any act or omission of Mr. Dragone.

        Stockholders Agreement.    Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement. The stockholders agreement establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of Wynn Resorts. These rights include, but are not limited to, certain tag-along rights, preemptive rights, rights of first refusal and certain other restrictions on the transfer of the shares of Wynn Resorts' common stock owned by the parties to the stockholders agreement. In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn will control Wynn Resorts' board of directors. In addition, Mr. Wynn and Aruze USA, to the extent they vote their shares in a similar manner, effectively will be able to control, as a practical matter, all matters requiring Wynn Resorts' stockholders' approval, including the approval of significant corporate transactions. The stockholders agreement will continue to be in effect after the completion of this offering. See "Certain Relationships and Related Transactions—Stockholders Agreement."

        Buy-Out of Aruze USA Stock.    Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. The total purchase price will be the lesser of (1) the fair market value of the shares on the day Mr. Wynn serves Aruze USA notice of his election to purchase the shares or (2) the aggregate amount of cash contributed to Valvino by Aruze USA, minus any distributions by Valvino or Wynn Resorts to Aruze USA, plus two percent interest, compounded annually. Wynn Resorts intends to grant Mr. Wynn certain demand registration rights and piggyback registration rights with respect to any shares he purchases from Aruze USA under these buy-out arrangements. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement. See "Risk Factors—General Risks Associated with Our Business—Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business" and "—Nevada gaming regulatory issues may arise regarding the licensing of owners of Wynn Resorts."

DESCRIPTION OF THE SECOND MORTGAGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Issuers" refers collectively to Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. and not to any of their respective subsidiaries, and the words "we," "us" and "our" refer to Wynn Las Vegas and its subsidiaries.

        The Issuers will issue the notes under an indenture among Wynn Las Vegas and Wynn Las Vegas Capital Corp., as joint and several obligors, Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC and Valvino Lamore, as guarantors, and Wells Fargo Bank, National Association, as indenture trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under "—Security Interests" define the terms of the agreements that will secure the notes.

        The following description is a summary of the material provisions of the indenture and the Collateral Documents. It does not restate any of those agreements in its entirety. We urge you to read the indenture and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description, but not defined below under "—Certain Definitions," have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees

  The Notes

        The Issuers.    Wynn Las Vegas is constructing and will own and operate Le Rêve. Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas, incorporated solely to serve as a corporate co-issuer of the notes in order to facilitate this offering. We believe that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as Wynn Las Vegas, unless the debt securities are jointly issued by a corporation. Wynn Capital will not have any operations or material assets and will not have any revenues. As a result, prospective purchasers of the notes should not expect Wynn Capital to participate in servicing principal, interest or other amounts required to be paid on the notes.

        General terms.    The notes:

  •
  will be second mortgage notes, issued in an original aggregate principal amount of $340.0 million, with a maximum aggregate principal amount of $440.0 million;

  •
  will mature on                          , 2010;

  •
  will bear interest at the rate of    % per annum (based on a 360-day year of twelve 30-day months), payable in arrears each            and             , commencing                          , 2003;

  •
  will not be redeemable at our option prior to            , 2006, except that until            , 2005, we may redeem up to 35% in principal amount of the notes at a premium of    % with the proceeds of Qualified Equity Offerings (other than the IPO);

  •
  will be redeemable at our option, in whole or in part, commencing            , 2006, at a premium declining ratably to par;

  •
  will not be redeemable at the option of the holder, except pursuant to a repurchase offer upon the occurrence of a Change of Control or pursuant to a repurchase offer to the extent of specified net proceeds upon the occurrence of an Asset Sale or Event of Loss, and will not have any provision for sinking funds; and

  •
  will contain covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, asset sales, sale-leaseback transactions, and restricting dividend and other payments affecting subsidiaries, mergers, consolidations or sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

        Security and Ranking.    The notes:

  •
  will be secured by (1) a perfected first priority security interest in the net proceeds of this offering, (2) perfected second priority security interests in substantially all of our other existing and future assets, including the Project, the Liquidity Reserve Account, and pledged Equity Interests in our Restricted Subsidiaries, but excluding (a) gaming licenses and other assets in which the grant of a security interest is restricted by law, and (b) the FF&E Collateral, and (3) perfected third priority security interests in the FF&E Collateral owned by Wynn Las Vegas;

  •
  will be effectively subordinated to borrowings (1) of up to $1.0 billion under our Credit Agreement, secured by perfected first priority security interests in substantially all of our existing and future assets, other than (a) gaming licenses and other assets in which the grant of a security interest is restricted by law, (b) the FF&E Collateral, and (c) the proceeds of this offering, and (2) of up to $188.5 million (or $198.5 million if and after a replacement corporate aircraft is acquired) under the FF&E Facility;

  •
  will rank senior in right of payment to any future subordinated indebtedness we may incur; and

  •
  will be subject to restrictions on payment and exercise of remedies contained in the Intercreditor Agreements. See "—Intercreditor Agreements."

        The notes will be guaranteed by the Guarantors, will be supported on a second priority basis by the Completion Guarantee, and may, under certain circumstances, be guaranteed by Wynn Resorts.

  The Guarantees

        The Guarantors.    The notes will be guaranteed by our indirect parent, Valvino Lamore, and Valvino Lamore's direct and indirect subsidiaries (other than the Issuers and their Unrestricted Subsidiaries). Valvino Lamore and its subsidiaries (other than the Issuers and their Unrestricted Subsidiaries) are referred to as the "Restricted Entities." These subsidiaries are:

  •
  Wynn Design & Development, LLC, which is responsible for the design and architecture of the Project;

  •
  Wynn Resorts Holdings, which owns the Golf Course Land;

  •
  Desert Inn Water Company, LLC, which owns the stock of Desert Inn Improvement Co., which in turn owns certain water rights intended to irrigate the Golf Course Land;

  •
  Las Vegas Jet, LLC, which leases a corporate aircraft from World Travel, LLC, and operates the aircraft under federal aviation regulations, Part 91;

  •
  World Travel, LLC, which holds the beneficial interest in a trust that owns the corporate aircraft and leases it to Las Vegas Jet, LLC; and

  •
  Palo, LLC, which owns three residential lots adjacent to the Golf Course Land.

        As of the date of the indenture, Wynn Las Vegas' only subsidiaries will be Wynn Capital, World Travel, Las Vegas Jet and the Completion Guarantor. The Completion Guarantor will be an Unrestricted Subsidiary of Wynn Las Vegas.

        Parent Guarantor.    Wynn Resorts will not guarantee the second mortgage notes unless Wynn Resorts either incurs or guarantees certain indebtedness in excess of $10.0 million in the aggregate or guarantees other specified indebtedness. In that case, Wynn Resorts will be required to guarantee notes, but will not become subject to the restrictive covenants or other terms of the notes. The Wynn Resorts' parent guarantee may be released under certain circumstances.

        General Terms, Security and Ranking.    The Guarantees will be unconditional, joint and several obligations of the Guarantors. Each guarantee of the notes:

  •
  will be secured by (1) perfected second priority security interests in substantially all of the Guarantors' existing and future assets, including pledged Equity Interests in Wynn Las Vegas, in the Water Companies and in the Guarantors' Restricted Subsidiaries, and at least initially, including the Phase II Land and the Golf Course Land, but excluding (a) gaming licenses and other assets in which the grant of a security interest is prohibited by law, and (b) the FF&E Collateral, and (2) perfected third priority security interests in any FF&E Collateral owned by the Guarantors;

  •
  will be effectively subordinated to guarantees (1) of up to $1.0 billion of obligations under our Credit Agreement, secured by perfected first priority security interests in substantially all of our existing and future assets, other than (a) gaming licenses and other assets in which the grant of a security interest is prohibited by law, (b) the FF&E Collateral, and (c) the proceeds of this offering, and (2) of up to $188.5 million (or $198.5 million if and after a replacement corporate aircraft is acquired) under the FF&E Facility;

  •
  will rank senior in right of payment to any future subordinated indebtedness the Guarantors may incur; and

  •
  will be subject to restrictions on payment and exercise of remedies contained in the Intercreditor Agreements.

        The primary purpose of the Guarantees is to provide second priority liens on the assets of the Guarantors, including the golf course, the Phase II Land, and equity interests in their Restricted Subsidiaries. While the guarantors hold assets that are integral to the Project, they are not expected to have operations that generate significant cash flows. As such, you should not expect Valvino Lamore or any of the other Guarantors to contribute to any payments of principal, interest or other amounts required to be made on the notes.

  Completion Guarantee.

        Wynn Resorts will make a capital contribution of $50.0 million of the net proceeds of its IPO to the Completion Guarantor. The Completion Guarantor will provide the Completion Guarantee in an amount up to $50.0 million to secure completion of the Project, secured by second priority security interests in favor of the trustee for the benefit of the Holders in the contributed funds.

  Use of Proceeds.

        The proceeds of the notes will be applied to the design, development, construction, opening and operation of the Project, and activities related and incidental thereto, in accordance with the Disbursement Agreement. Pending application to the Project, the net proceeds of this offering will be held in a secured account of Wynn Las Vegas as security for the notes.

  Intercreditor Agreements.

        The trustee will enter into two intercreditor agreements, a project lenders intercreditor agreement to govern the relations between the noteholders and the lenders under the Credit Agreement with respect to the Collateral (the "Project Lenders Intercreditor Agreement"), and an FF&E intercreditor agreement to govern the relations between the noteholders and the lenders under the Credit Agreement, on the one hand, and the lenders under the FF&E Facility, on the other hand, with respect to the FF&E Collateral (the "FF&E Intercreditor Agreement"). The Intercreditor Agreements will impose restrictions on payment and enforcement of the notes and the guarantees under specified circumstances.

  Project Lenders Intercreditor Agreement.

        The Project Lenders Intercreditor Agreement will provide that, until the indebtedness under the Credit Agreement has been repaid in full:

  •
  the lenders under the Credit Agreement will have the exclusive right to exercise remedies against the Collateral securing the notes and the Credit Agreement, and to determine the circumstances and manner in which that Collateral may be disposed of, subject to the rights of the lenders under the FF&E Facility with respect to the FF&E Collateral;

  •
  the agent under the Credit Agreement can amend various terms of, and waive defaults under, the Collateral Documents, without the consent of the note holders; and

  •
  the agent under the Credit Agreement has the right to amend the Disbursement Agreement or to waive any defaults, or conditions to funding, under the Disbursement Agreement in certain circumstances.

        Under the Project Lenders Intercreditor Agreement, the note holders cannot vote to accept a plan of reorganization or other restructuring plan, unless lenders holding two-thirds of the outstanding loans under the Credit Agreement vote in favor of that plan. However, the note holders are not required to vote in favor of a plan that the lenders under the Credit Agreement approve, and are free to challenge any such plan on fundamental fairness and other grounds.

        Under the Project Lenders Intercreditor Agreement, the trustee will have the exclusive right to exercise, or not to exercise, remedies against the net proceeds of this offering.

  FF&E Intercreditor Agreement.

        The FF&E Intercreditor Agreement will provide that, until the indebtedness under the FF&E Facility has been repaid in full:

  •
  the lenders under the FF&E Facility will be subject to a standstill period ranging from 30 to 60 days prior to exercising remedies following the occurrence of the first event of default during the construction period of the Project and the first event of default after completion of the Project; and

  •
  subject to the standstill periods described above, the lenders under the FF&E Facility will have the exclusive right to exercise remedies against the collateral securing the FF&E Facility, and to determine the circumstances and manner in which that collateral may be disposed of.

        The FF&E Intercreditor Agreement will permit the lenders under the Credit Agreement and, from and after 180 days after the occurrence of an event of default, the note holders, to repay off the outstanding portion of the FF&E Facility obligations that is allocable to the collateral securing the FF&E Facility (excluding amounts allocable to the Aircraft Assets) thereby obtaining the release of the security interest held by the lenders under the FF&E Facility in that collateral.

  Release of Phase II Land and Golf Course Land.

        The indenture will provide that upon release of the security interest in the Phase II Land under the Credit Agreement, the noteholders' security interest in the Phase II Land will be released. Upon meeting specified leverage test and debt ratings conditions and no less than three years after the Opening Date, the noteholders' security interest in the Golf Course Land will be released.

Principal, Maturity and Interest

        The Issuers may issue notes in a maximum aggregate principal amount of (a) $440.0 million, less (b) the aggregate principal amount of all Indebtedness incurred pursuant to clauses (11) and (12) of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity" other than through the issuance of additional notes under the indenture. $340.0 million of this maximum aggregate principal amount will be issued in this offering. The Issuers may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The notes and any additional notes subsequently issued under the indenture will be treated as a single class of securities for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on                          , 2010.

        Interest on the notes will accrue at the rate of            % per annum and will be payable semi-annually in arrears on                          and                           , commencing on                           , 2003. The Issuers will make each interest payment to the Holders of record on the immediately preceding                          and                           .

        Interest will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

        At any time prior to                          , 2005, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of            % of the principal amount redeemed, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings (other than the IPO), so long as

(1)
at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Wynn Resorts, any of its Affiliates, any of their respective employees or the Existing Stockholders); and

(2)
the redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers' option prior to                          , 2006.

        After                          , 2006, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                           of the years indicated below:

Year	Percentage
2006		%
2007		%
2008 and thereafter	100.00%

Gaming Redemption

        Notwithstanding any other provision hereof, if any Gaming Authority requires a holder or beneficial owner of notes to be licensed, qualified or found suitable under any applicable gaming law and the holder or beneficial owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it will not be licensed, qualified or found suitable, the Issuers will have the right, at their option, to:

(1)
require the holder or beneficial owner to dispose of its notes within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(a)
the termination of the period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability; or

(b)
the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable by the Gaming Authority; or

(2)
redeem the notes of the holder or beneficial owner at a redemption price equal to:

(a)
the price determined by the Gaming Authority; or

(b)
if the Gaming Authority does not determine a price, the lesser of:

(i)
the principal amount of the notes; and

(ii)
the price that the holder or beneficial owner paid for the notes in each case, together with accrued and unpaid interest on the notes to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption.

        Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes will not be licensed, qualified or found suitable, the holder or beneficial owner will not have any further rights with respect to the notes to:

(1)
exercise, directly or indirectly, through any Person, any right conferred by the notes; or

(2)
receive any interest or any other distribution or payment with respect to the notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the notes.

        The Issuers are not required to pay or reimburse any holder or beneficial owner of notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses will be the obligation of the holder or beneficial owner.

Mandatory Redemption

        The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantees

  General

        The Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to reduce the risk that the Guarantee would be avoidable as a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes." Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and the liens securing the guarantees and require note holders to return payments received from us or the Guarantors.

        The Guarantees will be secured by substantially all of the assets of the Guarantors as more fully described under "Security Interests—Security for the Guarantees." In the event that Wynn Resorts becomes a Parent Guarantor by issuing a Parent Guarantee, that Parent Guarantee may be secured by a security interest in all or specified existing or future assets of Wynn Resorts, and may constitute senior or subordinated Indebtedness of Wynn Resorts, as more fully described in the section captioned "Certain Covenants—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

  Release of Guarantees

        Subject to compliance with the provisions of the covenant captioned "—Merger, Consolidation or Sale of Assets," the Guarantee of a Guarantor and the security interests granted by that Guarantor to secure its Guarantee will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Wynn Las Vegas, a Restricted Entity or one of their respective Restricted Subsidiaries, or Wynn Resorts if it is then a Parent Guarantor, if the sale or other disposition complies with the provisions of the indenture; or

(2)
in connection with any sale of all of the capital stock of a Guarantor, to a Person that is not (either before or after giving effect to such transaction) Wynn Las Vegas, a Restricted Entity or one of their respective Restricted Subsidiaries, or Wynn Resorts if it is then a Parent Guarantor, if the sale complies with the provisions of the indenture.

See "—Repurchase at the Option of Holders—Asset Sales," "—Designation of Restricted and Unrestricted Subsidiaries" and "—Merger, Consolidation or Sale of Assets."

        In addition to the release of the Guarantees by Wynn Resorts Holdings or Valvino Lamore pursuant to the provisions described above, the security interests of the noteholders in the real property assets owned by Wynn Resorts Holdings and Valvino Lamore may be released under the circumstances described below under "Security Interests—Release of Golf Course Land and Phase II Land." The Parent Guarantee, if any, of Wynn Resorts may be released as described under the covenant entitled "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

Security Interests

  Security for the Notes

        General.    Subject to Permitted Liens and to the extent permitted by Gaming Laws and other applicable laws, the notes will be secured by, among other things:

  •
  a perfected first priority security interest in the net proceeds of this offering, which will be deposited in the Secured Account at Wynn Las Vegas pending release to fund disbursement requests under the Disbursement Agreement;

  •
  a perfected second priority security interest in substantially all of the Issuers' other existing and future assets, including the Project hotel and casino and the Key Project Documents to which the Issuers are party, other than (1) gaming licenses and other assets in which the grant of a security interest is prohibited by law, and (2) the FF&E Collateral;

  •
  a perfected second priority security interest in the $50.0 million in funds deposited into the Completion Guarantee Deposit Account held at the Completion Guarantor to support the $50.0 million guarantee by the Completion Guarantor of the completion in full of the construction and opening of the Project, subject to disbursement pursuant to the Disbursement Agreement;

  •
  a perfected second priority security interest in the $30.0 million in funds deposited into the Liquidity Reserve Account held at Wynn Las Vegas to support completion of the construction and opening of the Project and the payment of debt service on the notes and the loans under the Credit Agreement, subject to disbursement pursuant to the Disbursement Agreement;

  •
  a perfected second priority pledge of the equity interests held by the Issuers in any of their respective existing or future Restricted Subsidiaries, including the equity interests held by Wynn Las Vegas in Wynn Capital, the Completion Guarantor, Las Vegas Jet, LLC and World Travel, LLC; and

  •
  a perfected third priority security interest in the FF&E Collateral owned by Wynn Las Vegas.

        Under Nevada gaming laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the notes will not be secured by any such gaming licenses.

        Secured Account.    Pending application to the Project, the net proceeds of this offering will be held in a secured account of Wynn Las Vegas (the "Secured Account") by a securities intermediary, on behalf of the trustee for the benefit of the holders of the notes. The Secured Account will be established pursuant to a secured account agreement (the "Secured Account Agreement") to be entered into among the Issuers, the securities intermediary and the trustee. The funds in the Secured Account will be required to be invested in Permitted Securities at the direction of Wynn Las Vegas. The trustee, for the benefit of the holders of the notes, will have a perfected first priority security interest in the funds and Permitted Securities held in the Secured Account. Neither the lenders under the Credit Agreement nor the FF&E Facility will have a security interest in the Secured Account or the funds held in it.

        Release of funds from the Secured Account will be subject to satisfaction of the conditions to funding each disbursement request contained in the Disbursement Agreement. If those conditions have been satisfied, the Disbursement Agent will transfer the necessary funds to the disbursement account created under the Disbursement Agreement. Those funds will then be disbursed to or as directed by Wynn Las Vegas in accordance with the Disbursement Agreement and applied to the development and construction of the Project, in each case in accordance with the Project Budget. See "Disbursement Agreement."

        Completion Guarantee Deposit Account.    Wynn Completion Guarantor, LLC, one of Wynn Las Vegas' Wholly Owned Unrestricted Subsidiaries (the "Completion Guarantor") will provide a $50.0 million Completion Guarantee in favor of the trustee (for the benefit of the note holders) and the administrative agent (for the benefit of the lenders under the Credit Agreement). The Completion Guarantor will, subject to a $50.0 million cap, guarantee Completion in full of the construction and opening of the Project, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will make a common equity capital contribution (the "Completion Guarantee Capital Contribution"), concurrently with the closing of this offering and the IPO, of $50.0 million of the net proceeds of the IPO to the Completion Guarantor to support its obligations under the Completion Guarantee. These funds will be deposited into a collateral account (the "Completion Guarantee Deposit Account") to be held in cash and/or Permitted Securities. The lenders under the Credit Agreement will have a first priority security interest in the funds in the Completion Guarantee Deposit Account, and the trustee will have a second priority security interest in the funds in the Completion Guarantee Deposit Account for the benefit of the Holders. Amounts in the Completion Guarantee Deposit Account may be applied to the costs of the Project in accordance with the Disbursement Agreement. Pursuant to the Disbursement Agreement, these funds will be available to Wynn Las Vegas on a gradual basis to apply to the costs of the Project only after fifty percent of the construction work has been completed. Upon the occurrence of an event of default under the Credit Agreement or the indenture, the lenders under the Credit Agreement or, if no amounts are outstanding under the Credit Agreement, the holders of the notes will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. Upon the Completion Guarantee Release Date, any amounts then remaining in the Completion Guarantee Deposit Account will be released to Wynn Las Vegas, after reserving necessary amounts for completion of punchlist items and disputed claims which may distribute such funds at its discretion, including to Wynn Resorts, and the Completion Guarantor will be dissolved. See "Disbursement Agreement—Completion Guarantee Deposit Account."

        Liquidity Reserve Account.    Wynn Resorts will, concurrently with the closing of this offering and the IPO, make a common equity capital contribution (the "Liquidity Reserve Capital Contribution") to Wynn Las Vegas in an amount equal to $30.0 million of the net proceeds of the IPO. Wynn Las Vegas will deposit these funds in a liquidity reserve account (the "Liquidity Reserve Account") to be held in cash and/or Permitted Securities. The Liquidity Reserve Account will secure Completion in full of the construction and opening of the Project. The lenders under the Credit Agreement will have a first priority security interest in the funds in the Liquidity Reserve Account, and the trustee will have a perfected second priority security interest in the funds in the Liquidity Reserve Account for the benefit of the noteholders. Amounts in the Liquidity Reserve Account may be applied to the costs of the Project, including cost overruns, in accordance with the Disbursement Agreement. Pursuant to the

Disbursement Agreement, these funds will be available to Wynn Las Vegas on a gradual basis to apply to the costs of the Project, commencing after fifty percent of the construction work has been completed. Upon the Completion Date, any amounts then remaining in the Liquidity Reserve Account will, to the extent funds are not otherwise available from operations, be used solely to pay debt service under the Credit Agreement and/or the notes until such time as the actual Consolidated EBITDA of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas equals or exceeds certain specified Consolidated EBITDA levels. At such time, any amounts then remaining in the Liquidity Reserve Account, if any, must be used to reduce the amounts then outstanding under the revolving loans under the Credit Agreement without reducing the corresponding commitments under the Credit Agreement. See "Disbursement Agreement—Liquidity Reserve Account."

  Security for the Guarantees

        Subject to Permitted Liens, and to the extent permitted by Gaming Laws and other applicable laws, the Guarantees will be secured by, among other things:

  •
  a perfected second priority security interest in substantially all of the existing and future assets (other than gaming licenses and Aircraft Assets, if any) of the Guarantors, including: if approved by the Nevada PUC, the Water Rights for the Golf Course Land owned by Desert Inn Improvement Co., and the rights of any Guarantor under the Key Project Documents to which it is a party,

  •
  a perfected second priority security interest in the Golf Course Land owned by Wynn Resorts Holdings and, if the grant of such security interest is approved by the Nevada PUC, in the related Water Rights held by Desert Inn Water Company, LLC, in each case, subject to release as described below under "—Release of Golf Course Land and Phase II Land,"

  •
  a perfected second priority security interest in the Phase II Land, subject to release as described below under "—Release of Golf Course Land and Phase II Land,"

  •
  a perfected second priority pledge of the equity interests held by the Guarantors in Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, including the equity interests held by Valvino Lamore in each of: Desert Inn Water Company, LLC, which owns all of the stock of Desert Inn Improvement Co., Wynn Design & Development, LLC, which is responsible for the design and architecture of the Project, Wynn Resorts Holdings, which owns the Golf Course Land, by Wynn Resorts Holdings in Wynn Las Vegas and Palo, LLC, which owns three parcels of residential real estate adjacent to the Golf Course Land, and by Desert Inn Water Company, LLC in Desert Inn Improvement Co., which owns the principal Water Rights for the Golf Course Land, and

  •
  a perfected third priority security interest in the FF&E Collateral, if any, owned by the Guarantors.

        The Guarantees will not be secured by a security interest in the Aircraft Assets.

As noted above, under Nevada gaming laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the Guarantees by the Guarantors will not be secured by any such gaming licenses.

  Release of Golf Course Land and Phase II Land

        The noteholders' security interests in all or certain portions of the Golf Course Land (and the related Water Rights, if applicable) and in all of the Phase II Land may be released under the circumstances described below. Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the indenture.

        Release of All of the Golf Course Land.    The security interests in all of the Golf Course Land, the equity interests in Desert Inn Improvement Co. and/or Desert Inn Water Company, LLC and the DIIC Water Permits (other than the DIIC Casino Water Permit) will be released so long as:

  (a)
  both immediately prior to the release of the security interests (or, in the case of the release of the Golf Course Land, at the time a binding agreement for the disposition of that land is entered into, so long as the disposition takes place within 60 days following the date on which that binding agreement is entered into) and after giving pro forma effect to that release (as if, for purposes of calculating the Consolidated Leverage Ratio, such release had been made at the beginning of the applicable four-quarter period):

  (i)
  no Default or Event of Default exists,

  (ii)
  the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the period of four consecutive fiscal quarters of Wynn Las Vegas ending immediately prior to the release date is 3.0 to 1.0 or less, and

  (iii)
  the senior secured long-term Indebtedness under the Credit Agreement is rated BB+ or higher by S&P and Ba1 or higher by Moody's,

  (b)
  the release occurs on or after the third anniversary of the Opening Date,

  (c)
  the lenders under the Credit Agreement concurrently release their security interests in the Golf Course Land, the equity interests in Desert Inn Improvement Co. and/or Desert Inn Water Company, LLC and the DIIC Water Permits (other than the DIIC Casino Water Permits), in each case, to be released by the trustee,

  (d)
  Desert Inn Water Company owns no assets other than the stock of Desert Inn Improvement Co.,

  (e)
  either (1) no Points of Diversion with respect to the Valvino Water Permits and the DIIC Casino Water Permit, wells associated therewith or rights-of-way necessary for the transportation to the Le Rêve casino water features of water drawn or to be drawn pursuant to such Water Permits, are located on the Golf Course Land or (2) the applicable entities that own the Golf Course Land to be released shall have transferred at no cost such easements to Wynn Las Vegas as are necessary for Wynn Las Vegas to access such Points of Diversion, own and operate such wells and transport the water drawn therefrom to the Le Rêve casino water features,

  (f)
  Wynn Las Vegas shall have taken all actions required pursuant to the covenant captioned "—Additional Collateral; Acquisition of Assets or Property" with respect to any assets or property acquired pursuant to clause (e) above, and

  (g)
  Wynn Resorts Holdings delivers an officers' certificate (including supporting calculations in reasonable detail) to the trustee confirming that the conditions in clauses (a), (b), (c), (d), (e) and (f) above have been satisfied.

        Release of Portions of the Golf Course Land.    The security interests granted by Wynn Resorts Holdings in approximately 20 acres of the Golf Course Land will be released if the lenders under the Credit Agreement concurrently release their first priority security interest in such Golf Course Land, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release. It will not be deemed to be a release of the first priority security interests requiring the automatic release by the noteholders if the release of the first priority lien is as a result of an extension, refinancing, renewal, replacement, amendment and restatement, restatement, defeasance or refunding (collectively, a "refinancing") of the Credit Agreement as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are replaced with liens in favor of the lenders or holders of such refinancing Indebtedness. In the event that, following the automatic release of the noteholders' security interest in approximately 20 acres of the Golf Course Land, Wynn Las Vegas, the Restricted Entities or any of their respective Restricted Subsidiaries grants a security interest in any or all of such portions to secure such refinancing Indebtedness or any guarantee thereof, such Person will concurrently grant a security interest in such portions of the Golf Course Land in favor of the trustee to secure the notes (or, if such Person is a Guarantor, its guarantee of the notes). That security interest in favor of the trustee will be a second priority security interest, subject only to the liens securing the refinancing Indebtedness or the guarantee of such Indebtedness, as applicable, and other Permitted Liens.

        The Credit Agreement currently provides that the lenders will release their security interests in approximately 20 acres of the Golf Course Land when Wynn Las Vegas achieves a specified minimum level of Consolidated EBITDA for four consecutive fiscal quarters and satisfies certain conditions relating to water required for the Le Rêve casino water features and the golf course and requires that the development of those released parcels as residential or other non-gaming related developments not interfere with the operation of the Golf Course Land or otherwise impair the overall value of the property. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the automatic release of the second priority liens by the noteholders.

        Release of Homesite Acreage.    The security interests in approximately two acres of the Golf Course Land will be released in order to permit the construction of a personal residence for Stephen A. Wynn, so long as:

  (a)
  no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release,

  (b)
  the cash purchase price paid by Stephen A. Wynn for the released Golf Course Land prior to the release of the security interests in immediately available funds shall not be less than the then fair market value of that portion of the Golf Course Land,

  (c)
  the purchase price is paid directly to Wynn Resorts Holdings so long as, prior to the release of the security interests, the purchase price is contributed in immediately available funds to Wynn Las Vegas as a common equity capital contribution (the "Steve Wynn Capital Contribution"),

  (d)
  the construction of Stephen A. Wynn's personal residence will not interfere with the design, construction, operation or use of the remainder of the Golf Course Land as a championship 18-hole golf course and otherwise could not reasonably be expected to materially impair the overall value of the Project,

  (e)
  the lenders under the Credit Agreement concurrently release their security interests in the portions of the Golf Course Land to be released by the trustee,

  (f)
  either (1) no Points of Diversion with respect to the Water Permits, wells associated therewith or rights-of-way necessary for the transportation to the Golf Course Land or the Le Rêve casino water features of water drawn or to be drawn pursuant to Water Permits, are located on the released Golf Course Land or (2) the entity that owns the released Golf Course Land shall have transferred at no cost:

  (i)
  in the case of Points of Diversion and associated wells with respect to the Valvino Water Permits and the DIIC Casino Water Permit, and rights-of-way necessary for the transportation to the Le Rêve casino water features of water drawn or to be drawn pursuant to Water Permits, such easements to Wynn Las Vegas as are necessary for Wynn Las Vegas to access such Points of Diversion, own and operate such wells and transport the water drawn therefrom to the Le Rêve casino water features, and

  (ii)
  in the case of Points of Diversion with respect to all other DIIC Water Permits and the wells associated therewith, such easements to Wynn Las Vegas and Wynn Resorts Holdings as are necessary for Wynn Las Vegas and Wynn Resorts Holdings to access such Points of Diversion, own and operate such wells and transport the water drawn therefrom to the Golf Course Land,

  (g)
  Wynn Las Vegas and Wynn Resorts Holdings, as the case may be, shall have taken all actions required pursuant to the covenant captioned "—Additional Collateral; Acquisition of Assets or Property" with respect to any assets or property acquired pursuant to clause (f) above, and

  (h)
  Wynn Resorts Holdings delivers an officers' certificate to the trustee confirming that the conditions in clauses (a), (b), (c), (d), (e), (f) and (g) above have been satisfied.

        Release of the Phase II Land.    The security interests granted by Valvino Lamore in the Phase II Land to secure its obligations under its Guarantee will be released if the lenders under the Credit Agreement concurrently release their first priority security interest in the Phase II Land, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release. It will not be deemed to be a release of the first priority security interests requiring the automatic release by the noteholders if the release of the first priority lien is as a result of a refinancing of the Credit Agreement as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are replaced with liens in favor of the lenders or holders of such refinancing Indebtedness. In the event that, following the automatic release of the noteholders' security interest in the Phase II Land, Wynn Las Vegas, the Restricted Entities or any of their respective Restricted Subsidiaries grants a security interest in any or all of the Phase II Land to secure such refinancing Indebtedness or any guarantee thereof, such Person will concurrently grant a security interest in such Phase II Land in favor of the trustee to secure the notes (or, if such Person is a Guarantor, its guarantee of the notes). That security interest in favor of the trustee will be a second priority security interest, subject only to the liens securing the refinancing Indebtedness or the guarantee of such Indebtedness, as applicable, and other Permitted Liens). The foregoing provisions will not permit the release of any portions of the Phase II Land on which an Entertainment Facility is being constructed or has been constructed.

        The Credit Agreement currently provides that the lenders will release their security interests in the Phase II Land when Wynn Las Vegas achieves specified minimum levels of Consolidated EBITDA for either two or four consecutive fiscal quarters, so long as the Valvino

Water Permit Transfer has occurred and, if any of the Entertainment Facility is built on the Phase II Land, that portion of the Phase II Land has been transferred to Wynn Las Vegas. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the release of the second priority liens by the noteholders.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at the addresses provided in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders, and either or both of the Issuers or any of their subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 10 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date (the "Change of Control Payment Date") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)
accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of the notes so tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of the notes being purchased by the Issuers.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that the Issuers repurchase or redeem notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

  Asset Sales

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale;

(2)
except with respect to Non-Project Assets, the Opening Date has occurred;

(3)
the applicable entity receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (it being understood that a percentage of the purchase price may be subject to escrow arrangements customary for asset sales);

(4)
if the aggregate consideration to be received by the applicable entity is in excess of $10.0 million, the fair market value is evidenced by a certificate of the chief financial officer of the applicable entity delivered to the trustee; and

(5)
at least 75% (or 95%, in the case of any Asset Sale that occurs on or before the Completion Date) of the consideration received in the Asset Sale by the applicable entity is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on such entity's most recent consolidated balance sheet, of such entity (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such entity from further liability; and

  (b)
  any securities, notes or other obligations received by such entity from such transferee that are converted within 30 Business Days following such receipt by such entity into cash to the extent of the cash received in that conversion.

        After the receipt of any Net Proceeds from an Asset Sale by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, the applicable entity:

  (a)
  within 270 days (or within 90 days, in the case of any Asset Sale that occurs on or before the Completion Date) after receipt of such Net Proceeds, may apply the Net Proceeds to repay secured unsubordinated Indebtedness of any of Wynn Las Vegas or any of its Restricted Subsidiaries and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce the commitments with respect to that Indebtedness, or

  (b)
  within 270 days (or within 90 days, in the case of any Asset Sale that occurs on or before the Completion Date) after receipt of such Net Proceeds, may apply any Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption "—Certain Covenants—Line of Business."

In any such case, the Restricted Entities shall take all necessary action to ensure that the security interest of the trustee, on behalf of the holders, continues as a perfected security interest (subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements) on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in the indenture, the Intercreditor Agreements and the other Collateral Documents. Pending the final application of any Net Proceeds, the applicable entity may (1) apply the Net Proceeds to temporarily reduce amounts outstanding under any secured unsubordinated Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries, or (2) invest the Net Proceeds in Cash Equivalents which will be subject to a perfected security interest (subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements) in favor of the trustee as security for the notes.

        The Credit Agreement requires Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, in certain circumstances, to apply the sale proceeds from an Asset Sale to repay the loans under the Credit Agreement. In such circumstances, until the debt under the Credit Agreement has been repaid in full, there will not be any Net Proceeds. As a result, in that case, the operative provisions of this covenant will not apply, and no Asset Sale Offers will be made to the note holders.

        Once the Credit Agreement has been repaid in full, any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 10 days following the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, Wynn Las Vegas will make an offer (an "Asset Sale Offer") to all holders to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the applicable entity may use those Excess Proceeds for any general corporate purpose not prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased as described below under "—Selection and Notice." Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

  Events of Loss

        After any Event of Loss of Collateral comprising the Project occurring after the Final Completion Date in an amount of up to $500.0 million (measured as the greater of the fair market value or the replacement cost of the Collateral subject to such Event of Loss), Wynn Las Vegas, the applicable Restricted Entity or the applicable Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Project, with no obligation to make any purchase of any notes; so long as, in the case of any such Collateral with a fair market value (or replacement cost, if higher) in excess of $15.0 million but less than or equal to $500.0 million:

(1)
Wynn Las Vegas delivers to the trustee within 60 days of the Event of Loss a written opinion from a reputable contractor that the Minimum Facilities can be rebuilt, repaired, replaced or constructed and operating within 365 days following the Event of Loss;

(2)
Wynn Las Vegas delivers to the trustee within 60 days of the Event of Loss an officers' certificate certifying that the applicable entity has available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred under the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity" to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period; and

(3)
the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss within 365 days following the Event of Loss.

        However, if the damaged Collateral is not necessary for and is not used in the operation of the Permitted Business of the Project, the applicable entity may apply the Net Loss Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption "—Certain Covenants—Line of Business."

        The ability of Wynn Las Vegas, any Restricted Entities or any of their Restricted Subsidiaries to repair or restore any of the Collateral following an Event of Loss that occurs on or prior to the Final Completion Date will be governed by the Disbursement Agreement.

        The Credit Agreement requires Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, in certain circumstances, to apply the loss proceeds from an Event of Loss to repay the loans under the Credit Agreement. In such circumstances, until the debt under the Credit Agreement has been repaid in full, there will not be any Net Loss Proceeds. As a result, in that case, the operative provisions of this covenant will not apply, and no Event of Loss Offers will be made to the note holders.

        Once the Credit Agreement has been repaid in full, any Net Loss Proceeds that are not (1) permitted to be used to repair or restore the Collateral pursuant to the Disbursement Agreement, (2) reinvested as provided in the first sentence of this covenant or (3) permitted to be reinvested because those Net Loss Proceeds exceed $500.0 million, in each case, will be deemed "Excess Loss Proceeds." Within 10 days following the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, Wynn Las Vegas will make an offer (an "Event of Loss Offer") to all holders to purchase the maximum principal amount of notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the applicable entity may use those Excess Loss Proceeds for any general corporate purpose not prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes tendered into such Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee will select the notes to be purchased as described below under "—Selection and Notice." Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

        Pending their application, all Net Loss Proceeds will either be (1) applied to temporarily reduce amounts outstanding under the Credit Agreement, or (2) invested in Cash Equivalents held in an account in which the trustee has a perfected security interest for the benefit of the Holders, subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements. These funds and securities will be released to the applicable entity to pay for or reimburse that entity for either (1) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (2) the Event of Loss Offer, pursuant to the terms of the Collateral Documents. The applicable entity will grant to the trustee, on behalf of the Holders, a security interest, subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements, on any property or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the indenture and the Collateral Documents.

        In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to property or assets that have a fair market value (or replacement cost, if greater) in excess of $10.0 million, the applicable entity, will be required to receive consideration:

(1)
at least equal to the fair market value (evidenced by a resolution of the applicable entity's board of directors set forth in an officers' certificate delivered to the trustee) of the property or assets subject to the Event of Loss; and

(2)
at least 90% of which is in the form of cash or Cash Equivalents.

  Restrictions on Repurchase of Notes

        The agreements governing our other indebtedness, including the Credit Agreement and the FF&E Facility, may prohibit certain events, including a Change of Control or an Asset Sale, or provide that such events constitute events of default under such agreements. Similarly, those agreements may prohibit or restrict Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries from repairing or restoring the Collateral following an Event of Loss regardless of whether that repair or restoration is permitted under the indenture. In addition, the exercise by the holders of notes of their rights to require Wynn Las Vegas to repurchase the notes upon a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer, as the case may be, could cause a default under these other agreements. Finally, Wynn Las Vegas' ability to pay cash to the holders of notes upon a repurchase under a Change of Control Offer, Asset Sale Offer or Event of Loss Offer may be limited by Wynn Las Vegas' then existing financial resources. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—We may not be able to fulfill our repurchase obligations with respect to the second mortgage notes upon a change of control."

Compliance with Securities Laws

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed or purchased in an offer to purchase at any time, the trustee will select notes for redemption or purchase as follows:

(1)
if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed or purchased in part. However, if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Notices of redemption or purchase will be mailed by first class mail at least 30 but not more than 60 days before the redemption or purchase date to each Holder of notes to be redeemed or purchased at its registered address. Notices of redemption or purchase may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Wynn Las Vegas, any Restricted Entity or any Restricted Entity's Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of any Equity Interests of Wynn Las Vegas, any Restricted Entity or any Restricted Entity's Restricted Subsidiaries in any capacity, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Wynn Las Vegas, any Restricted Entity or any Restricted Entity's Restricted Subsidiaries;

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of Wynn Las Vegas, any direct or indirect parent of Wynn Las Vegas (including, without limitation, Wynn Resorts), any Restricted Entity or any Restricted Entity's Restricted Subsidiaries, other than Permitted Investments;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees under the Guarantee and Collateral Agreements, except a payment of interest or principal at the Stated Maturity thereof; or

(4)
make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)
the Completion Date has occurred; and

(2)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(3)
Wynn Las Vegas would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity;" and

(4)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7), (8), (9), (10), (11), (12), (13) and (14) below (with respect to clause (5) to the extent such Restricted Payments were already deducted from Consolidated Net Income) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Completion Date to the end of Wynn Las Vegas' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate Net New Equity Proceeds since the date of the indenture, excluding any Net New Equity Proceeds:

  (i)
  to the extent those proceeds are utilized as a basis for incurring Indebtedness pursuant to clause (11) or (12) of the second paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity,"

  (ii)
  to the extent consisting of capital contributions made to Wynn Las Vegas for the purpose of satisfying the "in-balance" requirements of the Disbursement Agreement,

  (iii)
  to the extent such Net New Equity Proceeds are derived from the incurrence of any Project Related Indebtedness, unless at the time of any proposed Restricted Payment to be made based upon amounts available for Restricted Payments under subclause (iii) of this clause (b), and pro forma for such Restricted Payment, Wynn Las Vegas would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity," except that, solely for purposes of calculating the Fixed Charge Coverage Ratio under this subclause (iii), the Fixed Charges of Wynn Resorts shall be included as a Fixed Charge in the calculation of "Fixed Charges,"

  (iv)
  to the extent those proceeds are used to redeem, repurchase, retire, defease or acquire subordinated Indebtedness or Equity Interests pursuant to clause (2) or (3) of the immediately succeeding paragraph, and

  (v)
  to the extent those proceeds are used to make Permitted Investments of the type permitted by clause (5) of the definition of Permitted Investments, plus

  (c)
  (i) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the initial amount of such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the initial amount of such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

  (d)
  100% of any cash dividends or cash distributions received by Wynn Las Vegas or any of its Restricted Subsidiaries after the date of the indenture from an Unrestricted Subsidiary of Wynn Las Vegas, plus

  (e)
  to the extent that any Unrestricted Subsidiary of Wynn Las Vegas is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Wynn Las Vegas's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        With respect to (a) any payments made pursuant to clauses (1), (2), (3), (6), (7), (8), (9), (11), (12), (13), (14), (15) and (16) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by the payments, and (b) any payments made pursuant to clauses (4), (5) and (10) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by the payment, the preceding provisions will not prohibit:

(1)
the payment of any dividend or distribution (other than any distribution made under clause (5) below) within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend payment or distribution payment would have complied with the provisions of the indenture;

(2)
the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of (a) Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in exchange for, or out of Net New Equity Proceeds, or (b) Wynn Las Vegas, any Restricted Entity or any of their Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(3)
the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of Wynn Las Vegas or Wynn Resorts in exchange for or out of Net New Equity Proceeds;

(4)
the distribution to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the fair market value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority, as long as, if such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(5)
distributions to the direct or indirect owners of Wynn Las Vegas, the Completion Guarantor, any Restricted Entity or any of their respective Restricted Subsidiaries with respect to any period during which such entity is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners' Tax Amounts for such period;

(6)
(a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Wynn Resorts, or (b) the distribution to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase, redeem or otherwise acquire or retire for value Equity Securities of Wynn Resorts, in each case held by any member of management of Wynn Resorts or any Restricted Entity (or the estate or trust for the benefit of any such member of management) pursuant to the provisions of the operating agreement, or comparable governing documents, or employee benefit plans or employment agreements of any such Person; provided that the aggregate consideration for all such repurchased, redeemed, acquired or retired Equity Interests, together with the aggregate amount of all such distributions made to Wynn Resorts, shall not exceed $2.0 million in any calendar year;

(7)
the payment of Management Fees under the Management Agreement to the extent such payments are made in compliance with the covenant captioned "—Restrictions on Payments of Management Fees;"

(8)
the distribution to Wynn Resorts of amounts remaining in the Completion Guarantee Deposit Account, following the release of such amounts in accordance with the Disbursement Agreement;

(9)
following the Completion Date, the payments of amounts then due and payable under the Affiliate Agreements and Qualified Intercompany Agreements in respect of the period following the Completion Date (other than payments described in clauses (7), (10) and (11) of this paragraph), so long as such amounts do not include, in any case, any fee, profit or similar component and represent only the payment or reimbursement of actual costs and expenses incurred or, as the case may be, the fair value of services provided thereunder;

(10)
the payment of amounts then due and payable under the Tax Indemnification Agreement, as in effect on the date of the indenture;

(11)
the payment, on or after the Budgeted Overhead Final Payment Date, of Allocable Overhead to Wynn Resorts or any of its Subsidiaries to the extent then due and payable by Wynn Resorts or the applicable Subsidiary, as the case may be;

(12)
the payment of Budgeted Amounts pursuant to the Disbursement Agreement;

(13)
Restricted Payments consisting of transfers and other dispositions of Released Assets;

(14)
pro rata dividends, distributions or payments to direct or indirect Equity Interests holders by a Person, (excluding any dividend, distribution or payment by a Person that is a Guarantor to a Person, other than an Issuer, that is not a Guarantor) payable:

(a)
to Wynn Las Vegas or any of its Restricted Subsidiaries,

(b)
between Wynn Resorts Holdings and Valvino Lamore, excluding a dividend or distribution of any or all of the Golf Course Land, unless such Golf Course Land is then a Released Asset,

(c)
by (x) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity, that, in each case, is not a Guarantor to (y) any parent Restricted Entity or any parent Restricted Subsidiary of a Restricted Entity that, in each case, is a Guarantor, or

(d)
by any Wynn Group Entity to any Restricted Entity,

(15)
until the earlier of (i) 12 months following the acquisition of the Replacement Aircraft, and (ii) the sale by World Travel, LLC or the Aircraft Trustee of the Existing Aircraft, the payment to Wynn Resorts of amounts necessary to pay interest then due and payable on the Replacement Aircraft Indebtedness in an aggregate amount not to exceed $1.0 million; and

(16)
Restricted Payments not otherwise permitted by the foregoing clauses (1) through (15) in an aggregate amount of not more than $10.0 million.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the applicable entity pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the applicable entity's board of directors whose resolution with respect thereto will be delivered to the trustee. At the same time as the delivery of the financial information required to be delivered under clause (1) of the covenant captioned "—Reports," Wynn Las Vegas will deliver to the trustee an officers' certificate describing in reasonable detail all of the Restricted Payments made during the period to which such financial information relates, stating that such Restricted Payments were permitted when made and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

  Incurrence of Indebtedness and Issuance of Preferred Equity

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), or (2) issue any Disqualified Stock or shares of preferred stock. Notwithstanding the above, Wynn Las Vegas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), if (1) the Opening Date has occurred and (2) the Fixed Charge Coverage Ratio of Wynn Las Vegas for Wynn Las Vegas' most recently ended four full fiscal quarters following the Opening Date for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred (the "Reference Period") would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds from the Indebtedness, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness so long as no Default or Event of Default has occurred and is continuing or would result therefrom (collectively, "Permitted Debt"):

(1)
the incurrence by Wynn Las Vegas and any of its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the sum of the face amount thereof and related unpaid reimbursement obligations) not to exceed an amount equal to (a) $1.0 billion less (b) the aggregate amount of all prepayments of principal Indebtedness that result in permanent reductions of the commitments under the Credit Agreement;

(2)
the incurrence by the Issuers, the Restricted Entities and their respective Restricted Subsidiaries of their respective obligations arising under the notes, the Credit Agreement, the FF&E Facility and, to the extent those obligations would represent Indebtedness, the Collateral Documents;

(3)
the incurrence by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant, under clauses (2) or (7) of this paragraph or under this clause (3);

(4)
the incurrence of intercompany Indebtedness (i) between or among Wynn Las Vegas and/or its Restricted Subsidiaries, (ii) between or among Valvino Lamore and Wynn Resorts Holdings, (iii) between or among the Wynn Group Entities and (iv) the incurrence by the Restricted Entities or any of their respective Restricted Subsidiaries of intercompany Indebtedness (to the extent that Wynn Las Vegas, any of its Restricted Subsidiaries, or, as the case may be, the applicable Restricted Entity, would be permitted to make loans giving rise to, or otherwise hold, such Indebtedness as a Restricted

  Payment under the covenant captioned "—Restricted Payments") owing to Wynn Las Vegas or any of its Restricted Subsidiaries, so long as:

  (a)
  if Wynn Las Vegas or any Guarantor is the obligor on the Indebtedness, the Indebtedness is expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Wynn Las Vegas, or its guarantee under the Guarantee and Collateral Agreement to which it is a party, in the case of a Guarantor, except that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured;

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Guarantor or Wynn Las Vegas or a Restricted Subsidiary thereof, and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Wynn Las Vegas nor a Restricted Subsidiary thereof nor any Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4); and

  (c)
  in the case of any Indebtedness incurred pursuant to clause (iv) above, such Indebtedness is permitted to be incurred as a Restricted Payment under the covenant captioned "—Restricted Payments," and, for purposes of such covenant, the obligee or payee on such Indebtedness shall be deemed to have a Restricted Payment on the date on which such Indebtedness is incurred in an amount equal to the principal amount of the Indebtedness incurred on such date (or, if less, the principal amount of such Indebtedness from time to time outstanding);

(5)
the incurrence by Wynn Las Vegas, the Restricted Entities or any of their respective Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

(6)
the incurrence by Wynn Las Vegas, the Restricted Entities or any of their respective Restricted Subsidiaries of Indebtedness solely in respect of performance, surety, appeal or similar bonds or standby letters of credit, so long as the aggregate amount of all such bonds and standby letters of credit is not greater than $20.0 million at any time outstanding;

(7)
the incurrence by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries of FF&E Financing or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, including the FF&E Facility in each case, incurred for the purpose of financing all or part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Project by Wynn Las Vegas or any of its Restricted Subsidiaries, so long as:

(a)
the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E or other assets purchased or leased with the proceeds thereof,

(b)
unless such Indebtedness is unsecured or is incurred under the FF&E Facility, as in effect of the date of the indenture, not less than 70% of the aggregate fair market value of the purchase or lease costs of such FF&E or other assets is paid with the proceeds of Indebtedness incurred under this clause (7), and

  (c)
  the aggregate principal amount of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, does not exceed an amount outstanding at any time equal to the greater of:

  (A)
  $188.5 million (or $198.5 million from and after the Aircraft Refinancing Date, so long as such additional $10.0 million of Indebtedness is used solely to repay Replacement Aircraft Indebtedness) less (i) the aggregate amount of all prepayments of principal made under the FF&E Facility, less (ii) permanent commitment reductions under the FF&E Facility resulting from the application of Asset Sale or Event of Loss proceeds, and

  (B)
  $100.0 million,

(8)
(i) the Guarantee by Wynn Las Vegas, any Restricted Entity or any of their Restricted Subsidiaries of Indebtedness of any other of Wynn Las Vegas and any of its Restricted Subsidiaries, (ii) the Guarantee by Valvino Lamore or Wynn Resorts Holdings of Indebtedness of Wynn Resorts Holdings or Valvino Lamore, or Wynn Las Vegas or any of its Restricted Subsidiaries, as the case may be, or (iii) the Guarantee by any Wynn Group Entity of Indebtedness of Wynn Las Vegas, any Restricted Entity, and any of their respective Restricted Subsidiaries, in each case, to the extent the Indebtedness to be Guaranteed is permitted to be incurred by such other entity by another provision of this covenant;

(9)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Wynn Resorts or any Restricted Entity permitted pursuant to the provisions of clause (6) of the covenant captioned "—Restricted Payments";

(10)
the incurrence or issuance by Wynn Las Vegas' Unrestricted Subsidiaries of Non-Recourse Debt, except that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary (but continues to be Indebtedness of a Subsidiary of Wynn Las Vegas), such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas that was not permitted by this clause (10);

(11)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness (so long as such Indebtedness is incurred under the Credit Agreement or through the issuance of additional notes under the indenture, or is unsecured Indebtedness) to be used to develop and construct an Entertainment Facility on land included in the Project (other than the Golf Course Land) in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed the lesser of (a) $50.0 million and (b) 200% of the Net New Equity Proceeds received by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the indenture and used to develop and construct such Entertainment Facility, excluding any Net New Equity Proceeds to the extent those proceeds are:

(a)
utilized as a basis for incurring Indebtedness pursuant to clause (12) below,

(b)
used to make Restricted Payments under clause (4)(b) of the second paragraph, or clause (2) or (3) of the third paragraph, of the covenant captioned "—Restricted Payments," or

(c)
used to make Permitted Investments of the type permitted by clause (5) of the definition of Permitted Investments;

(12)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness (so long as such Indebtedness is incurred under the Credit Agreement or the FF&E Facility or through the issuance of additional notes under the indenture, or is unsecured Indebtedness) in an aggregate principal amount (or initial accreted value, as applicable) at any time outstanding incurred pursuant to this clause (12), not to exceed $50.0 million, so long as Indebtedness incurred pursuant to this clause (12) prior to the Completion Date is matched dollar for dollar, by additional Net New Equity Proceeds received by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the indenture, excluding any Net New Equity Proceeds to the extent those proceeds are:

(a)
utilized as a basis for incurring Indebtedness pursuant to clause (11) above,

(b)
used to make Restricted Payments under clause (4)(b) of the second paragraph, or clause (2) or (3) of the third paragraph, of the covenant captioned "—Restricted Payments," or

(c)
used to make Permitted Investments of the type permitted by clause (5) of the definition of Permitted Investments;

(13)
the accretion or amortization of original issue discount and the write-up of Indebtedness in accordance with GAAP purchase accounting; and

(14)
the incurrence by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries on or prior to the Final Completion Date of Indebtedness represented by performance bonds, guaranties, trade letters of credit, bankers' acceptances or similar instruments issued by Person other than Wynn Resorts, any Restricted Entity or any of their respective Restricted Subsidiaries for the benefit of a trade creditor of any such Person, in an aggregate amount not to exceed $10.0 million at any time outstanding so long as:

(a)
such Indebtedness is incurred in the ordinary course of business; and

(b)
the obligations of Wynn Las Vegas, any Restricted Entity or the applicable Restricted Subsidiary, as the case may be, supported by such performance bonds, guaranties, trade letters of credit, bankers' acceptances or similar instruments (1) consist solely of payment obligations with respect to costs incurred in accordance with the Project Budget which would otherwise be permitted to be paid by the applicable entity pursuant to the Disbursement Agreement, (2) are secured, and (3) are secured solely by Liens permitted by clause (22) of the definition of "Permitted Liens."

        Neither Wynn Las Vegas nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or such Guarantor unless such Indebtedness is also contractually subordinated (except for the priority of Permitted Liens and except as otherwise contemplated by the Intercreditor Agreements) in right of payment to the notes, in the case of Wynn Las Vegas, or the Guarantee contained in its Guarantee and Collateral Agreement, in the case of a Guarantor on substantially identical terms. No Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

  Liens

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries of Wynn Las Vegas

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of Wynn Las Vegas' Restricted Subsidiaries to:

(1)
pay dividends or make any other distributions on its capital stock to Wynn Las Vegas, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Wynn Las Vegas;

(2)
make loans or advances to Wynn Las Vegas or any of its Restricted Subsidiaries; or

(3)
transfer any of its properties or assets to Wynn Las Vegas or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
the notes, the indenture or the Collateral Documents;

(2)
applicable law, including rules, regulations and orders issued by any Gaming Authority;

(3)
customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with practices that are customary in the gaming, lodging or entertainment industry;

(4)
the Credit Agreement and the FF&E Facility as in effect on the date of the indenture and any other Indebtedness permitted to be incurred by the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, so long as the applicable provisions of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or agreements governing other Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement and the FF&E Facility, in each case as in effect on the date of the indenture;

(5)
the acquisition of the capital stock of any Person, or property or assets of any Person by Wynn Las Vegas or any of its Restricted Subsidiaries, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to and are not spread to cover any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

(6)
purchase money obligations or Capital Lease Obligations for FF&E acquired under the FF&E Facility and other Indebtedness permitted under clause (7) of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity" that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the FF&E so acquired;

(7)
any agreement for the sale or other disposition of a Restricted Subsidiary permitted hereby that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)
Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens," securing Indebtedness otherwise permitted to be incurred under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," that limit the right of the debtor to dispose of the assets subject to such Liens; or

(9)
customary provisions with respect to the disposition or distribution of assets or property in partnership or joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        No Issuer or Guarantor may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Issuer or the Guarantor is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of (a) Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, taken as a whole, (b) Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, or (c) in the case of a Guarantor, that Guarantor, in one or more related transactions, to another Person, unless:

(1)
either (a) such Issuer or Guarantor is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer or Guarantor under the notes, the indenture, the Guarantees and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee; however, this clause (2) shall not apply to any merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets of a Guarantor with, into or to Wynn Las Vegas, so long as, in the case of any consolidation or merger, Wynn Las Vegas is the survivor of such consolidation or merger;

(3)
immediately after such transaction, no Default or Event of Default exists;

(4)
such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective at no material cost prior to or simultaneously with such loss, suspension or material impairment;

(5)
such Issuer or Guarantor or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer or Guarantor immediately preceding the transaction (excluding the effect of the related professional fees, commissions, sales and other taxes, and other transactional costs that would otherwise reduce Consolidated Net Worth);

(6)
(i) in the case of a consolidation or merger of such Issuer, such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, or (ii) in the case of a consolidation or merger of a Guarantor that is a Restricted Subsidiary of Wynn Las Vegas or the sale, assignment, transfer, conveyance or other disposition of the property or assets of such Guarantor, the Issuers will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," and

(7)
such transaction, at the time it is undertaken, would not require any holder or beneficial owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

        Notwithstanding the foregoing, a Guarantor may consolidate or merge with or into another Guarantor, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to another Guarantor, so long as (1) the conditions in clauses (3), (4) and (7) of the preceding paragraph are satisfied, and (2) such Guarantor or the Person formed by or surviving any such consolidation or merger, or the Guarantor to which such sale, assignment, transfer, conveyance or other disposition shall have been made, as the case may be, is Solvent.

        In addition, no Issuer or Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets (excluding any sale, assignment, transfer, conveyance or disposition of assets that would otherwise be subject to this covenant from a Person that is a Guarantor to a Person, other than Wynn Las Vegas, that is not a Guarantor):

(1)
to Wynn Las Vegas and/or its Restricted Subsidiaries,

(2)
between Wynn Resorts Holdings and Valvino Lamore, excluding a transfer of any or all of the Golf Course Land, unless such Golf Course Land is then a Released Asset,

(3)
by (i) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity, that, in each case, is not a Guarantor to (ii) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity that, in each case, is a Guarantor, or

(4)
by any Wynn Group Entity to any Restricted Entity.

        For purposes of this covenant, a sale of properties or assets by a Guarantor shall not constitute a sale of "substantially all of the properties or assets" of that Guarantor if, following that sale, the Guarantor owns or holds (1) any of the Water Rights for the Project (excluding Water Rights that are then Released Assets) or (2) any of the Phase II Land or the Golf Course Land, (excluding any such land that is then a Released Asset).

        Notwithstanding the foregoing, Wynn Las Vegas and each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.

  Designation of Restricted and Unrestricted Subsidiaries

        The board of directors of Wynn Las Vegas may designate any Restricted Subsidiary, other than Wynn Capital, to be an Unrestricted Subsidiary of Wynn Las Vegas if that designation would not cause a Default or an Event of Default. If a Restricted Subsidiary of Wynn Las Vegas is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Wynn Las Vegas and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Wynn Las Vegas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of Wynn Las Vegas otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of Wynn Las Vegas may redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas if the redesignation would not cause a Default or an Event of Default.

        None of the Restricted Entities and their Subsidiaries (other than Wynn Las Vegas and its Subsidiaries and Desert Inn Water Company) is permitted to have Unrestricted Subsidiaries. As a result, all future Subsidiaries of the Restricted Entities (other than Wynn Las Vegas and its Subsidiaries and Desert Inn Improvement Co.) will be Restricted Subsidiaries and subject to the restrictive covenants contained in the indenture.

  Transactions with Affiliates

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") unless:

(1)
the Affiliate Transaction is on terms that are no less favorable to the relevant entity than those that would have been obtained in a comparable transaction by such entity with an unrelated Person;

(2)
Wynn Las Vegas or the applicable Restricted Entity or Restricted Subsidiary, as the case may be delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the board of directors of the applicable entity set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Independent Directors of the applicable entity; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million (or $25.0 million, with respect to Qualified Intercompany Agreements), an opinion as to the fairness to the applicable entity of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing prior to the consummation of such Affiliate Transaction; and

(3)
in the case of any Affiliate Transaction involving the use of the Existing Aircraft or the Replacement Aircraft (in each case, if such aircraft is owned by Wynn Las Vegas, any Restricted Entity or any Restricted Subsidiary) for any purpose not reasonably related to the Project or the Permitted Businesses of Wynn Las Vegas or the applicable Restricted Entity or Restricted Subsidiary relating to or in connection with the Project, Wynn Las Vegas or the applicable Restricted Entity or Restricted Subsidiary, as the case may be, is reimbursed promptly for actual costs and expenses incurred by such Person in connection with such use.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
the Wynn Employment Agreement or any other employment agreement entered into by Wynn Las Vegas, any Restricted Entity or any of their Restricted Subsidiaries with any Person (other than the Principal) in the ordinary course of business on terms customary in the applicable Permitted Business in which it operates;

(2)
the payment of reasonable directors' fees to directors of Wynn Resorts, Wynn Capital or any Guarantor, and customary indemnification and insurance arrangements in favor of such directors, in each case in the ordinary course of business;

(3)
transactions:

(a)
between or among Wynn Las Vegas and/or its Restricted Subsidiaries,

(b)
between Valvino Lamore and Wynn Resorts Holdings, other than any transaction involving a transfer of any or all of the Golf Course Land to Valvino Lamore, unless such Golf Course Land is then a Released Asset, or

(c)
between or among any of the Wynn Group Entities, or by any Wynn Group Entity as a contribution to Wynn Las Vegas, any Restricted Entity or any of their Restricted Subsidiaries,

(4)
the Water Rights Transfer,

(5)
Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

(6)
subleases by Wynn Las Vegas to one or more of its Affiliates of space at the building located on the Phase II Land at below market rent, to the extent permitted under the Collateral Documents;

(7)
leases by Wynn Las Vegas to one or more of its Affiliates of space at the Project, at below market rent, for the development and operation of a Ferrari and Maserati automobile dealership pursuant to the Dealership Lease Agreement, to the extent permitted under the Collateral Documents; and

(8)
the Affiliate Agreements, in each case as in effect on the date of the indenture or as amended, modified or supplemented as permitted under the covenant captioned "—Amendments to Certain Agreements."

  Construction

        Wynn Las Vegas and the Restricted Entities will, and will cause each of their respective Restricted Subsidiaries to, construct the Project, including the furnishing, fixturing and equipping of the Project, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications.

  Limitations on Use of Proceeds

        Wynn Las Vegas will deposit all of the net proceeds of the offering of the notes into the Secured Account. The funds in the Secured Account will be invested solely in Permitted Securities. All funds in the Secured Account will be disbursed only in accordance with the Secured Account Agreement and the Disbursement Agreement.

  Limitation on Status as Investment Company

        The Issuers and Guarantors will not be or become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

  Sale and Leaseback Transactions

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any sale and leaseback transaction (except with respect to the FF&E Collateral or the Aircraft Assets so long as, and to the extent that, such FF&E Collateral or Aircraft Assets, as the case may be, are not Collateral), unless:

(1)
Wynn Las Vegas could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Additional Indebtedness and Issuance of Preferred Equity" and (b) incurred a Lien to secure Indebtedness in an amount equal to the Attributable Debt pursuant to the covenant described above under the caption "—Liens";

(2)
the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the board of directors of Wynn Las Vegas, that Restricted Entity or that Restricted Subsidiary, as the case may be, and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)
the transfer of assets in that sale and leaseback transaction is permitted by, and Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Line of Business

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, engage in any business or investment activities other than the Permitted Business. Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Subsidiaries to, conduct a Permitted Business in any gaming jurisdiction in which such entity is not licensed on the date of the indenture if the holders of the notes would be required to be licensed as a result thereof, except that this sentence will not prohibit any entity from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders of notes, but reserves the discretionary right to require the licensing or qualification of any holders of notes.

  Limitation on Development of Phase II Land

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Subsidiaries to, at any time prior to the date on which the security interests in the Phase II Land are released in accordance with the covenant captioned "—Release of Security Interests":

(1)
develop or improve in any material respect or at any material cost the Phase II Land or construct any improvements or any building on the Phase II Land, including any excavation or site work on the Phase II Land,

(2)
enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the noteholders' security interests in the Phase II Land), or

(3)
incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Phase II Land or any building on the Phase II Land.

        Notwithstanding anything herein or above, Wynn Las Vegas, the Restricted Entities and their respective subsidiaries may:

(1)
excavate, refurbish, improve or otherwise develop the Phase II Land as contemplated in the Plans and Specifications and the Project Budget,

(2)
maintain and repair the Phase II Land and the improvements thereon,

(3)
remodel or reconfigure the improvements on the Phase II Land to provide for an employment center, office space and associated amenities, gallery space or design support for the Project,

(4)
use or operate the Phase II Land, including the improvements thereon, for the temporary operation of a full-service Ferrari and Maserati automobile dealership,

(5)
design, develop, construct, own and operate the Entertainment Facility and associated amenities on the Phase II Land,

(6)
in the event of loss or damage to the Phase II Land or the improvements thereon, rebuild or repair the Phase II Land and the improvements thereon to the extent permitted by the provisions described above under the caption "Repurchase at the Option of the Holders—Events of Loss," or

(7)
undertake Government Transfers and have Permitted Liens of the type described in clause (12) of the definition of "Permitted Liens."

  Limitation on Development of Golf Course Land

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Subsidiaries to, at any time prior to the date on which the security interests in all of the Golf Course Land are released in accordance with the covenant entitled "—Release of Security Interests":

(1)
develop or improve in any material respect or at any material cost the Golf Course Land or construct any improvements or any building on the Golf Course Land, including any excavation or site work on the Golf Course Land,

(2)
enter into any contract or agreement for such construction, development or improvement or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the noteholders' security interests in the Golf Course Land), or

(3)
incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Golf Course Land.

        Notwithstanding anything herein or above, Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries may:

(1)
develop and construct the 18-hole championship golf course as contemplated by the Golf Course Lease and the Plans and Specifications prior to the Final Completion Date,

(2)
maintain or repair such golf course on the Golf Course Land,

(3)
make improvements to such golf course that enhance its use as a golf course for the benefit of the Project,

(4)
reconfigure certain portions of the golf course in connection with the release of portions of the Golf Course Land in accordance with the provisions set forth under "Security Interests—Release of Golf Course Land and Phase II Land —Release of Portions of Golf Course Land" and "—Release of Homesite Acreage,"

(5)
in the event of loss or damage to the Phase II Land or the improvements thereon, rebuild or repair the Phase II Land and the improvements thereon to the extent permitted by the provisions described above under the caption "Repurchase at the Option of the Holders—Events of Loss,"

(6)
construct, develop or improve the Golf Course Land for the purpose of constructing the Project as contemplated by the Plans and Specifications or the Disbursement Agreement,

(7)
undertake Government Transfers, and

(8)
have Permitted Liens of the type described in clause (12) of the definition of Permitted Liens.

  Restrictions on Payments of Management Fees

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

(1)
pay Management Fees:

(a)
to the extent such payment would cause the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the most recently ended four full fiscal quarters of Wynn Las Vegas for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid to be greater than 3.5 to 1.0 (calculated on a pro forma basis, giving effect to the payment of the Management Fees proposed to be paid and any indebtedness proposed to be incurred to finance the payment of such Management Fees); or

(b)
if at the time of payment of such Management Fees, a Default or an Event of Default has occurred and is continuing or will occur as a result thereof; or

(2)
prepay any Management Fees.

        Any Management Fees not permitted to be paid during a particular 12-month period pursuant to this covenant will be deferred and will accrue. Such accrued and unpaid Management Fees may be paid in any subsequent 12-month period to the extent such payment would be permitted under this covenant and the Management Fees Subordination Agreement.

        Under the Management Fees Subordination Agreement, the right to receive payment of the Management Fees will be subordinated in right of payment to the right of the holders of notes to receive payments pursuant to the notes and the Guarantees. Under this agreement, Management Fees will be payable semi-annually in arrears on the tenth Business Day following the date on which interest payments are payable on the notes. Management Fees may be paid only if, among other things, the interest payable on the notes through the applicable interest payment date and the interest payable on the loans under the Credit Agreement through such interest payment date has been paid in full.

  Advances to Guarantors

        All advances to Guarantors made by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries after the date of the indenture will be unsecured, will be evidenced by intercompany notes and will be pledged pursuant to the Collateral Documents. Each intercompany note will be payable upon demand and will bear interest at then current fair market interests rates.

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

        The Restricted Entities will cause each of their respective Restricted Subsidiaries to be Wholly Owned Subsidiaries of the Restricted Entities. The Issuers will cause each of their respective Restricted Subsidiaries to be Wholly Owned Subsidiaries of the Issuers.

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any of their respective Wholly Owned Restricted Subsidiaries or any Restricted Entity to any Person (other than Wynn Las Vegas, a Restricted Entity, or any of

Wynn Las Vegas' or any Restricted Entity's Wholly Owned Subsidiaries that is a Guarantor), unless:

(1)
such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such entity; and

(2)
the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        In addition, Wynn Las Vegas and the Restricted Entities (other than Valvino Lamore) will not, and will not permit any of their respective Restricted Subsidiaries to, issue any of their respective Equity Interests (other than, if necessary, shares of their respective capital stock constituting directors' qualifying shares) to any Person other than to Wynn Las Vegas, a Restricted Entity or any of their respective Wholly Owned Restricted Subsidiaries that is a Guarantor.

  Limitations on Issuances of Guarantees of, or Security Interests to Secure, Indebtedness

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Guarantee or pledge any assets to secure the payment and/or performance of any Indebtedness of Wynn Resorts unless (1) such Guarantee or pledge is otherwise permitted under the covenants captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity" and "—Liens" and (2) each applicable entity simultaneously executes and delivers:

(1)
to the extent not previously provided, a Guarantee of the payment of the notes by such entity, which Guarantee will be senior to or pari passu with such entity's Guarantee of such other Indebtedness; and

(2)
such Collateral Documents, if any, as shall be necessary to grant a security interest securing the notes in favor of the trustee in the assets in which such entity has granted a security interest to secure the payment and/or performance of such other Indebtedness, which security interest will be senior to or pari passu with the security interest granted by such entity to secure such other Indebtedness.

        Notwithstanding the preceding paragraph, any Guarantee of the notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Guarantees—Release of Guarantees."

  Amendments to Certain Agreements

        On or prior to the Final Completion Date, except as contemplated by the Disbursement Agreement, Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement, the Construction Contract, the Construction Contract Guarantee, the Design/Build Contract, the Golf Course Construction Contract, the Golf Course Design Services Agreement or any Payment and Performance Bond, in each case if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would (1) have a material adverse affect on the ability of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted

Subsidiaries to develop, construct or operate the Project or (2) cause the Completion Date to occur or result in that date occurring after the Outside Completion Deadline.

        Following the Final Completion Date, Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would:

(1)
increase the amounts payable to Persons other than Wynn Las Vegas and its Restricted Subsidiaries thereunder by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries,

(2)
change the dates on which such amounts are to be paid to dates earlier than those set forth in such agreement, as in effect on the date of the indenture,

(3)
reduce the services provided thereunder to Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries unless accompanied by a corresponding decrease in the amounts payable by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries thereunder,

(4)
materially impair the rights or remedies of the holders of the notes thereunder or under the indenture or the Collateral Documents, or

(5)
materially impair the development, use or operation of the Project.

  Amendments to Limited Liability Company Agreements and Charter Documents

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to:

(1)
dissolve,

(2)
with respect to any entity that is a limited liability company, amend, modify or otherwise change, its limited liability company agreement or other charter documents, or otherwise permit any such agreement or document, to provide that the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member of that limited liability company or any other event affecting a member of that limited liability company either terminates the status of that Person as a member of the limited liability company or causes the limited liability company to be dissolved or its affairs wound up, or

(3)
amend, modify or otherwise change the provisions of Article VII of its limited liability company agreement relating to conduct, or any comparable provisions contained in its other charter documents, or fail to include provisions corresponding to those contained in Article VII of the limited liability company agreement of Valvino Lamore, as in effect on the date of the indenture, in the limited liability company agreement or other applicable charter documents of any future Restricted Subsidiary.

  Insurance

        Wynn Las Vegas and the Restricted Entities will, and will cause their respective Restricted Subsidiaries to, maintain insurance with reputable and financially sound carriers against such risks and in such amounts as are customarily carried by similarly situated businesses, including, without limitation, property and casualty insurance, so long as such insurance coverage (including deductibles, retentions and self-insurance amounts) at all times complies with the insurance coverage required under the Disbursement Agreement.

  Additional Collateral; Formation or Acquisition of Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion

        Concurrently with (1) the formation or acquisition of any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity that, in either case, becomes or is required under the Credit Agreement to become a Guarantor of any of the obligations under the Credit Agreement, (2) the designation of an Unrestricted Subsidiary of Wynn Las Vegas as a Restricted Subsidiary, or (3) the reorganization by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries as a subchapter "C" corporation in a Permitted C-Corp. Conversion, Wynn Las Vegas and the Restricted Entities shall, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreements:

(1)
(a)     cause such Restricted Subsidiary or subchapter "C" corporation (if such subchapter "C" corporation is not an Issuer) to guarantee all obligations of the Issuers under the indenture and the notes by executing and delivering to the trustee an assumption agreement in the form of Annex 1 to the applicable Guarantee and Collateral Agreement; or

(b)
if such subchapter "C" corporation is an Issuer, cause such subchapter "C" corporation to execute and deliver to the trustee (i) a supplemental indenture, (ii) an assumption agreement unconditionally and irrevocably assuming all of the right, title and interest of the Issuer that was so reorganized as a subchapter "C" corporation in, to and under the indenture and the notes, and (iii) replacement notes for the notes previously issued by the Issuer that was so reorganized as a subchapter "C" corporation to be issued to the holders upon request and the concurrent return by such holders of the notes previously issued to them by the Issuer that was so reorganized as a "C" corporation;

(2)
cause such Restricted Subsidiary or subchapter "C" corporation to execute and deliver to the trustee, (a) an assumption agreement in the form of Annex 1 to the applicable Guarantee and Collateral Agreement (under which such Restricted Subsidiary or subchapter "C" corporation will grant a security interest to the trustee in those of its assets described in the Guarantee and Collateral Agreement), and (b) such Uniform Commercial Code financing statements as are necessary to perfect the trustee's security interest in such assets;

(3)
in the event such Restricted Subsidiary or subchapter "C" corporation owns real property that (i) is contiguous to any real property included in the Collateral (other than a Golf Course Home) or (ii) has a fair market value in excess of $5.0 million in the aggregate or $2.5 million individually, cause such Restricted Subsidiary or subchapter "C" corporation to execute and deliver to the trustee:

(a)
a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary or subchapter "C" corporation will grant a security interest to the trustee in such real property and any related fixtures);

(b)
in the case of any such Restricted Subsidiary, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

  (c)
  in the case of any such subchapter "C" corporation, an agreement executed and delivered by the title company that issued the title and extended coverage insurance covering the real property owned by such subchapter "C" corporation naming such subchapter "C" corporation as an additional insured under such insurance;

(4)
promptly pledge, or cause to be pledged, to the trustee (i) all of the outstanding capital stock of such entity or subchapter "C" corporation owned by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries and (ii) all of the outstanding capital stock owned by such Restricted Subsidiary or subchapter "C" corporation, to secure Wynn Las Vegas' obligations under the indenture and the notes or such Restricted Subsidiary's Guarantee obligations under the applicable Collateral and Security Agreement, as the case may be;

(5)
promptly take, and cause such Restricted Subsidiary or subchapter "C" corporation and each other Restricted Subsidiary to take all action necessary or, in the opinion of the trustee, desirable to perfect and protect the security interests intended to be created by the Collateral Documents, as modified under this paragraph; and

(6)
promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

  Additional Collateral; Acquisition of Assets or Property

        Concurrently with the acquisition by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries of any assets or property (other than a Subsidiary of either Wynn Las Vegas or any Restricted Entity), to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreements, Wynn Las Vegas and the Restricted Entities will, and will cause their respective Restricted Subsidiaries to, cause the applicable entity to:

(1)
in the case of the acquisition of personal property with an aggregate fair market value in excess of $50,000 (other than FF&E Collateral and Aircraft Assets) for all such acquired personal property, execute and deliver to the trustee such Uniform Commercial Code financing statements, if any, as are necessary or, in the opinion of the trustee, desirable to perfect and protect the trustee's security interest in such assets or property;

(2)
in the case of the acquisition of real property, that (i) is contiguous to any real property included in the Collateral (other than a Golf Course Home) or (ii) has a fair market value in excess of $5.0 million in the aggregate or $2.5 million individually, execute and deliver to the trustee:

(a)
a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary will grant a security interest to the trustee in such real property and any related fixtures), and

(b)
title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3)
in the case of the acquisition of personal property (other than personal property in which the trustee has a perfected security interest (subject only to Permitted Liens)) or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

  Further Assurances

        Wynn Las Vegas and the Restricted Entities will, and will cause their respective Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1)
carry out more effectively the purposes of the Collateral Documents;

(2)
create, grant, perfect and maintain the validity, effectiveness, perfection and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3)
ensure that any of the rights granted or intended to be granted to the trustee or any holder under the Collateral Documents or under any other instrument executed in connection therewith or granted to Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries under the Collateral Documents or under any other instrument executed in connection therewith are protected and enforced.

        Upon the exercise by the trustee or any holder of any power, right, privilege or remedy under the indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including the Nevada PUC or any Gaming Authority), Wynn Las Vegas and the Restricted Entities will, and will cause their respective Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts, Wynn Las Vegas, any Restricted Entity or any of Wynn Las Vegas' or any Restricted Entity's Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

  Nevada PUC Approvals

        Wynn Las Vegas and the Restricted Entities will, and will cause each of their respective Restricted Subsidiaries and Desert Inn Improvement Co. to:

(1)
use their commercially reasonable efforts to amend the DIIC Casino Water Permit in accordance with all applicable requirements of law so that the designated place of use for water available for draw under such permit includes the Le Rêve casino's water features to the extent such water is necessary to operate the Le Rêve casino water features as contemplated on the date of the indenture,

(2)
use their commercially reasonable efforts to amend the DIIC Watch Permits (other than the DIIC Casino Watch Permit, if necessary) in accordance with all applicable requirements of law so that the designated place of use for water available for draw under such permits includes the golf course land;

(3)
use their commercially reasonable efforts to effect the DIIC Water Transfer;

(4)
unless the DIIC Water Transfer is effected prior thereto, use their commercially reasonable efforts to obtain the approval of the Nevada PUC to the execution and delivery to the trustee of a mortgage securing the notes and covering the Water Utility Land and the DIIC Water Permits, substantially in the form of the Deeds of Trust executed and delivered on the date of the indenture, to be entered into by Desert Inn Improvement Co. in favor of the trustee for the benefit of the Holders, subject to any limitations imposed by the Nevada PUC;

(5)
upon obtaining such approval, execute and deliver such mortgage; and

(6)
upon effectuating the DIIC Water Transfer or executing the mortgage order clause (4) of this covenant, take such other actions as may be reasonably required from time to time to create, grant, perfect and maintain the validity, effectiveness, perfection and priority of the trustee's security interest in the assets and property transferred pursuant to the DIIC Water Transfer or clause (4) of this covenant, subject to any limitations imposed by the Nevada PUC,

  Payments for Consent

        Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts

        Under the terms of the Wynn Resorts Agreement, Wynn Resorts will agree that it will not:

(1)
incur Indebtedness in excess of $10.0 million in the aggregate (other than Project Related Indebtedness, Gaming Redemption Indebtedness or Replacement Aircraft Indebtedness) or guarantee the Indebtedness of any of its Affiliates (other than a guarantee of the Floor Plan Financing or Replacement Aircraft Indebtedness), unless:

(a)
Wynn Resorts concurrently becomes the Parent Guarantor of the notes, and

(b)
Wynn Resorts' Parent Guarantee of the notes ranks senior to or is pari passu with the obligations of Wynn Resorts under the Indebtedness or the guarantee by Wynn Resorts of the Affiliate's Indebtedness, or

(2)
grant any security interests in any of its assets or properties (other than a security interest in favor of the trustee for the benefit of the noteholders and security interests granted in Excluded Project Assets or assets or properties that individually and in the aggregate have a fair market value of less than $10.0 million) in favor of any Person to secure (i) any Indebtedness of any of its Affiliates, (ii) any Guarantee by Wynn Resorts of Indebtedness of any of its Affiliates, or (iii) any Indebtedness incurred by Wynn Resorts, unless:

(a)
Wynn Resorts concurrently grants a security interest in those assets or properties in favor of the trustee to secure the guarantee given by Wynn Resorts under clause (1) above or, if no such guarantee has been given, to secure the notes, and

(b)
the security interest described in clause (a) above ranks senior to or is pari passu with the security interest granted by Wynn Resorts in respect of its Indebtedness, the Affiliate's Indebtedness or its guarantee of the Affiliate's Indebtedness, as the case may be.

        However, the restrictions contained in clauses (1) and (2) of the immediately preceding paragraph will cease to apply to Wynn Resorts and any Parent Guarantee or Parent Security Agreement will be automatically released, at such time as either:

(1)
(a)     the Completion Date has occurred,

  (b)
  no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release,

  (c)
  both immediately prior to such release and after giving pro forma effect to such release (as if, for purposes of calculating the Consolidated Leverage Ratio, such release had been made at the beginning of the applicable four-quarter period):

  (i)
  the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the period of four consecutive fiscal quarters of Wynn Las Vegas ending immediately prior to the release date is 3.0 to 1.0 or less, and

  (ii)
  the senior secured long-term Indebtedness under the Credit Agreement is rated BB+ or higher by S&P and Ba1 or higher by Moody's,

  (d)
  the lenders under the Credit Agreement concurrently release the Guarantee and/or security interests granted by Wynn Resorts in their favor, and

  (e)
  Wynn Resorts delivers an officers' certificate (including supporting calculations in reasonable detail) to the trustee confirming that the conditions in (a), (b), (c) and (d) of this clause (1) have been satisfied, or

(2)
(a)     no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release,

(b)
both the lenders under the Credit Agreement and the Person whose Indebtedness Wynn Resorts guaranteed or granted security interest to secure (thereby triggering Wynn Resorts' obligations to enter into the Parent Guarantee or the Parent Security Agreement, as applicable, pursuant to the covenant captioned "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts") concurrently release the guarantee or security interests, as applicable, granted by Wynn Resorts in their favor, and

(c)
Wynn Resorts delivers an officers' certificate to the trustee confirming that the conditions in (a) and (b) of this clause (2) have been satisfied.

        In addition, under the terms of the Wynn Resorts Agreement, Wynn Resorts will agree that it will not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of the Wynn Put Agreement, if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would:

(1)
have a material adverse affect on the ability of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries to develop, construct or operate the Project,

(2)
cause the Completion Date to occur or result in that date occurring after the Outside Completion Deadline,

(3)
materially impair the rights or remedies of the holders of the notes under the indenture or the Collateral Documents, or

(4)
materially impair the development, use or operation of the Project.

        Notwithstanding the provisions of this covenant, in no event shall Wynn Resorts be required, by reason of granting the Parent Guarantee or any security interest pursuant to this covenant, to become a Restricted Entity.

  Restrictions on Activities of Wynn Capital

        Wynn Capital will not hold any material assets, hold any Equity Securities, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Wynn Capital may be a co-obligor with respect to Indebtedness if Wynn Las Vegas is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Wynn Las Vegas or one or more of Wynn Las Vegas' Wholly Owned Restricted Subsidiaries other than Wynn Capital.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Issuers will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

(1)
all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if each of (a) Wynn Las Vegas and (b) the Restricted Entities were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Wynn Las Vegas' and the Restricted Entities' certified independent accountants; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if each of (a) Wynn Las Vegas and (b) the Restricted Entities was required to file such reports.

        If Wynn Las Vegas has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Wynn Las Vegas and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Wynn Las Vegas.

Events of Default and Remedies

        Each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on the notes;

(2)
default in payment when due of the principal of, or premium, if any, on the notes;

(3)
failure by Wynn Capital, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries:

(a)
to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," or "—Repurchase at the Option of Holders—Events of Loss," or

(b)
to comply with the provisions described under "Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," or "—Certain Covenants—Merger, Consolidation or Sale of Assets;

(4)
failure by Wynn Capital, any Restricted Entity or any of their respective Restricted Subsidiaries for 60 days after receipt of written notice from the trustee to comply with any of the other agreements in the indenture not set forth in clause (3) above, or failure by Wynn Resorts for 60 days after receipt of written notice from the trustee to comply with the provisions of the Wynn Resorts Agreement or, if applicable, any Parent Security Agreement;

(5)
the occurrence of any "event of default" under the Disbursement Agreement;

(6)
failure by Wynn Capital, any Restricted Entity or any of their respective Restricted Subsidiaries, the Completion Guarantor or any other party thereto (other than the trustee or any representative of the lenders under the Credit Agreement or other lenders party thereto) for 60 days after receipt of written notice from the trustee to comply with any of its agreements, as applicable, in any Collateral Document;

(7)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by any such Person) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(8)
failure by Wynn Capital, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $10.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(9)
any of the Collateral Documents shall cease, for any reason (other than pursuant to their terms), to be in full force and effect, or Wynn Capital, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries or any Affiliate of any such Person or any Person acting on behalf of any such Person, shall so assert as to any of such Person's properties or assets, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created by the Collateral Documents;

(10)
any representation or warranty made or deemed made by Wynn Capital, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, except that the inaccuracy of any representation or warranty contained only in the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such inaccuracy constitutes a Disbursement Agreement Event of Default;

(11)
except as expressly provided therein, the Completion Guarantee, the Construction Contract Guarantee, any Guarantee issued by a Restricted Entity, a Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or the Parent Guarantee, if any, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Completion Guarantor, any Restricted Entity, any Restricted Subsidiary, or the Parent Guarantor, if any, or any Person acting on behalf of any such Person, shall deny or disaffirm its obligations under its Guarantee or, as the case may be, its Parent Guarantee;

(12)
certain events of bankruptcy or insolvency described in the indenture with respect to (a) either Issuer, (b) any Significant Restricted Entity, (c) any group of Restricted Entities that, taken together, would constitute a Significant Restricted Entity, (d) any Significant Restricted Subsidiary of Wynn Las Vegas or (e) any group of Restricted Subsidiaries of Wynn Las Vegas that, taken together, would constitute a Significant Restricted Subsidiary of Wynn Las Vegas;

(13)
the Project has not achieved Completion on or before the Outside Completion Deadline;

(14)
after the Opening Date, revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any Gaming Facility for a period of more than 90 consecutive days; or

(15)
if Wynn Las Vegas ever fails to own 100% of the issued and outstanding Equity Interests of Wynn Capital.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, any Significant Restricted Entity, any group of Restricted Entities that, taken together, would constitute a Significant Restricted Entity, any Significant Restricted Subsidiary of Wynn Las Vegas, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary of Wynn Las Vegas, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture, the Intercreditor Agreements and in the other Collateral Documents. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or premium, if any.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, any Guarantor or any of their respective Subsidiaries with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of

the notes. If an Event of Default occurs prior to                          , 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, any Guarantor or any of their respective Subsidiaries with the intention of avoiding the prohibition on redemption of the notes prior to                          , 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

  Remedies upon Default Under the Notes

        Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the Collateral if an Event of Default has occurred and is continuing. A foreclosure against the Collateral will be subject to certain notice and other procedural limitations under Gaming Laws and laws applicable to secured creditors generally, and to the provisions of the Intercreditor Agreements.

  Enforcement of Collateral Documents

        Generally, if an Event of Default occurs, subject to the provisions of the Intercreditor Agreements, the trustee, acting on behalf of the holders, can enforce its rights and remedies under the indenture and the Collateral Documents. These remedies include (1) commencing a judicial proceeding to seek monetary judgments against either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, and any Guarantor, (2) foreclosing on and selling the Collateral covered by the Deeds of Trust, and perfected Liens on personal property Collateral, and (3) enforcing the assignments of rents and leases. However, legal and procedural restrictions may impair the exercise by the trustee of its rights and remedies. See "—Gaming Law Limitations on Foreclosure," "—Bankruptcy Limitations on Foreclosure" and "—Nevada Public Utility Commission Limitations on Foreclosure."

  Rights in the Pledged Collateral

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture, the Intercreditor Agreements and the other Collateral Documents, Wynn Las Vegas and each Guarantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by that entity and to exercise any voting and other consensual rights pertaining to the Collateral pledged by that entity. Upon the occurrence and during the continuance of an Event of Default and, subject to the terms of the Collateral Documents and the limitations in the Intercreditor Agreements and the exercise by the trustee of its rights under the Collateral Documents:

(1)
upon receipt by the affected entity of notice from the trustee so stating, all rights of such entity to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

(2)
all rights of the entity to receive all cash dividends, interest and other payments made upon, or with respect to, the Collateral will cease and such cash dividends, interest and other payments will be paid to the trustee; and

(3)
subject to applicable law, including procedural restraints imposed on sales of collateral by secured creditors generally, the trustee may sell the Collateral or any part thereof in accordance with the terms of the indenture, the Intercreditor Agreements and the other Collateral Documents.

        Nothing contained in this paragraph shall be deemed to restrict the ability of Wynn Las Vegas to make the Restricted Payments permitted to be made during the occurrence of an Event of Default under the covenant captioned "Certain Covenants—Restricted Payments."

  Intercreditor Agreements

        The Intercreditor Agreements may prevent timely payment on the notes if a default has occurred.

        Under the intercreditor agreement between the trustee and the agent under the Credit Agreement, until the debt under the Credit Agreement has been repaid in full, the lenders under the Credit Agreement will have the exclusive right to exercise remedies against the Collateral and to determine the circumstances and manner in which the Collateral may be disposed, subject to the rights of the lenders under the FF&E Facility with respect to the FF&E Collateral. Similarly, until the debt under the FF&E Facility has been repaid in full, the lenders under the FF&E Facility will have the exclusive right to sell the FF&E Collateral or exercise other remedies against the FF&E Collateral.

  Gaming Law Limitations on Granting of Security Interests

        The ability of Wynn Las Vegas or any Guarantor to grant security interests in the Collateral is limited by Nevada gaming laws. Under Nevada gaming laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license.

  Gaming Law Limitations on Foreclosure

        The trustee's ability to foreclose upon the Collateral will be limited by Nevada gaming laws. These laws require that persons who own or operate a casino or own or lease gambling equipment or gambling supplies hold a gaming license. No person can hold a gaming license in Nevada unless the person is found qualified or suitable by the Nevada Gaming Authorities. During any foreclosure proceeding, the trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court to take possession of the Collateral. The receiver may be required to obtain the approval of the Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the trustee acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the holders of the notes would not share in the profits or losses of gaming operations. In addition, if the trustee acquires and operates the Collateral, the trustee and the holders of the notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada gaming laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—Bankruptcy laws may significantly impair your creditors' rights to repossess and dispose of collateral securing the second mortgage notes," "—In the event that a bankruptcy court orders the substantive consolidation of Wynn Las Vegas and Wynn Capital with certain affiliated parties, payments on the second mortgage notes could be delayed or reduced" and "—Contract rights under agreements serving as collateral for the second mortgage notes may be rejected in bankruptcy."

  Bankruptcy Limitations on Foreclosure

        The right of the trustee to repossess and dispose of Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under those laws were to be commenced by or against Wynn Resorts or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

        In addition, the Bankruptcy Code permits a debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the bankruptcy court, cash payments or the granting of replacement liens or additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee's security interest in the Collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders may not have any consent rights with respect to the use of those funds by Wynn Resorts or any of its Subsidiaries during the pendency of the proceeding.

        In view of these considerations, we cannot predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral.

  Public Utilities Commission of Nevada Limitations on Foreclosure

        Nevada Revised Statutes 704.668 prohibits small water utilities such as Desert Inn Improvement Co. from selling or otherwise disposing of water rights without the prior approval of the Nevada PUC. In a separate subsection of the statute, prior Nevada PUC approval is also required in order for a small water utility to encumber its water rights by way of mortgage, deed of trust, security agreement or otherwise. Desert Inn Improvement Co. will seek Nevada PUC approval to encumber the water rights held by it. See "Certain Covenants—Nevada PUC Approvals." The Nevada PUC may also require a prior application if a sale or transfer were to occur by way of a foreclosure, since such an event would result in the water rights being taken out of the total control of the utility.

  Real Property Collateral

        Before pursuing any foreclosures or otherwise executing on any of the Collateral, the trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If a creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the security interest granted by the deed of trust would be released and discharged. This Nevada law is referred to as the "one action" rule.

        Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property's value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, known as CERCLA, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

        Under CERCLA, a person "who, without participating in the management of a... facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor's operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain "safe harbors" for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

        The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

No Personal Liability of Directors, Officers, Employees and Equity Holders

        No director, officer, employee, incorporator, organizer, equity holder or member of either Issuer, any Restricted Entity, any of the Restricted Subsidiaries of Wynn Las Vegas or any Restricted Entity, or any Guarantor, as such, shall have any liability for any obligations of either Issuer, any Restricted Entity, any such Restricted Subsidiary or any Guarantor under the notes, the indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes, all of the obligations of the Guarantors discharged with respect to their Guarantees and all obligations of the Issuers and the

Guarantors discharged with respect to the Collateral Documents ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2)
the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Restricted Entities, the Restricted Subsidiaries of Wynn Las Vegas and the Restricted Entities, and any Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, government securities, or a combination of cash in U.S. dollars and government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing either:

(a)
on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), or

  (b)
  in the case of Legal Defeasance, insofar as Events of Default of the type specified in clause (12) of the section above under the caption "Events of Default and Remedies" are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any Guarantor is a party or by which any such Person is bound;

(6)
in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of notes is an "insider" of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7)
the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(8)
the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanics

        Under the terms of the Collateral Documents but subject to the provisions of the Intercreditor Agreements, the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to release all or any portion of the Collateral from the security interests created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Collateral may be released from the security interests created by the Collateral Documents upon the request of the Issuers pursuant to an officers' certificate certifying that all terms for release and conditions precedent under the indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Collateral to be released and (2) the provisions of the indenture or the applicable Collateral Document which authorize that release.

        Subject to the provisions of the Intercreditor Agreements, the trustee will release the Liens in favor of the trustee (at the sole cost and expense of the Issuers) on:

(1)
all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (a) in an Asset Sale, Permitted Investment or Restricted Payment in accordance with the indenture and the Collateral Documents, (b) to an Unrestricted Subsidiary of Wynn Las Vegas in accordance with the indenture and the Collateral Documents or (c) as expressly permitted by the Collateral Documents;

(2)
all Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from the Event of Loss are or will be applied in accordance with the covenant described above under "—Repurchase at the Option of Holders—Events of Loss";

(3)
all Collateral (except as provided in the discharge and defeasance provisions of the indenture) upon discharge or defeasance of the indenture in accordance with the discharge and defeasance provisions of the indenture;

(4)
all Collateral upon the payment in full in cash of all Obligations of the Issuers and the Guarantors under the indenture, the notes and the Collateral Documents;

(5)
except as otherwise provided in the indenture, the Collateral Documents or the Wynn Resorts Agreement, Collateral of a Guarantor or of Wynn Resorts, as applicable, whose Guarantee or Parent Guarantee or Parent Security Agreement is released or terminated pursuant to the terms of the indenture or the Wynn Resorts Agreement, as the case may be;

(6)
the Released Assets; and

(7)
Government Transfers consisting of transfers of fee interests in real property.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture and the notes, the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

(7)
waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
release all or substantially all of the Collateral or any Material Project Assets from the Collateral, in each case except in accordance with the provisions of the Collateral Documents;

(9)
release any Guarantor from any of its obligations under its Guarantee if the assets or properties of that Guarantor (a) constitute all or substantially all of the Collateral or (b) include Material Project Assets; and

(10)
make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder, the Issuers, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any Guarantor, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Collateral Documents to:

(1)
cure any ambiguity, defect or inconsistency;

(2)
provide for uncertificated notes in addition to or in place of certificated notes;

(3)
provide for the assumption of the Issuers' obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

(4)
make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)
allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(7)
enter into additional or supplemental Collateral Documents or guarantees or an intercreditor agreement with respect thereto; or

(8)
provide for Additional Notes in accordance with the limitations set forth in the indenture on the date of the indenture.

Satisfaction and Discharge

        The indenture and the Collateral Documents will be discharged and will cease to be of further effect as to all notes issued under the indenture, when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, government securities, or a combination of cash in U.S. dollars and government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(3)
the Issuers or any Guarantor have paid or caused to be paid all sums payable by the Issuers under the indenture; and

(4)
the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of either Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

  Governing Law

        The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (1) the laws of Nevada are mandatory or (2) the validity or perfection of security interests in respect of certain items of Collateral (such as real property) is governed by the laws of the jurisdiction where that collateral is located. The indenture, the notes, any Guarantees of the notes and the Collateral Documents will provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the notes, the indenture, any Guarantees of the notes or the Collateral Documents.

Book-Entry, Delivery and Form

        Except as described in the next paragraph, the notes will be issued in the form of one or more global notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of this offering with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder").

        Notes that are issued as described below under "—Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, Certificated Notes may, unless all of the Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the note indenture.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)
upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Issuers with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee. Neither the Issuers nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of any beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or

  Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Certificated Notes

        If:

(1)
Wynn Las Vegas notifies the trustee in writing that DTC is no longer willing or able to act as a depository and Wynn Las Vegas is unable to locate a qualified successor within 90 days; or

(2)
upon request to the trustee by any Person having a beneficial interest in a Global Note, following the occurrence and during the continuation of a Default or Event of Default,

then, upon surrender by the Global Note Holder of its Global Notes, notes in certificated form will be issued to each Person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes. All such Certificated Notes will be subject to the legend requirements set forth in the indenture.

        Neither the Issuers nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes, and the Issuers and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Beneficial ownership of 10% or more of the voting stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

        "Affiliate Agreements" means:

(1)
the Management Agreement,

(2)
the Water Show Entertainment Production Agreement,

(3)
the Project Lease and Easement Agreements,

(4)
the Water Supply Agreement,

(5)
the Art Rental and Licensing Agreement,

(6)
the Wynn Employment Agreement,

(7)
the Wynn Design Agreement, and

(8)
the Tax Indemnification Agreement,

in each case as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Aircraft Assets" means the Existing Aircraft and the Replacement Aircraft, in each case, together with the products and proceeds thereof.

        "Aircraft Refinancing Date" means the date on which the net proceeds of the sale of the Existing Aircraft and up to $10.0 million of borrowings under the FF&E Facility are applied to repay Replacement Aircraft Indebtedness.

        "Aircraft Trustee" means Well Fargo Bank Northwest, National Association, not in its individual capacity, but solely as trustee under a trust agreement in favor of World Travel, LLC, and any successor or replacement trustee, including any trust holding ownership of the Replacement Aircraft.

        "Allocable Overhead" means, at any time, an amount equal to (1) the amount of reasonable corporate or other organizational overhead expenses of, and actually incurred by, Wynn Resorts and its Subsidiaries (other than the Issuers) calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with GAAP, divided by (2) the number of gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which are operating or for which debt and/or equity financing has been obtained to finance, in whole or in part, the development, construction and/or opening thereof. For purposes of this definition, the Project and the Macau Project shall each count as separate projects. In addition, any such amounts that are applied in connection with the Phase II Land or the Golf Course Land shall be applied in accordance with the covenants captioned "—Limitation on Development of Phase II Land" and "—Limitation on Development of Golf Course Land," respectively. Any amounts payable pursuant to the Affiliate Agreements or any agreements entered into by and among Wynn Resorts, any of its Subsidiaries and/or any of their respective Affiliates, Allocable Overhead shall not include any fee, profit or similar component and shall represent only the payment or reimbursement of actual costs and expenses. The amount of Allocable Overhead payable during any 12-month period shall not exceed, in the aggregate, the greater of:

  (a)
  $21.5 million, and

  (b)
  if the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas ending immediately prior to the commencement of such 12-month period is 3.5 to 1.0 or less, 1.29% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for such period of four full consecutive fiscal quarters.

        "Art Rental and Licensing Agreement" means the Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Certain Covenants—Amendments to Certain Agreements."

        "Aruze Corp." means Aruze Corp., a Japanese public corporation.

        "Aruze USA" means Aruze USA, Inc., a Nevada corporation.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets; and

(2)
the issuance of Equity Interests by either Issuer, any Restricted Entity or any of their respective Restricted Subsidiaries or the sale of Equity Interests in either Issuer, any Restricted Entity or any of their respective Subsidiaries.

        Notwithstanding the above, the sale, conveyance or other disposition of all or substantially all of the assets of Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant.

        In addition, none of the following items will be deemed to be an Asset Sale (except for purposes of the definition of "Consolidated Cash Flow"):

(1)
any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2)
the sale, lease, conveyance or other disposition of any assets (excluding any transfer of assets from a Person that is a Guarantor to a Person, other than Wynn Las Vegas, that is not a Guarantor):

(a)
to Wynn Las Vegas and/or its Restricted Subsidiaries,

(b)
between Wynn Resorts Holdings and Valvino Lamore, excluding a transfer of any or all of the Golf Course Land or any related Water Rights, unless such Golf Course Land is then a Released Asset,

(c)
by (i) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity, that, in each case, is not a Guarantor to (ii) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity that, in each case, is a Guarantor, or

(d)
by any Wynn Group Entity to any Restricted Entity,

(3)
the Water Rights Transfer;

(4)
an issuance of Equity Interests by Wynn Las Vegas or any Restricted Entity or any of their respective Restricted Subsidiaries to a Guarantor;

(5)
the sale, lease or exchange of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(6)
the disposition of obsolete, damaged or worn-out property that is no longer necessary for the conduct of the business of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries;

(7)
the sale or other disposition of cash or Cash Equivalents;

(8)
a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

(9)
like-kind exchanges of personal property if the fair market value of the personal property transferred by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in such exchanges does not exceed $10.0 million in the aggregate in any calendar year;

(10)
a dedication of space within the Project as necessary for the development of the Project and as permitted by the Collateral Documents;

(11)
licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(12)
the transfer or sale or disposition of any Released Assets or Aircraft Assets;

(13)
a transfer of assets between or among Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries pursuant to any Affiliate Agreement, as in effect on the date of the indenture;

(14)
the granting, creation or existence of a Permitted Lien and dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens, under circumstances not otherwise resulting in Defaults or Events of Default, so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant captioned "—Asset Sales"; and

(15)
Government Transfers or Permitted Liens of the type described in clause (12) of the definition of Permitted Liens, so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in respect thereof shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant captioned "—Asset Sales."

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Budgeted Overhead Final Payment Date" means the date on which the final payments in respect of corporate or other organizational overhead expenses of Wynn Resorts and its Subsidiaries included in the Project Budget are disbursed pursuant to the Disbursement Agreement. Wynn Las Vegas shall deliver an officers' certificate to the trustee, within 30 days following a written request therefor from the trustee or any note holder, confirming and setting forth such date.

        "Buy-Sell Agreement" means the Buy-Sell Agreement, dated as of June 13, 2002, among Stephen A. Wynn, Kazuo Okada, Aruze USA and Aruze Corp.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)
interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (1) or (2) of this definition, of a market value of no less than the amount of monies so invested;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

(6)
money market funds or mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)
to the extent not permitted above, Permitted Securities.

        "Change of Control" means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, taken as a whole, or of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in

  Section 13(d)(3) of the Exchange Act), other than to the Principal or a Related Party of the Principal;

(2)
the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that:

(a)
any "person" (as defined in clause (1) above), other than the Principal and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding voting stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(b)
any "person" (as defined in clause (1) above) (other than Kazuo Okada, Aruze USA and Aruze Corp., so long as (i) the Stockholders Agreement, as in effect on the date of the indenture, remains in full force and effect, (ii) a majority of the board of directors is constituted of Persons named on any slate of directors chosen by the Principal and Aruze USA pursuant to the Stockholders Agreement, as in effect on the date hereof, and (iii) Kazuo Okada and his Related Parties either (A) "control" (as that term is used in Rule 405 under the Securities Act) Aruze Corp. and Aruze USA or (B) otherwise remain the direct or indirect Beneficial Owners of the voting stock of Wynn Resorts held by Aruze Corp.) becomes the Beneficial Owner, directly or indirectly, of a greater percentage of the outstanding voting stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group;

(c)
the Principal and his Related Parties as a group own less than 20% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests (excluding, for purposes of calculating the outstanding voting stock of Wynn Resorts pursuant to this clause 3(c), shares of voting stock issued in a primary issuance by Wynn Resorts in one or more bona fide public offerings of additional voting stock of Wynn Resorts (other than the IPO)); or

(d)
the Principal and his Related Parties as a group own less than 10% of the outstanding voting stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(4)
the first day on which the Principal does not act as either the chairman of the board of directors or the chief executive officer of Wynn Resorts, other than (1) as a result of death or disability or (2) if the board of directors of Wynn Resorts, exercising their fiduciary duties in good faith, removes or fails to re-appoint the Principal as chairman of the board of directors or chief executive officer of Wynn Resorts;

(5)
the first day on which a majority of the members of the board of directors of Wynn Resorts or Wynn Las Vegas are not Continuing Directors;

(6)
the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Wynn Las Vegas; or

(7)
Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding voting stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance),

        Notwithstanding the above, a Change of Control will not occur solely by reason of a Permitted C-Corp. Conversion.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all assets, now owned or hereafter acquired, of either Issuer, any Guarantor, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any other Person (including, if applicable, Wynn Resorts), to the extent such assets are pledged or assigned or purport to be pledged or assigned, or are required to be pledged or assigned under the indenture or the Collateral Documents to the trustee, including, the Exclusive Note Collateral, the Primary Note Collateral and the FF&E Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

        "Collateral Documents" means:

(1)
the Completion Guarantee,

(2)
the Deeds of Trust,

(3)
the Disbursement Agreement,

(4)
the Guarantee and Collateral Agreements,

(5)
the Intellectual Property Security Agreements,

(6)
the Intercreditor Agreements,

(7)
the Parent Guarantee, if any,

(8)
the Parent Security Agreement, if any,

(9)
the Secured Account Agreement,

(10)
the Management Fees Subordination Agreement, and

(11)
instruments, documents, pledges or filings that create, evidence, perfect, set forth, consent to, acknowledge or limit the security interest of the trustee in the Collateral,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the indenture and the Collateral Documents.

        "Completion" has the meaning given that term in the Disbursement Agreement. That definition includes the requirement that each of the following has occurred:

(1)
the Opening Date has occurred under the Disbursement Agreement;

(2)
all contractors and subcontractors have been paid in full (other than (A) retainage amounts and other amounts that, as of the Completion Date, are being withheld from the contractors and subcontractors in accordance with the provisions of the Project documents, (B) amounts being contested in accordance with the Disbursement Agreement, the Credit Agreement and the FF&E Facility and other related financing agreements so long as adequate reserves have been established through an allocation in the Project anticipated cost report in accordance with any requirements of such financing agreements and (C) amounts payable in respect of Project punchlist items to the extent not covered by clause (A) above);

(3)
for Project punchlist items:

(a)
a list of any remaining Project punchlist items shall have been delivered to the Construction Consultant and the Disbursement Agent by the Issuers and Wynn Design and approved by the Construction Consultant as a reasonable final punchlist (such approval not to be unreasonably withheld); and

(b)
a written agreement with all contractors performing work with respect to Project punchlist items shall have been entered into by the Issuers and Wynn Design and such contractors detailing the cost of remaining Project punchlist items and shall have been delivered to the Construction Consultant and the Disbursement Agent by the Issuers and Wynn Design and approved by the Construction Consultant and the Disbursement Agent;

(4)
for the FF&E Financing:

(a)
the Issuers and Wynn Design shall have, at their own cost and expense, caused to be completed and delivered to the agent under the FF&E Facility an appraisal demonstrating the fair market value of the FF&E acquired under the FF&E Facility (excluding the aircraft). If the aggregate principal amount of loans advanced under the FF&E Facility (excluding amounts advanced for Project costs that, pursuant to the Project Budget are allocated to the purchase (or indebtedness incurred to fund the purchase) of a corporate aircraft (including the Replacement Aircraft)) exceeds 75% of the aggregate fair market value of such FF&E as reflected in such appraisal (excluding the aircraft), the Issuers and Wynn Design shall promptly cause, with the consent of the agent under the FF&E Facility, first (A) additional items of eligible FF&E equipment of a particular type or class selected by the Issuers and Wynn Design (and otherwise acceptable to the agent under the FF&E Facility) to become part of the FF&E acquired under the FF&E Facility and subject to the first priority security interest of the FF&E Facility security documents while the agent under the FF&E Facility simultaneously releases another particular type or class of items of eligible FF&E equipment currently part of the FF&E acquired under the FF&E Facility and subject to the FF&E Facility security documents and selected by the agent under the FF&E Facility, in order that, in either case, the aggregate principal amount of loans advanced under the FF&E Facility (excluding amounts advanced for Project costs that, pursuant to the Project Budget are allocated to the purchase (or indebtedness incurred to fund the purchase) of a corporate aircraft (including the

Replacement Aircraft)) does not exceed 75% of the fair market value of the FF&E acquired under the FF&E Facility (excluding the aircraft), and second (B) additional items of eligible FF&E equipment of any type or class selected by the Issuers and Wynn Design (and otherwise acceptable to the agent under the FF&E Facility) to become part of the FF&E acquired under the FF&E Facility and subject to the first priority security interest of the FF&E Facility security documents; and

(b)
a final list of the fixtures, furniture and equipment that constitutes the FF&E component shall have been delivered by the Company to the Construction Consultant and the Disbursement Agent;

(5)
the title insurer shall have issued a title insurance endorsement with respect to all work performed by any contractor or subcontractor prior to the Completion Date;

(6)
delivery of an update to the business plan previously delivered under the Disbursement Agreement and a written analysis of the business and prospects of Wynn Las Vegas, the Restricted Entities and their respective Restricted Subsidiaries, in each case for the period from the Completion Date through the end of the calendar year in which the Completion

  Date occurs, all in form and substance satisfactory to the lenders under the Credit Agreement and the FF&E Facility;

(7)
the General Contractor, the contractor under the Golf Course Construction Contract and the parking structure contractor each shall have delivered its completion certificate certifying, among other things, as to "substantial completion" of the work under its construction contract and such certifications shall have been accepted by the Issuers and Wynn Design in accordance with the Disbursement Agreement; and

(8)
for each contract and subcontract for which a Payment and Performance Bond is required under the Disbursement Agreement and for which the Issuers and Wynn Design (or the applicable contractor) will release retainage as a result of Completion being achieved, the Issuers and Wynn Design shall have delivered from the surety under each Payment and Performance Bond a "Consent of Surety to Reduction in or Partial Release of Retainage" (AIA form G707A).

        "Completion Date" means the date on which Completion occurs.

        "Completion Guarantee" means the Completion Guarantee, dated as of the date of indenture, by the Completion Guarantor in favor of the trustee.

        "Completion Guarantee Release Date" means the date on which the Completion Guarantee Release Conditions are satisfied.

        "Completion Guarantee Release Conditions" has the meaning given the term "Completion Guaranty Release Conditions" in the Disbursement Agreement. That definition includes the requirements that:

(1)
Completion shall have occurred,

(2)
a notice of completion has been posted with respect to the Project and recorded in the Office of the County Recorder of Clark County, Nevada and the statutory period for filing mechanics liens under Nevada law with respect to work performed before filing such notice of completion has expired,

(3)
the trustee and the agents for the lenders under the Credit Agreement and the FF&E Facility have received final 101.6 endorsements from the title insurer insuring the priority of their respective Liens on the Project collateral,

(4)
the Issuers and Wynn Design shall have delivered to the Disbursement Agent, the trustee and the agents for the lenders under the Credit Agreement and the FF&E Facility their completion guarantee date certificate certifying that:

(a)
all Project punchlist items have been completed other than punchlist items with an aggregate value (as reasonably determined by the Construction Consultant) of not more than $17.5 million so long as 150% of the Project punchlist completion amount for such uncompleted punchlist items shall have been reserved in a segregated account which is subject to a perfected first priority security interest in favor of the Disbursement Agent on behalf of the Project secured parties, and

(b)
the Issuers and Wynn Design have settled with the contractors all claims for payments and amounts due under the construction contracts and the Issuers and Wynn Design have received a final lien release from each contractor and subcontractor as required under the Disbursement Agreement, other than with respect to disputed claims (including claims subject to audit before payment) not exceeding $15.0 million in the aggregate so long as an amount equal to such disputed amounts shall have been reserved in a segregated account which is subject to a perfected first priority security interest in favor of the Disbursement Agent on behalf of the Project secured parties,

(5)
the Construction Consultant shall have delivered its completion guarantee date certificate, and

(6)
the Issuers and Wynn Design shall have delivered from the surety under each Payment and Performance Bond required under the Disbursement Agreement a "Consent of Surety to Final Payment" (AIA form G707) other than with respect to contracts and subcontracts which the Issuers and Wynn Design are disputing amounts in accordance with clause (4)(b) of this definition.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

(3)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)
depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)
any pre-opening expenses, to the extent such pre-opening expenses were deducted in calculating Consolidated Net Income on a consolidated basis; plus

(6)
non-cash items reducing Consolidated Net Income for such period; minus

(7)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Wynn Las Vegas will be added to Consolidated Net Income to compute Consolidated Cash Flow of Wynn Las Vegas only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to Wynn Las Vegas by such Restricted Subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equity holders.

        "Consolidated EBITDA" of any Person for any period, means consolidated net income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense or the Tax Amount (whether or not paid during such period), (b) consolidated interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including, in the case of Wynn Las Vegas, the loans and letters of credit under the Credit Agreement), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary expenses or losses (and whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, losses on sales of assets outside of the ordinary course of business and pre-opening expenses, if any, related to the opening of the Project) and minus, to the extent included in the statement of such consolidated net income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense) and (b) any extraordinary income or gains (and whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.

        "Consolidated Leverage Ratio" means as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of Wynn Las Vegas and its Subsidiaries for such period.

        "Consolidated Member" means a corporation, other than the common parent, that is a member of an affiliated group (as defined in Section 1504 of the Code) of which Wynn Resorts, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity is the common parent.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP. For purposes of determining Consolidated Net Income:

(1)
the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of such Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3)
the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)
the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5)
the cumulative effect of a change in accounting principles will be excluded.

        "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

(1)
the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

(2)
the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity.

        "Consolidated Total Debt" means at any date, the aggregate principal amount of all indebtedness of Wynn Las Vegas and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

        "Construction Consultant" means Inspection & Valuation International, Inc., or any other construction consultant designated under the Disbursement Agreement.

        "Construction Contract" means the Agreement for Guaranteed Maximum Price Construction Services for Le Rêve, dated as of June 4, 2002, between Wynn Las Vegas and the General Contractor, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Construction Contract Guarantee" means the Construction Contract Guarantee, dated as of the date of the indenture, by the Construction Contract Guarantor in favor of the trustee, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Construction Contract Guarantor" means Austi, Inc., a Nevada corporation.

        "Continuing Directors" means, as of any date of determination, with respect to any Person, any member of the board of directors of such Person who:

(1)
was a member of such board of directors on the date of the indenture;

(2)
was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election; or

(3)
in the case of a limited liability company, was nominated by the direct or indirect board of directors of its managing member or sole member.

        "Credit Agreement" means the Credit Agreement, dated as of the date of the indenture, by and among Wynn Las Vegas, the lenders party thereto, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Deutsche Bank AG., New York Branch, as arranger and joint documentation agent, and J.P. Morgan Securities Inc., as joint documentation agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case (1) as amended, supplemented, amended and restated or otherwise modified from time to time, or (2) as renewed, refunded, replaced or refinanced from time to time, whether with the same or different lenders or holders.

        "Dealership Lease Agreement" means the Dealership Lease Agreement, dated as of the date of the indenture, between Wynn Las Vegas, as lessor, and Kevyn, LLC, as lessee, with respect to the lease of space at the Project for the development and operation of a Ferrari and Maserati automobile dealership, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Deeds of Trust" means the deeds of trust entered into by the Issuers, the Guarantors and, if applicable, Wynn Resorts, from time to time in accordance with the provisions of the indenture and the Collateral Documents.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Desert Inn Improvement Co." means Desert Inn Improvement Co., a Nevada corporation.

        "Desert Inn Water Company" means Desert Inn Water Company, LLC, a Nevada limited liability company.

        "Design/Build Contract" means the Design/Build Agreement, effective as of June 6, 2002, by and between Wynn Las Vegas and Bomel Construction Company, Inc., as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "DIIC Casino Water Permit" means the permit identified as of the date of the indenture as Permit No. 13393 (Cert. 4731) as shown in the records of the State of Nevada, Division of Water Resources, in Carson City, Nevada (and any successor or replacement permit thereto).

        "DIIC Water Permits" means, collectively, the permits identified as of the date of the indenture as Permit No. 13393 (Cert. 4731), Permit No. 16938 (Cert. 4765), Permit No. 16939 (Cert. 4766), Permit No. 24558 (Cert. 7828), Permit No. 24560 (Cert. 7827), Permit No. 24561 (Cert. 7829), and Permit No. 25223 (Cert. 7830), in each case as shown in the records of the State of Nevada, Division of Water Resources, in Carson City, Nevada (and any successor or replacement thereto).

        "DIIC Water Transfer" means a transfer by Desert Inn Improvement Co. at no cost and in accordance with all requirements of law and pursuant to all necessary consents of Governmental Authorities (including, if applicable, the Nevada Public Utilities Commission and the State of Nevada, Division of Water Resources) of (1) the fee ownership of the Water Utility Land to Wynn Resorts Holdings and (2) the DIIC Water Permits to (a) in the case of the DIIC Casino Water Permit, Wynn Las Vegas and (b) in the case of all other DIIC Water Permits, Wynn Resorts Holdings.

        "Disbursement Agent" means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity pursuant to the Disbursement Agreement.

        "Disbursement Agreement" means the Master Disbursement Agreement, dated as of the date of the indenture, among Wynn Las Vegas, Wynn Capital, Wynn Design, the trustee, a representative of the lenders under the Credit Agreement, a representative of the lenders under the FF&E Facility and the Disbursement Agent in connection with the Project, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

        "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders of the capital stock have the right to require Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries to repurchase such capital stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such capital stock provide that Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Driving Range Lease" means the lease, dated as of the date of the indenture between Valvino Lamore, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on which the driving range for the 18-hole championship golf course will be located, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Entertainment Facility" means a showroom or entertainment facility adjoining the Le Rêve hotel on the Project and connected directly to such hotel.

        "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), whether in respect of a single event or a series of related events, any of the following:

(1)
any loss, destruction or damage of such property or asset;

(2)
any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(3)
any settlement in lieu of clause (2) above.

        "Excluded Project Assets" means (1) any Equity Interests held by Wynn Resorts, other than Equity Interests in Valvino Lamore or any other Restricted Entity and (2) the Released Assets.

        "Exclusive Note Collateral" means the net proceeds of the offering of the notes, which are required, under the Disbursement Agreement, to be deposited into the Secured Account.

        "Existing Aircraft" means the Bombardier Global Express aircraft (manufacturer's serial number 9065 and United States Registration No. N711SW (formerly N789TP)) owned by a trust of which World Travel, LLC is the beneficial interest holder.

        "Existing Stockholders" means Stephen A. Wynn, Aruze, USA, Inc., Baron Asset Fund and the Kenneth R. Wynn Family Trust dated February 20, 1985.

        "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of Wynn Las Vegas and its Restricted Subsidiaries.

        "FF&E Collateral" means all assets, now owned or hereafter acquired, of either Issuer, any Guarantor or any other Person, to the extent such assets are pledged or assigned or purport to be pledged or assigned, or are required to be pledged or assigned, on a first lien priority basis, under the FF&E Facility or the related collateral documents to the lenders under the FF&E Facility, or a representative on their behalf, as security for the obligations under the FF&E Facility, together with the proceeds and products thereof, excluding the Aircraft Assets.

        "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are used solely to finance the acquisition by Wynn Las Vegas or any of its Restricted Subsidiaries of, or entry into a capital lease by Wynn Las Vegas or any of its Restricted Subsidiaries with respect to, FF&E.

        "FF&E Facility" means the Credit Agreement, dated as of the date of the indenture, among Wynn Las Vegas, the collateral agent thereunder and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case (1) as supplemented, amended and restated or otherwise modified from time to time, or (2) as renewed, refunded, replaced or refinanced from time to time in accordance with the indenture.

        "Final Completion" has the meaning given that term in the Disbursement Agreement. That definition includes the requirement that:

(1)
Completion shall have occurred,

(2)
the Project shall have received a permanent certificate of occupancy from the Clark County building department (and copies of such certificates shall have been delivered to the Disbursement Agent, the agent for the lenders under the Credit Agreement, the trustee and the Construction Consultant),

(3)
a notice of completion has been posted with respect to the Project and recorded in the Office of the County Recorder of Clark County, Nevada and the statutory period for filing mechanics liens under Nevada law with respect to work performed before filing such notice of completion has expired,

(4)
the trustee and the agents for the lenders under the Credit Agreement and the FF&E Facility have received final 101.6 endorsements from the title insurer insuring the priority of their respective Liens on the Project collateral,

(5)
the Issuers and Wynn Design shall have delivered to the Disbursement Agent, the trustee and the agents for the lenders under the Credit Agreement and the FF&E Facility its Final

Completion certificate certifying that (a) all Project punchlist items have been completed, and (b) the Issuers and Wynn Design have settled with the contractors all claims for payments and amounts due under the construction contracts and the Issuers and Wynn Design have received a final lien release from each contractor and subcontractor as required under the Disbursement Agreement,

(6)
the Construction Consultant, the Project architect and the General Contractor each shall have delivered its Final Completion certificate and the Issuers, Wynn Design and the Construction Consultant shall have accepted the General Contractor's Final Completion certificate in accordance with the Disbursement Agreement,

(7)
the Issuers and Wynn Design shall have delivered to the trustee and the agents for the lenders under the Credit Agreement and the FF&E Facility an "as built survey" of the Project, and

(8)
the Issuers and Wynn Design shall have delivered from the surety under each Payment and Performance Bond, as required under the Disbursement Agreement, a "Consent of Surety to Final Payment" (AIA form G707).

        "Final Completion Date" means the date on which Final Completion occurs.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (excluding amortization of debt issuance costs), whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)
the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all cash dividend payments or other cash distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Floor Plan Financing" means the floor plan financing to be obtained by Kevyn, LLC in respect of the Ferrari and Maserati automobile dealership forming part of the Project and located on the Project Site in an aggregate principal amount at any time outstanding not to exceed $5.0 million; provided that neither Issuer, no Restricted Entity nor any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity:

(1)
provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) as to such Indebtedness,

(2)
is directly or indirectly liable as a guarantor or otherwise as to such Indebtedness, or

(3)
constitutes the lender of such Indebtedness.

(4)
in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a)
the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b)
the fair market value of the asset(s) subject to such Lien.

        "Independent Director" means, in the case of any Person, a member of the board of directors of such Person who:

(1)
does not have (and whom the board of directors of such Person has affirmatively determined does not have) any material relationship (including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship) with such Person, either directly or indirectly or as a partner, equityholder or officer of an organization that has a relationship with such Person, and

(2)
is not the Principal or a Related Party,

        For purposes of this definition, no member of the board of directors of any Person who is, or who has a Related Party who:

(1)
is a former employee of such Person will be eligible for consideration as an "Independent Director" until the fifth anniversary of the date on which that employment ended,

(2)
in the five years prior to the date of determination, has been affiliated with or employed by a present or former auditor of such Person or of any Affiliate of such Person will be eligible for consideration as an "Independent Director" until the fifth anniversary of the date on which the affiliation or the auditing relationship ended, or

        "GAAP " means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries.

        "Gaming Facility" means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas or (2) any portion or aspect of which is managed or used (pursuant to the Management Agreement or otherwise), or expected to be managed or used (pursuant to the Management Agreement or otherwise), by Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas.

        "Gaming Law" means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries is, or may be at any time after the date of the indenture, subject.

        "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Las Vegas or any of its Restricted Subsidiaries.

        "Gaming Redemption Indebtedness" means Indebtedness of Wynn Resorts incurred solely to finance the repurchase by Wynn Resorts of Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the fair market value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority; provided that so long as such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority.

        "General Contractor" means Marnell Corrao Associates, Inc., a Nevada corporation.

        "Golf Course Construction Contract" means the agreement to be entered into following the date of the indenture between Wynn Resorts Holdings and/or Wynn Las Vegas and a golf course contractor for the construction of the new golf course on the Project Site, as amended, modified or otherwise supplemented from time to time in accordance with the Disbursement Agreement.

        "Golf Course Design Services Agreement" means that certain Golf Course Design Services Agreement, that Wynn Las Vegas is a party to, as amended, modified or otherwise supplemented from time to time in accordance with covenant captioned "—Amendments to Certain Agreements."

        "Golf Course Homes" means the golf course homes located on the periphery of the Golf Course Land not acquired by Wynn Las Vegas, any Restricted Entity or any of their respective Subsidiaries as of the date of the indenture.

        "Golf Course Land" means that portion of the Project Site designated as the Golf Course Land in the Collateral Documents and described in an exhibit to the Disbursement Agreement, together with all improvements thereon and all rights appurtenant thereto.

        "Golf Course Lease" means the Golf Course Lease, dated as of the date of the indenture, between Wynn Resorts Holdings, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on which the 18-hole championship golf course will be located, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Government Transfers" means:

(1)
any seizures, condemnations, confiscations or takings by the power of eminent domain or other similar mandatory actions, in each case by a governmental authority against real property held by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, or

(2)
any transfers of interests in real property held by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries to any State of Nevada, Clark County or local governmental authority consisting of easements, rights-of-way, dedications, exchanges or swaps or other similar transfers undertaken in the ordinary course of business in furtherance of the development, construction or operation of the Project, so long as; (a) in each case, the transferring entity receives reasonably equivalent value for the real property transferred, and (b) such transfers, individually and in the aggregate, do not materially interfere with the ordinary course of business or the assets or operations of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, or materially detract from the value of the real property subject thereto.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other Obligations.

        "Guarantee and Collateral Agreements" means:

(1)
the Guarantee and Collateral Agreement, dated as of the date of the indenture, among the Issuers, the Restricted Entities and the trustee,

(2)
any other guarantee and collateral agreement entered into by any Wynn Resorts, either Issuer, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity from time to time in accordance with the provisions of the indenture, in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the indenture and the other Collateral Documents.

        "Guarantor" means each of:

(1)
the Restricted Entities,

(2)
the Restricted Subsidiaries, if any, of Wynn Las Vegas or any Restricted Entity, and

(3)
any other Person (other than the Parent Guarantor) that executes a Guarantee (including pursuant to a Guarantee and Collateral Agreement) in accordance with the provisions of the indenture,

and, except to the extent the applicable Guarantee is released in accordance with the caption "—Release of Security Interests," their respective successors and assigns (other than the Issuers). A Person shall cease to be a Guarantor following the release of its Guarantee as described above under that caption.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)
interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Holder" or "holder" means any registered holder, from time to time, of the notes. Only registered holders will have any rights under the indenture.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, but without duplication:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker's acceptances;

(4)
representing Capital Lease Obligations;

(5)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)
representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed or guaranteed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3)
in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(3)
in the five years prior to the date of determination, has been part of an interlocking directorate in which an executive officer of such Person serves on the compensation committee of another Person that employs such board member will be eligible for consideration as an "Independent Director."

        Notwithstanding the preceding, no Person shall be deemed not to be an Independent Director of Wynn Resorts, any Restricted Entity or any of their respective Restricted Subsidiaries solely because such Person is a member of the Board of Directors of any direct or indirect parent of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries.

        "Intellectual Property Security Agreements" means:

(1)
the Intellectual Property Security Agreement, dated as of the date of the indenture, among the Issuers, the Restricted Entities and the trustee, and

(2)
any other intellectual property security agreement entered into by Wynn Resorts, either Issuers, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas, or any Restricted Entity from time to time in accordance with the provisions of the indenture, in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the indenture and the other Collateral Documents.

        "Intercreditor Agreements" means:

(1)
the Project Lenders Intercreditor Agreement, dated as of the date of the indenture, between the trustee, and a representative of the lenders under the Credit Agreement, and

(2)
the FF&E Intercreditor Agreement, dated as of the date of the indenture, among the trustee, a representative of the lenders under the Credit Agreement and a representative of the lenders under the FF&E Facility.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Entity or any direct or indirect Restricted Subsidiary of such selling Person such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Wynn Las Vegas, such Restricted Entity or any of their respective Restricted Subsidiaries, as the case may be, then Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of such selling Person's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Wynn Las Vegas, a Restricted Entity or any of their respective Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Wynn Las Vegas, that Restricted Entity or that Restricted Subsidiary, as the case may be, in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "IPO" means a bona fide underwritten initial public offering of Wynn Resorts' common stock (other than Disqualified Stock) concurrently with the closing of this offering pursuant to a registration statement that has been declared effective by the Commission.

        "Issuers" means Wynn Las Vegas and Wynn Capital.

        "Key Project Documents" means:

(1)
the Affiliate Agreements,

(2)
the Construction Contract,

(3)
the Construction Contract Guarantee,

(4)
the Design/Build Contract,

(5)
upon execution and delivery thereof, the Golf Course Construction Contract,

(6)
each Payment and Performance Bond, and

(7)
all other material agreements, instruments or documents entered into by Wynn Resorts, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity that are necessary for the construction, ownership and operation of the Project, in each case as amended, modified or otherwise supplemented from time to time in accordance with the Disbursement Agreement (or, if the covenant captioned "—Amendments to Certain Agreements" is applicable thereto, as amended, modified or otherwise supplemented in accordance with that covenant).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Macau Project" means the gaming and/or hotel project in Macau contemplated by the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A.

        "Management Agreement" means the Management Agreement dated as of the date of the indenture, between Wynn Resorts as manager, the Issuers, the Restricted Entities and their respective Restricted Subsidiaries, as in effect on the date of the indenture or as amended, modified or supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Management Fees" means any fees payable pursuant to the Management Agreement, in an aggregate amount not to exceed, during any 12-month period, 1.5% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas most recently ended prior to the commencement of such 12-month period.

        "Management Fees Subordination Agreement" means the Management Fees Subordination Agreement, dated as of the date of the indenture, by and among Wynn

Resorts, Wynn Las Vegas, the administrative agent under the Credit Agreement, the collateral agent under the FF&E Facility and the notes trustee.

        "Material Project Assets" means:

(1)
assets that are necessary to the development, construction or operation of the Project in accordance with the Plans and Specifications, or

(2)
assets, the absence of which, would result in the Completion Date occurring after the Outside Completion Deadline. In no event shall Released Assets be considered Material Project Assets.

        "Minimum Facilities" means, with respect to the Project:

(1)
a casino which has in operation at least 1,900 slot machines and 120 table games,

(2)
a resort which has approximately 70,000 gross square feet of retail space, approximately 190,000 gross square feet of convention, meeting, pre-function and reception facilities, a spa and salon complex occupying approximately 30,000 gross square feet, at least 15 food and beverage outlets, seating for approximately 1,900 persons at a show-room for an entertainment production, and approximately 1,600 parking spaces for guests and other visitors which, together with existing parking facilities, will provide approximately 3,500 parking spaces in total for employees, guests and other visitors,

(3)
a hotel with at least 2,565 guest rooms and suites, and

(4)
an 18-hole championship golf course on the Golf Course Land occupying approximately 130 acres of the Project property.

        "Moody's" means Moody's Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody's will be deemed to be a reference to the corresponding rating by any such successor.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, giving effect to, without duplication, any amounts paid or distributed by Wynn Las Vegas or any of its Restricted Subsidiaries as Allocable Overhead if and to the same extent that such amounts would have been included in the calculation of net income if incurred by Wynn Las Vegas directly, and excluding however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Loss Proceeds" means the aggregate cash proceeds received by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of:

(1)
the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), and

(2)
amounts required to be and actually applied to the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the notes or the Guarantees of the notes) permitted under the indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreements as to the relative ranking of security interests, and

(3)
any taxes or Tax Distributions paid or payable as a result of the receipt of such cash proceeds.

        "Net New Equity Proceeds" means the aggregate net cash proceeds received by Wynn Las Vegas from any Person other than Wynn Capital, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, directly or indirectly, as a contribution to its common equity capital excluding:

(1)
any capital contribution made on the Closing Date to Wynn Las Vegas in respect of the Completion Guarantee Capital Contribution or the Liquidity Reserve Capital Contribution;

(2)
the Steve Wynn Capital Contribution; and

(3)
any capital contribution from a Qualified Equity Offering to the extent those proceeds are used to redeem the notes in compliance with the provisions described under the caption "—Optional Redemption."

        "Net Proceeds" means the aggregate cash proceeds received by Wynn Las Vegas, any Restricted Entity, or any of their respective Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)
the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and taxes or Tax Distributions paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(2)
amounts, if any, required to be, and in fact, applied to the prepayment of Indebtedness permitted under the indenture (other than Indebtedness that is subordinated in right of payment to the notes or the Guarantees of the notes) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreements as to the relative ranking of security interests, and

(3)
any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Net Revenues" means, for any period, the net revenues of Wynn Las Vegas and its Restricted Subsidiaries, as set forth on Wynn Las Vegas' income statement for the relevant period under the line item "net revenues," calculated in accordance with GAAP and with Regulation S-X under the Securities Act and in a manner consistent with that customarily utilized in the gaming industry.

        "Nevada PUC" means the Public Utilities Commission of Nevada.

        "Non-Project Assets" means the Released Assets and:

(1)
assets that are not necessary to the development, construction and operation of the Project in accordance with the Plans and Specifications, and

(2)
assets, the absence of which would not result in the Completion Date occurring after the Outside Completion Deadline.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither Issuer, no Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary of Wynn Las Vegas) would permit upon notice, lapse of time or both any holder of any other Indebtedness of either Issuer, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of either Issuer, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

        "Office Building Lease" means the Lease, dated as of the date of the indenture, between Valvino Lamore, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of space in the building existing, on the date of the indenture, on the Phase II Land, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Opening Date" means the date on which all or any portion of the Project is open for business, and the opening conditions set forth in the Disbursement Agreement have been satisfied.

        "Outside Completion Deadline" means September 30, 2005, as that date may be extended from time to time pursuant to the Disbursement Agreement.

        "Parent Guarantee" means a Guarantee by Wynn Resorts, in the event that it is required to provide a Guarantee by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Parent Guarantor" means Wynn Resorts, in the event that it is required to provide a Guarantee by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Parent Security Agreement" means a security agreement entered into by Wynn Resorts, in the event that it is required to provide a security interest by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Parking Facility Lease" means the Parking Facility Lease, dated as of the date of the indenture, between Valvino Lamore, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on which the parking lot structure for use by Wynn Las Vegas' employees will be located, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Pass Through Entity" means any of (1) a grantor trust for federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for federal or state income tax purposes.

        "Permitted Business" means:

(1)
the gaming business;

(2)
all businesses whether or not licensed by a Gaming Authority which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a Gaming Facility;

(3)
any development, construction, ownership or operation of lodging, retail and restaurant facilities, sports or entertainment facilities, food and beverage distribution operations, transportation services (including operation of the Aircraft Assets), sales, leasing and repair of automobiles, parking services, or other activities related to the foregoing;

(4)
any business (including any related and legally permissible internet business) that is a reasonable extension, development or expansion of any of the foregoing; and

(5)
the ownership by a Person of capital stock in its direct Wholly Owned Subsidiaries.

        "Permitted C-Corp. Conversion" means a transaction resulting in Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries becoming a subchapter "C" corporation under the Code, so long as, in connection with such transaction:

(1)
the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter "C" corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2)
the subchapter "C" corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) the indenture, the notes, the Guarantees by the Guarantors and the Collateral Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter "C" corporation);

(3)
the subchapter "C" corporation resulting from such transaction complies with the covenant entitled "—Additional Collateral; Formation or Acquisition of Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion";

(4)
the trustee is given not less than 45 days' advance written notice of such transaction and evidence satisfactory to the trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the trustee in the Collateral following such transaction;

(5)
such transaction would not cause or result in a Default or an Event of Default;

(6)
such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7)
such transaction does not require any holder or Beneficial Owner of the notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8)
Wynn Las Vegas shall have delivered to the trustee an opinion of counsel of national repute in the United States reasonably acceptable to the trustee confirming that neither Issuer, nor any Restricted Entity nor any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, nor any Guarantor nor any of the holders will recognize income, gain or loss for U.S. federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9)
Wynn Las Vegas shall have delivered to the trustee a certificate of the chief financial officer of Wynn Las Vegas confirming that the conditions in clauses (1) through (8) have been satisfied.

        "Permitted Investments" means:

(1)
any Investment (excluding any Investment by a Person that is a Guarantor in a Person, other than Wynn Las Vegas, that is not a Guarantor):

(a)
by any entity in Wynn Las Vegas or in a Wholly Owned Subsidiary of Wynn Las Vegas;

(b)
between Wynn Resorts Holdings and Valvino Lamore, excluding an Investment that includes any or all of the Golf Course Land, unless such Golf Course Land is then a Released Asset,

(c)
by (i) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity, that, in each case, is not a Guarantor in (ii) any Restricted Entity or any Restricted Subsidiary of a Restricted Entity that, in each case, is a Guarantor, or

(d)
by any Wynn Group Entity in any Restricted Entity,

  so long as (i) the entity in which any such Investment is made is engaged in a Permitted Business, and (ii) such Investment is evidenced by capital stock or intercompany notes that are pledged to the trustee as Primary Note Collateral;

(2)
any Investment in Cash Equivalents;

(3)
any Investment by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas in a Person that is engaged in a Permitted Business and that is evidenced by capital stock or intercompany notes that are pledged to the trustee as Primary Note Collateral, if as a result of such Investment:

(a)
such Person becomes a Wholly Owned Restricted Subsidiary of Wynn Las Vegas; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas, and such Investment complies with the provisions of the covenant captioned "—Merger, Consolidation or Sale of Assets";

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or an Event of Loss of the type contemplated by clause (3) of the definition of "Event of Loss" that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or "—Events of Loss";

(5)
any acquisition of assets acquired solely with Net New Equity Proceeds;

(6)
any extensions of trade credit in the ordinary course of business and Investments received in compromise or settlement of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)
Hedging Obligations;

(8)
to the extent constituting an Investment, licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(9)
the Water Rights Transfer; and

(10)
to the extent constituting Investments, the incurrence of Indebtedness of Wynn Las Vegas, any Restricted Entity or Restricted Subsidiary, outstanding on the date of the indenture, and any Permitted Refinancing Indebtedness thereof.

        "Permitted Liens" means:

(1)
Liens on property of a Person existing at the time such Person is merged into or consolidated with Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, so long as such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries;

(2)
Liens in favor of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries (other than Liens granted by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries), so long as if any such Liens are on any or all of the Collateral, such Liens are either:

(a)
collaterally assigned to the trustee, or

(b)
contractually subordinated to the security interests in favor of the trustee securing the obligations under the notes and the Guarantees to at least the same extent as those security interests in favor of the trustee are subordinated to the liens in favor of the representative of the lenders under the Credit Agreement pursuant to the Project Lenders Intercreditor Agreement;

(3)
Liens on property existing at the time of acquisition thereof by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries (other than materials, supplies or FF&E acquired in connection with developing, constructing, expanding or equipping of the Project), so long as such Liens were in existence prior to the contemplation of such acquisition;

(4)
Liens existing on the date of the indenture and disclosed in the title commitment for the Deeds of Trust relating to the Project or in the applicable schedule(s) to the Credit Agreement, as in effect on the date of the indenture;

(5)
Liens to secure performance of statutory obligations of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like obligations arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or which are being contested in good faith by an appropriate process of law, so long as a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

(6)
prior to Final Completion, any Liens permitted under the Disbursement Agreement;

(7)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, so long as any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)
Liens on the Collateral created by the indenture and the Collateral Documents securing the Indebtedness and other Obligations under the indenture and the Collateral Documents;

(9)
Liens on the Collateral (other than the Exclusive Note Collateral) securing Indebtedness and other Obligations under the Credit Agreement that were permitted by the terms of the indenture to be incurred;

(10)
Liens on FF&E or other property or assets to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," so long as such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(11)
Liens, pledges or deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, appeal bonds and other obligations of like nature, in each case, in the ordinary course of business, and lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

(12)
without duplication, (i) Government Transfers, and (ii) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries incurred in the ordinary course of business;

(13)
Liens on Equity Interests in, and assets of, Unrestricted Subsidiaries of Wynn Las Vegas that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(14)
Liens on assets or property of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries arising by reason of any attachment or judgment not constituting an Event of Default under the indenture, so long as:

(a)
such Liens are being contested in good faith by appropriate proceedings, and

(b)
such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP;

(15)
to the extent constituting Liens, ground leases and subleases in respect of the real property owned or leased by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, to the extent that such ground leases and subleases are permitted under the indenture and the Collateral Documents and any leasehold mortgage on the lessee's leasehold interest in the underlying real property in favor of any party financing the lessee under any such lease or sublease, so long as:

(a)
neither Issuer nor any Restricted Entity nor any of their respective Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing, and

(b)
the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable mortgage securing the notes, or a Guarantee of the notes, as the case may be;

(16)
Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries, so long as any such financing statement does not cover any property other than the property subject to such lease and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(17)
Liens securing Permitted Refinancing Indebtedness incurred in accordance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," so long as:

(a)
the Indebtedness being refinanced by such Permitted Refinancing Indebtedness was secured, and

(b)
such Liens do not at any time encumber any assets or property other than the assets or property secured by the Indebtedness being refinanced by such Permitted Refinancing Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(18)
Liens securing Indebtedness incurred in accordance with clauses (10), (11) and (12) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity";

(19)
Liens created or expressly contemplated by the Affiliate Agreements, in each case as in effect on the date of the indenture, so long as such Liens do not secure Indebtedness;

(20)
Liens securing Hedging Obligations permitted to be incurred in accordance with clause (5) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity";

(21)
licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(22)
Liens on cash disbursed pursuant to the Disbursement Agreement and deposited with, or held for the account of, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries securing reimbursement obligations under performance bonds, guaranties, trade letters of credit, bankers' acceptances or similar instruments permitted under clause (14) of the second paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity," granted by Wynn Las Vegas, any

  Restricted Entity or any of their respective Restricted Subsidiaries in favor of the issuers of such performance bonds, guaranties, trade letters of credit or bankers' acceptances, so long as:

  (a)
  any cash disbursed to secure such reimbursement obligations is invested in Permitted Securities only, and

  (b)
  the amount of cash and/or Permitted Securities secured by such Liens does not exceed 110% of the amount of the Indebtedness secured thereby (ignoring, for purposes of this clause (b), any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(23)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(24)
Liens not specified in clauses (1) through (23) above and not otherwise permitted by the covenant described under the caption "—Certain Covenants—Liens," so long as the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $1.0 million at any one time (collectively for all assets and property subject to such Liens).

With respect to any Collateral, notwithstanding the definition of "Permitted Liens," a Lien shall not be a Permitted Lien on such Collateral except to the extent that any applicable Collateral Document expressly permits the applicable Person to create, incur, assume or suffer to exist such Lien on such Collateral.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, amend and restate, restate, defease or refund other Indebtedness of any Person (other than intercompany Indebtedness), so long as:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith), so long as if such Indebtedness is secured by a Lien described in clause (10) of the definition of "Permitted Liens," the principal amount, or accreted value will not exceed the then current fair market value of the asset so encumbered;

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees of the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is incurred by the Person that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Securities" means:

(1)
marketable direct obligations issued by, or unconditionally quaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition; or

(2)
shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (1) of this definition.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Phase II Land" means the approximately 20-acre portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

        "Plans and Specifications" has the meaning given that term in the Disbursement Agreement.

        "Point of Diversion" means, with respect to any Water Permit, the location designated under such Water Permit where a well can be located for the draw of water under such Water Permit.

        "Presumed Tax Liability" means, for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to Wynn Las Vegas, the Completion Guarantor, any Restricted Entity or any of their respective Restricted Subsidiaries that (i) are, or were previously, deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

        "Presumed Tax Rate" with respect to any Person for any period means the highest effective combined Federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal Federal income tax rate and the highest marginal Nevada and Las Vegas income tax rates (after giving effect to the Federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person's only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in Wynn Las Vegas, the Completion Guarantor, any Restricted Entity or any of their respective Restricted Subsidiaries that is a Pass Through Entity). In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

        "Primary Note Collateral" means all Collateral, other than the FF&E Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

        "Principal" means Stephen A. Wynn.

        "Project" means the Le Rêve Casino Resort, a large scale luxury hotel and destination casino resort, with related parking structure and golf course facilities to be developed on the

Project Site, all as more particularly described in the applicable exhibit to the Disbursement Agreement.

        "Project Assets" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding any obsolete personal property determined by Wynn Las Vegas' board of directors to be no longer useful or necessary to the operations or support of the Project.

        "Project Budget" means the Project Budget attached as an exhibit to the Disbursement Agreement.

        "Project Lease and Easement Agreements" means:

(1)
the Golf Course Lease,

(2)
the Parking Facility Lease,

(3)
the Driving Range Lease,

(4)
the Office Building Lease,

(5)
the Shuttle Easement Agreement, and

(6)
the Dealership Lease Agreement,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "Amendments to Certain Agreements."

        "Project Related Indebtedness" means Indebtedness for borrowed money incurred by Wynn Resorts, the proceeds of which are contributed, directly or indirectly, as common equity capital to Wynn Las Vegas and its Restricted Subsidiaries, so long as neither Issuer, no Restricted Entity nor any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity:

(1)
provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) as to such Indebtedness,

(2)
is directly or indirectly liable as a guarantor or otherwise as to such Indebtedness, or

(3)
constitutes the lender of such Indebtedness.

        "Project Site" means the approximately 212-acre site upon which the Project will be located, together with all easements, licenses and other rights running for the benefit of Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries and/or appurtenant thereto, and all as more particularly described in the exhibit captioned "Project Site" in the indenture.

        "Qualified Equity Offering" means a bona fide offering of common stock (other than Disqualified Stock) of Wynn Resorts which results in gross proceeds to Wynn Resorts of at least $50.0 million, to the extent that such gross receipts are contributed as a cash common equity contribution to Wynn Las Vegas.

        "Qualified Intercompany Agreement" means any agreement entered into by or among one or more of the Restricted Entities, on the one hand, and one or more of Wynn Resorts or any of its Subsidiaries, on the other hand, for the provision of goods, rights and/or services to be used in Permitted Businesses related to or in connection with and, in any event, for the benefit of, the Project, so long as the Affiliate Transactions effected under such Qualified Intercompany Agreement satisfy the requirements of the covenant captioned "—Transactions with Affiliates."

        "Related Party" means:

(1)
any 80% (or more) owned Subsidiary, heir, estate, lineal descendent or immediate family member of the Principal; or

(2)
any trust, corporation, partnership or other entity, the beneficiaries, equity holders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

        "Released Assets" means any item of Collateral for which conditions to its release are expressly set forth in the indenture or the Collateral Documents (it being understood that conditions incorporated by reference to the Credit Agreement or other documents shall be considered expressly set forth for this purpose), and as to which such conditions have been met, including, subject to meeting the applicable conditions, the Golf Course Land, the Phase II Land, the funds securing the Completion Guarantee (initially, $50.0 million) and the funds deposited in the Liquidity Reserve Account (initially, $30.0 million). Any such item of Collateral shall cease to be a Released Asset in the event, and to the extent, that Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries is required to grant a security interest therein in favor of the trustee to secure the notes or a guarantee of the notes pursuant to the covenants captioned "—Release of Golf Course Land and Phase II Land—Release of Portions of the Golf Course Land" and "—Release of Golf Course Land and Phase II Land—Release of the Phase II Land."

        "Replacement Aircraft" means the corporate aircraft to be acquired with Replacement Aircraft Indebtedness.

        "Replacement Aircraft Indebtedness" means Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations incurred by Wynn Resorts or a direct Wholly Owned Subsidiary (which may be a trust) of Wynn Resorts (other than Wynn Capital, Wynn Las Vegas, any Restricted Entity or any of their respective Restricted Subsidiaries) for the purpose of financing all or part of the purchase price of a Replacement Aircraft, so long as:

(1)
the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the Replacement Aircraft purchased with the proceeds thereof,

(2)
the aggregate principal amount of such Indebtedness does not exceed $55.0 million at any time outstanding, and

(3)
neither Issuer, no Restricted Entity nor any of their respective Restricted Subsidiaries:

(a)
provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) as to such Indebtedness,

(b)
is directly or indirectly liable as a guarantor or otherwise as to such Indebtedness, or

(c)
constitutes the lender of such Indebtedness.

        "Restricted Entity" means any of Desert Inn Water Company, LLC, Valvino Lamore, Wynn Design, Wynn Resorts Holdings, Las Vegas Jet, LLC, World Travel, LLC and Palo, LLC.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means (1) as to Wynn Las Vegas, any Subsidiary of Wynn Las Vegas that is not an Unrestricted Subsidiary, or (2) as to any Restricted Entity, any Subsidiary

of a Restricted Entity, other than (a) any other Restricted Entity, (b) the Issuers or (c) any Subsidiary of either Issuer.

        "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

        "Shuttle Easement Agreement" means the Easement Agreement, dated as of the date of the indenture, among Wynn Resorts Holdings, Valvino Lamore and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Significant Restricted Entity" means:

(1)
Valvino Lamore,

(2)
Wynn Resorts Holdings,

(3)
Desert Inn Water Company, or

(4)
any Restricted Entity if it (a) contributes at least 10% of the Restricted Entities' total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of the Restricted Entities' total assets on a consolidated basis.

        "Significant Restricted Subsidiary" means:

(1)
with respect to any Restricted Subsidiary of Wynn Las Vegas, such Subsidiary if it (a) contributes at least 10% of Wynn Las Vegas' and its Restricted Subsidiaries' total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of Wynn Las Vegas' and its Restricted Subsidiaries' total assets on a consolidated basis, and

(2)
with respect to any Restricted Subsidiary of a Restricted Entity, such Subsidiary if it (a) contributes at least 10% of the Restricted Entities' and their Restricted Subsidiaries' total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of the Restricted Entities' and their Restricted Subsidiaries' total assets on a consolidated basis.

        "Solvent" means, when used with respect to any Person, as of any date of determination:

(1)
the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceeds the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,

(2)
such Person does not reasonably expect that such person may be unable to pay the liability of such Person on its debts as such debts become absolute and matured,

(3)
such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business,

(4)
such Person will be able to pay its undisputed debts generally as they mature, and

(5)
such Person is not insolvent within the meaning of any applicable requirements of law.

        In addition, for purposes of this definition, (a) "debt" means liability on a "claim," and (b) "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders Agreement" means that certain Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, as in effect on the date of the indenture.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Tax Amount" means, with respect to any period, (1) in the case of any direct or indirect member of any of Wynn Las Vegas, the Completion Guarantor, any Restricted Entity or any of their respective Restricted Subsidiaries that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect member, and (2) with respect to any of Wynn Las Vegas, the Completion Guarantor, the Restricted Entities or any of their respective Restricted Subsidiaries that are Consolidated Members, the aggregate federal income tax liability such Persons would owe for such period if each was a corporation filing federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

        "Tax Distribution" means a distribution in respect of taxes pursuant to clause (5) of the second paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments."

        "Tax Indemnification Agreement" means the Tax Indemnification Agreement, dated as of the date of the indenture, among Wynn Resorts, Valvino Lamore, Stephen A. Wynn, Aruze USA, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Growth Fund Series, and Kenneth R. Wynn Family Trust dated February 20, 1985, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes as a result of such Persons equity ownership of Wynn Las Vegas, the Completion Guarantor, any Restricted Entity or any of their respective Restrictive Subsidiaries that are Pass Through Entities for such period, so long as all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code are included in taxable income or loss.

        "Unrestricted Subsidiary" means (1) Desert Inn Improvement Co., (2) Wynn Completion Guarantor, LLC and (3) any Subsidiary of Wynn Las Vegas, other than Wynn Capital that is designated by the board of directors of Wynn Las Vegas as an Unrestricted Subsidiary pursuant to a resolution of the board of directors (and any Subsidiary of each such Unrestricted Subsidiary), but only to the extent that such Subsidiary of Wynn Las Vegas:

(1)
has no Indebtedness other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person than those that (a) might be obtained at the time from Persons who are not Affiliates of such Person, (b) are Permitted Investments or transactions permitted as Restricted Payments under the covenant described above under the caption "Certain Covenants—Restricted Payments, or (c) are Affiliate Transactions permitted under the first paragraph of the covenant described above under the caption "Certain Covenants—Transactions with Affiliates";

(3)
is a Person with respect to which neither Issuer, nor any Restricted Entity, nor any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, nor any Guarantor has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any Guarantor; and

(5)
has at least one director on its board of directors that is not a director or executive officer of either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any Guarantor and has at least one executive officer that is not a director or executive officer of either Issuer, any Restricted Entity, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity, or any Guarantor.

        Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of Wynn Las Vegas' board of directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary of Wynn Las Vegas would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of Wynn Las Vegas for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," Wynn Las Vegas shall be in default of such covenant. The board of directors of Wynn Las Vegas may at any time designate Desert Inn Improvement Co. or any Unrestricted

Subsidiary of Wynn Las Vegas to be a Restricted Entity or a Restricted Subsidiary, as the case may be. Such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Entity or a Restricted Subsidiary of Wynn Las Vegas, as the case may be, of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

        "Valvino Water Permit Transfer" means the transfer of the Valvino Water Permits by Valvino Lamore to Wynn Las Vegas at no cost, in accordance with all requirements of law and pursuant to all necessary consents of Governmental Authorities (including, if applicable, the Nevada Public Utilities Commission and the State of Nevada, Division of Water Resources), so long as:

(1)
the designated place of use for water available for draw under the Valvino Water Permits shall include the real property upon which the water features of the Le Reve casino are located,

(2)
either (i) no Points of Diversion with respect to the Water Permits and the wells associated with the Water Permits are located on the Phase II Land or (ii) Valvino Lamore shall have transferred at no cost:

(a)
in the case of Points of Diversion with respect to the Valvino Water Permits and DIIC Casino Water Permit and the wells associated therewith located on the Phase II Land, such easements to Wynn Las Vegas as are necessary for Wynn Las Vegas to access such Points of Diversion, own and operate such wells and transport the water drawn therefrom to the water features of the Le Reve casino, and

(b)
in the case of Points of Diversion with respect to all other DIIC Water Permits and the wells associated therewith located on the Phase II Land, such easements to Wynn Las Vegas and Wynn Resorts Holdings as are necessary for Wynn Las Vegas and Wynn Resorts Holdings to access such Points of Diversion, own and operate such wells and transport the water drawn at such Points of Diversion and from such wells to the Golf Course Land, and

(3)
Wynn Las Vegas and Wynn Resorts Holdings, as the case may be, shall have taken all actions required pursuant to the covenant captioned "—Additional Collateral; Acquisition of Assets or Property" with respect to any assets or property acquired pursuant to clause (2)(ii) above.

        "Valvino Water Permits" means, collectively, the permits identified as of the date of the indenture Permit No. 60164 (Cert. 15447) and Permit No. 60165 (Cert. 15448), in each case as shown in the records of the State of Nevada, Division of Water Resources, in Carson City, Nevada (and any successor or replacement permits thereto).

        "Water Companies" means:

(1)
Desert Inn Water Company, LLC, a Nevada limited liability company, and

(2)
Desert Inn Improvement Co., a Nevada corporation.

        "Water Permits" means, collectively, the DIIC Water Permits and the Valvino Water Permits.

        "Water Rights" means, (1) with respect to any Person, all of such Person's right, title and interest in and to any water stock, permits or entitlements and any other water rights related to or appurtenant to property owned or leased by such Person, and (2) with respect to any property, any water stock, permits or entitlements and any other water rights related to or appurtenant to such property.

        "Water Rights Transfer" means collectively, (1) the Valvino Water Permit Transfer and (2) the DIIC Water Transfer.

        "Water Show Entertainment Production Agreement" means the Agreement, dated January 25, 2001, between Wynn Resorts Holdings and Calitri Services and Licensing Limited Liability Company, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Water Supply Agreement" means the Water Supply Agreement, dated as of the date of indenture, between Desert Inn Improvement Co. and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Water Utility Land" means the approximately 0.17 acre tract of land located on the Golf Course Land owned by Desert Inn Improvement Co., as more particularly described in an exhibit to the Disbursement Agreement.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

        "Wynn Capital" means Wynn Las Vegas Capital Corp., a Nevada corporation.

        "Wynn Design" means Wynn Design & Development, LLC, a Nevada limited liability company."

        "Wynn Design Agreement" means the Wynn Design Agreement, dated as of October 4, 2002, between Wynn Las Vegas and Wynn Design, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Wynn Employment Agreement" means the Employment Agreement, dated as of October 4, 2002, between Wynn Resorts and Stephen A. Wynn, as amended, modified or otherwise supplemented from time to time in accordance with the covenant caption "—Amendments to Certain Agreements."

        "Wynn Group Entities" means (1) Palo, LLC, (2) Wynn Design, and (3) each of their respective Subsidiaries.

        "Wynn Las Vegas" means Wynn Las Vegas, LLC, a Nevada limited liability company.

        "Wynn Put Agreement" means the Agreement, dated as of June 13, 2002, among Stephen A. Wynn and Wynn Resorts, relating to the Buy-Sell Agreement, as amended, modified or otherwise supplemented from time to time in accordance with the Wynn Resort Agreement."

        "Wynn Resorts" means Wynn Resorts, Limited, a Nevada corporation.

        "Wynn Resorts Agreement" means the Wynn Resorts Agreement, dated as of the date of the indenture, by Wynn Resorts, in favor of the trustee.

        "Wynn Resorts Holdings" means Wynn Resorts Holdings, LLC, a Nevada limited liability company (formerly known as Wynn Resorts, LLC).

DESCRIPTION OF OTHER INDEBTEDNESS

        The following discussion summarizes the material terms of certain material agreements to which certain of our subsidiaries will be parties. However, this summary is qualified in its entirety by reference to the relevant agreements described herein.

Credit Facilities

        Wynn Las Vegas will enter into credit facilities with a syndicate of lenders and Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc, as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent, and J.P. Morgan Securities Inc., as joint documentation agent, as follows:

  •
  a $750 million senior secured revolving credit facility under which we can borrow for a period of six years beginning on the closing date. The revolving credit facility will mature six years after the closing date. We may use up to $25 million of the revolving credit facility for letters of credit, and after Le Rêve opens, we may use up to $10 million of the revolving credit for swing line loans; and

  •
  a $250 million delay draw senior secured term loan facility under which we can borrow for a period of twenty-seven months beginning on the closing date. The delay draw term loan facility will mature seven years after the closing date, and will require quarterly principal payments, scheduled to begin after Le Rêve opens.

        When borrowings outstanding under our revolving credit facility equal or exceed $200 million, lead arrangers holding a majority of the commitments of the lead arrangers will have the right to convert $100 to $400 million of the amounts outstanding under our revolving loan to term loans, on the same terms and conditions as those made under our delay draw term loan facility. The commitments of the lenders to make revolving loans to us will be permanently reduced by the amount of any revolving loans that are converted to term loans, and the outstanding loans under our delay draw term loan facility will be correspondingly increased.

        We expect to use a total of $713.2 million of the proceeds of the credit facilities to finance development and construction of Le Rêve and to meet our pre-opening expenses and debt service obligations with an additional anticipated $33.8 million of such proceeds being available to us for debt service in the event that it takes us longer to complete Le Rêve than we expect. After Le Rêve opens, the issuers and the restricted entities may use any remaining revolving credit availability, including the final $3 million of availability which may not be used until Le Rêve is completed, for operating expenses and other general corporate purposes.

  Interest and Fees

        Subject to certain exceptions, amounts borrowed under the credit facilities will bear interest, as follows:

  •
  before Le Rêve opens, borrowings will bear interest, at Wynn Las Vegas' election, at either (i) the base rate plus a margin still to be determined for both revolving loans and term loans or (ii) the reserve adjusted Eurodollar Rate plus 4.00% per annum for revolving loans or the reserve adjusted Eurodollar Rate plus 4.25% per annum for term loans; and

  •
  after Le Rêve opens, the interest rate will be the base rate or reserve adjusted Eurodollar Rate, as Wynn Las Vegas elects, plus, in either case, a margin based on our leverage ratio.

        Wynn Las Vegas will be required to obtain interest rate protection through interest rate swaps, caps or other similar arrangements against increases in the interest rates with respect to not less than $125 million of term loan availability, and up to $200 million of revolving credit loans that are converted to term loans.

        Until Le Rêve opens, Wynn Las Vegas will pay, quarterly in arrears, 2.00% per annum on the daily average of unborrowed availability under our revolving credit facility.

        After Le Rêve opens, the annual fee Wynn Las Vegas will be required to pay for unborrowed amounts, if any, under our revolving credit facility will be determined by a grid based on our leverage ratio. For unborrowed amounts under our delay draw term loan facility, Wynn Las Vegas will pay, quarterly in arrears, 2.50% per annum from the closing date until December 31, 2002, 3.00% per annum from January 1, 2003 to June 30, 2003 and after June 30, 2003, 4.00% per annum, in each case, calculated based on the daily average of the unborrowed amounts under our delay draw term loan facility.

  Completion Guarantee

        A special purpose subsidiary of Wynn Las Vegas will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of its initial public offering to that subsidiary to support that subsidiary's obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly rated securities, and pledged to the senior lenders under the credit facilities and the holders of the second mortgage notes as security for the completion guarantee. Pursuant to the disbursement agreement, these funds will become available to us on a gradual basis to apply to the costs of the project only after fifty percent of the Le Rêve construction work has been completed. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the holders of the second mortgage notes, will be permitted to exercise remedies against such sums and apply such sums and apply such sums against the obligations under their respective documents. After completion and opening of Le Rêve, any amounts remaining in this account will be released to Wynn Resorts.

  Guarantees

        Under the credit facilities, subsidiaries and certain affiliates of Wynn Las Vegas will be considered restricted entities and will guarantee the obligations of Wynn Las Vegas under the credit facilities. In the event that Wynn Resorts guarantees other specified indebtedness prior to meeting a prescribed leverage ratio and debt rating test, then Wynn Resorts will also be required to guarantee the credit facilities and the second mortgage notes, subject to certain limited exceptions. The obligations of each guarantor under its guarantee will be limited as necessary to reduce the risk that the guarantee would be treated as a fraudulent conveyance under applicable law. Each guarantee of the obligations under the credit facilities will be a senior secured obligation of each guarantor, secured by a security interest in certain of the guarantors' existing and future assets, and will rank pari passu in right of payment with any existing and future senior indebtedness of the guarantors. In addition, each guarantee will rank senior in right of payment to all of the existing and future subordinated indebtedness of each guarantor.

  Security

        Subject to certain exceptions, compliance with all applicable laws, including gaming laws and regulations, and obtaining any necessary regulatory approvals, our obligations under the credit facilities will be secured (subject to permitted liens) by:

  •
  a first priority security interest in a liquidity reserve account to be funded prior to closing of the credit facilities with cash or short-term, highly rated securities in an amount equal to $30 million, to secure the completion of the construction and opening of Le Rêve. Amounts on deposit in the liquidity reserve account will be applied to the costs of the design, construction and operation of Le Rêve in accordance with the disbursement agreement. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. After Wynn Las Vegas and its restricted subsidiaries have met certain earnings before interest, taxes, depreciation and amortization targets for a period of four full consecutive fiscal quarters after Le Rêve opens, any remaining amounts in the liquidity reserve account will be used to reduce the outstanding balance of the revolving credit facility but without reducing the revolving credit facility commitment;

  •
  a first priority pledge of all equity interests in the issuers and the restricted entities to the extent permitted by applicable law;

  •
  first mortgages on all real property constituting Le Rêve, including initially the 20-acre parcel located next to Le Rêve and the golf course parcel, as well as substantially all appurtenant rights owned by our affiliates necessary for the development, construction and operation of Le Rêve, subject to release of the 20-acre parcel, the golf course parcel and certain other assets upon meeting certain maximum leverage tests, minimum earnings before interest, taxes, depreciation and amortization requirements and minimum credit ratings after opening, in each case as may be applicable;

  •
  a first priority security interest in substantially all of the other existing and future assets of the issuers and the restricted entities other than the collateral securing the FF&E facility, subject to certain exceptions, and further subject to release of certain assets upon meeting certain maximum leverage tests, minimum earnings before interest, taxes, depreciation and amortization requirements and minimum credit ratings after opening, in each case as may be applicable; and

  •
  a second priority security interest on the furniture, fixtures and equipment securing the FF&E facility, excluding the aircraft. See "—FF&E Facility."

        If Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the credit facilities may be secured by liens of equal priority on the same Wynn Resorts assets. The security interests in these assets may be released if certain tests are met.

        Wynn Las Vegas' obligations under the credit facilities will not be secured by any interest in the secured account holding the proceeds of the second mortgage notes.

  Prepayments

        Wynn Las Vegas will be required to make mandatory prepayments of indebtedness under the credit facilities from the net proceeds from all asset sales and condemnations, debt offerings (other than those constituting permitted debt) and, subject to a reinvestment period, asset sale and insurance or condemnation proceeds received by the issuers and the restricted entities, in each case with specified exceptions. Wynn Las Vegas will also be required to make mandatory payments of indebtedness under the credit facilities from a percentage of our excess cash flow, initially 75%, and decreasing based on our leverage ratio to 50%, and then to be eliminated. Wynn Las Vegas will have the option to prepay all or any portion of the indebtedness under the credit facilities at any time without premium or penalty.

  Covenants

        The issuers and the restricted entities will be required to comply with negative and affirmative covenants, including, among other things, limitations on:

  •
  indebtedness;

  •
  guarantees;

  •
  restricted payments;

  •
  mergers and acquisitions;

  •
  negative pledges;

  •
  liens;

  •
  dividends and distributions;

  •
  transactions with affiliates;

  •
  leases;

  •
  scope changes and modifications to material contracts;

  •
  sales of assets; and

  •
  capital expenditures.

        Additionally, the issuers and the restricted entities will be required to comply with certain financial ratios and other financial covenants such as:

  •
  minimum fixed charge coverage;

  •
  minimum earnings before interest, taxes, depreciation and amortization;

  •
  total debt to earnings before interest, taxes, depreciation and amortization; and

  •
  minimum net worth.

  Conditions to Availability of Funds

        The conditions to all borrowings before final completion of Le Rêve will consist of those set forth under the disbursement agreement. See "Disbursement Agreement." Borrowings of revolving loans after final completion of Le Rêve will be subject to prior written notice of borrowing, the accuracy of representations and warranties, the absence of any default or event of default and certain other customary conditions to borrowing.

  Events of Default

        The credit facilities will contain customary events of default, including the failure to make payments when due, defaults under other material agreements or instruments of indebtedness of specific amounts, loss of material licenses or permits (including gaming licenses), failure or inability to complete Le Rêve by the outside completion date (subject to force majeure extension), loss of material contracts, noncompliance with covenants, material breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, ERISA matters, impairment of security interests in collateral, change of control and, prior to final completion of Le Rêve, specified events under the disbursement agreement, subject in some cases to applicable notice provisions and grace periods. See "Disbursement Agreement." Events of default will apply to the issuers and the restricted entities and, in some cases, to Wynn Resorts.

FF&E Facility

        Wynn Las Vegas has entered into an engagement letter with Bank of America, N.A., Banc of America Leasing & Capital LLC and Deutsche Bank Securities Inc. for a $188.5 million FF&E facility, and the placement agent for the FF&E facility has received commitments from the lenders who will enter into the FF&E facility. The FF&E facility will provide financing and refinancing for furniture, fixtures and equipment to be used at Le Rêve. Wynn Las Vegas intends to use approximately $28.5 million of the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel by means of a loan to be evidenced by an intercompany note from World Travel, secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft. Valvino acquired World Travel from Mr. Wynn and has guaranteed the Bank of America loan. Valvino intends to contribute the equity interests it holds in World Travel to Wynn Las Vegas prior to the consummation of this offering. Wynn Las Vegas may use additional proceeds of the FF&E facility to finance up to 75% of the purchase price of other furniture, fixtures or equipment or refinance other furniture, fixtures or equipment purchased with the proceeds of this offering or other funds. With respect to borrowings under the FF&E facility, Wynn Las Vegas will have the same interest rate elections and pricing at corresponding levels as under the credit facilities. Wynn Las Vegas may also use proceeds of the FF&E facility to refinance a replacement corporate aircraft, in which case Wynn Las Vegas would request the FF&E lenders to increase the total commitment under the FF&E facility by $10.0 million to $198.5 million. Entering into the FF&E facility will be a condition to the consummation of this offering. For more information, see "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Transactions—Aircraft Arrangements."

INTERCREDITOR AGREEMENTS

Project Lenders Intercreditor Agreement

        The project lenders intercreditor agreement will be entered into between the agent under our credit facilities and the trustee on behalf of the second mortgage note holders. The project lenders intercreditor agreement confirms that the liens granted to second mortgage note holders with respect to our assets and the assets pledged by the guarantors of the credit facilities and the second mortgage notes, other than the proceeds of this offering, are junior to liens on such assets granted to the lenders under the credit facilities. The project lenders intercreditor agreement also provides the lenders under our credit facilities with certain rights to make decisions regarding us, the guarantors and the pledged assets without the consent of the second mortgage note holders, and the agreement further materially limits the rights of the second mortgage note holders to object to these decisions or to pursue remedies against us, the guarantors or the pledged assets. You should review the project lenders intercreditor agreement for a complete statement of its terms and conditions.

  "Permanent" Standstill With Respect to Second Mortgage Notes

        The project lenders intercreditor agreement provides that:

  •
  if there is a payment default or an acceleration with respect to the credit facilities then the agent under the credit facilities shall have the right to notify the trustee of such default and any payments thereafter received by the second mortgage note holders (continuing until such time, if any, as all such defaults have been cured) shall be turned over to the agent under our credit facilities for application against the indebtedness under the credit facilities; and

  •
  at any time that there is any outstanding indebtedness under our credit facilities, the trustee (and the second mortgage note holders) shall not be permitted to exercise any remedies with respect to the collateral following a default under the second mortgage notes except with the prior consent of the agent under our credit facilities. In particular, the trustee will not have the right to commence foreclosure proceedings against any portion of the collateral, or take other actions with respect to the collateral, without the consent of the agent under our credit facilities.

Notwithstanding the foregoing, the trustee shall have the right upon a default:

  •
  to take actions to preserve or protect the liens securing the second mortgage notes (so long as the actions are not adverse to the lenders under the credit facilities);

  •
  to purchase or pay off all amounts owed under the credit facilities (provided that the second mortgage note holders shall not be required in such circumstances to pay any prepayment charges payable under the terms of the credit facilities);

  •
  to accelerate the indebtedness under the second mortgage notes; and

  •
  to commence an involuntary bankruptcy proceeding with respect to Wynn Las Vegas, Wynn Capital and/or any of the guarantors of the second mortgage notes.

  Enforcement of Security Documents

        The project lenders intercreditor agreement provides that, at any time that there is any outstanding indebtedness under the credit facilities, the agent under our credit facilities shall have the right to manage, perform and enforce the terms of the security documents evidencing the liens in favor of the lenders under the credit facilities. Such enforcement actions may include:

  •
  enforcement of the FF&E intercreditor agreement on behalf of the lenders under the credit facilities and the second mortgage note holders;

  •
  exercise of rights of setoff; and

  •
  delivery of notices, claims and demands relating to the collateral, including instructions to depositary institutions holding pledged accounts to suspend further disbursements from such accounts.

The trustee and the second mortgage note holders waive any right to affect the method or challenge the appropriateness of any such action taken by the agent under our credit facilities. Notwithstanding the foregoing, the agent under our credit facilities agrees that:

  •
  until such time as there is a payment default or an acceleration with respect to the indebtedness under the credit facilities, the agent shall not instruct any depositary institutions holding pledged accounts to suspend disbursements for expenses reasonably necessary or appropriate for the conduct of the business of Wynn Las Vegas or Wynn Capital, or for payment of debt service on permitted secured debt (including the second mortgage notes and the FF&E facility), and

  •
  at any time when the outstanding indebtedness under the credit facilities is less than $100,000,000 and unless otherwise agreed by the trustee, the agent under our credit facilities shall not complete a foreclosure sale with respect to the pledged collateral on account of a particular default until at least 180 days after the trustee has received written notice of the default; provided that this limitation shall not limit foreclosure of liens granted by any of the guarantors with respect to the credit facilities to the extent that such liens encumber equity interests in Wynn Las Vegas, Wynn Capital or any of their affiliates, or the foreclosure of other assets that are not related in a material respect to the operation of the business at the project.

  Further Authority of the Agent under our Credit Facilities to Effect Waivers and Amendments

        The project lenders intercreditor agreement provides that from and after the first funding under the credit facilities, the agent under our credit facilities shall have the right to waive defaults and effect amendments under the disbursement agreement and the security documents without being required to obtain the consent of the trustee or the holders of the second mortgage notes. Any such waivers or amendments shall be effective with respect to the second mortgage notes. Notwithstanding the foregoing, except with respect to the Phase II land and the golf course parcel and related collateral, any such waiver or amendment approved by the lenders under the credit facilities shall not release liens on the collateral or modify any provisions of the second mortgage notes indenture without the consent of the trustee. The agent under our credit facilities is further authorized to effect certain amendments regarding the scope of the project without the consent of the trustee, the holders of the second mortgage notes or the FF&E lenders. See "Disbursement Agreement."

  Intercreditor Arrangements in Bankruptcy

        The project lenders intercreditor agreement provides that in any bankruptcy of Wynn Las Vegas, Wynn Capital or any of the guarantors, the trustee and the second mortgage note holders shall not:

  •
  challenge the liens of the lenders under the credit facilities (and the lenders correspondingly shall agree not to take any action challenging the liens in favor of the second mortgage note holders);

  •
  oppose or contest any motion of the agent under our credit facilities for relief from the automatic stay or any injunction against foreclosure or enforcement of the credit facilities;

  •
  oppose or contest a credit bid of indebtedness under the credit facilities at any foreclosure sale;

  •
  oppose or contest any use of cash collateral that has been approved by the agent under our credit facilities, so long as such use of cash collateral calls for:

            (1)  payment of expenses reasonably necessary or appropriate for the conduct of the business of Wynn Las Vegas or Wynn Capital, or for the preservation of the collateral;

            (2)  payment of debt secured by liens upon the collateral that are senior to the liens securing the second mortgage notes; or

            (3)  payment of bankruptcy administrative expenses;

  •
  vote to accept any plan of reorganization or restructuring plan unless lenders holding two-thirds of the outstanding amount of loans under the credit facilities have voted to accept such plan.

The foregoing provisions shall not restrict the trustee and the second mortgage note holders from voting unsecured claims based upon the indebtedness owed on the second mortgage notes, or from contesting any valuation of the collateral asserted for purposes of valuing the secured claims of the lenders under the credit facilities and/or the second mortgage note holders (except that the trustee and the second mortgage note holders shall not have the right to assert the lack of adequate protection of their liens as a basis for opposing relief sought in the bankruptcy that has been approved by the agent under our credit facilities.)

  Certain Waivers by Second Mortgage Note Holders

        Under the project lenders intercreditor agreement, the second mortgage note holders waive certain rights generally afforded junior creditors relative to senior creditors under applicable law, including each of the following:

  •
  any right of marshaling accorded to a junior lienholder under equitable principles.

  •
  any right to challenge the liens of the lenders under the credit facilities based upon any of the following:

            (1)  the disbursement of any funds under the credit facilities (even if conditions to such advances have not been satisfied, so long as the maximum amount of senior lien debt permitted by the second mortgage notes indenture is not exceeded, See "Description of the Second Mortgage Notes");

            (2)  a change in the dates or terms for payments under our credit facilities;

            (3)  an increase or reduction in the available credit under the credit facilities or the amounts payable on debt outstanding thereunder (provided that the maximum amount of senior lien debt permitted by the second mortgage notes indenture is not exceeded, See "Description of the Second Mortgage Notes");

            (4)  failure to take necessary or appropriate action to enforce or perfect any lien; or

            (5)  any exercise of rights or remedies under any security documents with respect to the credit facilities.

  •
  any claim arising out of any action or failure to act or any error of judgment or negligence on the part of the agent under our credit facilities other than gross negligence or willful misconduct, to the maximum extent permitted by law.

        The second mortgage note holders further waive any claim that the agent under our credit facilities has any duty, to keep the trustee or the second mortgage note holders informed as to circumstances bearing upon the risk of non payment of the credit facilities or the second mortgage notes.

  Intercreditor Arrangements Also Applicable to Refinancing

        The project lenders intercreditor agreement provides that the intercreditor arrangements described above also shall apply to any replacement debt arising as a consequence of refinancing of the credit facilities.

FF&E Intercreditor Agreement

        Pursuant to the FF&E intercreditor agreement, the bank agent on behalf of the lenders under the credit facilities, the trustee on behalf of the second mortgage note holders, and the FF&E agent on behalf of the FF&E lenders agree to various concepts concerning the relative rights and obligations of such lenders. The following summary of the material provisions of the FF&E intercreditor agreement is not meant to be complete and you should review the FF&E intercreditor agreement for a complete statement of its terms and conditions, including the definitions of terms used below. The FF&E intercreditor agreement focuses in particular on the exercise of remedies in respect of the furniture, fixtures and equipment financed under the FF&E facility, referred to as the FF&E collateral, and includes the following material provisions:

Lien Priorities.

        Under the FF&E intercreditor agreement, the FF&E agent, the bank agent and the trustee acknowledge and agree to the following lien priorities with respect to the collateral from and after the initial disbursement of loans under the FF&E facility other than the disbursement in respect of the refinancing of the aircraft:

  •
  the FF&E lenders will have a senior, first priority security interest in the FF&E collateral, including the aircraft collateral;

  •
  the lenders under the credit facilities will have a second priority security interest in the FF&E collateral excluding the aircraft collateral;

  •
  the second mortgage note holders will have a third priority security interest in the FF&E collateral excluding the aircraft collateral;

  •
  the lenders under the credit facilities and the second mortgage note holders shall have first and second priority liens, respectively, upon all other assets pledged by us and the restricted entities except that the second mortgage note holders shall have a first priority security interest in the proceeds of this offering.

  •
  the FF&E lenders shall not have a lien upon any of our assets or the assets of the restricted entities other than the FF&E collateral.

        In addition, each party has agreed not to challenge the other's liens.

Standstill Period.

        Should an event of default occur under the FF&E facility (i.e., after expiration of any applicable cure period afforded to us), then subject to certain limitations, the delivery of notice to such effect to the agent under our credit facilities and to the trustee shall commence a standstill period of 30 days, referred to as the "standstill period." The bank agent, or the trustee, if there is no outstanding bank debt at the time of the event of default, shall have the right to extend the standstill period for 30 days, if the event of default occurs before completion of Le Rêve, or 15 days, if the event of default occurs after completion of Le Rêve, in each case, so long as all interest, fees, indemnities and expenses of the FF&E lenders have been paid current.

        The FF&E intercreditor agreement provides that, unless otherwise agreed by the bank agent, or, if there is no indebtedness outstanding under the credit facilities, by the trustee, the FF&E lenders will not accelerate the FF&E facility, exercise any other remedies or terminate their lending commitment until after the expiration of the standstill period, as so extended. Notwithstanding the foregoing, the FF&E lenders shall be permitted to exercise remedies against Wynn Las Vegas, Wynn Capital and the FF&E collateral if a bankruptcy proceeding has been initiated by or against against Wynn Las Vegas, Wynn Capital or the guarantors or if the lenders under our credit facilities or the second mortgage note holders have commenced exercising remedies against us or the guarantors.

        If during the standstill period, as extended, all defaults under the FF&E facility are cured or waived to the satisfaction of the FF&E lenders and all defaults under the credit facilities are cured or waived to the satisfaction of the bank agent and the bank agent notifies the FF&E lenders that it has elected to reinstate the credit facilities and recommence funding under the credit facilities in accordance with the terms of the credit facilities, then the FF&E lenders also must reinstate the FF&E facility and recommence funding under the FF&E facility in accordance with the terms of the FF&E facility. Subject to certain exceptions, the foregoing standstill provisions shall apply only to the first event of default that occurs during the period prior to completion of the project and the first event of default that occurs during the period after completion of the project.

Payoff of Debt Allocable to FF&E Collateral and Release of FF&E Lenders Lien on FF&E Collateral.

        Under the FF&E intercreditor agreement, the bank agent and the trustee have the right to obtain the release of the lien of the FF&E lenders upon the FF&E collateral, other than the aircraft collateral, by paying off all indebtedness under the FF&E facility other than the portion of such indebtedness allocable to the aircraft collateral. Any such payment must include payment of all such amounts in full, including LIBOR breakage charges (if applicable), provided that such payment shall not include any prepayment premiums or like charges payable under the terms of the FF&E facility.

Provisions Relating to Junior Liens on FF&E Collateral.

        The FF&E intercreditor agreement includes the following provisions which apply to the liens of the lenders under the credit facilities and the second mortgage note holders on the FF&E collateral:

        Until and unless the indebtedness under the FF&E facility (other than the portion thereof allocable to the aircraft collateral) is paid in full as described under the subheading "Payoff of Debt Allocable to FF&E Collateral and Release of FF&E Lenders Lien on FF&E Collateral" above, the bank agent and the trustee shall not be permitted to exercise any remedies with respect to the FF&E collateral following a default under the credit facilities or indenture governing the second mortgage notes without the prior consent of the FF&E lenders. In particular, neither the bank agent nor the trustee will have the right to commence foreclosure proceedings against all or any portion of the FF&E collateral, or take other actions with respect to the FF&E collateral, without the written consent of the FF&E lenders.

        Notwithstanding the foregoing, under the FF&E intercreditor agreement each of the bank agent and the trustee, subject to terms of the project lenders intercreditor agreement, have the right, subject to certain limitations, upon a default under the credit facilities or the indenture governing the second mortgage notes, as the case may be:

  •
  to enforce remedies with respect to the FF&E collateral if the default occurs when there is no outstanding indebtedness under the FF&E facility;

  •
  to take actions to preserve or protect its liens or its right to excess proceeds derived from a sale in foreclosure of a senior lien, excluding any claim for adequate protection, so long as the actions are not adverse to the perfection, priority or enforcement of the liens in favor of the FF&E lenders, the value of the FF&E collateral or the rights of the FF&E lenders in the FF&E collateral;

  •
  to pay off the outstanding FF&E indebtedness as provided under the subheading Payoff of Debt Allocable to FF&E Collateral and Release of FF&E Lenders Lien on FF&E Collateral above;

  •
  to accelerate the indebtedness under the credit facilities or second mortgage notes, as the case may be; and

  •
  to commence an involuntary bankruptcy proceeding with respect to Wynn Las Vegas, Wynn Capital and/or any of the guarantors of the credit facilities or second mortgage notes, as the case may be.

        In any bankruptcy proceeding of Wynn Las Vegas, Wynn Capital or any of the guarantors, as debtor, the FF&E intercreditor agreement prohibits the bank agent and the trustee, in their capacities as junior lienholders on the FF&E collateral, from:

  •
  taking any action challenging the liens of the FF&E lenders (and the FF&E lenders correspondingly shall agree not to take any action challenging the liens in favor of the lenders under the credit facilities and the second mortgage note holders);

  •
  opposing or otherwise contesting any motion of the FF&E lenders for relief from the automatic stay or any injunction against foreclosure or enforcement of any liens of the FF&E lenders; or

  •
  opposing or otherwise contesting any exercise by the FF&E lenders of the right to credit bid any portion of the FF&E facility debt at any sale in foreclosure of any of the liens of the FF&E lenders.

        Notwithstanding the foregoing, the bank agent and the trustee shall not be in any respect restricted in voting any unsecured claims or claims secured by their collateral (other than their junior liens on the FF&E collateral) based upon the indebtedness owed on the credit facilities or the second mortgage notes, as applicable.

        Under the FF&E intercreditor agreement, each of the bank agent and the trustee waive each of the following with respect to their junior liens on the FF&E collateral:

  •
  any right of marshaling accorded to a junior lienholder, as against a senior lienholder, under equitable principles;

  •
  any right to challenge the validity, perfection, priority or enforceability of any liens of the FF&E lenders for any reason whatsoever, including any of the following, to the maximum extent permitted by law:

  •
  the disbursement of any funds under the FF&E facility, regardless of whether any conditions to such advances have not been satisfied so long as the maximum amounts of senior lien debt permitted by the credit facilities and the indenture governing the second mortgage notes have not been exceeded;

  •
  a change in the manner, place or terms of any payment under the FF&E facility, or an extension of the date on which any such payment is due, to the extent such changes are permitted;

  •
  an increase in the available credit under the FF&E facility or the reduction of interest, fees or other amounts payable in respect thereof or in respect of any debt outstanding thereunder so long as the maximum amounts of senior lien debt permitted by the credit facilities and the indenture governing the second mortgage notes have not been exceeded;

  •
  failure to take any action which may be necessary or appropriate in order to enforce or perfect any such lien; or

  •
  any exercise of rights or remedies by the FF&E lenders under any FF&E security documents.

  •
  To the maximum extent permitted by law, the bank agent and the trustee shall waive any claim against the FF&E lenders arising out of any action or failure to act or any error of judgment or negligence on the part of the FF&E lenders other than gross negligence or willful misconduct.

        Notwithstanding anything to the contrary set forth above, the FF&E intercreditor agreement provides that these limitations apply to the bank agent, the lenders under the credit facilities, the trustee and the second mortgage note holders solely in their respective capacities as holders of liens secured by the FF&E collateral. Nothing in the FF&E intercreditor agreement prevents or precludes the bank agent, the lenders under the credit facilities, the trustee or the second mortgage note holders from taking any action or asserting rights or claims which such parties may be entitled to take or assert in any other capacity, including as holders of unsecured claims against us or as lenders secured by collateral other than the FF&E collateral.

Cooperation with Foreclosure Purchaser.

        The FF&E intercreditor agreement requires the bank agent and the trustee to cooperate with any person or entity that acquires the FF&E collateral in a foreclosure or other sale proceeding to remove the FF&E collateral from the project. After any such foreclosure proceeding and the expiration of certain specified time periods, pending such removal by such purchaser, the bank agent and the trustee may remove such FF&E collateral and insure and store the same at their cost for the purchaser. Such purchaser shall be required to pay the costs of such storage and insurance from and after the expiration of a specified time period. The FF&E intercreditor agreement provides that such actions are not intended to prevent the lenders under our credit facilities or the second mortgage note holders from foreclosing on their collateral, other than the FF&E collateral.

Prepayment of Bank Facility and FF&E Facility.

        Except for refinancings of our credit facilities or the FF&E facility, each of the credit facilities and the FF&E facility shall require all prepayments by us under either such facility, other than prepayments from proceeds of the collateral, to be accompanied by a pro rata prepayment of the other facility and, in the case of the FF&E facility, between the debt allocable to the airplane collateral and the debt allocable to the other FF&E collateral (in each case, based on the outstanding principal amount of each such facility). Notwithstanding the foregoing, any prepayments of the revolving credit facility which are not accompanied by a corresponding reduction in the commitment under such facility shall be permitted without a corresponding prepayment of the FF&E facility.

Insurance Proceeds.

        Prior to completion of Le Rêve, the FF&E intercreditor agreement requires all casualty insurance proceeds to be used to repair the damaged property to the extent provided in the disbursement agreement. Subsequent to completion of the project, our right to use casualty insurance proceeds to rebuild shall be subject to the terms of the credit facilities and the indenture governing the second mortgage notes.

        If we are not permitted to use the proceeds for rebuilding (whether before or after completion), then the FF&E intercreditor agreement will require that the proceeds be allocated between the FF&E collateral and the other collateral securing the credit facilities and the second mortgage notes as follows:

  •
  if the insurance award allocates all or a portion of the proceeds thereof among the specific assets damaged (or the assets damaged consist exclusively of FF&E collateral or of collateral that does not include FF&E collateral), such proceeds shall be paid to the lender with a prior security interest in such assets; and

  •
  with respect to any other proceeds, such proceeds shall be allocated among the assets damaged in proportion to the magnitude of the losses for the respective damaged assets (with such losses measured by the diminution in value resulting from the casualty event).

        Any amounts so allocated shall be applied to reduce the indebtedness secured by such collateral, in order of priority.

Right to Remove FF&E Collateral.

        After the occurrence and during the continuance of an event of default under the FF&E facility, pursuant to the FF&E intercreditor agreement, the FF&E lenders have the following rights, subject to the limitations on exercise of remedies applicable during a standstill period:

  •
  to enter the project's real property, inspect and/or remove the FF&E collateral and all records relating thereto;

  •
  to take such other steps as are reasonably necessary or appropriate for a foreclosure sale of the FF&E collateral or the exercise of any other remedy with respect to the FF&E collateral or to protect the FF&E collateral; and

  •
  the limited right to store the FF&E collateral on site under certain circumstances and subject to certain exceptions.

Information Regarding Company.

        Under the FF&E intercreditor agreement, the FF&E lenders, the lenders under the credit facilities and the second mortgage note holders each are responsible for keeping themselves informed of our financial condition and all other circumstances bearing upon the risk of nonpayment of the respective debts owed to each of them. None of the bank agent, the FF&E agent or the trustee shall have any responsibility to advise any of the others (or the members of the others' lending groups) of such information or circumstances.

Intercreditor Arrangements Also Applicable to Refinancing.

        The FF&E intercreditor agreement provides that if the indebtedness under the FF&E facility is refinanced in accordance with the indenture governing the second mortgage notes and with the consent of the bank agent, the intercreditor arrangements described above shall apply to the replacement debt as well, and the bank agent and the trustee shall execute such documentation as reasonably may be requested to effect such arrangements.

DISBURSEMENT AGREEMENT

        Wynn Las Vegas, Wynn Capital and Wynn Design & Development will enter into a disbursement agreement with Deutsche Bank Trust Company Americas, as the bank agent, Wells Fargo Bank, National Association, as the second mortgage note trustee, Wells Fargo Bank Nevada, National Association, as the FF&E agent, and Deutsche Bank Trust Company Americas, as the disbursement agent. This summary is qualified in its entirety by reference to the contract itself.

  General

        The disbursement agreement will set forth our material obligations to construct and complete Le Rêve and will establish a line item budget and a schedule for construction of Le Rêve. The disbursement agreement also will establish the conditions to, and the relative sequencing of, the making of disbursements from the proceeds of the credit facilities, the FF&E facility and the second mortgage notes, and will establish the obligations of the bank agent and the FF&E facility agent to make disbursements under the credit facilities and the FF&E facility and the obligation of the second mortgage note trustee to release funds from the second mortgage notes proceeds account upon satisfaction of such conditions. The disbursement agreement also will set forth the mechanics for approving change orders and amendments to the project budget and the schedule for the construction period. Finally, the disbursement agreement will include certain representations, warranties, covenants and events of default that are common to the credit facilities, the FF&E facility and second mortgage notes.

        Under the disbursement agreement, we will only be permitted to use the proceeds of the credit facilities, the FF&E facility and the second mortgage notes to pay for project costs related to Le Rêve and subject to certain limitations, corporate overhead and related costs.

        We expect to commence construction of Le Rêve in October 2002, and we have incurred, and prior to the initial disbursement of debt proceeds will continue to incur, significant costs in connection with Le Rêve. Prior to borrowing any amounts under the credit facilities or the FF&E facility or receiving any disbursements from the secured account holding the proceeds of the second mortgage notes, we will be required to use a portion of the proceeds of Wynn Resorts' offering of common stock, and our other available funds, to commence construction of Le Rêve. Pursuant to the disbursement agreement, as a condition to borrowing under the credit facilities or the FF&E facility or receiving disbursements from the secured accounts, we will be required to submit evidence acceptable to the construction consultant that the construction of Le Rêve has been completed to that point in accordance with our plans and specifications, on budget and on schedule.

  Funding Order

        The disbursement agreement will set forth the sequencing order in which funds from the various sources will be made available to us. Under the disbursement agreement, we will pay for construction costs and financing costs (including interest during construction):

  •
  first, by using a substantial portion of the cash equity contribution made to Wynn Las Vegas by Wynn Resorts, until exhaustion thereof;

  •
  second, by using the proceeds from the issuance of the second mortgage notes, until exhaustion thereof; and

  •
  third, by using the proceeds of the credit facilities and the FF&E facility.

        With respect to the costs of acquiring and installing furniture, fixtures and equipment to be financed by the FF&E facility referred to as the FF&E collateral, we will be able to obtain borrowings under the FF&E facility to cover 75% of the cost of such FF&E collateral, selected by the lenders under our FF&E facility, as and when necessary to pay for such items. Notwithstanding the foregoing, except for the amounts required to refinance the purchase of the airplane, the FF&E lenders shall not be required to advance funds for acquiring or installing FF&E collateral until after exhaustion of the equity proceeds and the proceeds from the issuance of the second mortgage notes. Except with regards to the airplane, to the extent that funding is required for FF&E collateral in advance of the exhaustion of the second mortgage notes proceeds, such funding will be achieved through draws on the equity proceeds and the second mortgage notes proceeds (and the bank agent and the trustee will receive a lien on the FF&E collateral so financed). Upon satisfaction of the conditions to the initial funding under the FF&E facility (and as a condition to the commencement of funding under the credit facilities), the FF&E facility will deposit into the company's funds account described below an amount equal to 75% of the amounts previously disbursed from the equity proceeds and the second mortgage notes proceeds to pay for such FF&E costs approved by the FF&E lenders, and the bank agent and the trustee will subordinate their liens on the FF&E collateral to the lien of the FF&E lenders. The amounts so deposited into the company's funds account shall be drawn upon to pay (i) the budgeted costs and (ii) 25% of the cost to acquire and install FF&E collateral next subject to disbursement, until exhausted.

        Immediately prior to completion of the project, the agent under our FF&E facility shall obtain an appraisal of the fair market value of the FF&E collateral (excluding the aircraft) in its brand new condition (and without giving effect to depreciation caused by the fact that such FF&E may have been delivered and/or installed prior to such appraisal). If the aggregate amount of loans advanced under the FF&E facility is more than 75% of the fair market value of the FF&E collateral (excluding the aircraft) as determined by such appraisal, the lenders under our FF&E facility will be permitted to substitute any items of FF&E collateral for other eligible items of FF&E or, absent such other items, add items of FF&E to the FF&E collateral such that the aggregate amount of loans advanced under the FF&E facility shall equal 75% of the appraised value of the FF&E collateral (excluding the aircraft).

  Accounts

        In order to implement the funding of disbursements, the disbursement agreement will call for the establishment of certain accounts, each of which will, subject to certain exceptions, be pledged to the lenders under the credit facilities and the holders of second mortgage notes, provided that the secured account holding the proceeds of the second mortgage notes will be pledged to the second mortgage note holders only.

        Such accounts will include the following:

  Company's Funds Account

        There shall be deposited into the company's funds account, among other things:

  •
  all cash equity contributions required to be made to Wynn Las Vegas from the equity offering of Wynn Resorts,

  •
  funds transferred from the operating account, the completion guarantee deposit account and the liquidity reserve account pursuant to the terms of the disbursement agreement,

  •
  all amounts received by Wynn Las Vegas, Wynn Design & Development or Wynn Capital prior to the final completion date in respect of liquidated or other damages under the project documents and the insurance policies, amounts paid to Wynn Las Vegas under the Austi construction guaranty and any payment and performance bond;

  •
  all loss proceeds received by Wynn Las Vegas, Wynn Capital, Wynn Design & Development, the disbursement agent or any other person as required under the disbursement agreement and all amounts received by the disbursement agent or any of the bank agent, the trustee or the agent under the FF&E facility and required to be deposited in the company's funds account pursuant to the project lenders intercreditor agreement or the FF&E intercreditor agreement; and

  •
  all other funds or amounts received by Wynn Las Vegas, Wynn Capital or Wynn Design & Development and not otherwise provided for in the disbursement agreement, in each case, prior to termination of the disbursement agreement.

        Subject to certain exceptions, amounts on deposit in the company's funds account shall, from time to time:

  •
  be transferred by the disbursement agent to the disbursement account for application to pay project costs in accordance with the disbursement agreement,

  •
  applied to prepayment of the obligations as set forth in the disbursement agreement, and

  •
  transferred to the operating account to pay due and payable operating costs.

        Investment income from permitted investments on amounts on deposit in the company's funds account shall be deposited at all times therein until applied as set forth in the disbursement agreement.

  Second Mortgage Notes Proceeds Account

        The net proceeds of the second mortgage notes will be deposited into the second mortgage notes proceeds account. Amounts on deposit in the second mortgage notes proceeds account shall be held in escrow and invested in permitted investments by the disbursement agent until transferred, from time to time, by the disbursement agent to the disbursement account for the payment of the costs set forth in the budget. Investment income from amounts on deposit in the second mortgage notes proceeds account shall be deposited therein until applied as set forth in the disbursement agreement.

  Disbursement Account

        There shall be deposited in the disbursement account all funds advanced from time to time by the lenders under the credit facilities, all funds advanced from time to time by the FF&E lenders, and all funds withdrawn by the disbursement agent from the company's funds account and the second mortgage notes proceeds account. Subject to certain exceptions, amounts on deposit in the disbursement account shall be applied to pay project costs and/or transferred by the disbursement agent to the cash management account or the interest payment account.

  Cash Management Account

        On the closing date, an agreed upon amount shall be deposited into the cash management account. Subject to certain exceptions, Wynn Las Vegas, Wynn Capital and Wynn Design & Development shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the cash management account to pay costs set forth in the budget that are then due and payable. Wynn Las Vegas, Wynn Capital and Wynn

Design & Development shall be permitted from time to time to request advances to replenish amounts drawn from, and/or to increase the amount on deposit in, the cash management account by satisfying the conditions precedent set forth in the disbursement agreement (unless such conditions precedent are waived) and by delivering certificates, invoices and other items demonstrating that all previous withdrawals from the account have been applied to pay costs in accordance with the project budget. The balance in the cash management account initially will not be allowed to exceed a specified amount, provided that this limit on amounts on deposit in the account may be increased from time to time to an amount mutually agreed upon by Wynn Capital, Wynn Las Vegas, Wynn Design & Development and the disbursement agent (in consultation with the construction consultant).

  Interest Payment Account

        On each advance date until the completion date, funds shall be withdrawn from the disbursement account and deposited in the interest payment account to the extent necessary to pay interest and fees under the credit facilities, the second mortgage notes and the FF&E facility due and payable on or after the requested advance date and prior to the next advance date. Amounts on deposit in the interest payment account shall be applied by the disbursement agent to pay interest and fees under the credit facilities, the second mortgage notes and the FF&E facility, in each case, on the dates that such amounts become due and payable.

  Operating Account

        There shall be deposited in the operating account all revenues received by Wynn Las Vegas, Wynn Capital or Wynn Design & Development as a consequence of sales of goods or rendering of services in the ordinary course of business prior to the completion date. In addition, there shall be deposited in the operating account funds transferred from the company's funds account to pay operating costs prior to the completion date (excluding certain cash held on site in connection with ordinary casino operations). Subject to the disbursement agent's rights upon the occurrence of an event of default, Wynn Las Vegas, Wynn Capital and Wynn Design & Development shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the operating account to pay due and payable operating costs. Until the opening date, if the amounts on deposit in the operating account exceed a specified amount, such excess shall be withdrawn and deposited in the company's funds account (provided that pre-opening deposits made by customers shall not be counted for purposes of determining whether this threshold has been exceeded). The foregoing limit on amounts on deposit in the operating account shall be increased upon opening to an amount mutually agreed upon by Wynn Capital, Wynn Las Vegas, Wynn Design & Development and the disbursement agent.

  Completion Guarantee Deposit Account

        A special purpose subsidiary of Wynn Las Vegas will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of its initial public offering to that subsidiary to support that subsidiary's obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly rated securities, and pledged to the senior lenders under the credit facilities and the holders of the second mortgage notes as security for the completion guarantee. Pursuant to the disbursement agreement, these funds will become available to us on a gradual basis to apply to the costs of the project only after fifty percent of the Le Rêve construction work has been completed. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the holders of the second mortgage notes, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. After completion and opening of Le Rêve, any amounts remaining in this account will be released to Wynn Resorts.

  Liquidity Reserve Account

        As security for Wynn Las Vegas' obligation to complete the project, Wynn Resorts will also deposit $30 million of the proceeds of its offering of common stock into the liquidity reserve account. Until the completion and opening of Le Rêve, amounts on deposit in the liquidity reserve account shall, from time to time, be transferred to the company's funds account for application to pay budgeted costs in accordance with the disbursement agreement. Following the completion and opening of Le Rêve, these funds will be available to meet our debt service needs in connection with the operation of Le Rêve. Upon the occurrence of an event of default under the credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective debt documents. Once Wynn Las Vegas has met prescribed cash flow tests for a period of four consecutive fiscal quarters after the opening of Le Rêve, we will use any remaining funds to reduce the outstanding amounts under our revolving credit facility, but without reducing the revolving credit facility commitment.

  Funding Conditions

        From the initial funding of the second mortgage notes and until final completion has been achieved, we will be required to satisfy conditions precedent before we are permitted to receive funds from the disbursement accounts. These conditions will include, among others:

  •
  our delivery of a disbursement request and certificate certifying as to, among other things:

  (1)
  the application of the funds to be disbursed,

  (2)
  the substantial conformity of construction undertaken to date with the plans and specifications, as amended from time to time in accordance with the disbursement agreement,

  (3)
  the continued expectation that the construction of Le Rêve will be completed by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events,

  (4)
  the use of funds in accordance with the budgeted amounts, as adjusted from time to time in accordance with the disbursement agreement,

  (5)
  the sufficiency of remaining funds (net of the reserved portions of the completion guarantee and liquidity reserve and required contingency amounts) to complete Le Rêve, and

    (6)
    compliance with line item category budget allocations (as such allocations may be amended from time to time in accordance with the disbursement agreement), taking into account allocations for contingencies;

  •
  delivery by the construction consultant and certain contractors and subcontractors of certificates corroborating various matters set forth in our disbursement request and certificate;

  •
  absence of a default or event of default under the credit facilities, the FF&E facility and the second mortgage notes documents;

  •
  all of the credit documentation and each other material agreement for the development and construction of the project being in full force and effect;

  •
  all representations and warranties being true and correct in all material respects;

  •
  our receipt of the governmental approvals then required;

  •
  our delivery to the disbursement agent of the acknowledgments of payment and lien releases required under the disbursement agreement;

  •
  procurement of all required title insurance policies, commitments and endorsements insuring that the project continues to be subject only to permitted liens;

  •
  the absence of any event or circumstance (including an adverse gaming determination) that has caused or could reasonably be expected to cause a material adverse effect;

  •
  Wynn Resorts and its principal stockholders must maintain in full force and effect the existing arrangements among the stockholders to facilitate obtaining the gaming license for the Le Reve project in the event that one of our major stockholders is unable to qualify for such license; and

  •
  we and our general contractor must have entered into subcontracts in respect of specified percentages of the total construction cost of Le Rêve to be managed by each of us, which percentages are to be mutually agreed upon by us and the lenders under the credit facilities.

From the initial funding of the second mortgage notes through exhaustion of the amounts on deposit in the second mortgage notes proceeds account, the trustee (acting under the indenture) shall be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances from the second mortgage notes proceeds account and the company's funds account without bank agent's or the FF&E agent's consent. After exhaustion of the amounts on deposit in the second mortgage note proceeds account, the bank agent (acting under the credit facilities agreement) shall be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances under the credit facilities and from the company's funds account without the trustee's or the FF&E agent's consent. The FF&E agent (acting under the FF&E facility agreement) shall at all times be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances under the FF&E facility without the bank agent's or the trustee's consent.

  Changes to Construction Budget and Schedule

        The disbursement agreement will contain guidelines for the construction consultant and the disbursement agent to permit amendments to the budget and the plans and specifications. These conditions will generally be the same as conditions to disbursement that relate to the project and the budget.

        The guidelines will only permit increases to any line item category to the extent of the sum of:

  •
  savings in a different category;

  •
  allocation of previously "unallocated contingency," subject to a specified minimum balance required, from time to time, to be maintained in the "unallocated contingency" line item category; and

  •
  use of additional Le Rêve revenues or additional company equity and other amounts, to the extent deposited in the appropriate disbursement agreement accounts.

        We may, from time to time, amend the project schedule to extend the completion date, but not beyond September 30, 2005, by delivering to the disbursement agent a certificate describing the amendment and complying with the conditions set forth above with respect to the changes in the project budget that will result from the extension of the completion date. We have the ability to extend the completion date for a limited period beyond September 30, 2005 due to force majeure events.

  Covenants

        The disbursement agreement contains various affirmative covenants with which we are obligated to comply, such as:

  •
  to use the proceeds of the credit facilities, the FF&E facility and the second mortgage notes only to pay project costs in accordance with the project budget and the disbursement agreement;

  •
  to repay all indebtedness in accordance with its terms;

  •
  to maintain our existence and engage only in the business permitted by the disbursement agreement;

  •
  to construct Le Rêve diligently and substantially in accordance with the plans and specifications (as the same may be amended from time to time in accordance with the disbursement agreement);

  •
  to construct, maintain and operate Le Rêve in accordance in all material respects with all applicable laws and procure, maintain and comply with all required governmental approvals in all material respects;

  •
  to permit the mortgage note trustee to inspect the project and to examine our books and records;

  •
  to provide the mortgage note trustee with annual audited and quarterly unaudited consolidated financial statements of Valvino and certain other parties, together with certain construction progress reports and other reports, certificates and notices with respect to project;

  •
  to cause to be deposited into the company's funds account all additional required equity as and when required;

  •
  to indemnify the mortgage note trustee against claims, expenses, obligations and liabilities incurred or asserted against it in connection with its participation in the transactions contemplated, subject to certain exceptions;

  •
  cause certain unincorporated materials to be stored and identified in accordance with specific requirements;

  •
  to cause Marnell Corrao to cause its subcontractors working under a subcontract with a value more than $25.0 million to provide a payment and performance bond to secure its obligations under its subcontract;

  •
  subject to certain exceptions, withhold from each contractor, and require each contractor to withhold from its first tier subcontractors, a retainage equal to 10% of each payment made to that person;

  •
  to maintain and preserve the liens of the security documents and the priority thereof; and

  •
  to maintain and comply with the required insurance policies.

        The disbursement agreement will also require us and the restricted entities to comply with negative covenants. These covenants will limit, among other things, our and the restricted entities' ability to:

  •
  waive or terminate any material right under the Marnell Corrao construction contract, the construction contract guarantee, other material project documents or any required governmental approval;

  •
  enter into new material project documents unless we provide certifications assuring that the documents comply with the procedures set forth in the disbursement agreement (for example, new contracts with contractors or suppliers will not be permitted unless the proposed work is consistent with the previously approved project, the overall budget and the completion schedule);

  •
  implement any material change to the plans and specifications or any change order under the construction contracts or other contracts, if the change or change order:

  (1)
  requires an amendment to the project budget, unless we comply with the procedures for amending the project budget;

  (2)
  will cause the plans and specifications to no longer comply with certain parameters;

  (3)
  could reasonably be expected to delay completion beyond the outside completion date;

  (4)
  is not permitted by a project document;

  (5)
  could reasonably be expected to adversely affect our compliance with legal requirements and governmental approvals; or

  •
  amend the project budget or the project schedule except in accordance with the procedures set forth in the disbursement agreement.

From and after the first funding under the credit facilities, the bank agent, without the consent of the trustee or the lenders under our FF&E facility, shall have the right to agree with Wynn Las Vegas, Wynn Capital and Wynn Design & Development to reduce the scope of the project, so long as after giving effect to the amendment:

  •
  the scope will continue to satisfy certain minimum project standards set forth in the indenture and the FF&E facility agreement;

  •
  the project will remain capable of being completed at or before the scheduled completion date in effect at such time;

  •
  remaining funds (net of the reserved portions of the completion guarantee and liquidity reserve and a required contingency amount) are sufficient to complete the project on or before the outside completion deadline; and

  •
  no other default or event of default exists under the disbursement agreement.

See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders" and "Intercreditor Agreements—Project Lenders Intercreditor Agreement."

  Exercise of Remedies on Default

        The disbursement agreement will provide that each of the following constitutes an "event of default" thereunder:

  •
  the occurrence of certain events of default under the credit facilities, the FF&E facility or the indenture;

  •
  the failure, from time to time from and after the initial funding of the second mortgage notes, of remaining funds (net of the reserved portions of the completion guarantee and liquidity reserve, and a required contingency amount) to be sufficient to complete the project on or before the outside completion deadline, if such failure has not been remedied within 30 days;

  •
  Wynn Las Vegas, Wynn Capital or Wynn Design & Development's failure, for 60 consecutive days, to submit an advance request for disbursement of funds which is approved;

  •
  the failure of any representation or warranty made by us in any operative agreement to have been correct when made or deemed made in any material respect;

  •
  default by Wynn Las Vegas, Wynn Capital or Wynn Design & Development in its compliance with any affirmative or negative covenant contained in the disbursement agreement, subject to certain cure periods not to exceed 30 days;

  •
  default by us or any other party thereto of any construction contract with a contract value in excess of $5.0 million, subject to certain cure and substitution rights by Wynn Las Vegas, Wynn Capital or Wynn Design & Development;

  •
  default by us or any other party thereto of any material project document (other than the construction contracts) the effect of which reasonably could be expected to have a material adverse effect, subject to certain cure and substitution rights by Wynn Las Vegas, Wynn Capital and Wynn Design & Development;

  •
  failure of any of the credit facilities agreement, the FF&E facility agreement, the indenture or the security documents to be in full force and effect or to provide the secured parties thereunder the security interest intended to be granted therein;

  •
  the Marnell Corrao construction contract, the Austi construction contract guaranty or certain other material project documents shall have terminated or otherwise become invalid or illegal;

  •
  any of the other material project documents shall have terminated or otherwise become invalid or illegal, subject to certain cure and substitution rights by Wynn Las Vegas, Wynn Capital and Wynn Design & Development;

  •
  Wynn Las Vegas ceasing to own the Le Rêve site, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  Wynn Resorts ceasing to own the golf course parcel, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  Valvino ceasing to own the 20-acre parcel next to Le Rêve, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  the issuers and the restricted entities ceasing to own the water rights in connection with the Le Rêve site, the improvements thereon or certain easements;

  •
  Wynn Las Vegas, Wynn Capital or Wynn Design & Development abandoning the project or otherwise ceasing to pursue the operations of the project in accordance with standard industry practice or selling or disposing of its interest therein;

  •
  any other governmental approvals necessary for the ownership, construction, maintenance, financing or operation of the project being modified, revoked or cancelled and the effect of such modification, revocation or cancellation is reasonably likely to have a material adverse effect;

  •
  the construction consultant shall reasonably determine that the completion date is likely to occur no earlier than 75 days after the scheduled completion date, as in effect from time to time; or

  •
  failure to achieve the completion date on or before the scheduled completion date, as in effect from time to time.

        Upon the occurrence of an event of default under the disbursement agreement, our lenders will be permitted to exercise remedies, including one or more of the following:

  •
  termination of the obligation to make any further disbursements; and

  •
  exercising any and all rights and remedies available to them under any of the credit facilities agreement, the FF&E facility agreement or the indenture.

        Pursuant to the project lenders intercreditor agreement and subject to certain limitations, from and after the first funding under the credit facilities, the lenders under the credit facilities will have the right (without obtaining the holders of the second mortgage notes' consent) to waive certain defaults under the disbursement agreement. Except for the 20-acre parcel and portions of the golf course parcel, any such waiver or amendment approved by the lenders under the credit facilities shall not be permitted to effect any release of liens on the collateral without the consent of the trustee. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders" and "Intercreditor Agreements—Project Lenders Intercreditor Agreement."

        The disbursement agreement will terminate after final completion occurs, all work has been completed and all contractors have been paid.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a general discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the second mortgage notes by an investor who acquires beneficial ownership of a second mortgage note pursuant to this offer. Those consequences will differ depending on whether the investor is a U.S. Holder or a Non-U.S. Holder.

        As used herein, a "U.S. Holder" is a beneficial owner of a second mortgage note who is for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States; (2) a corporation created in or organized under the laws of the United States or any state or political subdivision thereof; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if (A) the administration of the trust is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, was treated as a United States person under the Internal Revenue Code of 1986, as amended (the "Code"), in effect immediately prior to such date and has made a valid election to be treated as a United States person under the Code.

        As used herein, a "Non-U.S. Holder" is a beneficial owner of a second mortgage note that is not a U.S. Holder.

        If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the second mortgage notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of second mortgage notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the purchase, ownership, and disposition of the second mortgage notes.

        This summary assumes that investors hold second mortgage notes as "capital assets" under the Code and does not discuss special situations, such as those of (1) holders who are broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, partnerships or other passthrough entities, insurance companies, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, or corporations that accumulate their earnings to avoid United States federal income tax; (2) certain former citizens or former long-term residents of the United States, or (3) persons holding second mortgage notes as part of a hedging or conversion transaction, a straddle, a constructive sale or synthetic securities transaction or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws, including those applicable to estate or gift tax.

        Prospective investors are advised to consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations, as well as the application of any state, local, foreign or other tax laws, or subsequent revisions thereof.

United States Federal Income Taxation of U.S. Holders

  Payments of Interest on the Second Mortgage Notes

        Interest on the second mortgage notes will be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting for tax purposes. We do not believe that the second mortgage notes have any original issue discount.

  Effect of Optional Redemption

        In the event of a change of control, the issuers will be required to offer to redeem all of the second mortgage notes at 101% of principal amount plus accrued and unpaid interest. In addition, we have an option under specified circumstances related to the Issuer's gaming license described in "Description of the Second Mortgage Notes—Gaming Redemption" to redeem the second mortgage notes from certain holders at redemption prices specified elsewhere herein. Under Treasury Regulations, the possibility of the redemption of the second mortgage notes prior to maturity may be disregarded for purposes of determining the amount of interest or original issue discount income (or the timing of their recognition) if as of the date the second mortgage notes are issued, the likelihood of the payment is remote. We intend to take the reporting position, based on all of the facts and circumstances as of the date of issuance, that the likelihood of a change of control or a redemption related to Issuers' gaming license is remote and do not intend to treat such possibilities as affecting the yield to maturity of the second mortgage notes. Our reporting position that there is a remote likelihood of a change of control or a redemption related to Issuers' gaming license is binding on each U.S. Holder unless the holder explicitly discloses in a manner required by applicable Treasury Regulations that its determination is different from ours. Our reporting position is not, however, binding on the Internal Revenue Service, referred to as the IRS, and if the IRS were to successfully challenge this position, a U.S. Holder might be required to accrue income on its notes in excess of stated interest.

        We may redeem up to 35% of the second mortgage notes prior to                , 2005 and may redeem the second mortgage notes, in whole or in part, at any time on or after             , 2006, at redemption prices specified elsewhere herein plus accrued and unpaid stated interest. The date of any such redemption is referred to as the optional call date. The Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under such Treasury Regulations, solely for the purposes of the accrual of original issue discount, it is assumed that an issuer will exercise any option to redeem a debt instrument only if such exercise would lower the yield to maturity of the debt instrument. Because the exercise of such options would not lower the yield to maturity of the second mortgage notes, we believe that we will not be presumed under these rules to redeem the second mortgage notes prior to their stated maturity.

        U.S. Holders may wish to consult their own tax advisors regarding the treatment of such contingencies.

  Sale, Redemption, Retirement or Other Taxable Disposition of the Second Mortgage Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a second mortgage note, the holder will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of other property received in exchange therefor and (2) the holder's adjusted tax basis in such second mortgage note. Amounts attributable to accrued but unpaid interest on the second mortgage notes will be treated as ordinary interest income. A holder's adjusted tax basis in a second mortgage note is equal to the purchase price paid by such holder increased by the amount of any market discount previously included in income by such holder with respect to such second mortgage note or decreased by the amount of any amortizable bond premium applied to reduce interest on such second mortgage note and decreased by any payments received thereon.

        Except as discussed below with respect to market discount, gain or loss realized on the sale, exchange, retirement or other taxable disposition of a second mortgage note will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, retirement, or other taxable disposition, the second mortgage note has been held for more than 12 months. The maximum rate of tax on long-term capital gains with respect to second mortgage notes held by an individual is 20%. The deductibility of capital losses is subject to certain limitations.

  Market Discount

        A U.S. Holder receives a "market discount" if he/she purchases a second mortgage note for an amount below the issue price (i.e. the price at which a substantial amount of notes were sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of underwriter, placement agent, or wholesaler). Under the market discount rules, subject to a de minimis exception, a U.S. Holder is required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a second mortgage note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder that disposes of a note with market discount in certain otherwise nontaxable transactions must include accrued market discount as ordinary income as if such holder had sold the note at its then fair market value. Further, the U.S. Holder may be required to defer, until the maturity of the second mortgage note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such second mortgage note. Any market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the second mortgage note, unless the U.S. holder elects to accrue such discount on a constant interest rate method.

        Alternatively, a taxpayer may elect to include the interest income in income currently either ratably or under the constant interest rate method. If this election is made, the holder's basis in the second mortgage note will be increased to reflect the amount of income recognized and the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Amortizable Bond Premium

        A U.S. Holder that purchased a second mortgage note for an amount in excess of the stated redemption price at maturity is considered to have purchased such second mortgage note with "amortizable bond premium." A U.S. Holder generally may elect to amortize such premium over the remaining term of the second mortgage note on a constant yield method, as applied to each accrual period of the second mortgage note and allocated ratably to each day within an accrual period. As described under "Effect of Optional Redemption," the notes are subject to various call provisions. As discussed, we intend to take the reporting position that the likelihood of a redemption because of a change of control or gaming license issues is remote and should be disregarded in determining the amount of amortizable bond premium. Accordingly, a U.S. Holder would calculate the amortizable bond premium based on the amount payable on the stated maturity date unless use of an optional call date (and price) results in smaller amortizable bond premium. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the second mortgage note and a reduction in such U.S. Holder's tax basis in the second mortgage note. The election to amortize premium, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on a second mortgage note, and to the proceeds of the sale or redemption of the second mortgage note. We or our paying agent, as the case may be, are required to withhold from any payment that is subject to backup withholding tax if a U.S. Holder fails to furnish his taxpayer identification number, certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable backup withholding rules. Pursuant to recent tax legislation the rate of backup withholding tax was reduced to 30 percent on January 1, 2002 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006. Unless extended by new legislation, however, the reduction in the rate of backup withholding tax will expire and the 31% backup withholding tax rate will be reinstated beginning January 1, 2011. Certain U.S. Holders, including all corporations, are not subject to backup withholding and information reporting.

United States Federal Income Taxation of Non-U.S. Holders

  Payment of Interest

        This discussion assumes, based upon the description of the DTC's book-entry procedures discussed in the section entitled "Description of the Second Mortgage Notes—Book-Entry, Delivery and Form" that upon issuance and throughout the term, all the second mortgage notes will be in registered form within the meaning of the Code and applicable Treasury Regulations. Pursuant to the "portfolio interest exception," the payment to a Non-U.S. Holder of interest on the second mortgage note is not subject to United States federal withholding tax pursuant to the "portfolio interest exception," provided that (i) the Non-U.S. Holder (A) does not actually or constructively own 10% or more of our capital or profits interest and (B) is neither a controlled foreign corporation that is related to us within the meaning of the Code, nor a bank that received the second mortgage notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (ii) either (A) the beneficial owner of the second mortgage notes certifies to us or to our paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on Internal Revenue Service Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds the second mortgage notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business (a "financial institution") certifies under penalties of perjury that such a Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it (or by a financial institution between it and the beneficial owner that has furnished it with a copy thereof).

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30%

withholding tax, unless the beneficial owner of the second mortgage note provides us or our paying agent, as the case may be, with a properly executed (i) Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in the rate of withholding pursuant to a tax treaty or (ii) Form W-8ECI (or a suitable substitute form) providing a United States identification number and stating that interest paid on the second mortgage note is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        If a Non-U.S. Holder of a second mortgage note is engaged in a trade or business in the United States and interest on the second mortgage note is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, attributable to a United States permanent establishment, such Non-U.S. Holder, will be subject to United States federal income tax on such interest. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable income tax treaty.

  Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a second mortgage note unless (1) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and, where an income tax treaty applies, attributable to a United States permanent establishment or (2) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        If a Non-U.S. Holder of a second mortgage note is engaged in the conduct of a trade or business in the United States, gain on the disposition of the second mortgage note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a United States permanent establishment, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected gain of a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable income tax treaty rate.

  Federal Estate Tax

        Second mortgage notes held by an individual Non-U.S. Holder will not be included in such holder's gross estate for United States federal estate tax purposes if (a) the interest on the second mortgage notes qualifies for the "portfolio interest exemption" from United States federal income tax under the rules described above in "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest," or (b) they are excluded under an applicable treaty. The United States federal estate tax generally has been repealed for decedents dying in 2010. Unless extended by new legislation, however, the repeal expires and the United States federal estate tax is reinstated beginning January 1, 2011.

  Information Reporting and Backup Withholding

        We must report annually to the IRS and to each Non-U.S. Holder on Form 1042-S the amount of interest paid on a second mortgage note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding is unlikely to apply to payments of principal or interest made by us or our paying agents to a Non-U.S. Holder if the holder is exempt from United States withholding tax on interest as described above in "United States Federal Income Tax Considerations—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest."

        The payment of proceeds from the disposition of a second mortgage note effected by or through a United States office of a broker is also subject to both backup withholding and information reporting unless a Non-U.S. Holder provides the payor with such Non-U.S. Holder's name and address and either certifies non-United States status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of a second mortgage note by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50 percent or more of whose gross income is from a United States trade or business for a specified three-year period, or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50 percent of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the exemption is otherwise established.

        Pursuant to recent tax legislation the rate of backup withholding tax was reduced to 30 percent on January 1, 2002 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006. Unless extended by new legislation, however, the reduction in the rate of backup withholding tax will expire and the 31 percent backup withholding tax rate will be reinstated beginning January 1, 2011. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

        Investors are urged to consult their tax advisors in determining the tax consequences to them of the purchase, ownership, and disposition of the second mortgage notes, including the application to their particular situations of the United States federal income tax considerations discussed in this prospectus and the application of state, local, foreign or other tax laws.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Dresdner Kleinwort Wasserstein — Grantchester, Inc., have severally agreed to purchase from us the following respective principal amounts of the second mortgage notes listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Dresdner Kleinwort Wasserstein — Grantchester, Inc.

Fleet Securities, Inc.

Scotia Capital (USA) Inc.

SG Cowen Securities Corporation

Jefferies & Company, Inc.

Total	$

        The underwriting agreement provides that the obligations of the several underwriters to purchase the second mortgage notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the second mortgage notes offered by this prospectus if any of these second mortgage notes are purchased.

        We have been advised by the representatives of the underwriters that the underwriters propose to offer the second mortgage notes to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of    % of the principal amount of the second mortgage notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than    % of the principal amount of the second mortgage notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $                  .

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority. The second mortgage notes are a new issue of securities with no established trading market. The second mortgage notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the second mortgage notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the second mortgage notes or that an active public market for the second mortgage notes will develop. If an active public trading market for the second mortgage notes does not develop, the market price and liquidity of the second mortgage notes may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell the second mortgage notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater principal amount of second mortgage notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing second mortgage notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the second mortgage notes in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of the second mortgage notes made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the second mortgage notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the second mortgage notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

        A prospectus in electronic format may be made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. The representatives may agree to allocate a number of second mortgage notes to underwriters for sale to their online brokerage account holders. The representatives may allocate the second mortgage notes to underwriters that may make Internet distributions on the same basis as other allocations. In addition, the second mortgage notes may be sold by the underwriters to securities dealers who may resell the second mortgage notes to online brokerage account holders. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the related prospectus forms a part.

        Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and Banc of America Securities LLC will act as joint book-running managers, and an affiliate of Dresdner Kleinwort Wasserstein - Grantchester, Inc. will act as co-lead managing underwriter for the initial public offering of Wynn Resorts, which is expected to close concurrently with this offering, and will receive certain fees for their services. Jefferies & Company, Inc. and SG Cowen Securities Corporation will also act as underwriters in connection with the initial public offering of Wynn Resorts and will receive certain fees for their services.

        Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., will act as the sole administrative agent and as a lender under the credit facilities and will receive certain fees for its services. In addition, Deutsche Bank Securities Inc. will act as advisor, joint book-running manager and lead-arranger in connection with the credit facilities and will receive certain fees for its services.

        Bank of America, N.A., an affiliate of Banc of America Securities LLC, will act as a lender under the credit facilities and will receive certain fees for its services. In addition, Banc of America Securities LLC will act as sole syndication agent and as advisor, joint book-running manager and lead-arranger in connection with the credit facilities and will receive certain fees for its services.

        Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., will act as joint documentation agent and as a lender under the credit facilities and will receive certain fees for its services. In addition, Bear, Stearns & Co. Inc. will act as advisor, joint book-running manager and arranger in connection with the credit facilities and will receive certain fees for its services.

        Dresdner Bank AG, New York branch, an affiliate of Dresdner Kleinwort Wasserstein — Grantchester, Inc., will act as arranger and joint documentation agent and as a lender under the credit facilities and will receive certain fees for its services.

        Affiliates of Fleet Securities, Inc. and Scotia Capital (USA) Inc. will act as lenders under the credit facilities and will receive certain fees for their services. See "Description of Other Indebtedness—Credit Facilities."

        Bank of America, N.A. and Banc of America Leasing & Capital LLC, affiliates of Banc of America Securities LLC, and Deutsche Bank Securities Inc. will act as arrangers under the FF&E facility and will receive certain fees for their services. An affiliate of Bear, Stearns & Co. Inc. will act as a lender under the FF&E facility and will receive certain fees for its services. An affiliate of SG Cowen Securities Corporation will act as a lender under the FF&E facility and will receive certain fees for its services. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, which will become a wholly owned subsidiary of Wynn Las Vegas prior to the consummation of this offering. See "Description of Other Indebtedness—FF&E Facility."

        Some of the underwriters or their affiliates have provided investment and commercial banking services to us and our affiliates in the past and may do so in the future. They receive customary fees and commissions for these services.

        It is expected that delivery of the notes will be made against payment therefor on the date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding four business days will be required by virtue of the fact that the notes initially will settle in five business days to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding four business days should consult their own advisor.

Foreign Jurisdictions

        The information contained in this prospectus does not constitute an offer or an invitation to make an offer for the acquisition of notes by Austrian investors nor are such notes available to Austrian investors with the following exemption. The notes are exclusively offered to a limited number of institutional investors and are therefore not subject to the public offering requirements of the Austrian Capital Markets Act (Section 3, paragraph 1, subparagraph 11). Institutional investors are persons whose ordinary business activities include the acquisition of the respective notes for the purpose of their business and who are interested in the notes not with the purpose of offering such notes to third parties in Austria. Such notes are not offered and will not be made available to any other persons in Austria.

        This prospectus has not been prepared in the context of a public offering of securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Regulations No. 98-01 and 98-08 of the Commission des opérations de bourse ("COB") and has therefore not been submitted to the COB for prior approval. It is made available only to qualified investors and/or to a limited circle of investors (as defined in Article L.411-2 of the French Code Monétaire et Financier and in the Decree No. 98-880 dated 1 October 1998), on the condition that it shall not be passed on to any person nor reproduced (in whole or in part) and that applicants act for their own account in accordance with the terms set out by the said Decree and undertake not to retransfer, directly or indirectly, the notes in France, other than in compliance with applicable laws and regulations (Articles L.411-1, L.411-2, L.412-1 and L.621-8 of the French Code Monétaire et Financier).

        The public offer of securities for sale in Germany is subject to certain restrictions, namely the restrictions provided in the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz). The offer of the notes does not constitute a public offer of securities for sale in Germany. This prospectus has not been approved by the German Federal Supervisory Authority for Financial Services (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other competent German authority under the relevant laws. This prospectus may not be publicly distributed in Germany and may not be used in connection with any resale of the notes. The notes may not be resold in Germany by way of a public offer. The underwriters, any other purchaser of the notes and the persons into whose possession this prospectus comes acknowledge these restrictions.

        No public offering of the notes is permitted in the Hellenic Republic without the issuance and publication of a prospectus approved by the Capital Market Committee and the Athens Stock Exchange and consequently no advertisement of any kind, notifications, statements or other actions are permitted to be taken in the Hellenic Republic with a view to attracting the public in Greece to acquire any of the notes. All provisions of codified law 2190/1920, law 876/1979 and presidential decree 52/1992 must be complied with in respect of anything done in relation to the public offering of the notes in, from or otherwise involving the Hellenic Republic. In accordance with Article 4 of presidential decree 52/1992, the above approval procedure is not required if the notes are to be offered in the Hellenic Republic only to a restricted number of investors and/or persons engaged professionally in the investment business (such as insurance companies, credit institutions, social security funds and other persons who qualify as institutional investors within the meaning of Resolution No. 9/201/10.10.2000 of the Capital Markets Commission). The notes have not been and will not be offered or sold to persons in Greece other than to insurance companies, credit institutions, social security funds and other persons who qualify as "institutional investors" within the meaning of Resolution no. 9/201/10.10.2000 of the Capital Market Commission and any other relevant regulation. No action has been taken or will be taken by the underwriters that would, or is intended to, permit a "public offer" of the notes in the Hellenic Republic as the meaning of "public offer" results from article 4 of Presidential Decree 52/1992, (re: determination of the requirements for the drawing up, scrutiny and distribution of the prospectus to be published when transferable securities are offered to the public in accordance with Directive 89/298/EC) and the above noted Resolution. Each underwriter further represents and agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals in Greece in connection with the sale of the notes in Greece, as provided by Greek legislation.

        This prospectus does not constitute an offer or invitation to you or to the public to purchase or subscribe for any notes in the Republic of Ireland.

        The offering of the notes has not been registered pursuant to the Italian securities legislation and, accordingly, the underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, any notes in Italy a solicitation to the public, and that sales of the notes in Italy shall be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations.

        The underwriters have represented that they will not offer, sell or deliver any notes or distribute copies of the prospectus or any other document relating to the notes in Italy except:

        (a)  to "professional investors", as defined in Article 31.2 of CONSOB Regulation No. 11522 of 1 July 1998, as amended ("Regulation No. 11522"), pursuant to Article 30.2 and 100 of Legislative Decree No. 58/1998 of 24 February 1998 ("Decree No. 58/1998"), or in any other circumstances where an express exemption from compliance with the solicitation restrictions provided by Decree No. 58/1998 or CONSOB Regulation No. 11971 of 14 May 1999, as amended, applies, provided however, that any such offer, sale or delivery of notes or distribution of copies of the prospectus or any other document relating to the notes in Italy must be:

          (i)    made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 ("Decree No. 385/1993"), Decree No. 58/1998, Regulation No. 11522 and any other applicable laws and regulations;

          (ii)  in compliance with Article 129 of Decree No. 385/1993 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption, depending, inter alia, on the amount of the issue and the characteristics of the securities, applies; and

          (iii)  in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy; or

        (b)  to Italian residents who submit unsolicited offers to the Sole Bookrunner to purchase the notes.

        The notes may not and will not be offered or sold to any individual or legal entity in The Netherlands other than to individuals or legal entities who or which trade in securities in the conduct of their profession or trade within the meaning of section 2 of the exemption regulation pursuant to the Dutch Securities Market Supervision Act (Vrijstellingregeling Wet toezicht effectenverker 1995), which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly invest or trade in securities.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore (the "SFA"), (ii) to a sophisticated investor in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        The notes may not be offered or sold in Spain except in accordance with the requirements of the Spanish Securities Market Law (Ley 24/1988 de 28 de julio, del mercado de valores as amended by Law 37/1998 of November 16) and Royal Decree 291/1992, on Issues and Public Offerings of Securities (Real Decreto 291/1992, de 27 de marzo, sobre emisiones y ofertas públicas de valores) as amended or restated by Royal Decree 2590/1998 of 7 December (hereinafter the "R.D. 291/92"). This offering memorandum has not been verified nor registered in the administrative registries of the National Stock Exchange Commission ("CNMV") in Spain, and therefore a public offer for subscription of the notes shall not be promoted in Spain. Notwithstanding that and in accordance with the requirement set forth in R.D. 291/92, a private placement of the notes addressed exclusively to institutional investors (as defined in Article 7.1a of R.D. 291/92) will be carried out. The institutional investors will be subject to the restrictions on the subsequent transfer of the notes to other investors in Spain which are not institutional investors.

        The notes are sold in Switzerland on the basis of a private placement. This prospectus does not, therefore, constitute a Prospectus within the meaning of Art. 652A of the Swiss Federal Code of Obligations.

        This prospectus is directed only at persons who (i) are outside the United Kingdom or (ii) fall within Article 19 (Investment Professionals, being persons having professional experience in matters relating to investments) or Article 49 ("High Net Worth Companies," "Unincorporated Associations," etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons being referred to together as "relevant persons"). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

        Selected legal matters in connection with this offering, including the validity of the second mortgage notes offered hereby, will be passed upon for Wynn Las Vegas, Wynn Capital and the guarantors listed herein by Irell & Manella LLP, Los Angeles, California. Certain matters of Nevada law will be passed upon for Wynn Las Vegas, Wynn Capital and the guarantors listed herein by Schreck Brignone, Las Vegas, Nevada. Selected legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins, Los Angeles, California. Latham & Watkins is acting as counsel to the underwriters for the second mortgage notes, the underwriters for the initial public offering of common stock of Wynn Resorts and the arrangers under the credit facilities.

EXPERTS

        The financial statements of Valvino Lamore, LLC and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and the period from inception (April 21, 2000) to December 31, 2000, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express unqualified opinions and include an explanatory paragraph referring to the restatement of the financial statements at Note 12) appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Wynn Las Vegas, LLC (a wholly owned subsidiary of Valvino Lamore, LLC and a development stage company) as of December 31, 2001 and for the period from inception (April 17, 2001) to December 31, 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the financial statements at Note 6) appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority of experts in accounting and auditing.

INDEPENDENT ACCOUNTANTS

        In May, 2002, Valvino decided to no longer engage Arthur Andersen LLP ("Andersen") as its independent public accountants. The reports of Andersen on the financial statements of Valvino for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Through the present date, there has been no disagreement between Valvino and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Valvino's financial statements for such periods. Through the present date, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Valvino named Deloitte & Touche LLP ("Deloitte & Touche") as its new independent auditors in May, 2002. Prior to their appointment as independent auditors, neither Valvino nor anyone acting on its behalf, consulted with Deloitte & Touche regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Valvino's financial statements.

WHERE YOU CAN FIND MORE INFORMATION

        Wynn Las Vegas, Wynn Capital and the guarantors listed herein have filed with the Securities and Exchange Commission, referred to as the SEC, a registration statement on Form S-1 with respect to the second mortgage notes offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules, which are part of the registration statement. The rules and regulations of the SEC allow Wynn Las Vegas and Wynn Capital to omit various information about Wynn Las Vegas, Wynn Capital, the guarantors and the second mortgage notes offered by this prospectus. For further information with respect to Wynn Las Vegas, Wynn Capital, the guarantors and the second mortgage notes offered by this prospectus, we refer you to the registration statement and exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. Any document Wynn Las Vegas, Wynn Capital or the guarantors files may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Filings by Wynn Las Vegas, Wynn Capital or the guarantors with the SEC are also available to the public from the SEC's Web site at http://www.sec.gov.

        Wynn Las Vegas, Wynn Capital and the guarantors listed in this prospectus do not currently file periodic reports, proxy statements or other information with the SEC. However, upon completion of this offering, Wynn Las Vegas, Wynn Capital and the guarantors will become subject to the information and periodic reporting requirements of the Securities Exchange Act, as amended, and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will include information with respect to Wynn Las Vegas, Wynn Capital and the guarantors listed in this prospectus and will be available for inspection and copying at the SEC's public reference room, and the Web site of the SEC referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Valvino Lamore, LLC and Subsidiaries (A Development Stage Company)
Independent Auditors' Report	F-2
Consolidated Balance Sheets (as restated)	F-3
Consolidated Statements of Operations (as restated)	F-4
Consolidated Statements of Members' Equity (as restated)	F-5
Consolidated Statements of Cash Flows (as restated)	F-6
Notes to Consolidated Financial Statements (as restated)	F-8
Wynn Las Vegas, LLC (A Wholly Owned Subsidiary of Valvino Lamore, LLC and a Development Stage Company)
Independent Auditors' Report	F-36
Balance Sheets (as restated)	F-37
Statements of Operations (as restated)	F-38
Statements of Members' Deficiency (as restated)	F-39
Statements of Cash Flows (as restated)	F-40
Notes to Financial Statements (as restated)	F-41
Pro Forma Unaudited Guarantor Financial Information
Valvino Lamore, LLC and Subsidiaries	F-48
Pro Forma Unaudited Guarantor Consolidating Balance Sheet Information	F-49
Pro Forma Unaudited Guarantor Consolidating Statements of Operations Information	F-50
Pro Forma Unaudited Guarantor Consolidating Statements of Cash Flow Information	F-52
Notes to Pro Forma Unaudited Guarantor Financial Information	F-54

INDEPENDENT AUDITORS' REPORT

To the Members of Valvino Lamore, LLC and Subsidiaries:

        We have audited the accompanying consolidated balance sheets of Valvino Lamore, LLC and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 2001 and for the period from inception (April 21, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the year ended December 31, 2001 and for the period from inception to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 12, the accompanying financial statements have been restated.

Deloitte & Touche LLP

Las Vegas, Nevada
June 6, 2002 (October 2, 2002 as to the effects of the restatement at Note 12)

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(In thousands)

		(As restated, see Note 12)
	Pro Forma Equity June 30, 2002 (See Note 10)	June 30, 2002	December 31, 2001	December 31, 2000
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents		$187,860	$39,268	$54,429
Restricted cash		2,436	524	—
Receivables, net		273	202	877
Due from related parties, current		85	332	64
Inventories		203	284	322
Prepaid expenses and other		1,006	1,020	887

Total Current Assets		191,863	41,630	56,579
Property and equipment, net		379,726	337,467	322,696
Water rights		6,400	6,400	—
Due from related parties, net of current		—	—	6,488
Trademark		1,000	1,000	—
Other assets		7,047	2,046	1,321

Total Assets		$586,036	$388,543	$387,084

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable		$7,272	$2,077	$581
Accrued expenses		2,690	1,910	4,189
Current portion of long-term debt		670	35	32

Total Current Liabilities		10,632	4,022	4,802
Long-term debt		28,140	291	326
Minority interest		2,316	—	—
Members' Equity
Contributed capital		586,066	412,572	392,572
Preferred Stock, $.01 par value; 40,000,000 Authorized, zero shares outstanding	$—
Common Stock, $.01 par value; 400,000,000 shares authorized, 40,000,000 shares outstanding	400
Additional Paid-in Capital	585,666
Deficit accumulated from inception during the development stage	(41,118)	(41,118)	(28,342)	(10,616)

	$544,948	544,948	384,230	381,956

Total Liabilities and Members' Equity		$586,036	$388,543	$387,084

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	(As restated, see Note 12)
	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	Year Ended December 31, 2001	From Inception to December 31, 2000	From Inception to June 30, 2002
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues
Airplane	726	680	1,077	87	1,890
Art gallery	117	—	35	—	152
Retail	97	—	27	—	124
Water	5	6	18	—	23

Total Revenue	945	686	1,157	87	2,189
Expenses
Pre-opening costs	9,042	5,490	11,862	5,706	26,610
Depreciation and amortization	4,599	4,203	8,163	4,045	16,807
Loss on sale of fixed assets	105	178	394	—	499
Selling, general & administrative expenses	273	193	376	—	649
Facility closure expenses	—	373	373	1,206	1,579
Cost of water	5	19	40	—	45
Cost of retail sales	59	—	9	—	68
Loss from incidental operations	265	—	—	1,163	1,428

Total Expenses	14,348	10,456	21,217	12,120	47,685

Operating Loss	(13,403)	(9,770)	(20,060)	(12,033)	(45,496)
Other Income/(Expense)
Interest expense, net of amounts capitalized	(453)	(14)	(28)	(17)	(498)
Interest income	798	1,550	2,362	1,434	4,594

Other Income, net	345	1,536	2,334	1,417	4,096

Minority interest	282	—	—	—	282
Net loss accumulated during the development stage	$(12,776)	$(8,234)	$(17,726)	$(10,616)	$(41,118)

Weighted Average Shares Outstanding	208,784	203,230	205,479	200,000	204,482
Loss Per Share—Basic and Diluted	$(61.19)	$(40.52)	$(86.27)	$(53.08)	$(201.08)
Pro Forma Share, Information (See Note 10)
Weighted Average Shares Outstanding	39,610,500		38,983,476
Loss Per Share—Basic and Diluted	$(.32)		$(.45)

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

(In thousands, except share data)

	Shares Outstanding	Stephen A. Wynn Capital	Aruze USA, Inc. Capital	Baron Asset Fund	Kenneth R. Wynn Family Trust	Total
Balance at Inception (April 21, 2000)	—	$—	$—	$—	$—	$—
Member contributions	200,000	253,054	260,000	—	—	513,054
Member distributions	—	(110,482)	—	—	—	(110,482)
Third party fee	—	—	(10,000)	—	—	(10,000)
Net loss accumulated during the development stage (As restated, see Note 12)	—	(8,731)	(1,885)	—	—	(10,616)

Balance at December 31, 2000 (As restated, see Note 12)	200,000	133,841	248,115	—	—	381,956

Member contributions	7,692	—	—	20,800	—	20,800
Third party fee	—	—	—	(800)	—	(800)
Net loss accumulated during the development stage (As restated, see Note 12)	—	(8,614)	(8,614)	(498)	—	(17,726)

Balance at December 31, 2001 (As restated, see Note 12)	207,692	125,227	239,501	19,502	—	384,230

Member contributions (unaudited)	3,142	32,000	120,000	20,294	1,200	173,494
Net loss accumulated during the development stage (unaudited) (As restated, see Note 12)	—	(6,108)	(6,108)	(559)	(1)	(12,776)

Balance at June 30, 2002 (unaudited) (As restated, see Note 12)	210,834	$151,119	$353,393	$39,237	$1,199	$544,948

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	(As restated, see Note 12)
	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	Year Ended December 31, 2001	Inception to December 31, 2000	Inception to June 30, 2002
	(Unaudited)	(Unaudited)			(Unaudited)
Cash Flows From Operating Activities
Net loss accumulated during the development stage	$(12,776)	$(8,234)	$(17,726)	$(10,616)	$(41,118)
Adjustments to reconcile net loss accumulated during the development stage to net cash provided by/(used in) operating activities:
Depreciation and amortization	4,599	4,203	8,163	4,045	16,807
Amortization of loan origination fees	—	—	—	1,465	1,465
Loss on sale of fixed assets	105	178	394	—	499
Incidental operations	1,971	3,210	3,611	1,198	6,780
Increase (decrease) in cash from changes in:
Restricted cash	(1,787)	—	(524)	—	(2,311)
Receivables, net	(71)	544	675	7,042	7,646
Inventories	81	107	38	690	809
Prepaid expenses and other	14	112	(133)	(738)	(857)
Accounts payable and accrued expenses	6,319	428	585	(8,986)	(2,082)
Minority interest	(282)	—	—	—	(282)

Net Cash Provided by/(Used in) Operating Activities	(1,827)	548	(4,917)	(5,900)	(12,644)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, net of cash acquired	—	—	—	(270,718)	(270,718)
Capital expenditures, net of construction payables	(19,460)	(14,961)	(29,082)	(47,617)	(96,159)
Acquisition of airplane	(9,591)	—	—	(9,489)	(19,080)
Other assets	(4,853)	5,462	(1,707)	(1,299)	(7,859)
Due from related parties	(219)	(6,351)	(198)	(72)	(489)
Proceeds from sale of equipment	8,008	343	775	776	9,559

Net Cash Used in Investing Activities	(26,115)	(15,507)	(30,212)	(328,419)	(384,746)

(Continued)
The accompanying footnotes are an integral part of these consolidated financial statements.

Cash Flows From Financing Activities
Equity contributions	173,494	20,800	20,800	480,713	675,007
Equity distributions	—	—	—	(110,482)	(110,482)
Third party fee	—	(800)	(800)	(10,000)	(10,800)
Macau	3,056	—	—	—	3,056
Proceeds from issuance of long-term debt	—	—		125,000	125,000
Principal payments of long-term debt	(16)	(15)	(32)	(125,018)	(125,066)
Loan origination fees	—	—	—	(1,465)	(1,465)
Proceeds from issuance of related party loan	—	—	—	100,000	100,000
Principal payments of related party loan	—	—	—	(70,000)	(70,000)

Net Cash Provided by/(used in) Financing Activities	176,534	19,985	19,968	388,748	585,250

Increase/(Decrease) in Cash and Cash Equivalents	148,592	5,026	(15,161)	54,429	187,860
Cash, Beginning of Period	39,268	54,429	54,429	—	—

Cash, End of Period	$187,860	$59,455	$39,268	$54,429	$187,860

Supplemental cash flow disclosure:
Interest paid, net of amounts capitalized	$453	$14	$28	$17	$498

  Supplemental cash flow disclosures of noncash transactions:

  During the period from inception (April 21, 2000) through December 31, 2000, a member converted $30 million of related party debt and $2.3 million of accrued interest into equity.

  As further discussed in Note 1, during the year ended December 31, 2001, the Company acquired the Desert Inn Water Company, LLC and $6.4 million of receivables recorded as Due from related party in the balance sheet at December 31, 2000 were reclassified to Water rights.

  During the year ending December 31, 2001, the Company reduced the value of land by approximately $1.4 million. This amount represented the amount of excess liabilities accrued at the date of the Desert Inn Resort & Casino purchase.

  In April 2002, the Company converted approximately $458,000 of advances to Wynn Resorts (Macau), S.A. to capital contributions (Note 10.a.).

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.
Summary of Significant Accounting Policies

a.
Organization and Basis for Presentation

          Valvino Lamore, LLC was formed on April 21, 2000 as a Nevada limited-liability company. At formation, the Company's sole member was Stephen A. Wynn. As of December 31, 2001, subsidiaries of Valvino Lamore, LLC include Wynn Design and Development, LLC, Rambas Marketing Company, LLC, Palo, LLC, Toasty, LLC, Wynn Resorts Holdings, LLC, WorldWide Wynn, LLC, Kevyn, LLC and Desert Inn Water Company, LLC and are collectively, with Valvino Lamore, LLC, herein referred to as the "Company."

          Pursuant to an Asset and Land Purchase Agreement dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn, the Company acquired the assets and liabilities of the Desert Inn Resort and Casino for approximately $270 million plus an adjustment for working capital, as defined. Upon receiving all necessary regulatory approvals, the purchase was completed on June 22, 2000. The acquisition has been accounted for using the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition. Later in 2000, Valvino acquired all of the remaining lots located in the interior of, and some of the lots around, the former Desert Inn Resort and Casino golf course for a total of $47.8 million.

          On August 28, 2000, the Company permanently closed the Desert Inn Resort and Casino with the exception of the golf course and its related retail, food and beverage operations. Operations of the Company have been primarily limited to the design, development and financing of a new casino/hotel project named "Le Rêve". As of the date of this report, neither the timing nor the full scope of the "Le Rêve" project has been finalized. Management anticipates Le Rêve will cost approximately $2.4 billion to design and construct, including the cost of the land, capitalized interest, pre-opening expenses and financing fees.

          Pursuant to the Amended and Restated Operating Agreement (the "Agreement") dated October 3, 2000, the Company admitted a new member, Aruze USA, Inc., in exchange for a capital contribution of $260 million. As part of this capital acquisition, the Company paid a fee of $10 million to a third party. The Company amended the Agreement on April 16, 2001 when a third member, Baron Asset Fund, was admitted in exchange for a capital contribution of $20.8 million. As part of this capital acquisition, the Company paid a fee of $800,000 to a third party.

          On April 1, 2001, the Company acquired Kevyn, LLC, a previously unconsolidated affiliate, which was wholly owned by Mr. Wynn and whose principal asset consisted of an airplane, for approximately $10 million. The acquisition was treated as a reorganization of entities under common control. Accordingly, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", the assets and liabilities acquired have been recorded at the carrying value at the time of the acquisition and the operating results of Kevyn, LLC are included in the operating statements of the Company from the earliest period presented. As a result, the previously separate historical financial position and results of operations of Kevyn, LLC are combined with the financial position and results of operations of the Company for all periods presented.

          Additionally, effective June 28, 2001, the Nevada Public Utility Commission approved the transfer of ownership of Desert Inn Water Company, also a previously unconsolidated affiliate and wholly owned company of Mr. Wynn, to the Company. As the Desert Inn Water Company primarily consisted of water rights, this transaction was treated as an acquisition of assets for financial reporting purposes. The Company exchanged the receivable from the Desert Inn Water Company in this acquisition, which was equivalent to the fair market value of the water rights of $6.4 million.

  b.
  Development Stage Risk Factors

          As a development stage company, the Company has risks that may impact its ability to become an operating enterprise or to remain in existence. The Company is currently in the process of planning, developing and obtaining additional financing for the "Le Rêve" project.

          The Company is subject to many rules and regulations in both the construction and development phases and in operating gaming facilities, including, but not limited, to receiving the appropriate permits for particular construction activities and securing a Nevada state gaming license for the ownership and operation of the "Le Rêve" project. The completion of the "Le Rêve" project is dependent upon compliance with these rules and regulations.

  c.
  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

  d.
  Cash and Cash Equivalents

          Cash and cash equivalents are comprised of highly liquid investments with a maturity of three months or less. Cash equivalents are carried at cost, which approximates fair value.

  e.
  Restricted Cash

          Restricted cash consists of certificates of deposits to collateralize certain construction insurance claims as well as required sales tax deposits.

  f.
  Inventories

          Retail, food and beverage inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out and specific identification methods.

  g.
  Property and Equipment

          The allocation of the purchase price of the Desert Inn Resort and Casino to these asset categories was based upon an appraisal and management's estimate of the fair value of the assets acquired. Subsequent purchases of property and equipment are stated

  at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting purposes as follows:

Buildings and improvements	1 to 3 years
Parking garage	15 years
Airplane	7 years
Furniture, fixtures and equipment	3 to 5 years

          The design and development costs for the new casino/hotel project are capitalized. Costs of building repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income or loss.

  h.
  Loan Origination Fees

          Loan origination fees, included in other assets, are capitalized and amortized over the life of the loan as interest expense using the effective interest rate method. Approximately $1.5 million was amortized during the period from April 21, 2000 through December 31, 2000. No amounts were amortized during the year ending December 31, 2001.

  i.
  Capitalized Interest

          Interest costs, including amortized loan origination fees, are capitalized and included in the cost of the new casino/hotel project based upon amounts expended on the project using the weighted-average cost of the Company's outstanding borrowings. Capitalization of interest will cease when the project is substantially complete. There was no capitalized interest for the year ended December 31, 2001. Capitalized interest for the periods from inception to December 31, 2000 and June 30, 2002 was $6.3 million.

  j.
  Income Taxes

          As a limited-liability company, Valvino Lamore, LLC is classified as a partnership for federal income tax purposes. Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the Members.

          Upon completion of the exchange of ownership interests between the Company and Wynn Resorts, Limited (see Note 1.k.), a provision for income taxes will be made in the accounts of Wynn Resorts, Limited, which will be organized as a "C Corporation" for federal income tax purposes and thus taxed at the entity level. At the date of the exchange, Wynn Resorts, Limited will be required to record taxes with respect to the difference in the tax and book basis of its assets and liabilities. Currently, management expects that a net deferred tax asset of approximately $9.1 million would be reflected in the financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

  k.
  Members' Equity

          As of December 31, 2001, there were approximately 207,692 common shares of Valvino outstanding. The most recent sale of shares prior to December 31, 2001 occurred at a price of approximately $2,704 per share. Consistent with the management structure permitted under applicable Nevada law, the Agreement provides that each share is entitled to one vote on all matters requiring the vote of the members. The Agreement also includes several additional management provisions. First, Mr. Wynn, as the managing member, has authority to make decisions regarding the day-to-day activities of Valvino. Second, certain fundamental decisions must be approved by the four-member Board of Representatives. Mr. Wynn and Aruze USA each appoint two representatives to the Board of Representatives. Mr. Wynn acts as Chairman of the Board of Representatives and has certain rights in that capacity, including the right to make the tie-breaking vote with respect to board action. Allocations of Valvino's profits and losses are made based on the common shares of each member, subject to applicable tax law requirements. Non-liquidating distributions are made first based on the initial positive capital account of each member (as determined under federal tax law book accounting) and then based on each member's percentage interest in Valvino's profits and losses. Liquidating distributions are made based solely on each member's positive capital account.

          Wynn Resorts, Limited, a Nevada corporation, was recently organized to offer shares of its common stock for sale to the public in an initial public offering (IPO). At June 30, 2002, Wynn Resorts, Limited has one share of common stock outstanding, which is held by Mr. Wynn and all of the assets and operations of Wynn Resorts, Limited are held by and conducted through the Company. Prior to the closing of the IPO, all of the members of the Company will contribute their membership interests in the Company to Wynn Resorts, Limited in exchange for shares of the common stock of Wynn Resorts, Limited. Upon the contribution, approximately 189.72 shares of Wynn Resorts, Limited common stock, rounded to the nearest share, will be issued in exchange for each common share of Valvino Lamore, LLC. Upon consummation of the contribution, Wynn Resorts, Limited will issue each current member of the Company that percentage of the shares of Wynn Resorts, Limited common stock to be issued that corresponds to the percentage of the issued and outstanding shares of the Company held by the members at that time. Because Mr. Wynn currently owns one share of Wynn Resorts, Limited common stock, as consideration for his contribution of its interest in the Company, he will be entitled to one fewer share of Wynn Resorts, Limited common stock. As a result of this exchange, the Company will become a wholly owned subsidiary of Wynn Resorts, Limited.

          The contribution will be a tax-free contribution under the Internal Revenue Code and for financial statement accounting purposes, the transaction is considered to be a recapitalization. Because the ownership interests in Wynn Resorts, Limited after the exchange will be identical to the current ownership interests in the Company, the transaction is considered to be non-substantive. In accordance with Financial Accounting Standards Board ("FASB") Technical Bulletin 85-5, Issues Relating to Accounting for Business Combinations, Wynn Resorts, Limited will recognize the assets and liabilities transferred at their carrying value in the books and records of Valvino Lamore, LLC at the time of exchange. The financial statements of Wynn Resorts, Limited will report the results of operations for the period in which the transfer occurs as if the exchange of equity interests had occurred at the beginning of the period. Subsequent to the contribution, management does not expect the consolidated financial statements of Wynn Resorts, Limited to differ from the consolidated financial statements of Valvino Lamore, LLC and subsidiaries included herein.

  l.
  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m.
  Long-Lived Assets

          Long-lived assets, which are not to be disposed of, including property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. As of December 31, 2001, management does not believe any assets have been impaired.

  n.
  Water Rights

          The Company, as part of the overall purchase price of the Desert Inn Resort and Casino acquired water rights with an appraised value of $6.4 million. The water rights have been recorded as an asset at this appraised value and have an indefinite useful life.

  o.
  Interim Financial Statements

          The financial statements for the six-month periods ended June 30, 2002 and 2001 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the financial results of the interim periods. The results of operations for the six-month periods ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2002. The consolidated financial statements at June 30, 2002, include the accounts of the Company's majority owned subsidiaries. All intercompany balances and transactions between such entities and Valvino Lamore LLC have been eliminated in consolidation.

  p.
  Recent Accounting Pronouncements

          In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142, which is effective for the Company January 1, 2002, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill, reassessment of the useful lives of existing intangibles, and ongoing assessments of potential impairment of existing goodwill. As of December 31, 2001, the Company had no goodwill but did have intangible assets consisting of a trademark and water rights with indefinite useful lives. Accordingly, the adoption of this statement on January 1, 2002 did not have a material effect on the Company's consolidated financial position or results of operations.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement for certain obligations of lessees. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect adoption of SFAS No. 143 will have a material impact on the Company's consolidated financial position or results of operations.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The provisions of this Statement are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002 with no material impact on the Company's consolidated financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The Company does not anticipate that adoption of this statement will have an impact on its consolidated financial position or results of operations.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Management does not anticipate that adoption of this statement will have an impact on the historical financial position or results of operations of the Company.

  q.
  Pre-Opening Costs

          Pre-opening costs are expensed as incurred.

  r.
  Acquisitions

          The acquisition of the Desert Inn Resort & Casino has been accounted for as a purchase. Accordingly, the purchase price is allocated to the assets acquired and liabilities assumed based upon the estimated fair values at the acquisition date. Estimated fair values were determined based on independent appraisals, discounted cash flows, market prices for comparable assets and estimates made by management. The allocation of the purchase price was completed within one year from the acquisition date and is as follows:

Description of Assets	Allocated Fair Value ($ in Millions)
Land	$248
Buildings & Improvements	16
Personal Property	5
Receivables	2
Reserve for Bad Debt	(1)

Total Purchase Price	$270

2.
Incidental Operations

        Upon completion of the acquisition of the Desert Inn Resort and Casino on June 22, 2000, the Company announced its intention to close the property and to plan the development of a new casino/hotel project named "Le Rêve" on the existing site. In accordance with SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," both the casino/hotel operation and the golf course and related operations are being accounted for as separate incidental operations. Under this method, incidental operations with a net income are excluded from the Company's consolidated operating results and the net income from each is recorded as a reduction in the carrying value of land. Incidental operations with a net loss are stated separately on the consolidated statements of operations. The amount of net income from incidental operations recorded as a reduction in the carrying value of land was approximately $3,611,000 and $1,198,000 for the year ended December 31, 2001 and the period April 21, 2000 through December 31, 2000, respectively. Incidental operations resulting in a net loss are reported in the Statement of Operations.

3.
Receivables

        Components of receivables as of December 31 were as follows:

	(In thousands)
	2001	2000
Casino	$610	$1,707
Hotel/Golf Course	166	465
Other	53	—

	829	2,172
Less: allowance for doubtful accounts	(627)	(1,295)

	$202	$877

        The Company maintains an allowance for doubtful accounts, which is based on management's estimate of the amount expected to be uncollectible considering historical experience and the information management obtains regarding the credit worthiness of the customer.

4.
Property and Equipment

        Property and equipment as of December 31 consisted of the following:

	(In thousands)
	2001	2000
Land	$289,521	$286,998
Buildings and improvements	15,879	15,623
Parking garage	1,041	1,041
Airplane	9,489	9,489
Furniture, fixtures and equipment	3,877	5,101
Construction in progress	27,475	8,484

	347,282	326,736
Less: accumulated depreciation	(9,815)	(4,040)

	$337,467	$322,696

        Construction in progress includes interest and other costs capitalized in conjunction with the new casino/hotel project.

5.
Long-term Debt

        On June 15, 2000, the Company entered into a loan agreement with Stephen A. Wynn, for unsecured borrowings totaling $100 million with an original maturity date of June 15, 2002. The interest rate during the loan period was 7.9%, as defined in the loan agreement. Pursuant to the Amended and Restated Operating Agreement dated October 3, 2000, $70 million of this loan was repaid on October 10, 2000. The remaining $30 million principal and $2.3 million accrued interest was converted to equity as a member contribution.

        On July 10, 2000, the Company entered into a loan agreement with Deutsche Bank Securities Inc., as lead arranger, and Bankers Trust Company, as administrative agent, for a loan in the amount of $125 million with an original maturity date of July 10, 2001. These borrowings were used to make an equity distribution of approximately $110.5 million to Stephen A. Wynn. The interest during the loan period was 7.9%, as defined in the loan agreement. The loan was collateralized by certain real and personal property of the Company and by a guaranty from Stephen A. Wynn. Pursuant to the Amended and Restated Operating Agreement dated October 3, 2000, this loan was repaid on October 10, 2000.

        The balance of long-term debt at December 31, 2001 totals approximately $291,000 net of the current portion of approximately $35,000. This represents a note payable related to the acquisition of a parcel of land in 1994. Both the land and related note payable were acquired as part of the acquisition of the Desert Inn Resort and Casino. The note carries an interest rate of 8% and provides for payments of principal and interest totaling $5,000 per month until February 2009.

6.
Employee Savings Plan

        The Company established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees on July 27, 2000. The plan allows employees to defer, within prescribed limits, up to 18% of their income on a pre-tax basis through contributions to this plan. The Company matches the contributions, within prescribed limits, with an amount equal to 100% of the participant's initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant's compensation. The Company recorded charges for matching contributions of approximately $127,000 for the year ended December 31, 2001 and $67,000 for the period from inception through December 31, 2000.

        Union employees are covered by various multi-employer pension plans. The Company recorded expenses of approximately $425,000 and $376,000 under such plans for the year ended December 31, 2001 and the period from inception through December 31, 2000, respectively. Information from the plans' sponsors is not available to permit the Company to determine its share of unfunded vested benefits, if any.

7.
Related Parties

        At December 31, 2001 and 2000, amounts due from related parties were comprised of $332,000 and $6,552,000 due from Desert Inn Water Company, LLC and other related parties.

8.
Commitments and Contingencies

a.
Leases

          No significant third party operating leases exist as of December 31, 2001 or 2000. As discussed in Note 7, the Company leases an airplane to Las Vegas CharterJet, LLC on a per flight hour basis. The lease term runs through July 2005 or other such date as the parties may mutually agree.

          The Company currently leases The Wynn Collection from Mr. & Mrs. Wynn at a monthly rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. No lease payments were required.

  b.
  Long-term Executive Compensation

          The Company intends to adopt incentive stock plans for non-employee directors and certain of its key executives.

  c.
  Litigation

          In the normal course of business, the Company is subject to disputes with third parties, which have led to litigation. Management believes that the final disposition of such matters will not have a material adverse effect on the Company's financial position or results of operations.

  d.
  Entertainment Services

          The Company has entered into a long-term agreement with a creative production company for the creation, development and executive production of new theatrical entertainment attractions for the new casino/hotel project. At December 31, 2001 and 2000, other assets include $1.6 million and $1.1 million, respectively, of amounts paid in conjunction with this agreement. An additional $2 million, payable in two equal installments, will be payable upon the approval of the show concepts.

  e.
  Construction Contracts

          The Company has entered into certain contracts related to the construction of "Le Rêve". As of December 31, 2001, the Company is committed to approximately $6.2 million under these contracts.

  f.
  Self-Insurance

          The Company is self-insured for medical and worker's compensation claims. The Individual Stop Loss Attachment Point for each claim is $40,000 for medical and $250,000 for worker's compensation claims with a maximum payout of $960,000 and $1,000,000, respectively.

9.
Earnings Per Share

        Earnings per share are calculated in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 provides for the reporting of "basic", or undiluted earnings per share ("EPS"), and "diluted" EPS. Basic EPS is computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted EPS reflects the addition of potentially dilutive securities. At December 31, 2001 and 2000 and June 30, 2002, the Company has no potentially dilutive securities and has recorded net losses and accordingly, basic EPS is equal to diluted EPS.

10.
Subsequent Events

a.
Capital Contributions

          Upon completion of various legal agreements and transactions in April 2002, Mr. Wynn contributed approximately $32 million of cash to the Company. This included the assignment to the Company by Mr. Wynn of his rights to approximately $22.5 million deposited in a Macau bank account which was committed to the Macau project, and an additional $8.6 million of cash. In addition, Mr. Wynn also contributed his 90% ownership interest in Wynn Resorts (Macau) S.A. and the right to be reimbursed for approximately $825,000 of expenses incurred by Mr. Wynn on behalf of Wynn Resorts (Macau) S.A. to the Company. At the time of the capital contribution, the assets held by Wynn Resorts (Macau) S.A. principally consisted of the intangible asset associated with the provisional license to negotiate a concession with the government of the Macau Special Administrative Region of the People's Republic of China. The provisional license had no historical cost basis but had a negotiated fair value of $56 million. In accordance with SFAS No. 141, "Business Combinations," because the transactions occurred between entities under common control, the contribution of the 90% interest in Wynn Resorts (Macau) S.A. by Mr. Wynn was recorded at its historical cost basis with the primary asset recorded in the financial statements being the approximate $22.5 million of cash. However, Mr. Wynn's ownership interest in the Company after these contributions does reflect the fair value of his 90% ownership interest in Wynn resorts (Macau) S.A. relative to the fair value of the contributions from Aruze USA, Inc. and Baron Asset Fund as described below.

          Concurrent with Mr. Wynn's contributions above, Aruze USA, Inc., contributed an additional $120 million in cash and Baron Asset Fund contributed an additional $20.3 million in cash.

          While neither Mr. Wynn nor Aruze USA received additional shares in connection with the above described capital contributions, immediately following these additional capital contributions, Mr. Wynn and Aruze USA, Inc. each owned 47.5% of the membership interests in the Company, and Baron Asset Fund owned 5% of the membership interests in the Company.

          In June 2002, The Kenneth R. Wynn Family Trust contributed $1.2 million in cash in exchange for a 0.146% of the outstanding membership interest in the Company (approximately 307 shares at $3,904 per share). Accordingly, at June 30, 2002 there were approximately 210,834 shares outstanding.

          In April 2002, the Company converted approximately $458,000 of advances to Wynn Resorts (Macau) S.A. to capital contributions.

  b.
  Sale of Airplane

          On March 26, 2002, the Company sold the aircraft (See Note 1) for approximately $8 million resulting in a loss of approximately $69,000.

  c.
  Acquisitions

          In May 2002, the Company acquired World Travel, LLC and Las Vegas Jet, LLC, entities previously wholly owned by Mr. Wynn immediately prior to their acquisition by Valvino Lamore, LLC. The acquisitions have been accounted for as reorganizations of entities under common control. Accordingly, in accordance with SFAS No. 141, "Business Combinations", the assets and liabilities of the entities acquired have been recorded at the carrying value at the time of the acquisition and the operating results of the entities are included in the operating statements of the Company from the earliest period presented. As a result, the previously separate historical financial position and results of operations of World Travel, LLC and Las Vegas Jet, LLC are combined with the financial position and results of operations of the Company for all periods presented.

  d.
  Commitments

          Wynn Las Vegas LLC, a wholly owned subsidiary of the Company, has entered into an agreement with a construction contractor for guaranteed maximum price construction services, effective as of June 4, 2002 (the "Construction Agreement") and was amended by Change Order No. 1, effective as of August 12, 2002. As amended, the Construction Agreement covers approximately $919 million of the approximate $1,407 million budgeted cost to construct Le Rêve, subject to increases based on, among other items, changes in the scope of the work. The Construction Agreement provides that the guaranteed maximum price will be increased and the deadline for the completion of construction extended on account of certain circumstances. The guaranteed maximum price also provides for an "owner contingency" of approximately $7.6 million to cover various items including delays and scope changes as a result of the owner's, Wynn Las Vegas LLC's, actions.

          Wynn Las Vegas LLC has entered into an agreement with a construction contractor for the design and construction of a parking structure for a maximum cost of $9.85 million, subject to specified exceptions, effective as of June 6, 2002.

          The Company, Wynn Las Vegas LLC and Wynn Resorts Holdings LLC, a wholly owned subsidiary of the Company, have entered into a commitment letter with several lenders for a $750 million revolving credit facility and a $250 million delay draw term loan facility (collectively referred to as the "Credit Facilities"). Management expects to use the proceeds from the Credit Facilities to finance development and construction of Le Rêve, to pay pre-opening expenses and meet debt service obligations. Following completion of Le Rêve, proceeds will be used for operating expenses and general corporate purposes.

          Management expects the revolving credit facility to mature six years from the closing date. When borrowings outstanding under the revolving credit facility equal or exceed $200 million, lead arrangers holding a majority of the commitments of the lead arrangers will have the right to convert $100 million to $400 million of the amounts outstanding to term loans with the same terms and conditions as those made under the delay draw term loan facility.

          Management expects the terms of the delay draw term loan to provide for draws of funds under one or more term loans no more frequently than once per month for 27 months after the closing. Once repaid, term loans may not be reborrowed.

          Before Le Rêve opens, the Credit Facilities are expected to bear interest at either the prime rate or reserve Eurodollar Rate, as elected by Wynn Las Vegas LLC, plus, in either case, 4.00% per annum. After the opening of Le Rêve, the Credit Facilities interest rate will be reduced to the prime rate or reserve adjusted Eurodollar Rate plus, in either case, a margin based on a leverage ratio.

          Wynn Las Vegas LLC's placement agent has received commitments from certain lenders for a $188.5 million facility to finance furniture, fixtures and equipment (the "FF&E Facility"). The FF&E Facility will provide financing or refinancing of up to 75% of the fair market value, including installation costs, of furniture, fixtures and equipment to be used at Le Rêve. Borrowings under the FF&E Facility will bear interest at the same annual rates for base rate or LIBOR elections as borrowings under the Credit Facilities. A commitment fee of 2.50% per annum of the unused portion of the FF&E Facility will accrue from the closing date, increasing to 3.00% on January 1, 2003 and to 4.00% on July 1, 2003. Management expects the FF&E Facility to mature seven years after its closing date. Wynn Las Vegas may also use proceeds from the FF&E facility to refinance a replacement corporate aircraft, in which case Wynn Las Vegas would request the FF&E lenders to increase the total commitment under the FF&E facility by $10 million to $198.5 million.

          In June 2002, Wynn Resorts (Macau), S.A., entered into a concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China, permitting Wynn Resorts (Macau), S.A. to construct and operate one or more casinos in Macau. Under the concession agreement, Wynn Resorts (Macau), S.A. is obligated to invest at lease 4 billion Macau patacas (approximately US $500 million at July 31, 2002) in building its Macau casino(s) by June 26, 2009.

          In compliance with the concession agreement, Wynn Resorts (Macau) S.A. has obtained an uncollateralized bank guarantee from Banco National Ultramarino, S.A. in the required amount of 700 million patacas (currently approximately US $87.5 million) for the period from the execution of the concession agreement until March 31, 2007. The amount of this required guarantee will be reduced to 300 million patacas (currently approximately

  US $37.5 million) for the period from April 1, 2007 until 180 days after the end of the term of the concession agreement. Wynn Resorts (Macau) S.A. pays a commission to the bank in the amount of 0.50% per year of the guarantee amount. The purpose of this bank guarantee is to guarantee Wynn Resorts (Macau) S.A.'s performance of the concession agreement, including the payment of premiums, fines and any indemnity for failure to perform the concession agreement.

          In connection with the May 2002 acquisition of World Travel, the Company assumed a loan for $28.5 million, secured by a Bombardier Global Express Aircraft and guaranteed by the Company. The loan provides for 47 monthly principal payments of approximately $158,000, commencing March 1, 2003 and the payment of approximately $21.1 million remaining principal on March 1, 2007. The loan bears interest at the prime rate plus .25% per annum unless an optional rate equal to LIBOR plus 2.50% is elected, subject to certain requirements. Interest is payable monthly commencing June 1, 2002.

          On September 24, 2002, all of the members of the Company contributed 100% of the membership interests in the Company (210,834 shares) to Wynn Resorts, Limited in exchange for 40,000,000 shares of the common stock of Wynn Resorts, Limited and the Company became a wholly owned subsidiary of Wynn Resorts, Limited.

  e.
  Unaudited Pro Forma Equity and Statement of Operations Information

          As discussed in item d above on September 24, 2002 the members of the Company contributed their interest in the Company to Wynn Resorts, Limited in exchange for common stock of Wynn Resorts, Limited. Accordingly, the accompanying consolidated balance sheet includes pro forma unaudited information to reflect the revised equity of Wynn Resorts had the exchange occurred as of June 30, 2002. In addition the accompanying consolidated statements of operations include pro forma weighted average shares outstanding and loss per share information for the six month period ended June 30, 2002 and for the year ended December 31, 2001 as if the exchange had occurred as of January 1, 2001.

11.
Consolidating Financial Information of Guarantors and Issuers

        Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., wholly owned subsidiaries of the Company, intend to jointly issue $340 million of second mortgage notes. The Company and certain of its subsidiaries anticipate providing guarantees in connection with the issuance of such notes. Wynn Resorts, Limited will not guarantee the second mortgage notes unless Wynn Resorts, Limited either incurs or guarantees certain indebtedness in excess of $10.0 million in the aggregate or quarantees certain indebtedness. Although the guarantors will provide guarantees for the second mortgage notes and they have assets that are integral to Le Rêve, they are not expected to have operations that generate significant cash flows. In addition, subsequent to the contribution of the Company's membership interests to Wynn Resorts, Limited, the Company intends to transfer certain of its assets to Wynn Resorts, Limited. The assets to be distributed are expected to include the Company's equity interests in the non-guarantor entities (Wynn Group Asia, Inc., Kevyn LLC, Rambas Marketing Co. LLC, Toasty, LLC and World Wide Wynn, LLC), inventories and affiliate receivables due from the non-guarantor entities. After such distributions, Valvino and its subsidiaries will continue to conduct substantially all of the development stage operations (including the art gallery and golf course) reflected in its historical financial statements as well as activities associated with the design and construction of Le Rêve.

        The following consolidating financial statements present information related to the issuers, guarantors and non-guarantors as of June 30, 2002 and December 31, 2001 and 2000 and for the six months ended June 30, 2002 and 2001, the year ended December 31, 2001 and the periods from inception to December 31, 2000 and June 30, 2002. However, because of the expected transfer of certain assets and interests to Wynn Resorts, Limited, the following consolidating financial statements are not indicative of the financial position of the guarantors after the expected transfer.

        Wynn Las Vegas, LLC was formed in April 2001 and Wynn Las Vegas Capital Corp. was formed in June 2002. Accordingly, there is no financial information for Wynn Las Vegas Capital Corp. for the periods presented prior to June 30, 2002 and no financial information for Wynn Las Vegas, LLC for the period from inception to December 31, 2000. Guarantors of the notes anticipated to be issued are the Company and its wholly owned subsidiaries, Wynn Design and Development, LLC, Wynn Resorts Holdings, LLC, Palo, LLC, Desert Inn Water Company, LLC, World Travel, LLC and Las Vegas Jet, LLC.

        The following consolidating financial statements are presented in the provided form because: (i) the issuers and guarantors are wholly owned subsidiaries of the Company; (ii) the guarantees are considered to be full and unconditional, that is, if the issuers fail to make a scheduled payment, the guarantors are obligated to make the scheduled payment immediately and, if they don't, any holder of the second mortgage notes may immediately bring suit directly against the guarantors for payment of all amounts due and payable; and (iii) the guarantees are joint and several.

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET INFORMATION

As of June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$162,103	$—	$(1,240)	$26,997	$—	$187,860
Restricted Cash	23	2,288	—	125	—	2,436
Receivables	243	—	22	8	—	273
Due from Related Parties, Current	85	—	—	—	—	85
Inventories	126	—	77	—	—	203
Prepaid Expenses and Other	55	—	950	1	—	1,006

Total Current Assets	162,635	2,288	(191)	27,131	—	191,863
Property and Equipment, Net	86,676	172,084	120,955	11	—	379,726
Water Rights	—	—	—	6,400	—	6,400
Intercompany Balances	290,338	(177,880)	(104,166)	(8,292)	—	—
Trademark	—	1,000	—	—	—	1,000
Other Assets	25,140	840	2,356	—	(21,289)	7,047

Total Assets	$564,789	$(1,668)	$18,954	$25,250	$(21,289)	$586,036

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$2,834	$20	$1,533	$2,885	$—	$7,272
Accrued Expenses	1,454	33	1,151	52	—	2,690
Current Portion of Long-Term Debt	37	—	633	—	—	670

Total Current Liabilities	4,325	53	3,317	2,937	—	10,632
Long-Term Debt	273	—	27,867	—	—	28,140
Minority Interest	—	—	—	—	2,316	2,316
Members' Equity
Contributed Capital	586,066	—	—	26,420	(26,420)	586,066
Deficit Accumulated from Inception During the Development Stage	(25,875)	(1,721)	(12,230)	(4,107)	2,815	(41,118)

	560,191	(1,721)	(12,230)	22,313	(23,605)	544,948

Total Liabilities and Members' Equity	$564,789	$(1,668)	$18,954	$25,250	$(21,289)	$586,036

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET INFORMATION

As of December 31, 2001

(In thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$39,590	$(49)	$(273)	$—	$—	$39,268
Restricted Cash	24	500	—	—	—	524
Receivables	162	—	33	7	—	202
Due from Related Parties, Current	332	—	—	—	—	332
Inventories	223	—	61	—	—	284
Prepaid Expenses and Other	228	—	792	—	—	1,020

Total Current Assets	40,559	451	613	7	—	41,630
Property and Equipment, Net	272,071	2	54,187	11,207	—	337,467
Water Rights	—	—	—	6,400	—	6,400
Due from Related Parties and Intercompany Balances, Net of Current	82,818	(2,498)	(62,038)	(18,282)	—	—
Trademark	—	1,000	—	—	—	1,000
Other Assets	157	252	1,655	—	(18)	2,046

Total Assets	$395,605	$(793)	$(5,583)	$(668)	$(18)	$388,543

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$256	$57	$1,760	$4	$—	$2,077
Accrued Expenses	1,382	28	463	37	—	1,910
Current Portion of Long-Term Debt	35	—	—	—	—	35

Total Current Liabilities	1,673	85	2,223	41	—	4,022
Long-Term Debt	291	—	—	—	—	291
Members' Equity
Contributed Capital	412,572	—	—	18	(18)	412,572
Deficit Accumulated from Inception During the Development Stage	(18,931)	(878)	(7,806)	(727)	—	(28,342)

	393,641	(878)	(7,806)	(709)	(18)	384,230

Total Liabilities and Members' Equity	395,605	(793)	(5,583)	(668)	$(18)	$388,543

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET INFORMATION

As of December 31, 2000

(In Thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$64,474	$(30)	$20	$(10,035)	$54,429
Receivables	867	10	—	—	877
Due from Related Parties, Current	80	(16)	—	—	64
Inventories	322	—	—	—	322
Prepaid Expenses and Other	813	51	23	—	887

Total Current Assets	66,556	15	43	(10,035)	56,579
Property and Equipment, Net	282,731	27,519	12,446	—	322,696
Due from Related Parties and Intercompany Balances, Net of Current	38,320	(29,330)	(2,502)	—	6,488
Other Assets	1,321	—	—	—	1,321

Total Assets	$388,928	$(1,796)	$9,987	$(10,035)	$387,084

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$503	$73	$5	$—	$581
Accrued Expenses	4,057	130	2	—	4,189
Current Portion of Long-Term Debt	32	—	—	—	32

Total Current Liabilities	4,592	203	7	—	4,802
Long-Term Debt	326	—	—	—	326
Members' Equity Contributed Capital	392,572	—	10,035	(10,035)	392,572
Deficit Accumulated from Inception During the Development Stage	(8,562)	(1,999)	(55)	—	(10,616)

	384,010	(1,999)	9,980	(10,035)	381,956

Total Liabilities and Members' Equity	$388,928	$(1,796)	$9,987	$10,035	$387,084

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION

Six Months Ended June 30, 2002

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$1,609	$—	$(883)	$726
Art Gallery	—	—	117	—	—	117
Retail	—	—	97	—	—	97
Water	—	—	—	34	(29)	5

Total Revenue	—		1,823	34	(912)	945
Expenses
Pre-Opening Costs	1,653	845	4,569	2,800	(825)	9,042
Depreciation and Amortization	3,262	1	891	445	—	4,599
Loss / (Gain) on Sale of Fixed Assets	(7)	—	43	69	—	105
Selling, General & Administrative	—	—	246	87	(60)	273
Cost of Water	—	—	—	31	(26)	5
Cost of Retail Sales	—	—	59	—	—	59
Loss / (Gain) from Incidental Operations	265	—	—	—	—	265

Total Expenses	5,173	846	5,808	3,432	(911)	14,348

Operating Loss	(5,173)	(846)	(3,985)	(3,398)	(1)	(13,403)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(13)	—	(440)	—	—	(453)
Interest Income	776	3	1	18	—	798
Equity in loss from Macau	(2,534)	—	—	—	2,534	—

Other Income, Net	(1,771)	3	(439)	18	2,534	345

Minority Interest	—	—	—	—	282	282
Net Loss Accumulated During the Development Stage	$(6,944)	$(843)	$(4,424)	$(3,380)	$2,815	$(12,776)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION

Six Months Ended June 30, 2001

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$1,201	$—	$(521)	$680
Water	—	—	—	30	(24)	6

Total Revenue	—	—	1,201	30	(545)	686
Expenses
Pre-Opening Costs	3,059	103	3,279	(481)	(470)	5,490
Depreciation and Amortization	3,610	—	52	541	—	4,203
Loss / (Gain) on Sale of Fixed Assets	178	—	—	—	—	178
Selling, General & Administrative	—	—	—	193	—	193
Facility Closure	373	—	—	—	—	373
Cost of Water	—	—	—	94	(75)	19

Total Expenses	7,220	103	3,331	347	(545)	10,456
Operating Loss	(7,220)	(103)	(2,130)	(317)	—	(9,770)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(14)	—	—	—	—	(14)
Interest Income	1,550	—	—	—	—	1,550

Other Income, Net	1,536	—	—	—	—	1,536

Net Loss Accumulated During the Development Stage	$(5,684)	$(103)	$(2,130)	$(317)	$—	$(8,234)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION

Year Ended December 31, 2001

(In Thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$2,006	$—	$(929)	$1,077
Art Gallery	—	—	35	—	—	35
Retail	—	—	27	—	—	27
Water	—	—	—	77	(59)	18

Total Revenue	—	—	2,068	77	(988)	1,157
Expenses
Pre-Opening Costs	5,156	878	7,616	(947)	(841)	11,862
Depreciation and Amortization	6,780	—	121	1,262	—	8,163
Loss / (Gain) on Sale of Fixed Assets	394	—	—	—	—	394
Selling, General & Administrative	—	—	129	267	(20)	376
Facility Closure	373	—	—	—	—	373
Cost of Water	—	—	—	167	(127)	40
Cost of Retail Sales	—	—	9	—	—	9

Total Expenses	12,703	878	7,875	749	(988)	21,217

Operating Loss	(12,703)	(878)	(5,807)	(672)	—	(20,060)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(28)	—	—	—	—	(28)
Interest Income	2,362	—	—	—	—	2,362

Other Income, Net	2,334	—	—	—	—	2,334

Net Loss Accumulated During the Development Stage	$(10,369)	$(878)	$(5,807)	$(672)	$—	$(17,726)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION

From Inception to December 31, 2000

(In thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Airplane Revenue	$—	$590	$—	$(503)	$87
Expenses
Pre-Opening Costs	3,970	2,547	(308)	(503)	5,706
Depreciation and Amortization	3,640	41	364	—	4,045
Facility Closure	1,206	—	—	—	1,206
Cost of Retail Sales	—	—	—	—	—
Loss / (Gain) from Incidental Operations	1,163	—	—	—	1,163

Total Expenses	9,979	2,588	56	(503)	12,120
Operating Loss	(9,979)	(1,998)	(56)	—	(12,033)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(17)	—	—	—	(17)
Interest Income	1,434	—	—	—	1,434

Other Income, Net	1,417	—	—	—	1,417

Net Loss Accumulated During the Development Stage	$(8,562)	$(1,998)	$(56)	$—	$(10,616)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION

From Inception to June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$4,205	$—	$(2,315)	$1,890
Art Gallery	—	—	152	—	—	152
Retail	—	—	124	—	—	124
Water	—	—	—	111	(88)	23

Total Revenue	—	—	4,481	111	(2,403)	2,189
Expenses
Pre-Opening Costs	10,779	1,723	14,732	1,545	(2,169)	26,610
Depreciation and Amortization	13,682	1	1,053	2,071	—	16,807
Loss/(Gain) on Sale of Fixed Assets	387	—	43	69	—	499
Selling, General & Administrative	—	—	375	354	(80)	649
Facility Closure	1,579	—	—	—	—	1,579
Cost of Water	—	—	—	198	(153)	45
Cost of Retail Sales	—	—	68	—	—	68
Loss/(Gain) from Incidental Operations	1,428	—	—	—	—	1,428

Total Expenses	27,855	1,724	16,271	4,237	(2,402)	47,685
Operating Loss	(27,855)	(1,724)	(11,790)	(4,126)	(1)	(45,496)
Other Income/(Expense)
Interest Expense, Net of Amounts Capitalized	(58)	—	(440)	—	—	(498)
Interest Income	4,572	3	1	18	—	4,594
Equity in Loss from Macau	(2,534)	—	—	—	2,534	—

Other Income, Net	1,980	3	(439)	18	2,534	4,096
Minority Interest	—	—	—	—	282	282

Net Loss Accumulated During the Development Stage	$(25,875)	$(1,721)	$(12,229)	$(4,108)	$2,815	$(41,118)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION

Six Months Ended June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(6,944)	$(843)	$(4,424)	$(3,380)	$2,815	$(12,776)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by/(Used in) Operating Activities:
Depreciation and Amortization	3,262	1	891	445	—	4,599
Equity in Loss from Macau	2,534	—	—	—	(2,534)	—
Gain/(Loss) on Sale of Fixed Assets	(7)	—	43	69	—	105
Incidental Operations	1,971	—	—	—	—	1,971
Increase (Decrease) in Cash from Changes in:
Restricted Cash	1	(1,788)	—	—	—	(1,787)
Receivables, Net	(81)	—	11	(1)	—	(71)
Inventories	97	—	(16)	—	—	81
Prepaid Expenses and Other	173	—	(158)	(1)	—	14
Minority Interest	—	—	—	—	(282)	(282)
Accounts Payable and Accrued Expenses	2,650	(32)	1,079	2,622	—	6,319

Net Cash Provided by / (Used in) Operating Activities	3,656	(2,662)	(2,574)	(246)	(1)	(1,827)

Cash Flows From Investing Activities
Capital Expenditures	—	—	(19,376)	(84)	—	(19,460)
Acquisition of Airplane	—	—	(9,591)	—	—	(9,591)
Other Assets	(27,518)	(589)	(701)	150	23,805	(4,853)
Due from Related Parties	(27,111)	3,300	31,275	(7,683)	—	(219)
Proceeds from Sale of Equipment	8	—	—	8,000	—	8,008

Net Cash Provided by / (Used in) Investing Activities	(54,621)	2,711	1,607	383	23,805	(26,115)

Cash Flows From Financing Activities
Equity Contributions	173,494	—	—	23,804	(23,804)	173,494
Macau	—	—	—	3,056	—	3,056
Principal Payments of Long-Term Debt	(16)	—	—	—	—	(16)

Net Cash Provided by Financing Activities	173,478	—	—	26,860	(23,804)	176,534

Increase/(Decrease) in Cash and Cash Equivalents	122,513	49	(967)	26,997	—	148,592
Cash, Beginning of Period	39,590	(49)	(273)	—	—	39,268

Cash, End of Period	$162,103	$—	$(1,240)	$26,997	$—	$187,860

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$13	$—	$440	$—	$—	$453

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION

Six Months Ended June 30, 2001

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(5,684)	$(103)	$(2,130)	$(317)	$—	$(8,234)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	3,610	—	52	541	—	4,203
Gain / (Loss) on Sale of Fixed Assets	178	—	—	—	—	178
Incidental Operations	3,210	—	—	—	—	3,210
Increase (Decrease) in Cash from Changes in:
Receivables, Net	588	—	(46)	2	—	544
Inventories	107	—	—	—	—	107
Prepaid Expenses and Other	48	—	41	23	—	112
Accounts Payable and Accrued Expenses	(1,290)	12	1,700	6	—	428

Net Cash Provided by / (Used in) Operating Activities	767	(91)	(383)	255	—	548

Cash Flows From Investing Activities
Capital Expenditures	(7,525)	—	(7,434)	(2)	—	(14,961)
Acquisition of Airplane	—	—	—	—	—	—
Other Assets	1,187	(1,000)	(5,257)	—	18	5,462
Due From Related Parties	(19,500)	1,091	2,315	9,743	—	(6,351)
Proceeds from Sale of Equipment	343	—	—	—		343

Net Cash Provided by / (Used in) Investing Activities	(25,495)	91	138	9,741	18	(15,507)

Cash Flows From Financing Activities
Equity Contributions	20,800	—	—	(10,017)	10,017	20,800
Third Party Fee	(800)	—	—	—	—	(800)
Principal Payments of Long-Term Debt	(15)	—	—	—	—	(15)

Net Cash Used in Financing Activities	19,985	—	—	(10,017)	10,017	19,985

Increase/(Decrease) in Cash and Cash Equivalents	(4,743)	—	(245)	(21)	10,035	5,026
Cash, Beginning of Period	64,474	—	(30)	20	(10,035)	54,429

Cash, End of Period	$59,731	$—	$(275)	$(1)	$—	$59,455

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$14	$—	$—	$—	$—	$14

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION

Year Ended December 31, 2001

(In thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(10,369)	$(878)	$(5,807)	$(672)	$—	$(17,726)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	6,780	—	121	1,262	—	8,163
Loss on Sale of Fixed Assets	394	—	—	—	—	394
Incidental Operations	3,611	—	—	—	—	3,611
Increase (Decrease) in Cash from Changes in:
Restricted Cash	(24)	(500)	(23)	—	—	(524)
Receivables, Net	705	—	—	(7)	—	675
Inventories	99	—	(61)	—	—	38
Prepaid Expenses and Other	585	—	(741)	23	—	(133)
Accounts Payable and Accrued Expenses	(1,554)	85	2,020	34	—	585

Net Cash Provided by / (Used in) Operating Activities	227	(1,293)	(4,491)	640	—	(4,917)

Cash Flows From Investing Activities
Capital Expenditures	(9,667)	(2)	(19,390)	(23)	—	(29,082)
Acquisition of Airplane	—	—	—	—	—	—
Other Assets	1,164	(1,252)	(1,655)	18	18	(1,707)
Due from Related Parties	(37,351)	2,498	25,293	(655)	10,017	(198)
Proceeds from Sale of Equipment	775	—	—	—	—	775

Net Cash Provided by / (Used in) Investing Activities	45,079	1,244	4,248	(660)	10,035	(30,212)

Cash Flows From Financing Activities
Equity Contributions	20,800	—	—	—	—	20,800
Third Party Fee	(800)	—	—	—	—	(800)
Principal Payments of Long-Term Debt	(32)	—	—	—	—	(32)

Net Cash Provided by Financing Activities	19,968	—	—	—	—	19,968

Decrease in Cash and Cash Equivalents	(24,884)	(49)	(243)	(20)	10,035	(15,161)
Cash, Beginning of Period	64,474	—	(30)	20	(10,035)	54,429

Cash, End of Period	$39,590	$(49)	$(273)	$—	$—	$39,268

Supplemental Cash Flow Disclosure:
	$28	$—	$—	$—	$—	$28

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION

Inception to December 31, 2000

(In thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(8,562)	$(1,998)	$(56)	$—	$(10,616)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	3,640	41	364	—	4,045
Amortization of Loan Origination Fees	1,465	—	—	—	1,465
Incidental Operations	1,198	—	—	—	1,198
Increase (Decrease) in Cash from Changes in:
Receivables, Net	7,052	(10)	—	—	7,042
Inventories	690	—	—	—	690
Prepaid Expenses and Other	(664)	(51)	(23)	—	(738)
Accounts Payable and Accrued Expenses	(9,196)	203	7	—	(8,986)

Net Cash Provided by/(Used in) Operating Activities	(4,377)	(1,815)	292	—	(5,900)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, Net of Cash Acquired	(270,718)	—	—	—	(270,718)
Capital Expenditures	(45,792)	(1,279)	(546)	—	(47,617)
Acquisition of Airplane	—	—	(9,489)	—	(9,489)
Other Assets	(1,299)	—	—	—	(1,299)
Due from Related Parties	(2,864)	3,064	(272)	—	(72)
Proceeds from Sale of Equipment	776	—	—	—	776

Net Cash Provided by/(Used in) Investing Activities	(319,897)	1,785	(10,307)	—	(328,419)

Cash Flows From Financing Activities
Equity Contributions	480,713	—	10,035	(10,035)	480,713
Equity Distributions	(110,482)	—	—	—	(110,482)
Third Party Fee	(10,000)	—	—	—	(10,000)
Proceeds from Issuance of Long-Term Debt	125,000	—	—	—	125,000
Principal Payments of Long-Term Debt	(125,018)	—	—	—	(125,018)
Loan Origination Fees	(1,465)	—	—	—	(1,465)
Proceeds from Issuance of Related Party Loan	100,000	—	—	—	100,000
Principal Payments of Related Party Loan	(70,000)	—	—	—	(70,000)

Net Cash Provided by Financing Activities	388,748	—	10,035	(10,035)	388,748

Increase/(Decrease) in Cash and Cash Equivalents	64,474	(30)	20	(10,035)	54,429
Cash, Beginning of Period	—	—	—	—	—
Cash, End of Period	$64,474	$(30)	$20	$(10,035)	$54,429

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$17	$—	$—	$—	$17

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION

From Inception to June 30, 2002

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(25,875)	$(1,721)	$(12,229)	$(4,108)	$2,815	$(41,118)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by/(Used in) Operating Activities:
Depreciation and Amortization	13,682	1	1,053	2,071	—	16,807
Equity in Loss from Macau	2,534	—	—	—	(2,534)	—
Amortization of Loan Origination Fees	1,465	—	—	—	—	1,465
Gain/(Loss) on Sale of Fixed Assets	387	—	43	69	—	499
Incidental Operations	6,780	—	—	—	—	6,780
Increase (Decrease) in Cash from Changes in:
Restricted Cash	(23)	(2,288)	—	—	—	(2,311)
Receivables, Net	7,676	—	(22)	(8)	—	7,646
Inventories	886	—	(77)	—	—	809
Prepaid Expenses and Other	94	—	(950)	(1)	—	(857)
Minority Interest	—	—	—	—	(282)	(282)
Accounts Payable and Accrued Expenses	(8,100)	53	3,302	2,663	—	(2,082)

Net Cash Provided by / (Used in) Operating Activities	(494)	(3,955)	(8,880)	686	(1)	(12,644)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, Net of Cash Acquired	(270,718)	—	—	—	—	(270,718)
Capital Expenditures	(55,459)	(3)	(40,043)	(654)	—	(96,159)
Acquisition of Airplane	—	—	(9,591)	(9,489)	—	(19,080)
Other Assets	(27,653)	(1,840)	(2,358)	169	23,823	(7,859)
Intercompany Balances	67,326	5,798	59,632	(8,610)	10,017	(489)
Proceeds from Sale of Equipment	1,559	—	—	8,000	—	9,559

Net Cash Provided by/(Used in) Investing Activities	(419,597)	3,955	7,640	(10,584)	33,840	(384,746)

Cash Flows From Financing Activities
Equity Contributions	675,007	—	—	33,839	(33,839)	675,007
Equity Distributions	(110,482)	—	—	—	—	(110,482)
Third Party Fee	(10,800)	—	—	—	—	(10,800)
Minority Interest	—	—	—	3,056	—	3,056
Proceeds from Issuance of Long-Term Debt	125,000	—	—	—	—	125,000
Principal Payments of Long-Term Debt	(125,066)	—	—	—	—	(125,066)
Loan Origination Fees	(1,465)	—	—	—	—	(1,465)
Proceeds from Issuance of Related Party Loan	100,000	—	—	—	—	100,000
Principal Payments of Related Party Loan	(70,000)	—	—	—	—	(70,000)

Net Cash Provided by Financing Activities	582,194	—	—	36,895	(33,839)	585,250

Increase/(Decrease) in Cash and Cash Equivalents	162,103	—	(1,240)	26,997	—	187,860
Cash, Beginning of Period	—	—	—	—	—	—

Cash, End of Period	$162,103	$—	$(1,240)	$26,997	$—	$187,860

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$58	$—	$440	$—	$—	$498

VALVINO LAMORE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIALS (Continued)

12.
Financial Statement Restatement

        Subsequent to the issuance of the Company's financial statements as of June 30, 2002, December 31, 2001 and December 31, 2000, the Company's management determined that the acquisitions of Kevyn, LLC, World Travel, LLC and Las Vegas Jet, LLC had been accounted for based on the incorrect application of an accounting principle. As a result, the consolidated financial statements of the Company for all periods presented have been restated from the amounts previously reported to reflect the transactions as reorganizations of entities under common control in accordance with SFAS No. 141, "Business Combinations". Accordingly, operating results for Kevyn, LLC, World Travel, LLC and Las Vegas Jet, LLC have been included in the consolidated statements of operations of the Company for all periods presented and assets and liabilities of the acquired entities have been recorded at carrying value in each of the consolidated balance sheets presented.

        A summary of the significant effects of the restatement is as follows (in thousands except per share amounts)

	June 30, 2002 as Previously Reported	June 30, 2002 Restated	December 31, 2001 as Previously Reported	December 31, 2001 Restated	December 31, 2000 as Previously Reported	December 31, 2000 Restated
Property and Equipment, net	$380,236	$379,726	$337,464	$337,467	$313,022	$322,696
Total Assets	586,407	586,036	390,788	388,543	388,467	387,084
Deficit Accumulated during the Development Stage	(40,747)	(41,118)	(26,054)	(28,342)	(9,155)	(10,616)
Total Liabilities & Members' Equity	586,407	586,036	390,788	388,543	388,467	387,084
	Six Months Ended June 30, 2002 as Previously Reported	Six Months Ended June 30, 2002 Restated	Six Months Ended June 30, 2001 as Previously Reported	Six Months Ended June 30, 2001 Restated	Year Ended December 31, 2001 as Previously Reported	Year Ended December 31, 2001 Restated
Total Revenues	$288	$945	$342	$686	$918	$1,157
Pre-Opening Costs	9,193	9,042	5,028	5,490	10,980	11,862
Depreciation and Amortization	3,966	4,599	4,021	4,203	7,979	8,163
Total Expenses	(15,915)	(14,348)	(9,813)	(10,456)	(20,151)	(21,217)
Net Loss Accumulated during the Development Stage	(14,693)	(12,776)	(7,935)	(8,234)	(16,899)	(17,726)
Loss Per Share—Basic and Diluted	(70.37)	(61.19)	(39.04)	(40.52)	(82.24)	(86.27)
	Inception to December 31, 2000 as Previously Reported	Inception to December 31, 2000 Restated	Inception to June 30, 2002 as Previously Reported	Inception to June 30, 2002 Restated
Total Revenues	$0	$87	$1,206	$2,189
Pre-opening Costs	4,522	5,706	24,695	26,610
Depreciation and Amortization	3,681	4,045	15,626	16,807
Total Expenses	(10,572)	(12,120)	(45,432)	(47,685)
Net Loss Accumulated during the Development Stage	(9,155)	(10,616)	(40,747)	(41,118)
Loss Per Share—Basic and Diluted	(45.78)	(53.08)	(199.27)	(201.08)

INDEPENDENT AUDITORS' REPORT

To the Members of Wynn Las Vegas, LLC:

        We have audited the accompanying balance sheet of Wynn Las Vegas, LLC (a wholly owned subsidiary of Valvino Lamore, LLC and a development stage company) as of December 31, 2001, and the related statements of operations, member's deficiency, and cash flows for the period from inception (April 17, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the period from inception to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 6, the accompanying financial statements have been restated.

Deloitte & Touche LLP

Las Vegas, Nevada
August 21, 2002 (October 3, 2002 as to the effects of the restatement at Note 6)

WYNN LAS VEGAS, LLC
(A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC
AND A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(In thousands)

	(As restated, see Note 6)
	June 30, 2002	December 31, 2001
	(Unaudited)
ASSETS
Restricted cash	$2,288	$500
Property and equipment, net	172,084	2
Trademark	1,000	1,000
Other assets	840	252

Total Assets	$176,212	$1,754

LIABILITIES AND MEMBER'S DEFICIENCY
Current Liabilities
Accounts payable	$20	$106
Accrued expenses	33	28

Total Current Liabilities	53	134
Due to related parties, net	177,880	2,498
Member's Deficiency
Contributed capital	—	—
Deficit accumulated from inception during the development stage	(1,721)	(878)

	(1,721)	(878)

Total Liabilities and Member's Deficiency	$176,212	$1,754

The accompanying footnotes are an integral part of these financial statements.

WYNN LAS VEGAS, LLC
(A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC
AND A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(In thousands)

	(As restated, see Note 6)
	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	From Inception to December 31, 2001	From Inception to June 30, 2002
	(Unaudited)	(Unaudited)		(Unaudited)
Total Revenue	$—	$—	$—	$—
Expenses
Pre-opening costs	845	103	878	1,723
Depreciation and amortization	1	—	—	1

Total Expenses	846	103	878	1,724

Operating Loss	(846)	(103)	(878)	(1,724)
Other Income/(Expense)
Interest income	3	—	—	3

Other Income, net	3	—	—	3

Net loss accumulated during the development stage	$(843)	$(103)	$(878)	$(1,721)

The accompanying footnotes are an integral part of these financial statements.

WYNN LAS VEGAS, LLC
(A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC
AND A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF MEMBER'S DEFICIENCY

(In thousands)

Total
Balance at Inception (April 17, 2001) (As restated, see Note 6)	$—
Net loss accumulated during the development stage (As restated, see Note 6)	(878)

Balance at December 31, 2001 (As restated, see Note 6)	(878)
Net loss accumulated during the development stage (unaudited) (As restated, see Note 6)	(843)

Balance at June 30, 2002 (unaudited) (As restated, see Note 6)	$(1,721)

The accompanying footnotes are an integral part of these financial statements.

WYNN LAS VEGAS, LLC
(A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC
AND A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(In thousands)

	(As restated, see Note 6)
	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	Inception to December 31, 2001	Inception to June 30, 2002
	(Unaudited)	(Unaudited)		(Unaudited)

Cash Flows From Operating Activities:
Net loss accumulated during the development stage	$(843)	$(103)	$(878)	$(1,721)
Adjustments to reconcile net loss accumulated during the development stage to net cash provided used in operating activities:
Depreciation and amortization	1	—	—	1
Increase (decrease) in cash from changes in:
Restricted cash	(1,788)	—	(500)	(2,288)
Accounts payable and accrued expenses	(81)	12	134	53

Net Cash Used in Operating Activities	(2,711)	(91)	(1,244)	(3,955)

Cash Flows From Investing Activities:
Capital expenditures	—	—	(2)	(2)
Other assets	(589)	(1000)	(1,252)	(1,841)
Due to related parties	3,300	1,091	2,498	5,798

Net Cash Provided by Investing Activities	2,711	91	1,244	3,955

Net Cash Flows From Financing Activities	—	—	—	—

Decrease in Cash and Cash Equivalents	—	—	—	—
Cash, Beginning of Period	—	—	—	—

Cash, End of Period	$—	$—	$—	$—

  Supplemental cash flow disclosures of noncash transactions:

  During the six months ended June 30, 2002, land and construction in progress with book values of $161,392 and $10,692, respectively, were transferred to the Company from an affiliate and the Company recorded an intercompany payable to the affiliate for the same amount (See Notes 1.f. and 2).

The accompanying footnotes are an integral part of these financial statements.

WYNN LAS VEGAS, LLC
(A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC
AND A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.
Summary of Significant Accounting Policies

a.
Organization and Basis for Presentation

          Hotel A, LLC was formed on April 17, 2001 as a Nevada limited-liability company. On May 15, 2002, Hotel A, LLC changed its name to Wynn Las Vegas, LLC. Hotel A, LLC is hereafter referred to as Wynn Las Vegas, LLC or the Company. The sole member of the Company is Wynn Resorts, LLC. The sole member of Wynn Resorts, LLC is Valvino Lamore, LLC (Valvino).

          Wynn Las Vegas, LLC was primarily organized to construct and operate "Le Rêve", a preeminent luxury hotel and destination casino resort in Las Vegas, Nevada. As of the date of this report, neither the timing nor the full scope of the "Le Rêve" project has been finalized. Management anticipates Le Rêve will cost approximately $2.4 billion to design and construct, including the cost of the land, capitalized interest, pre-opening expenses and financing fees.

          Wynn Las Vegas Capital Corp. (Wynn Capital) is a wholly owned subsidiary of the Company incorporated on June 3, 2002, primarily for the purpose of obtaining financing for Le Rêve. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At June 30, 2002, the Company holds all of the authorized shares. The financial position and results of operations of Wynn Capital are included in the financial statements of the Company as of June 30, 2002 and for the periods then ended.

          The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the assets, liabilities, operating results and cash flows of Wynn Las Vegas, LLC. However, the financial information included herein may not necessarily be indicative of the conditions that would have existed or the results of operations had the Company been a separate, stand-alone entity during the periods presented (Note 3).

  b.
  Development Stage Risk Factors

          As a development stage company, the Company has risks that may impact its ability to become an operating enterprise or to remain in existence. The Company has no operating history and is currently in the process of planning, developing and obtaining additional financing for the Le Rêve project.

          The Company is subject to many rules, regulations and uncertainties in both the construction and development phases of the project, including, but not limited to, receiving the appropriate permits for particular construction activities and securing necessary financing for the project. There is no certainty that the Company will be able to secure the necessary financing or that the financial resources available will be sufficient to fund the project (see further discussion at Note 4, Commitments and Contingencies).

  c.
  Principles of Consolidation

          Prior to June 2002, the financial statements include the accounts of the Company. As of June 30, 2002 and for the periods then ended, the financial statements include the accounts of the Company and its wholly owned subsidiary, Wynn Capital. Significant intercompany balances and transactions, if any, are eliminated.

  d.
  Cash and Cash Equivalents

          Cash and cash equivalents are comprised of highly liquid investments with a maturity of three months or less. Cash equivalents are carried at cost, which approximates fair value.

  e.
  Restricted Cash

          Restricted cash consists of certificates of deposits to collateralize certain construction insurance claims as well as required sales tax deposits.

  f.
  Property and Equipment

          At December 31, 2001, property of the Company consisted of approximately $2 thousand of computer equipment with an estimated useful life of three years. Depreciation is provided over the estimated useful life of assets using the straight-line method.

          In May of 2002, Valvino transferred approximately $161 million of land it acquired in connection with its acquisition of the Desert Inn Resort and Casino, and approximately $11 million of construction in progress to the Company (see further discussion at Note 2, Property and Equipment).

  g.
  Trademark

          The Company has recorded an asset representing the cost, $1 million, of the common-law name and mark "LE REVE". The trademark has an indefinite useful life and therefore is not amortized. Similar to other long-lived assets, the trademark is reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable.

  h.
  Income Taxes

          As a limited-liability company, Wynn Las Vegas, LLC is classified as a partnership for federal income tax purposes. Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the Members.

  i.
  Member's Deficiency

          The Company was initially capitalized with a $100 contribution from Valvino, the sole member of the Company. Such contribution was made in exchange for a 100 percent ownership interest in the capital and profits of the Company. No additional capital contributions are required to be made. Cash or other assets may be distributed to Valvino as determined by Valvino provided that the distribution was not in violation of any applicable law or would cause a breach or default under agreements to which the Company is a party.

  j.
  Pre-Opening Costs

          Pre-opening costs primarily consists of salaries and other payroll related expenses. Pre-opening costs are expensed as incurred.

  j.
  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  k.
  Long-Lived Assets

          Management periodically reviews long-lived assets, which are not to be disposed of, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. As of December 31, 2001, management does not believe any assets have been impaired.

  l.
  Interim Financial Statements

          The financial statements for the six-month periods ended June 30, 2002 and 2001 are unaudited but in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the financial results of the interim periods. The results of operations for the six-month periods ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2002.

  p.
  Recent Accounting Pronouncements

          In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142, which is effective for the Company January 1, 2002, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill, reassessment of the useful lives of existing intangibles, and ongoing assessments of potential impairment of existing goodwill. As of December 31, 2001, the Company had no goodwill but did have an intangible asset consisting of a trademark with an indefinite useful life. Accordingly, the adoption of this statement on January 1, 2002 did not have a material effect on the Company's consolidated financial position or results of operations.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement for certain obligations of lessees. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect adoption of SFAS No. 143 will have a material impact on the Company's consolidated financial position or results of operations.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The provisions of this Statement are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002 with no material impact on the Company's consolidated financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The Company does not anticipate that adoption of this statement will have an impact on its consolidated financial position or results of operations.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Management does not anticipate that adoption of this statement will have an impact on the historical financial position or results of operations of the Company.

2.
Property and Equipment

        Property and equipment as of December 31, 2001 consisted of the following:

In ($000's)
Computer equipment	$3
Less: accumulated depreciation	(1)

$2

        In May of 2002, Valvino transferred land acquired in connection with its acquisition of the Desert Inn Resort and Casino to the Company. The land was transferred at its carrying value of approximately $161 million. In addition, approximately $11 million of construction in progress was transferred. In consideration for the land, the Company recorded a payable to Valvino for an equal amount.

3.
Related Parties

        At December 31, 2001 amounts due to related parties were comprised primarily of amounts due to Valvino. For the period from inception through June 30, 2002, the Company's statements of operations include allocations from Valvino for legal, accounting, human resource, information services, real estate, or other corporate support services provided by Valvino. The corporate support service allocations have been determined on a basis that Valvino and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. The allocation methods include specific identification, relative cost, square footage and headcount. Allocated costs are reflected in pre-opening costs for the six months ended June 30, 2002 and 2001 and for the periods from inception to December 31, 2001 and June 30, 2002 and were approximately $140,000, $65,000, $196,000 and $336,000, respectively. Given the development stage nature of the Company's operations for the periods presented, management does not believe it is practicable to estimate the cost that would have been incurred if the Company had operated as a stand-alone entity.

4.
Commitments and Contingencies

a.
Litigation

          In the normal course of business, the Company may be subject to disputes with third parties, which could lead to litigation. Presently, the Company is not involved in any such matters.

  b.
  Construction Contracts

          The Company has entered into certain contracts related to the construction of "Le Rêve". Effective as of June 4, 2002, and amended by Change Order No. 1, effective as of August 12, 2002, the Company entered into an agreement with a construction contractor for guaranteed maximum price construction services (as amended, the Construction Agreement). The Construction Agreement covers approximately $919 million of the approximate $1,407 million budgeted cost to construct Le Rêve, subject to increases based on, among other items, changes in the scope of the work. The Construction Agreement provides that the guaranteed maximum price will be increased and the deadline for the completion of construction extended on account of certain circumstances. The guaranteed maximum price also provides for an "owner contingency" of approximately $7.6 million to cover various items including delays and scope changes as a result of the Company's actions.

          Additionally, the Company has entered into an agreement with a construction contractor for the design and construction of a parking structure for a maximum cost of $9.85 million, subject to specified exceptions, effective as of June 6, 2002.

  c.
  Financing Arrangements

          Valvino, the Company and Wynn Resorts Holdings LLC, a wholly owned subsidiary of Valvino, have entered into a commitment letter with several lenders for a $750 million revolving credit facility and a $250 million delay draw term loan facility (collectively referred to as the Credit Facilities). Management expects to use the proceeds from the Credit Facilities to finance development and construction of Le Rêve, to pay pre-opening expenses and meet debt service obligations. Following completion of Le Rêve, proceeds will be used for operating expenses and general corporate purposes.

          Management expects the revolving credit facility to mature six years from the closing date. When borrowings outstanding under the revolving credit facility equal or exceed $200 million, lead arrangers holding a majority of the commitments of the lead arrangers will have the right to convert $100 million to $400 million of the amounts outstanding to term loans with the same terms and conditions as those made under the delay draw term loan facility.

          Management expects the terms of the delay draw term loan to provide for draws of funds under one or more term loans no more frequently than once per month for two years after the closing. Once repaid, term loans may not be reborrowed.

          Before Le Rêve opens, the Credit Facilities are expected to bear interest at either the prime rate or reserve Eurodollar Rate, as elected by the Company, plus, in either case, 4.00% per annum. After the opening of Le Rêve, the Credit Facilities interest rate will be reduced to the prime rate or reserve adjusted Eurodollar Rate plus, in either case, a margin based on a leverage ratio.

          In addition, the Company's placement agent has received commitments from certain lenders for a $188.5 million facility to finance furniture, fixtures and equipment (the "FF&E Facility"). The FF&E Facility will provide financing or refinancing of up to 75% of the fair market value, including installation costs, of furniture, fixtures and equipment to be used at Le Rêve. Borrowings under the FF&E Facility will bear interest at the same annual rates for base rate or LIBOR elections as borrowings under the Credit Facilities. A commitment fee of 2.50% per annum of the unused portion of the FF&E Facility will accrue from the closing date, increasing to 3.00% on January 1, 2003 and to 4.00% on July 1, 2003. Management expects the FF&E Facility to mature seven years after its closing date. The Company may also use proceeds from the FF&E facility to refinance a replacement corporate aircraft in which case the Company would request the FF&E lenders to increase the total commitment under the FF&E facility by $10 million to $198.5 million.

  f.
  Self-Insurance

          Valvino is self-insured for medical and worker's compensation claims. The Individual Stop Loss Attachment Point for each claim is $40,000 for medical and $250,000 for worker's compensation claims with a maximum payout of $960,000 and $1,000,000, respectively. Valvino's self-insurance covers any claims made by employees of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.

5.
Employee Savings Plan

        Employees of the Company participate in the Valvino retirement savings plan, which was established in July 2000 under Section 401(k) of the Internal Revenue Code. The plan allows employees to defer, within prescribed limits, up to 18% of their income on a pre-tax basis through contributions to this plan. Valvino matches the contributions, within prescribed limits, with an amount equal to 100% of the participant's initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant's compensation. Valvino recorded charges for matching contributions of approximately $127,000 for the year ended December 31, 2001.

6.
Financial Statement Restatement

        Subsequent to the issuance of the Company's financial statements for the six months ended June 30, 2002, and for the year ended December 31, 2001, the Company's management determined that costs incurred by Valvino associated with certain corporate support services should have been allocated to the Company. As a result, the financial statements of the Company have been restated from the amounts previously reported to reflect the allocation of certain costs associated with corporate support expenses.

        A summary of the significant effects of the restatement is as follows (in thousands):

	June 30, 2002 as Previously Reported	June 30, 2002 Restated	December 31, 2001 Previously Reported	December 31, 2001 Restated
Due to Related Parties	$177,544	$177,880	$2,302	$2,498
Member's Deficiency	1,385	1,721	682	878

	Six months ended June 30, 2002 as Previously Reported	Six months ended June 30, 2002 Restated	Six months ended June 30, 2001 as Previously Reported	Six months ended June 30, 2001 Restated
Pre-opening Costs	$(705)	$(845)	$(38)	$(103)
Loss Accumulated during the Development Stage	(703)	(843)	(38)	(103)

	Inception to December 31, 2001 as Previously Reported	Inception to December 31, 2001 Restated	Inception to June 30, 2002 as Previously Reported	Inception to June 30, 2002 Restated
Pre-opening Costs	$(682)	$(878)	$(1,387)	$(1,723)
Loss Accumulated during the Development Stage	(682)	(878)	(1,385)	(1,721)

PRO FORMA UNAUDITED GUARANTOR FINANCIAL INFORMATION—
VALVINO LAMORE, LLC AND SUBSIDIARIES

        The accompanying pro forma unaudited consolidating financial information is presented assuming the transfer of certain assets, as noted below, to Wynn Resorts, Limited by Valvino Lamore, LLC had occurred as of and for the six month period ended June 30, 2002 and for the year ended December 31, 2001. The statements have been adjusted to reflect the elimination of all items management believes will be ultimately transferred to Wynn Resorts, Limited in accordance with a Distribution Agreement and Assignment dated October 2002. The assets to be distributed are expected to include the Company's equity interests in the non-guarantor entities (Wynn Group Asia, Inc., Kevyn LLC, Rambas Marketing Co. LLC, Toasty, LLC and World Wide Wynn, LLC), Inventories and affiliates receivables due from the non-guarantor entities. After such distributions, Valvino and its subsidiaries will continue to conduct substantially all of the development stage operations (including the art gallery and golf course) reflected in its historical financial statements as well as activities associated with the design and construction of Le Rêve. Actual eliminations will differ as a result of operations which have occurred subsequent to June 30, 2002.

VALVINO LAMORE, LLC AND SUBSIDIARIES

PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING BALANCE SHEET INFORMATION

As of June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$162,103	$—	$(1,240)	$—	$—	$160,863
Restricted Cash	23	2,288	—	—	—	2,311
Receivables	243	—	22	8	—	273
Due from Related Parties, Current	85	—	—	—	—	85
Inventories		—	77	—	—	77
Prepaid Expenses and Other	55	—	950	—	—	1,005

Total Current Assets	162,509	2,288	(191)	8	—	164,614
Property and Equipment, Net	86,676	172,084	120,955	10	—	379,725
Water Rights	—	—		6,400	—	6,400
Intercompany Balances	290,338	(177,880)	(104,166)	(4,931)	—	3,361
Trademark	—	1,000	—		—	1,000
Other Assets	3,056	840	2,356		(1,194)	5,058

Total Assets	$542,579	$(1,668)	$18,954	$1,487	$(1,194)	$560,158

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$2,834	$20	$1,533		$—	$4,387
Accrued Expenses	1,454	33	1,151	8	—	2,646
Current Portion of Long-Term Debt	37	—	633		—	670

Total Current Liabilities	4,325	53	3,317	8	—	7,703
Long-Term Debt	273	—	27,867		—	28,140
Members' Equity
Contributed Capital	563,856	—		18	(18)	563,856
Deficit Accumulated from Inception During the Development Stage	(25,875)	(1,721)	(12,230)	1,461	(1,176)	(39,541)

	537,981	(1,721)	(12,230)	1,479	(1,194)	524,315

Total Liabilities and Members' Equity	$542,579	$(1,668)	$18,954	$1,487	$(1,194)	$560,158

VALVINO LAMORE, LLC AND SUBSIDIARIES

PRO FORMA UNAUDITED GUARANTOR
CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

Six Months Ended June 30, 2002

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$1,609	$—	$(883)	$726
Art Gallery	—	—	117		—	117
Retail	—	—	97		—	97
Water	—	—		34	(29)	5

Total Revenue	—		1,823	34	(912)	945
Expenses
Pre-Opening Costs	1,653	845	4,569	(1,577)	290	5,780
Depreciation and Amortization	3,262	1	891		—	4,154
Loss / (Gain) on Sale of Fixed Assets	(7)	—	43		—	36
Selling, General & Administrative	—	—	246	6	—	252
Cost of Water	—	—		31	(26)	5
Cost of Retail Sales	—	—	59		—	59
Loss / (Gain) from Incidental Operations	265	—	—		—	265

Total Expenses	5,173	846	5,808	(1,540)	264	10,551

Operating Loss	(5,173)	(846)	(3,985)	1,574	(1,176)	(9,606)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(13)	—	(440)	—	—	(453)
Interest Income	776	3	1			780

Other Income, Net	763	3	(439)		—	327

	—	—	—	—
Net Loss Accumulated During the Development Stage	$(4,410)	$(843)	$(4,424)	$1,574	$(1,176)	$(9,279)

VALVINO LAMORE, LLC AND SUBSIDIARIES

PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

Year Ended December 31, 2001

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane	$—	$—	$2,006	$—	$(929)	$1,077
Art Gallery	—	—	35		—	35
Retail	—	—	27		—	27
Water	—	—		77	(59)	18

Total Revenue	—	—	2,068	77	(988)	1,157
Expenses
Pre-Opening Costs	5,156	878	7,616		(841)	12,809
Depreciation and Amortization	6,780	—	121		—	6,901
Loss / (Gain) on Sale of Fixed Assets	394	—	—		—	394
Selling, General & Administrative	—	—	129	23	(20)	132
Facility Closure	373	—	—		—	373
Cost of Water	—	—		167	(127)	40
Cost of Retail Sales	—	—	9		—	9

Total Expenses	12,703	878	7,875	190	(988)	20,658

Operating Loss	(12,703)	(878)	(5,807)	(113)	—	(19,501)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(28)	—	—		—	(28)
Interest Income	2,362	—	—		—	2,362

Other Income, Net	2,334	—	—		—	2,334

Net Loss Accumulated During the Development Stage	$(10,369)	$(878)	$(5,807)	$(113)	$—	$(17,167)

VALVINO LAMORE, LLC AND SUBSIDIARIES

PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

Six Months Ended June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(4,410)	$(843)	$(4,424)	$1,574	$(1,176)	$(9,279)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by/(Used in) Operating Activities:
Depreciation and Amortization	3,262	1	891		—	4,154
Gain/(Loss) on Sale of Fixed Assets	(7)	—	43	—	—	36
Incidental Operations	1,971	—	—	—	—	1,971
Increase (Decrease) in Cash from Changes in:
Restricted Cash	1	(1,788)	—	—	—	(1,787)
Receivables, Net	(81)	—	11	(1)	—	(71)
Inventories		—	(16)	—	—	(16)
Prepaid Expenses and Other	173	—	(158)	—	—	15
Accounts Payable and Accrued Expenses	2,650	(32)	1,079	3	—	3,700

Net Cash Provided by / (Used in) Operating Activities	3,559	(2,662)	(2,574)	1,576	(1,176)	(1,277)

Cash Flows From Investing Activities
Capital Expenditures	—	—	(19,376)	(10)	—	(19,386)
Acquisition of Airplane	—	—	(9,591)	—	—	(9,591)
Other Assets	(2,899)	(589)	(701)	—	1,176	(3,013)
Due from Related Parties	(29,646)	3,300	31,275	(1,566)		3,363
Proceeds from Sale of Equipment	8	—	—	—	—	8

Net Cash Provided by / (Used in) Investing Activities	(32,537)	2,711	1,607	(1,576)	1,176	(28,619)

Cash Flows From Financing Activities
Equity Contributions	151,507	—	—	—		151,507
	—	—	—	—	—
Principal Payments of Long-Term Debt	(16)	—	—	—	—	(16)

Net Cash Provided by Financing Activities	151,491	—	—	—		151,491

Increase/(Decrease) in Cash and Cash Equivalents	122,513	49	(967)	—	—	121,595
Cash, Beginning of Period	39,590	(49)	(273)	—	—	39,268

Cash, End of Period	$162,103	$—	$(1,240)	$—	$—	$160,863

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$13	$—	$440	$—	$—	$453

VALVINO LAMORE, LLC AND SUBSIDIARIES

PRO FORMA UNAUDITED GUARANTOR
CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

Year Ended December 31, 2001

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(10,369)	$(878)	$(5,807)	$(113)	$—	$(17,167)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	6,780	—	121		—	6,901
Loss on Sale of Fixed Assets	394	—	—	—	—	394
Incidental Operations	3,611	—	—	—	—	3,611
Increase (Decrease) in Cash from Changes in:
Restricted Cash	(24)	(500)	—	—	—	(524)
Receivables, Net	705	—	(23)	(7)	—	675
Inventories		—	(61)	—	—	(61)
Prepaid Expenses and Other	585	—	(741)	—	—	(156)
Accounts Payable and Accrued Expenses	(1,554)	85	2,020	5	—	556

Net Cash Provided by / (Used in) Operating Activities	128	(1,293)	(4,491)	(115)	—	(5,771)

Cash Flows From Investing Activities
Capital Expenditures	(9,667)	(2)	(19,390)	(6,400)	—	(35,459)
	—	—	—		—
Other Assets	1,164	(1,252)	(1,655)		18	(1,725)
Due from Related Parties	(37,252)	2,498	25,293	6,497	—	(2,964)
Proceeds from Sale of Equipment	775	—	—	—	—	775

Net Cash Provided by / (Used in) Investing Activities	(44,980)	1,244	4,248	97	18	(39,373)

Cash Flows From Financing Activities
Equity Contributions	20,800	—	—	18	(18)	20,800
Third Party Fee	(800)	—	—	—	—	(800)
Principal Payments of Long-Term Debt	(32)	—	—	—	—	(32)

Net Cash Provided by Financing Activities	19,968	—	—	18	(18)	19,968

Decrease in Cash and Cash Equivalents	(24,884)	(49)	(243)		—	(25,176)
Cash, Beginning of Period	64,474	—	(30)		—	64,444

Cash, End of Period	$39,590	$(49)	$(273)	$—	$—	$39,268

Supplemental Cash Flow Disclosure:
	$28	$—	$—	$—	$—	$28

Note to Pro Forma Unaudited Guarantor Financial Information

        The pro forma consolidating information differs from that presented in Note 11 to Valvino Lamore, LLC's financial statements for the following items:

  •
  the elimination of ownership interest in subsidiaries that will be transferred to Wynn Resorts, Limited from other assets on Valvino Lamore, LLC's balance sheet along with related intercompany balances.

  •
  the elimination of certain inventory currently held by Valvino Lamore, LLC's which will be transferred to Wynn Resorts, Limited.

  •
  the elimination from the All Other non-guarantors columns for those subsidiaries transferred to Wynn Resorts since such subsidiaries will no longer be part of the Valvino Lamore, LLC consolidated group.

  •
  the adjustment to Valvino Lamore, LLC's contributed capital to reflect the transfers as a distribution of equity to Wynn Resorts, Limited.

  •
  the elimination of the minority interest amounts that relate to a partially owned subsidiary that will be transferred to Wynn Resorts, Limited and will no longer be part of the Valvino Lamore, LLC consolidated group.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the second mortgage notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our notes.

Until                          , 2002 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Wynn Las Vegas, LLC
Wynn Las Vegas Capital Corp.

$340,000,000
      % Second Mortgage
Notes due 2010

Joint Book-Running Managers

Deutsche Bank Securities
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Dresdner Kleinwort Wasserstein

Co-Lead Managers

Fleet Securities, Inc.
Scotia Capital
SG Cowen

Jefferies & Company, Inc.

Prospectus

                          , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the National Securities Dealers, Inc. filing fee.

Amount
Registration fee—Securities and Exchange Commission		$31,280
Filing fee—National Association of Securities Dealers, Inc.		30,500
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$	*

*
To be filed by amendment.

Item 14. Indemnification of Directors and Officers

        The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

        The Nevada Revised Statutes also provide that a limited liability company may indemnify its managers, members, employees and agents against expenses actually and reasonably incurred in the event a manager, member, employee or agent is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the company as discussed below) by reason of his or her position with the company provided he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A limited liability company may indemnify its managers, members, employees and agent against expenses actually and reasonably incurred in the event a manager, member, employee or agent is made a party or threatened to be made a party to an action by or on behalf of the company by reason of his or her position with the company provided he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company. The Nevada Revised Statues further provide that a limited liability company generally may not indemnify any manager, member, employee or agent if it is determined by a court that he or she is liable to the company or responsible for any amounts paid to the company as a settlement, unless a court also determines that he or she is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a limited liability company to indemnify a manager, member, employee or agent to the extent he or she is successful on the merits or otherwise successfully defends the action.

        Wynn Capital's bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of Wynn Capital's officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, such indemnification provisions may be unenforceable.

        Wynn Las Vegas' and operating agreement, attached as Exhibit 3.2 hereto, provide that it shall indemnify its members to the maximum extent permitted by Nevada law.

        The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the Underwriters of Wynn Resorts and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

        The following is a summary of the transactions by the Registrants during the past three years involving sales of the Registrants' securities that were not registered under the Securities Act:

          (a)  In April 2000, Stephen A. Wynn formed Valvino Lamore, LLC, known as Valvino, as its single member. Between April and September 2000, Mr. Wynn made equity contributions in an aggregate amount of $220.7 million. Until immediately prior to the consummation of this offering, our assets and operations were held and conducted by Valvino and its subsidiaries.

          (b)  In October 2000, Aruze USA, Inc., a Nevada corporation, contributed $260 million in cash to Valvino in exchange for 100,000 common shares, which represented a 50% interest in the profits and losses of Valvino, and was admitted as a member of Valvino. In connection with such contribution by Aruze USA, Valvino also issued 100,000 common shares, representing a 50% interest in Valvino's profits and losses, to Mr. Wynn to evidence his ownership interest in the limited liability company.

          (c)  In April 2001, Baron Asset Fund, a Massachusetts business trust, contributed $20.8 million in cash to Valvino in exchange for 7,692.31 common shares, which represented approximately a 3.70% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (d)  In April 2002, (1) Baron Asset Fund contributed an additional approximately $20.3 million in cash to Valvino, (2) Aruze USA contributed an additional $120 million in cash to Valvino, (3) Mr. Wynn contributed an additional approximately $32 million in cash to Valvino and (4) Mr. Wynn contributed his interest in Wynn Resorts (Macau) S.A., which was valued at approximately $56 million by the parties in the negotiation of Mr. Wynn's contribution of his interest, to Valvino. As a result of these capital contributions, Baron Asset Fund was issued an additional 2,834.01 common shares and its interest in Valvino's profits and losses increased to 5%. Aruze USA and Mr. Wynn received no additional shares as a result of the April 2002 capital contributions. Immediately following these capital contributions, each of Mr. Wynn and Aruze USA held a 47.5% interest in Valvino's profits and losses.

          (e)  In June 2002, the Kenneth R. Wynn Family Trust contributed $1.2 million in cash to Valvino in exchange for 307.38 common shares, which represented approximately a 0.146% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (f)    In May 2002, Wynn Las Vegas Capital Corp., referred to as Wynn Capital, issued one share to Wynn Las Vegas, LLC in connection with the formation of Wynn Capital.

          (g)  Each of the other guarantor Registrants has engaged in various formation issuances of limited liability company membership interests.

        None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and, or Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description	Footnote No.
*1.1	Form of Underwriting Agreement.
*3.1	Articles of Organization of Wynn Las Vegas, LLC.
*3.2	Operating Agreement of Wynn Las Vegas, LLC.
*3.3	Articles of Incorporation of the Wynn Las Vegas Capital Corp.
*3.4	Bylaws of the Wynn Las Vegas Capital Corp.
*3.5	Articles of Organization of Desert Inn Water Company, LLC.
*3.6	Operating Agreement Desert Inn Water Company, LLC.
*3.7	Articles of Organization of Valvino Lamore, LLC, as amended.
*3.8	Operating Agreement of Valvino Lamore, LLC, as amended.
*3.9	Articles of Organization of Wynn Design & Development, LLC.
*3.10	Operating Agreement of Wynn Design & Development, LLC.
*3.11	Articles of Organization of Wynn Resorts Holdings, LLC.
*3.12	Amended and Restated Operating Agreement of Wynn Resorts Holdings, LLC.

*3.13	Articles of Organization of World Travel, LLC.
*3.14	Operating Agreement of World Travel, LLC.
*3.15	Articles of Organization of Las Vegas Jet, LLC.
*3.16	Operating Agreement of Las Vegas Jet, LLC.
*3.17	Operating Agreement of Palo, LLC.
*3.18	Articles of Organization of Palo, LLC.
4.1	Form of Indenture, dated , 2002, governing the % Second Mortgage Notes due 2010 by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC, Valvino Lamore, LLC and Wells Fargo Bank, National Association, as trustee.	(9)
4.2	Form of Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in favor of Wells Fargo Bank, National Association, as trustee under the Indenture.	(9)
*5.1	Opinion of Irell & Manella LLP.
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.	(4)
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.	(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(1)

10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.	(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.	(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.	(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.	(1)
10.14	2002 Stock Incentive Plan	(4)
10.15	Form of Indemnity Agreement	(8)
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.	(2)
10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.	(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.	(8)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.	(2)
10.20	Agreement, dated as of June 13, 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.	(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.	(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.	(6)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.	(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Portuguese version of Concession Agreement).	(2)
10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.	(2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002 between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.	(2)
10.27	Concession Contract for Operating Casino Gaming or Other Forms of Gaming in the Macao Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Chinese version of Concession Agreement).	(4)
10.28	Amended and Restated Art Rental and Licensing Agreement, dated August 19, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(6)
10.29	Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design Development, LLC and A.A. Marnell II, Chtd.	(4)
10.30	General Conditions to the Professional Design Services Agreement.	(4)

10.31	Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between Wynn Resorts and The STAD Trust.	(4)
10.32	Purchase Agreement, dated as of April 1, 2001, between Stephen A. Wynn and Valvino Lamore, LLC.	(4)
10.33	Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.34	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.35	Second Amendment to Amended and Restated Operating Agreement.	(4)
10.36	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.37	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.38	Employment Agreement, dated as of July 7, 2000, by and between Wynn Design & Development, LLC and William Todd Nisbet.	(4)
10.39	Employment Agreement, dated as of September 6, 2002, by and between Wynn Resorts, Limited and Marc H. Rubinstein.	(4)
10.40	Employment Agreement, dated as of September 9, 2002, by and between Wynn Resorts, Limited and John Strzemp.	(4)
10.41	Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(6)
10.42	Employment Agreement, dated as of September 18, 2002, by and between Wynn Design & Development, LLC and Kenneth R. Wynn.	(6)
10.43	Tax Indemnification Agreement, effective as of September 24, 2002, by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund on behalf of the Baron Asset Fund Series, Baron Asset Fund on behalf of the Baron Growth Fund Series, Kenneth R. Wynn Family Trust dated February 20, 1985, Valvino Lamore, LLC and Wynn Resorts, Limited.	(6)
10.44	Employment Agreement, dated as of September 26, 2002, by and between Wynn Design & Development, LLC and DeRuyter O. Butler.	(6)
10.45	Employment Agreement, dated as of October 4th, 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.	(6)
10.46	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.	(8)
10.47	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.	(8)
10.48	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.	(8)
10.49	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.	(8)
10.50	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Marc D. Schorr.	(8)
10.51	Distribution Agreement and Assignment, effective as of October 17, 2002, by and between Wynn Resorts, Limited and Valvino Lamore, LLC.	(8)
10.52	Form of Master Disbursement Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.	(9)
10.53	Form of Lease Agreement by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)

10.54	Form of Golf Course Lease by and between Wynn Resorts Holdings, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.55	Form of Driving Range Lease by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.56	Form of Parking Facility Lease by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.57	Share Subscription and Shareholders' Agreement made and entered into as of October 15, 2002, by and among S.H.W. & Co. Limited, SKKG Limited, L'Arc de Triomphe Limited, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, Wong Chi Seng, Wynn Resorts International, Ltd., and Wynn Resorts (Macau) Holdings, Ltd.	(8)
10.58	Shareholders' Agreement made and entered into as of October 15, 2002, by and among Wong Chi Seng, Wynn Resorts International, Ltd., Wynn Resorts (Macau), Limited and Wynn Resorts (Macau), S.A.	(8)
10.59	Mortgage, Security Agreement and Assignment dated as of February 28, 2002 between World Travel, LLC and Bank of America, N.A.	(8)
12.1	Computation of Ratio of Earnings to Fixed Charges.	(7)
21.1	Subsidiaries of Wynn Las Vegas, LLC.	(7)
21.2	Subsidiaries of Wynn Las Vegas Capital Corp.	(7)
21.3	Subsidiaries of Desert Inn Water Company, LLC.	(7)
21.4	Subsidiaries of Palo, LLC.	(7)
21.5	Subsidiaries of Valvino Lamore, LLC.	(7)
21.6	Subsidiaries of Wynn Design & Development, LLC.	(7)
21.7	Subsidiaries of Wynn Resorts Holdings, LLC.	(7)
21.8	Subsidiaries of World Travel, LLC.	(7)
21.9	Subsidiaries of Las Vegas Jet, LLC.	(7)
*23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.	(9)
23.3	Consents of Persons Named to Become Directors.	(9)
24.1	Powers of Attorney of officer and directors of Wynn Las Vegas Capital Corp.	(3)
24.2	Powers of Attorney of officers of Valvino Lamore, LLC re: of Desert Inn Water Company, LLC.	(3)
24.3	Powers of Attorney of officers of Valvino Lamore, LLC re: of Palo, LLC.	(3)
24.4	Powers of Attorney of officers of Valvino Lamore, LLC.	(3)
24.5	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Design & Development, LLC.	(3)
24.6	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Resorts Holdings, LLC.	(3)
24.7	Powers of Attorney of officers of Valvino Lamore, LLC re: of World Travel, LLC.	(3)
24.8	Powers of Attorney of officers of Valvino Lamore, LLC re: of Las Vegas Jet, LLC.	(3)
24.9	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Las Vegas, LLC.	(3)
25.1	Form of T-1 Statement of Eligibility and Qualification of Trustee.	(9)

        * To be filed by amendment.

(1)
Incorporated by reference to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed June 17, 2002 (Registration No. 333-90600).

(2)
Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed August 20, 2002 (Registration No. 333-90600).

(3)
Previously filed with the Form S-1 filed by the Registrants on August 20, 2002.

(4)
Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed September 18, 2002 (Registration No. 333-90600).

(5)
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrants on September 18, 2002.

(6)
Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed October 7, 2002 (Registration No. 333-90600)

(7)
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrants on October 7, 2002.

(8)
Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed October 21, 2002 (Registration No. 333-90600).

(9)
Filed herewith.

(b)  Financial Statement Schedules:

Page
Schedule II—Valuation and Qualifying Accounts	S-11

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

VALVINO LAMORE, LLC
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

WORLD TRAVEL, LLC
By:	Wynn Las Vegas, LLC, its member
By:	Wynn Resorts Holdings, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

LAS VEGAS JET, LLC
By:	Wynn Las Vegas, LLC, its member
By:	Wynn Resorts Holdings, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

WYNN DESIGN & DEVELOPMENT LLC
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

DESERT INN WATER COMPANY, LLC
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

WYNN RESORTS HOLDINGS, LLC
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

PALO, LLC
By:	WYNN RESORTS HOLDINGS, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

WYNN LAS VEGAS, LLC
By:	WYNN RESORTS HOLDINGS, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	WYNN RESORTS, LIMITED, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer of Wynn Resorts, Limited (Principal Executive Officer)	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Wynn Resorts, Limited (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 18th day of October, 2002.

WYNN LAS VEGAS CAPITAL CORP.
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	President (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Director and President	October 18, 2002
/s/ JOHN STRZEMP John Strzemp	Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2002

INDEPENDENT AUDITORS' REPORT

To the Members of Valvino Lamore, LLC and Subsidiaries:

        We have audited the consolidated financial statements of Valvino Lamore and subsidiaries (a development stage company) (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 2001 and for the period from inception (April 21, 2000) to December 31, 2000, and have issued our report thereon dated June 6, 2002 (October 2, 2002 as to the effects of the restatement at Note 12); such consolidated financial statements and report are included in the Registration Statement of Wynn Las Vegas, LLC and Wynn Capital Corp. on Form S-1. Our audits also included the financial statement schedule of the Company, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 6, 2002

Valvino Lamore, LLC and Subsidiaries
(A Development Stage Company)

Schedule II

Valuation and Qualifying Accounts

(In Thousands)

Description	Balance at Beginning of Period	Balance at End of Period
Allowance for Doubtful Accounts Receivable
Year ended December 31, 2001	$1,295	$627
Period ended December 31, 2000	$0	$1,295

EXHIBIT INDEX

Exhibit No.	Description	Footnote No.
*1.1	Form of Underwriting Agreement.
*3.1	Articles of Organization of Wynn Las Vegas, LLC.
*3.2	Operating Agreement of Wynn Las Vegas, LLC.
*3.3	Articles of Incorporation of the Wynn Las Vegas Capital Corp.
*3.4	Bylaws of the Wynn Las Vegas Capital Corp.
*3.5	Articles of Organization of Desert Inn Water Company, LLC.
*3.6	Operating Agreement Desert Inn Water Company, LLC.
*3.7	Articles of Organization of Valvino Lamore, LLC, as amended.
*3.8	Operating Agreement of Valvino Lamore, LLC, as amended.
*3.9	Articles of Organization of Wynn Design & Development, LLC.
*3.10	Operating Agreement of Wynn Design & Development, LLC.
*3.11	Articles of Organization of Wynn Resorts Holdings, LLC.
*3.12	Amended and Restated Operating Agreement of Wynn Resorts Holdings, LLC.
*3.13	Articles of Organization of World Travel, LLC.
*3.14	Operating Agreement of World Travel, LLC.
*3.15	Articles of Organization of Las Vegas Jet, LLC.
*3.16	Operating Agreement of Las Vegas Jet, LLC.
*3.17	Operating Agreement of Palo, LLC.
*3.18	Articles of Organization of Palo, LLC.
4.1	Form of Indenture, dated , 2002, governing the % Second Mortgage Notes due 2010 by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC, Valvino Lamore, LLC and Wells Fargo Bank, National Association, as trustee.	(9)
4.2	Form of Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in favor of Wells Fargo Bank, National Association, as trustee under the Indenture.	(9)
*5.1	Opinion of Irell & Manella LLP.
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)

10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.	(4)
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.	(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(1)
10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.	(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.	(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.	(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.	(1)
10.14	2002 Stock Incentive Plan	(4)
10.15	Form of Indemnity Agreement	(8)
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.	(2)
10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.	(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.	(8)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.	(2)
10.20	Agreement, dated as of June 13, 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.	(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.	(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.	(6)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.	(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Portuguese version of Concession Agreement).	(2)

10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.	(2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002 between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.	(2)
10.27	Concession Contract for Operating Casino Gaming or Other Forms of Gaming in the Macao Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Chinese version of Concession Agreement).	(4)
10.28	Amended and Restated Art Rental and Licensing Agreement, dated August 19, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(6)
10.29	Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design Development, LLC and A.A. Marnell II, Chtd.	(4)
10.30	General Conditions to the Professional Design Services Agreement.	(4)
10.31	Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between Wynn Resorts and The STAD Trust.	(4)
10.32	Purchase Agreement, dated as of April 1, 2001, between Stephen A. Wynn and Valvino Lamore, LLC.	(4)
10.33	Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.34	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.35	Second Amendment to Amended and Restated Operating Agreement.	(4)
10.36	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.37	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.	(4)
10.38	Employment Agreement, dated as of July 7, 2000, by and between Wynn Design & Development, LLC and William Todd Nisbet.	(4)
10.39	Employment Agreement, dated as of September 6, 2002, by and between Wynn Resorts, Limited and Marc H. Rubinstein.	(4)
10.40	Employment Agreement, dated as of September 9, 2002, by and between Wynn Resorts, Limited and John Strzemp.	(4)
10.41	Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(6)
10.42	Employment Agreement, dated as of September 18, 2002, by and between Wynn Design & Development, LLC and Kenneth R. Wynn.	(6)
10.43	Tax Indemnification Agreement, effective as of September 24, 2002, by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund on behalf of the Baron Asset Fund Series, Baron Asset Fund on behalf of the Baron Growth Fund Series, Kenneth R. Wynn Family Trust dated February 20, 1985, Valvino Lamore, LLC and Wynn Resorts, Limited.	(6)
10.44	Employment Agreement, dated as of September 26, 2002, by and between Wynn Design & Development, LLC and DeRuyter O. Butler.	(6)
10.45	Employment Agreement, dated as of October 4th, 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.	(6)

10.46	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.	(8)
10.47	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.	(8)
10.48	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.	(8)
10.49	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.	(8)
10.50	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Marc D. Schorr.	(8)
10.51	Distribution Agreement and Assignment, effective as of October 17, 2002, by and between Wynn Resorts, Limited and Valvino Lamore, LLC.	(8)
10.52	Form of Master Disbursement Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.	(9)
10.53	Form of Lease Agreement by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.54	Form of Golf Course Lease by and between Wynn Resorts Holdings, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.55	Form of Driving Range Lease by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.56	Form of Parking Facility Lease by and between Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company.	(8)
10.57	Share Subscription and Shareholders' Agreement made and entered into as of October 15, 2002, by and among S.H.W. & Co. Limited, SKKG Limited, L'Arc de Triomphe Limited, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, Wong Chi Seng, Wynn Resorts International, Ltd., and Wynn Resorts (Macau) Holdings, Ltd.	(8)
10.58	Shareholders' Agreement made and entered into as of October 15, 2002, by and among Wong Chi Seng, Wynn Resorts International, Ltd., Wynn Resorts (Macau), Limited and Wynn Resorts (Macau), S.A.	(8)
10.59	Mortgage, Security Agreement and Assignment dated as of February 28, 2002 between World Travel, LLC and Bank of America, N.A.	(8)
12.1	Computation of Ratio of Earnings to Fixed Charges.	(7)
21.1	Subsidiaries of Wynn Las Vegas, LLC.	(7)
21.2	Subsidiaries of Wynn Las Vegas Capital Corp.	(7)
21.3	Subsidiaries of Desert Inn Water Company, LLC.	(7)
21.4	Subsidiaries of Palo, LLC.	(7)
21.5	Subsidiaries of Valvino Lamore, LLC.	(7)
21.6	Subsidiaries of Wynn Design & Development, LLC.	(7)
21.7	Subsidiaries of Wynn Resorts Holdings, LLC.	(7)
21.8	Subsidiaries of World Travel, LLC.	(7)
21.9	Subsidiaries of Las Vegas Jet, LLC.	(7)
*23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.	(9)
23.3	Consents of Persons Named to Become Directors.	(9)
24.1	Powers of Attorney of officer and directors of Wynn Las Vegas Capital Corp.	(3)

24.2	Powers of Attorney of officers of Valvino Lamore, LLC re: of Desert Inn Water Company, LLC.	(3)
24.3	Powers of Attorney of officers of Valvino Lamore, LLC re: of Palo, LLC.	(3)
24.4	Powers of Attorney of officers of Valvino Lamore, LLC.	(3)
24.5	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Design & Development, LLC.	(3)
24.6	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Resorts Holdings, LLC.	(3)
24.7	Powers of Attorney of officers of Valvino Lamore, LLC re: of World Travel, LLC.	(3)
24.8	Powers of Attorney of officers of Valvino Lamore, LLC re: of Las Vegas Jet, LLC.	(3)
24.9	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Las Vegas, LLC.	(3)
25.1	Form of T-1 Statement of Eligibility and Qualification of Trustee.	(9)

        * To be filed by amendment.

(1)
Incorporated by reference to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed June 17, 2002 (Registration No. 333-90600).

(2)
Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed August 20, 2002 (Registration No. 333-90600).

(3)
Previously filed with the Form S-1 filed by the Registrants on August 20, 2002.

(4)
Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed September 18, 2002 (Registration No. 333-90600).

(5)
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrants on September 18, 2002.

(6)
Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed October 7, 2002 (Registration No. 333-90600)

(7)
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrants on October 7, 2002.

(8)
Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed October 21, 2002 (Registration No. 333-90600).

(9)
Filed herewith.

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DESCRIPTION OF ARTWORK
PROSPECTUS SUMMARY
Overview
Our Strategy
Summary of Risk Factors
Other Financing Transactions
Corporate Structure
Information on Issuers
The Offering
Notice to Foreign Investors
RISK FACTORS
Risks Associated with Our Construction of Le Rêve
Risks Related to Our Substantial Indebtedness
General Risks Associated with Our Business
Risks Related to the Offering and the Second Mortgage Notes
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
PRINCIPAL STOCKHOLDERS OF WYNN RESORTS
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Historical Data for Las Vegas Gaming Industry(1)
CONSTRUCTION CONTRACTS FOR LE RÊVE
OUR AFFILIATE'S OPPORTUNITY IN MACAU
REGULATION AND LICENSING
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OWNERSHIP OF CAPITAL STOCK
DESCRIPTION OF THE SECOND MORTGAGE NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
INTERCREDITOR AGREEMENTS
DISBURSEMENT AGREEMENT
U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
INDEPENDENT ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (In thousands, except share data)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEET INFORMATION As of June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEET INFORMATION As of December 31, 2001 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEET INFORMATION As of December 31, 2000 (In Thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION Six Months Ended June 30, 2002 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION Six Months Ended June 30, 2001 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION Year Ended December 31, 2001 (In Thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION From Inception to December 31, 2000 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS INFORMATION From Inception to June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION Six Months Ended June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION Six Months Ended June 30, 2001 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION Year Ended December 31, 2001 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION Inception to December 31, 2000 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOW INFORMATION From Inception to June 30, 2002 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS (Continued)
INDEPENDENT AUDITORS' REPORT
WYNN LAS VEGAS, LLC (A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC AND A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (In thousands)
WYNN LAS VEGAS, LLC (A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC AND A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (In thousands)
WYNN LAS VEGAS, LLC (A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC AND A DEVELOPMENT STAGE COMPANY) STATEMENTS OF MEMBER'S DEFICIENCY (In thousands)
WYNN LAS VEGAS, LLC (A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC AND A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (In thousands)
WYNN LAS VEGAS, LLC (A WHOLLY OWNED SUBSIDIARY OF VALVINO LAMORE, LLC AND A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS
VALVINO LAMORE, LLC AND SUBSIDIARIES PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING BALANCE SHEET INFORMATION As of June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION Six Months Ended June 30, 2002 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION Year Ended December 31, 2001 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION Six Months Ended June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES PRO FORMA UNAUDITED GUARANTOR CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION Year Ended December 31, 2001 (In thousands) (Unaudited)
Note to Pro Forma Unaudited Guarantor Financial Information
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
INDEPENDENT AUDITORS' REPORT
Valvino Lamore, LLC and Subsidiaries (A Development Stage Company) Schedule II Valuation and Qualifying Accounts (In Thousands)
EXHIBIT INDEX